Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA February 2026 Prepared for: Alpha Metallurgical Resources, Inc. 340 Martin Luther King Jr. Blvd. Bristol, TN 37620 Prepared by: MARSHALL MILLER & ASSOCIATES, INC. 582 Industrial Park Road Bluefield, Virginia 24605 www.mma1.com Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 1 Statement of Use and Preparation This updated Technical Report Summary (TRS) was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. Copies or references to information in this report may not be used without the written permission of Alpha. The report provides a statement of coal resources and coal reserves for Alpha, as defined by the United States Securities and Exchange Commission (SEC). The statement is based on information provided by Alpha and reviewed by various professionals within Marshall Miller & Associates, Inc. (MM&A). MM&A professionals who contributed to the drafting of this report meet the definition of Qualified Persons (QPs), consistent with the requirements of the SEC. The information in this TRS related to coal resources and reserves is based on, and fairly represents, information compiled by the QPs. At the time of reporting, MM&A’s QPs have sufficient experience relevant to the style of mineralization and type of deposit under consideration and to the activity they are undertaking to qualify as a QP as defined by the SEC. Certain information set forth in this report contains “forward-looking information”, including production, productivity, operating costs, capital costs, sales prices, and other assumptions. These statements are not guarantees of future performance and undue reliance should not be placed on them. The assumptions used to develop the forward-looking and the risks that could cause the actual results to differ materially are detailed in the body of this report. Marshall Miller & Associates, Inc. (MM&A) hereby consents (i) to the use of the information contained in this report dated December 31, 2025, relating to estimates of coal resources and coal reserves controlled by Alpha, (ii) to the use of MM&A’s name, any quotations from or summarizations of this TRS in Alpha’s SEC filings, and (iii) to the filing of this TRS as an exhibit to Alpha’s SEC filings. Qualified Person: /s/ Marshall Miller & Associates, Inc. Date: February 18, 2026

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 2 Table of Contents 1 Executive Summary .................................................................................................................... 8 1.1 Property Description ..................................................................................................... 8 1.2 Ownership ..................................................................................................................... 9 1.3 Geology ......................................................................................................................... 9 1.4 Exploration Status ......................................................................................................... 9 1.5 Operations and Development ....................................................................................... 9 1.6 Mineral Resource ........................................................................................................ 10 1.7 Mineral Reserve .......................................................................................................... 11 1.8 Capital Summary ......................................................................................................... 13 1.9 Operating Costs ........................................................................................................... 13 1.10 Economic Evaluation ................................................................................................... 15 1.10.1 Discounted Cash Flow Analysis ...................................................................... 18 1.10.2 Sensitivity Analysis ......................................................................................... 18 1.11 Permitting ................................................................................................................... 19 1.12 Conclusion and Recommendations .............................................................................. 19 2 Introduction ............................................................................................................................. 20 2.1 Registrant and Terms of Reference ............................................................................. 20 2.2 Information Sources .................................................................................................... 20 2.3 Scope of Assignment ................................................................................................... 21 2.4 Personal Inspections ................................................................................................... 21 3 Property Description ................................................................................................................ 22 3.1 Location ...................................................................................................................... 22 3.2 Titles, Claims or Leases ................................................................................................ 22 3.3 Mineral Rights ............................................................................................................. 23 3.4 Encumbrances ............................................................................................................. 24 3.5 Other Risks .................................................................................................................. 24 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography ............................... 24 4.1 Topography, Elevation, and Vegetation ....................................................................... 24 4.2 Access and Transport .................................................................................................. 24 4.3 Proximity to Population Centers .................................................................................. 25 4.4 Climate and Length of Operating Season ..................................................................... 25 4.5 Infrastructure .............................................................................................................. 25 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 3 5 History ...................................................................................................................................... 26 5.1 Previous Operation ..................................................................................................... 26 5.2 Previous Exploration ................................................................................................... 26 6 Geological Setting, Mineralization and Deposit ....................................................................... 26 6.1 Regional, Local and Property Geology ......................................................................... 26 6.2 Mineralization ............................................................................................................. 27 6.3 Deposits ...................................................................................................................... 28 7 Exploration ............................................................................................................................... 29 7.1 Nature and Extent of Exploration ................................................................................ 29 7.2 Drilling Procedures ...................................................................................................... 31 7.3 Mine Data ................................................................................................................... 31 7.4 Hydrology .................................................................................................................... 32 7.5 Geotechnical Data ....................................................................................................... 32 8 Sample Preparation Analyses and Security .............................................................................. 32 8.1 Prior to Sending to the Lab .......................................................................................... 32 8.2 Lab Procedures............................................................................................................ 33 9 Data Verification ...................................................................................................................... 34 9.1 Procedures of Qualified Person ................................................................................... 34 9.2 Limitations .................................................................................................................. 34 9.3 Opinion of Qualified Person ........................................................................................ 34 10 Mineral Processing and Metallurgical Testing .......................................................................... 35 10.1 Testing Procedures ...................................................................................................... 35 10.2 Relationship of Tests to the Whole .............................................................................. 35 10.3 Lab Information ........................................................................................................... 36 10.4 Relevant Results .......................................................................................................... 36 11 Mineral Resource Estimates ..................................................................................................... 36 11.1 Assumptions, Parameters and Methodology ............................................................... 36 11.1.1 Geostatistical Analysis ................................................................................... 38 11.2 Resources Exclusive of Reserves .................................................................................. 41 11.2.1 Initial Economic Assessment .......................................................................... 42 11.3 Qualified Person’s Estimates ....................................................................................... 44 11.4 Qualified Person’s Opinion .......................................................................................... 44 12 Mineral Reserve Estimates ....................................................................................................... 45 12.1 Assumptions, Parameters and Methodology ............................................................... 45 12.2 Mineral Reserves ......................................................................................................... 46

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 4 12.2.1 Surface Reserves............................................................................................ 47 12.2.2 Underground Reserves .................................................................................. 48 12.3 Qualified Person’s Estimates ....................................................................................... 51 12.4 Qualified Person’s Opinion .......................................................................................... 52 13 Mining Methods ....................................................................................................................... 52 13.1 Geotech and Hydrology ............................................................................................... 52 13.2 Production Rates ......................................................................................................... 53 13.3 Mining-Related Requirements ..................................................................................... 55 13.3.1 Underground ................................................................................................. 55 13.4 Required Equipment and Personnel ............................................................................ 55 13.4.1 Underground Mines....................................................................................... 55 13.4.2 Surface Mines ................................................................................................ 59 14 Processing and Recovery Methods ........................................................................................... 63 14.1 Description or Flowsheet............................................................................................. 63 14.2 Requirements for Energy, Water, Material and Personnel ........................................... 65 15 Infrastructure ........................................................................................................................... 66 16 Market Studies ......................................................................................................................... 69 16.1 Market Description ..................................................................................................... 69 16.2 Price Forecasts ............................................................................................................ 69 16.3 Contract Requirements ............................................................................................... 70 17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals ....................................................................................................................... 70 17.1 Results of Studies ........................................................................................................ 70 17.2 Requirements and Plans for Waste Disposal ................................................................ 70 17.3 Permit Requirements and Status ................................................................................. 71 17.4 Local Plans, Negotiations or Agreements ..................................................................... 75 17.5 Mine Closure Plans ...................................................................................................... 75 17.6 Qualified Person’s Opinion .......................................................................................... 75 18 Capital and Operating Costs ..................................................................................................... 75 18.1 Capital Cost Estimate................................................................................................... 75 18.2 Operating Cost Estimate .............................................................................................. 78 19 Economic Analysis .................................................................................................................... 79 19.1 Economic Evaluation ................................................................................................... 79 19.1.1 Introduction .................................................................................................. 79 19.1.2 Cash Flow Summary....................................................................................... 83 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 5 19.1.3 Discounted Cash Flow Analysis ...................................................................... 86 19.1.4 Sensitivity Analysis ......................................................................................... 86 20 Adjacent Properties.................................................................................................................. 87 20.1 Information Used ........................................................................................................ 87 21 Other Relevant Data and Information ...................................................................................... 87 22 Interpretation and Conclusions ................................................................................................ 88 22.1 Conclusion................................................................................................................... 88 22.2 Risk Factors ................................................................................................................. 88 22.2.1 Governing Assumptions ................................................................................. 89 22.2.2 Limitations ..................................................................................................... 89 22.2.3 Methodology ................................................................................................. 89 22.2.4 Development of the Risk Matrix .................................................................... 90 22.2.5 Categorization of Risk Levels and Color Code Convention .............................. 93 22.2.6 Description of the Coal Property .................................................................... 93 22.2.7 Summary of Residual Risk Ratings .................................................................. 94 22.2.8 Risk Factors.................................................................................................... 94 23 Recommendations ................................................................................................................. 101 24 References.............................................................................................................................. 101 25 Reliance on Information Provided by Registrant ................................................................... 102 FIGURES (IN REPORT) Figure 1-1: Alpha’s Virginia Property Location Map ............................................................................. 8 Figure 1-2: Projected Capital Expenditures – Consolidated Virginia Operations ................................. 13 Figure 1-3: Virginia Operating Costs .................................................................................................. 15 Figure 1-4: Sensitivity of NPV ............................................................................................................ 19 Figure 6-1: Virginia Stratigraphic Column .......................................................................................... 28 Figure 7-1: Virginia Cross-Section ...................................................................................................... 30 Figure 11-1: Histogram of the Total Seam Thickness for the Jawbone Seam Present in the Virginia Complex .......................................................................................................................... 39 Figure 11-2: Scatter plot of the Total Seam Thickness for the Jawbone Seam Present in the Virginia Complex .......................................................................................................................... 39 Figure 11-3: Variogram of the Total Seam Thickness for the Jawbone Seam Present in the Virginia Complex .......................................................................................................................... 40 Figure 11-4: Result of DHSA for the Jawbone Seam Present in the Virginia Complex .......................... 41 Figure 11-5: Results of Initial Economic Assessment .......................................................................... 43 Figure 13-1: Long Branch Surface Mine Aerial View........................................................................... 59 Figure 13-2: 88 Strip/Three Forks Surface Mine Aerial View .............................................................. 61 Figure 14-1: McClure River Preparation Plant and Refuse Area ......................................................... 64

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 6 Figure 14-2: Tom’s Creek Preparation Plant and Slurry Impoundment .............................................. 65 Figure 15-1: McClure River Preparation Plant & Surface Facilities ..................................................... 67 Figure 15-2: Tom’s Creek Preparation Plant & Surface Facilities ........................................................ 68 Figure 18-1: Projected Capital Expenditures – Consolidated Virginia Operations ............................... 76 Figure 18-2: Virginia Operating Costs ................................................................................................ 79 Figure 19-1: Projection of Sales Tons ................................................................................................. 80 Figure 19-2: Consolidated Annual Revenue ....................................................................................... 81 Figure 19-3: Revenue, Cash Costs, and EBITDA .................................................................................. 82 Figure 19-4: Annual EBITDA ............................................................................................................... 83 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) ............................................................... 86 Figure 19-6: Sensitivity of NPV .......................................................................................................... 87 TABLES (IN REPORT) Table 1-1: Coal Resources Summary as of December 31, 2025 .......................................................... 11 Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2025 ..................... 12 Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA .......................................................... 16 Table 1-4: Project Cash Flow Summary ($000) ................................................................................... 16 Table 2-1: Information Provided to MM&A by Alpha ......................................................................... 21 Table 3-1: Mineral Control – Virginia Complex .................................................................................. 23 Table 11-1: General Reserve & Resource Criteria .............................................................................. 37 Table 11-2: DHSA Results Summary for Radius from a Central Point ................................................. 41 Table 11-3: Results of Initial Economic Assessment ........................................................................... 43 Table 11-4: Coal Resources Summary as of December 31, 2025 ........................................................ 44 Table 12-1: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2025 ................... 51 Table 13-1: Virginia Complex Underground Mine Production Schedule (x 1,000 Saleable Tons) ........ 53 Table 13-2: Virginia Complex Surface Mine Production Schedule (x 1,000 Saleable Tons) ................. 54 Table 13-3: Virginia Complex Highwall Mine Production Schedule (x 1,000 Saleable Tons) ................ 55 Table 16-1: 2025 Produced Quality ................................................................................................... 69 Table 16-2: Price Forecasts ................................................................................................................ 69 Table 17-1: Virginia Refuse Disposal Summary .................................................................................. 71 Table 17-2: Virginia Mining Permits ................................................................................................... 73 Table 18-1: Summary of Capital Expenditures Schedule by Mine....................................................... 77 Table 18-2: Estimated Coal Production Taxes and Sales Costs ........................................................... 78 Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA ........................................................ 82 Table 19-2: Project Cash Flow Summary ($000) ................................................................................. 84 Table 22-1: Probability Level Table .................................................................................................... 90 Table 22-2: Consequence Level Table ................................................................................................ 92 Table 22-3: Risk Matrix ...................................................................................................................... 93 Table 22-4: Risk Assessment Matrix .................................................................................................. 94 Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2) ....................................... 95 Table 22-6: Environmental (Risks 3 and 4) ......................................................................................... 96 Table 22-7: Regulatory Requirements (Risk 5) ................................................................................... 96 Table 22-8: Market and Transportation (Risk 6)................................................................................. 96 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 7 Table 22-9: Market and Transportation (Risk 7)................................................................................. 97 Table 22-10: Methane Management (Risk 8) ..................................................................................... 98 Table 22-11: Mine Fires (Risk 9)......................................................................................................... 98 Table 22-12: Ground Control (Risk 10) ............................................................................................... 99 Table 22-13: Groundwater Inflow (Risk 11) ....................................................................................... 99 Table 22-14: Labor – Work Stoppage (Risk 13) ................................................................................ 100 Table 25-1: Information from Registrant Relied Upon by MM&A .................................................... 102 Appendices A .................................................................................................................................. Summary Tables B ............................................. Initial Economic Assessment, Resources Exclusive of Reserves (per Ton) C ................................................................................................................................................... Maps

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

1 Executive Summary

1.1 Property Description

Alpha Metallurgical Resources, Inc. (***Alpha***) authorized **Marshall Miller & Associates, Inc.** (***MM&A***) to prepare this updated Technical Report Summary (*TRS*) of its controlled coal reserves located at the **Virginia Complex** (***Virginia*** or the *Property*) in Buchanan, Dickenson, Russell and Wise counties, Virginia. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the **United States Securities and Exchange Commission** (***SEC***).

Active surface facilities for the operations include the McClure River Preparation plant (*McClure*) in Dickenson County Virginia, located along the McClure River and adjacent to a CSX rail line. The McClure Plant is about 9 miles southeast of the town of Clintwood, Virginia, the county seat of Dickenson County, and approximately 30 miles northwest of Lebanon VA; the Tom's Creek Preparation plant in Wise County Virginia is located by Toms Creek, a tributary of the Guest River. The plant is adjacent to a Norfolk Southern (*NS*) rail line, and is about 10 to 15 miles, route dependent, east of the town of Wise Virginia, and approximately 46 miles northwest of Lebanon Virginia (see *Figure 1-1*). The Property is composed of approximately 321,600 total acres of mineral control, of which nearly all are contained within 18 separate leases and 5 owned tracts.

Figure 1-1: Alpha's Virginia Property Location Map


Maysville
Huntington
Charleston
Lexington
West Virginia
Kentucky
Pikeville
Virginia Properties
Princeton
Bluefield
Tazewell
Roanoke
Virginia
Tennessee
North Carolina
Knoxville
Winston-Salem
0
40 Miles

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

1.2 Ownership

The Virginia property involves a complex combination of previous ownership. Predecessors of Alpha, namely **Alpha Natural Resources** (***Alpha***), **Dickenson Russell Coal Company**, **Dickenson-Russell Contura LLC**, **Paramont Coal Company Virginia LLC** (***Paramont***), **Paramont Contura LLC**, and **Clinchfield Coal Company** all previously held mining rights on most of the Property.

1.3 Geology

Coal seams of currently active operations at the Virginia Mine Complex include the Jawbone, Jawbone Rider, Upper Banner, Lower Banner, Big Fork, Kennedy, Aily, Raven splits and Tiller. These seams are all historically utilized as coking coal. Due to the high value of these coking coals, these mineable seams have been extensively mined in the past.

Strata on the Property, among the active sites, are of the Pennsylvanian-aged (approximately 290 to 330 million years ago) Wise Formation. Some of the inactive sites include coals in the overlying Norton Formation. The rock formations between the coal seams are characterized by proportions of sandstone and shale units. In general, the coal seams reach the highest structural elevations along the southeastern margin of the Property, and dip toward the northwest. Several faults with vertical displacement (north-south Glamorgan Fault, Paw Paw Fault) on the Prater Quadrangle of the Property trend northwest – southeast impact the underground deposit of the Jawbone Rider seam and the 88 Strip surface mine. Furthermore, the Russell Fork fault impacts the Jawbone Rider seam with horizontal offset. Several faults, with minor vertical displacement, run through the Jawbone reserve but appear to have limited impact on mining.

1.4 Exploration Status

The Property has been extensively explored, largely by drilling with continuous coring, and rotary drilling methods often supported by downhole geophysical methods. In addition to exploration means, coal measures obtained from mine exposures have supplemented the database. Most of the data was acquired or generated by previous owners of the Property. These sources comprise the primary data used in the evaluation of the coal resources and coal reserves on the Property. MM&A examined the data available for the evaluation and incorporated all pertinent information into this TRS. Where data were anomalous or not representative, that data was not honored from within the digital databases and for subsequent processing by MM&A.

Ongoing exploration has been carried out by Alpha since acquiring the Virginia Complex. The Alpha acquired exploration data has been consistent with past drilling activities.

1.5 Operations and Development

As of December 31, 2025, underground mine operations were active at Deep Mine 41 and Mine 42 (Jawbone Seam), Deep Mine 44 (Rush Branch – Lower Banner Seam), and the Bear Ridge (Upper Banner Seam) deep mine. Deep Mine 41 & 42 and Deep Mine 44 produce a Mid-Vol coal product whereas the

MARSHALL MILLER & ASSOCIATES, INC. 9

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Bear Ridge deep mine produces a High-Vol A coal. The Deep Mine 46 (Ball Ridge – Lower Banner) permit was issued and is in development.

Active surface mine operations, with associated Highwall-Miners, include the 88 Strip surface mine, while the Long Branch surface mine is currently idle. Both mines produce High Vol-A quality coal.

Based on the mine plans developed as part of this TRS, annual deep mine production peaks at 3.0 million tons in 2027. Underground reserves will be depleted in 2060. Annual surface mine production peaks at 0.6 million tons in 2031 and highwall mine production peaks at 0.5 million in 2031. Surface reserves are depleted in 2038 and highwall reserves are depleted in 2039.

In addition to the mines, the Virginia Complex includes the McClure River and Toms Creek Preparation Plants.

The McClure River Preparation Plant site, with a feed rate capacity of 1,100 raw tons per hour, uses a Heavy Media Vessel for primary separation, Low Density Cyclone for Intermediate Separation and Froth Flotation and Spirals in the Fine Coal Circuit. The plant utilizes both centrifugal and thermal dryers. The McClure River plant produces a product with dry ash ranging from 8.7% (MV) to 29.8% (Middlings) and averaged 10.18% with an average of 0.70% sulfur. Volatile matter averages 24.22%. For year-end 2025, the average utilization rate of the McClure River Preparation Plant was 60.19%. Product is shipped via the CSX Transportation railroad system from the plant.

The Tom's Creek Preparation Plant, also with a feed rate of 1,100 tons/hour, produces a product with 8.26 ash, and 0.81% sulfur ranges. Volatile matter averages 28.54%. The plant uses centrifugal dryers; a Heavy Media Vessel for primary separation; Low Density and Heavy Media Cyclones for Intermediate Separation; Froth Flotation, Spirals and Columns for the Fine Coal Circuit. For year-end 2025, the average utilization rate of the Tom's Creek Preparation Plant was 39.29%. Product is shipped via the **Norfolk Southern** railway system from the plant.

1.6 Mineral Resource

A coal resource estimate, summarized in *Table 1-1* was prepared as of December 31, 2025, for property controlled by Alpha.

MARSHALL MILLER & ASSOCIATES, INC. 10

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 1-1: Coal Resources Summary as of December 31, 2025

		Coal Resource (Dry Tons, In Situ, Mt)			
Area	Seam	Measured	Indicated	Inferred	Total
Inclusive of Reserve (Converted to Reserve)					
88 Strip	Upper Banner-Tiller	873,100	27,200	0	900,400
3 Forks	Upper Banner-Tiller	9,695,600	1,235,700	0	10,931,300
Long Branch	Upper Banner 2 - Lower Banner	1,914,000	333,800	0	2,247,800
Bear Ridge	Upper Banner (4650)	472,400	0	0	472,400
Ball Ridge (Deep Mine 46)	Lower Banner (4900)	4,602,200	348,300	0	4,950,600
Long Branch (Deep Mine 45)	Lower Banner (4900)	3,104,900	316,500	0	2,368,900
Rush Branch (Deep Mine 44)	Lower Banner (4900)	744,800	111,000	0	855,800
Deep Mine 43	Jawbone Rider (5950)	37,948,900	21,364,800	250,700	59,564,500
Black Dog	Jawbone (6000)	16,253,600	259,600	0	16,513,100
Deep Mine 41	Jawbone (6000)	49,125,000	14,829,100	0	63,954,100
Deep Mine 42	Jawbone (6000)	35,754,500	5,813,700	0	41,568,200
Total Inclusive of Reserve (Converted to Reserve)		**160,489,100**	**44,639,700**	**250,700**	**204,326,900**
Exclusive of Reserve (Not Converted to Reserve)					
Holly Creek	Upper Banner (4650)	5,594,200	2,155,800	0	7,750,000
Bear Ridge	Upper Banner (4650)	437,000	160,000	0	597,000
Ball Ridge (Deep Mine 46)	Lower Banner (4900)	1,003,100	32,000	0	1,035,100
Deep Mine 43	Jawbone Rider (5950)	10,653,400	8,216,300	409,100	19,278,800
Black Dog	Jawbone (6000)	6,388,800	1,856,300	0	8,245,100
Deep Mine 41	Jawbone (6000)	4,712,500	707,300	0	5,419,800
Deep Mine 42	Jawbone (6000)	2,028,000	15,200	0	2,043,200
Total Exclusive of Reserve (Not Converted to Reserve)		**30,817,000**	**13,142,900**	**409,100**	**44,369,000**
Grand Total					
Inclusive of Reserve (Converted to Reserve)		160,489,100	44,639,700	250,700	204,326,900
Exclusive of Reserve (Not Converted to Reserve)		30,817,000	13,142,900	409,100	44,369,000
Grand Total		**191,306,100**	**57,782,600**	**659,900**	**248,696,000**

Note (1): Resource tons are inclusive of reserve tons since they are the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

1.7 Mineral Reserve

The Resource estimate outlined in *Table 1-1* **inclusive** of reserves has been used as the basis for this Reserve calculation, which utilizes a reasonable Preliminary Feasibility Study, a Life-of Mine (*LOM*) Mine Plan and practical recovery factors. Production modeling was completed with an effective start date of October 1, 2025 for the underground mines, and July 1, 2025 for the surface mines.

Factors that would typically preclude conversion of a coal resource to coal reserve, include the following: inferred resource classification; absence of coal quality; poor mine recovery; no access to the deposit; geological encumbrances associated with overlying and underlying strata; thin seam trends; complex geological structures; and insufficient exploration data. The listed factors have all been considered. Reserve consideration excludes those portions of the resource area, which exhibit the aforementioned geologic and/or operational encumbrances.

Proven and probable coal reserves were derived from the defined in-situ coal resource considering relevant processing, economic (including technical estimates of capital, revenue and cost), marketing,

MARSHALL MILLER & ASSOCIATES, INC. 11

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

legal, environmental, socioeconomic, and regulatory factors. The proven and probable coal reserves on the Property are summarized below in *Table 1-2*.

Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2025

	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)					Quality (Dry Basis)		
	By Reliability Category			By Permit Status				
Seam/Area	Proven	Probable	Total	Permitted	Not Permitted	Ash%	Sulfur%	VM%
Surface Mineable								
88 Strip (SM)	0	678,000	678,000	678,000	0	6	0.9	29
88 Strip (HWM)	500	0	500	500	0	6	0.9	29
Three Forks (SM)	1,073,800	2,431,200	3,505,000	2,110,800	1,394,200	6	0.9	29
Three Forks (HWM)	1,348,500	1,088,200	2,436,700	608,600	1,828,100	6	0.9	29
Long Branch	116,000	39,200	155,200	92,600	62,500	5	0.8	32
Long Branch	592,600	91,700	684,200	438,400	245,900	5	0.8	31
Total Surface Mineable	**3,131,300**	**4,328,200**	**7,459,500**	**3,928,800**	**3,530,700**	**6**	**0.9**	**30**
Underground								
Upper Banner (4650)								
Bear Ridge	80,600	0	80,600	80,600	0	5	0.7	33
Total Upper Banner (4650)	***80,600***	***0***	***80,600***	***80,600***	***0***	***5***	***0.7***	-
Lower Banner (4900)								
Ball Ridge (Deep Mine 46)	1,189,600	92,400	1,282,000	1,282,000	0	6	0.7	29
Long Branch (Deep Mine 45)	707,800	13,800	721,600	721,600	0	6	0.7	30
Rush Branch (Deep Mine 44)	183,300	3,000	186,300	186,200	100	5	0.7	30
Total Lower Banner (4900)	***2,080,700***	***109,200***	***2,189,900***	***2,189,800***	***100***	***6***	***0.7***	***29***
Jawbone Rider (5950)								
Deep Mine 43	13,758,800	7,881,400	21,640,200	0	21,640,200	3	0.8	24
Total Jawbone Rider (5950)	**13,758,800**	**7,881,400**	**21,640,200**	**0**	**21,640,200**	**3**	**0.8**	**24**
Jawbone (6000)								
Black Dog	4,136,000	65,000	4,200,900	4,186,200	14,700	8	0.6	28
Deep Mine 41	14,122,900	4,303,800	18,426,700	15,475,500	2,951,100	8	0.8	26
Deep Mine 42	9,637,900	1,601,200	11,239,200	10,792,000	447,200	7	0.7	26
Total Jawbone (6000)	***27,896,800***	***5,969,900***	***33,866,800***	***30,453,700***	***3,413,100***	***8***	***0.7***	***26***
Total UG Mineable	**43,816,900**	**13,960,500**	**57,777,400**	**32,724,100**	**25,053,300**	**6**	**0.7**	**25**
Grand Total								
Grand Total	**46,948,200**	**18,288,700**	**65,236,900**	**36,652,900**	**28,584,000**	**6**	**0.8**	**25**

Notes: *Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.*
Totals may not add due to rounding. See Appendix A for detailed breakdown.

In summary, Alpha controls a total of 65.24 Mt (moist basis) of marketable coal reserves at Virginia, as of December 31, 2025. Of that total, 72 percent are proven, and 28 percent are probable. All of the 65.24 Mt are leased. The maps included in *Appendix C* reflect mining depletion at the time resource/reserve calculation based on Alpha mine maps as of September 30, 2025 for underground mines and as of June 30, 2025 for surface mines. Mine depletion tonnages were supplied by Alpha through the end of 2025, and MM&A deducted this historical production from the mapped reserves in order to estimate reserves as of December 31, 2025.

MARSHALL MILLER & ASSOCIATES, INC. 12

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

1.8 Capital Summary

Alpha provided MM&A with information related to the number of currently operating production units at the Virginia complex. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement mine.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Virginia operations is provided in *Figure 1-2* below.

Figure 1-2: Projected Capital Expenditures – Consolidated Virginia Operations


$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$ Thousands
Underground Mines
Surface Mines
HWM
Plant/Loadout
2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059
Year

1.9 Operating Costs

Alpha provided historical costs and budgeted projections of operating costs for its active mines; for Deep Mines 41& 44, and Long Branch surface mine and 88 Strip for MM&A's review. MM&A used the historical cost information as a reference and developed a personnel schedule for each mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare and

MARSHALL MILLER & ASSOCIATES, INC. 13

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, coal preparation (prep) plant processing, refuse handling, coal loading, property taxes, insurance and bonding, and other direct mining costs.

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Company-wide pricing data as provided by Alpha is described in *Table 16-2*. Note that not all products reflected in *Table 16-2* will apply to every business unit. The pricing data assumes a flat-line long term realization of $183 to $190 per short ton port pricing, with an average of $132.52 per ton netback pricing reflective of the high- and mid -volatile product currently sold at Virginia. These estimates are based on long-term pricing published by third-party sources and adjusted for quality and transportation. The netback pricing represents adjustments made to published benchmark pricing based on quality and transportation. A large majority of the coal sold by Alpha and their Virginia business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Virginia business unit.

A summary of the projected operating costs for the consolidated Virginia operations is provided in *Figure 1-3*.

MARSHALL MILLER & ASSOCIATES, INC. 14

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Figure 1-3: Virginia Operating Costs


Labor
O&M Supplies
Maintenance and Repairs
Transport, Prep & Load
DD&A
Royalty & Wheelage
Other
$/Ton
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
2048
2049
2050
2051
2052
2053
2054
2055
2056
2057
2058
2059
2060
Year

1.10 Economic Evaluation

The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves and production rates may differ from Alpha's own budgetary projections. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2026.

On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities cost for materials handling, coal preparation, refuse disposal, coal loading, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines' historical costs provided a useful reference for MM&A's cost estimates.

Table 1-3 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at Virginia.

MARSHALL MILLER & ASSOCIATES, INC. 15

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

	LOM Tonnage	LOM Pre Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Underground Mines					
DM 41-42-Black Dog (Jawbone)	34,189	$1,093,393	$31.98	$1,403,550	$41.05
Long Branch Deep (L. Banner)	722	$2,039	$2.83	$10,028	$13.90
DM44 (Lower Banner)	243	$1,649	$6.79	$4,179	$17.22
DM43 (Jawbone Rider)	21,640	$60,181	$2.78	$415,151	$19.18
Ball Ridge DM46 (L. Banner)	1,282	$20,817	$16.24	$30,245	$23.59
Bear Ridge (Upper Banner)	81	($303)	($3.76)	$20	$0.25
Consolidated Deep Mines	**58,156**	**$1,177,774**	**$20.25**	**$1,863,173**	**$32.04**
Surface Mines					
Long Branch	155	($4,635)	($29.87)	($1,614)	($10.40)
88 Strip	4,290	($53,946)	($12.58)	$27,387	$6.38
Consolidated Surface Mines	**4,445**	**($58,581)**	**($13.18)**	**$25,772**	**$5.80**
HWM Operations					
Long Branch HWM	684	$4,858	$7.10	$4,957	$7.24
88 Strip HWM	2,453	$21,229	$8.65	$38,808	$15.82
Consolidated HWMs	**3,138**	**$26,087**	**$8.31**	**$43,765**	**$13.95**
Grand Total	**65,739**	**$1,145,280**	**$17.42**	**$1,932,711**	**$29.40**

Note: (1) LOM tonnage evaluated in the financial model includes October 2025 through December 2025 production for underground mines and July 2025 through December 2025 production for surface mines production (506,070 total clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2025.

As shown in *Table 1-3,* all of the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Virginia operations show positive LOM P&L and EBITDA of $1.1 billion and $1.9 billion, respectively.

Alpha's consolidated Virginia cash flow summary in constant dollars, excluding debt service, is shown in *Table 1-4* below.

Table 1-4: Project Cash Flow Summary ($000)

	Total	YE 12/31 2025	YE 12/31 2026	YE 12/31 2027	YE 12/31 2028	YE 12/31 2029	YE 12/31 2030
Production & Sales tons	65,739	859	3,097	3,316	3,167	2,609	2,477
Total Revenue	$8,711,997	$113,516	$409,766	$438,551	$418,840	$345,800	$327,483
EBITDA	$1,932,711	$27,104	$109,351	$122,593	$103,026	$60,855	$60,996
Net Income	$940,414	$21,261	$68,293	$81,356	$61,338	$24,269	$23,454
Net Cash Provided by Operating Activities	$1,727,845	$17,400	$76,427	$100,137	$92,656	$62,739	$56,713
Purchases of Property, Plant, and Equipment	($692,067)	$0	($37,705)	($34,891)	($68,625)	($46,635)	($28,775)
Net Cash Flow	$1,035,777	$17,400	$38,722	$65,246	$24,031	$16,104	$27,938

MARSHALL MILLER & ASSOCIATES, INC. 16

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033	YE 12/31 2034	YE 12/31 2035	YE 12/31 2036	YE 12/31 2037
Production & Sales tons	3,360	3,407	3,435	3,412	2,830	2,441	2,704
Total Revenue	$445,708	$451,957	$455,749	$452,578	$376,091	$323,458	$358,900
EBITDA	$93,740	$101,898	$105,535	$105,337	$82,250	$76,051	$76,904
Net Income	$45,437	$48,956	$52,502	$54,066	$41,563	$33,889	$35,738
Net Cash Provided by Operating Activities	$77,717	$91,089	$95,516	$95,891	$81,019	$70,072	$69,072
Purchases of Property, Plant, and Equipment	($40,454)	($27,876)	($30,104)	($20,180)	($18,374)	($61,448)	($23,186)
Net Cash Flow	$37,263	$63,213	$65,412	$75,711	$62,645	$8,624	$45,886

	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040	YE 12/31 2041	YE 12/31 2042	YE 12/31 2043	YE 12/31 2044
Production & Sales tons	2,426	2,690	2,294	2,366	2,404	2,277	2,096
Total Revenue	$322,315	$356,923	$303,855	$313,359	$318,407	$301,631	$277,697
EBITDA	$60,465	$90,895	$72,893	$80,478	$82,368	$74,952	$61,099
Net Income	$26,026	$52,283	$38,553	$43,913	$45,466	$43,861	$31,480
Net Cash Provided by Operating Activities	$59,916	$74,791	$69,257	$70,741	$73,538	$69,266	$58,208
Purchases of Property, Plant, and Equipment	($14,894)	($22,179)	($18,124)	($25,595)	($18,607)	($29,110)	($22,729)
Net Cash Flow	$45,021	$52,612	$51,133	$45,146	$54,931	$40,156	$35,479

	YE 12/31 2045	YE 12/31 2046	YE 12/31 2047	YE 12/31 2048	YE 12/31 2049	YE 12/31 2050	YE 12/31 2051
Production & Sales tons	1,445	1,277	901	919	949	1,047	1,006
Total Revenue	$191,422	$169,207	$119,316	$121,730	$125,761	$138,749	$133,290
EBITDA	$37,655	$27,106	$15,339	$18,587	$23,540	$32,139	$30,247
Net Income	$12,841	$5,853	($3,920)	$4,596	$7,925	$17,518	$15,608
Net Cash Provided by Operating Activities	$41,239	$29,115	$19,485	$15,845	$21,351	$28,302	$28,495
Purchases of Property, Plant, and Equipment	($7,577)	($7,346)	($13,163)	($12,280)	($13,842)	($2,180)	($14,880)
Net Cash Flow	$33,662	$21,769	$6,322	$3,565	$7,509	$26,122	$13,615

	YE 12/31 2052	YE 12/31 2053	YE 12/31 2054	YE 12/31 2055	YE 12/31 2056	YE 12/31 2057	YE 12/31 2058
Production & Sales tons	975	957	793	573	255	261	263
Total Revenue	$129,156	$126,741	$105,028	$75,865	$33,815	$34,589	$34,862
EBITDA	$25,558	$23,215	$20,172	$19,949	$2,963	$3,581	$3,656
Net Income	$11,108	$8,862	$7,735	$7,862	($5,806)	($5,066)	($3,068)
Net Cash Provided by Operating Activities	$24,719	$22,791	$20,795	$20,194	$8,289	$5,547	$5,886
Purchases of Property, Plant, and Equipment	($8,065)	($8,380)	($1,960)	($7,625)	($4,620)	($220)	($220)
Net Cash Flow	$16,654	$14,411	$18,835	$12,570	$3,669	$5,327	$5,666

	YE 12/31 2059	YE 12/31 2060	YE 12/31 2061	YE 12/31 2062	YE 12/31 2063	YE 12/31 2064	YE 12/31 2065
Production & Sales tons	266	186	0	0	0	0	0
Total Revenue	$35,271	$24,609	$0	$0	$0	$0	$0
EBITDA	$3,780	$1,550	($2,923)	($1,157)	($583)	($297)	($155)
Net Income	($2,080)	($3,273)	($5,706)	($2,258)	($1,139)	($580)	($302)
Net Cash Provided by Operating Activities	$6,114	$5,379	($22,711)	($7,579)	($3,790)	($1,895)	($1,888)
Purchases of Property, Plant, and Equipment	($220)	$0	$0	$0	$0	$0	$0
Net Cash Flow	$5,894	$5,379	($22,711)	($7,579)	($3,790)	($1,895)	($1,888)

Notes:

(1) LOM tonnage evaluated in the financial model includes October 2025 through December 2025 production for underground mines and July 2025 through December 2025 production for surface mines (506,070 total clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2025.

(2) Results shown for 2025 represent 4th quarter only.

MARSHALL MILLER & ASSOCIATES, INC. 17

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Consolidated cash flows are driven by annual sales tonnage, which grows from 3.1 million tons in 2026 to a peak of 3.4 million tons in 2032, 2033, and 2034. Between the years 2035 and 2044, sales range from 2.1 million tons to 2.8 million tons and between the years 2045-2060, sales range from 0.2 million tons to 1.4 million tons. Projected consolidated revenue grows from $409.8 million in 2026 to a peak of $455.7 million in 2033. Revenue totals $8.7 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, with the exception of post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $100.1 million in 2027 and totals $1.7 billion over the project life. Capital expenditures total $216.6 million during the first five years and $692.1 million over the project's life.

1.10.1 Discounted Cash Flow Analysis

Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 15.80% discount rate, which represents MM&A's estimate of the constant dollar, risk adjusted WACC for likely market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $298.4 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Virginia reserves. The pre-feasibility financial model (+/- 20 percent in accuracy) prepared for the TRS was developed to test the economic viability of each coal resource area. A 5% operating cost contingency was included in the economic analysis. The NPV estimate was made for the purpose of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Virginia assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management.

1.10.2 Sensitivity Analysis

Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 15.80% discount rate when Base Case sales prices, operating costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range.

MARSHALL MILLER & ASSOCIATES, INC. 18

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Figure 1-4: Sensitivity of NPV


$1,100,000
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$(100,000)
$(200,000)
$(300,000)
$ Thousands
-15%
-10%
-5%
0%
5%
10%
15%
Increments
Sales Price Sensitivity
OPEX Sensitivity
CAPEX Sensitivity
Discount Rate Sensitivity

As shown, NPV is quite sensitive to changes in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates.

1.11 Permitting

Alpha has obtained all mining and discharge permits to operate its active mines and processing, loadout, or related support facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. Alpha, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to **United States Environmental Protection Agency (*EPA*)** and the **United States Fish and Wildlife (*USFW*)** involvement with state programs.

1.12 Conclusion and Recommendations

Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Virginia Property. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS.

The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein.

MARSHALL MILLER & ASSOCIATES, INC. 19

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

This geological evaluation conducted in conjunction with the preliminary feasibility study concludes that the 65.24 Mt of marketable coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures.

2 Introduction

2.1 Registrant and Terms of Reference

This updated report was prepared for the sole use of **Alpha Metallurgical Resources, Inc. (*Alpha*)** and its affiliated and subsidiary companies and advisors.

The report provides a statement of coal reserves for Alpha located at the Virginia Complex (*Virginia* or *the Property*) in Buchanan, Dickenson, Russell and Wise Counties, Virginia. Exploration results and Resource calculations were used as the basis for the mine planning and the preliminary feasibility study completed to determine the extent and viability of the reserve. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the **United States Securities and Exchange Commission (*SEC*)**.

Coal resources and coal reserves are herein reported in imperial units of measurement and are rounded to millions of short tons (*Mt*).

2.2 Information Sources

The technical report is based on information provided by Alpha and reviewed by MM&A's professionals, including geologists, mining engineers, civil engineers, and environmental scientists. MM&A's professionals hold professional registrations and memberships which qualify them as Qualified Persons in accordance with SEC guidelines.

Sources of data and information are listed below in *Table 2-1*:

MARSHALL MILLER & ASSOCIATES, INC. 20

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 2-1: Information Provided to MM&A by Alpha

Category	Information Provided by Alpha	Report Section
Geological	Geologic data include digital databases and original source data from geologist logs, driller's logs, geophysical logs. In-mine seam data.	9.1
Coal Quality	Database of coal quality information supplemented with original source laboratory sheets where available.	10.1
Mining	Historical productivities and manpower projections.	13.2, 13.4
Coal Preparation	Flow Sheet and other information related to coal processing.	14.1
Waste Disposal	Engineering data and estimates representing remaining capacities for coarse and fine coal waste disposal.	17.2
Costs	Historical and budgetary operating cost information used to derive cost drivers for reserve financial modeling	18.2

Note: While the sources of data listed in Table 2-1 are not exhaustive, they represent a significant portion of information which supports this TRS. MM&A reviewed the provided data and found it to be reasonable prior to incorporating it into the TRS. The TRS contains "forward-looking information" including forecasts of productivity and annual coal production, operating and capital cost estimates, coal sales price forecasts, the assumption that Alpha will continue to acquire necessary permits, and other assumptions. The TRS statements and conclusions are not a guarantee of future performance and undue reliance should not be placed on them. The ability of Alpha to recover the estimated coal reserves is dependent on multiple factors beyond the control of MM&A including, but not limited to geologic factors, mining conditions, regulatory approvals, and changes in regulations. In all cases, the plans assume the Property is under competent management.

2.3 Scope of Assignment

Alpha engaged MM&A to conduct a coal reserve evaluation of the Alpha coal properties as of December 31, 2025. For the evaluation, the following tasks were to be completed:

- Conduct site visits of the mines and mine infrastructure facilities.
- Process the information supporting the estimation of coal resources and reserves into geological models.
- Develop life-of-reserve mine (*LOM*) plans and financial models.
- Hold discussions with Alpha company management; and
- Prepare and issue a Technical Report Summary providing a statement of coal reserves which would include:
  - A description of the mines and facilities.
  - A description of the evaluation process.
  - An estimation of coal reserves with compliance elements as stated under the SEC S-K 1300 regulations that become effective for the first fiscal year commencing on or after January 1, 2021.

2.4 Personal Inspections

MM&A is very familiar with the Virginia properties, having provided a variety of services in recent years and QP's involved in this TRS have conducted multiple site visits. Most recently, a site inspection of the surface mines was conducted on September 2, 2025.

MARSHALL MILLER & ASSOCIATES, INC. 21

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

3 Property Description

3.1 Location

The Virginia Mine Complex is in the Central Appalachian Basin in southwest Virginia (see *Figure 1-1*) north of Lebanon, Virginia, and U.S. Highway 19 and south of Pikeville, Kentucky. The complex covers part of four counties: Buchanan, Dickenson, Russell and Wise. Surface facilities for the operation are located near the community of McClure, along the McClure River in Dickenson County and near Tom's Creek, a tributary of the Guest River in Wise County. The McClure plant is near the active Jawbone seam Deep Mine No. 41. The Toms Creek Plant is near the town of Coeburn, Virginia and accessed by State Rt. 652. Numerous small communities are present throughout the Property.

The nearest major population centers are Bristol, Virginia (65 miles south) and Roanoke, Virginia (195 miles east), and Charleston, West Virginia (165 miles north), and Lexington, Kentucky (180 miles northwest). The Property is located on the following **United States Geological Survey (*USGS*)** Quadrangles: Elkhorn, Harman, Jenkins East, Clintwood, Haysi, Prater, Vansant, Big A Mtn, Duty, Nora, Caney Ridge, Pound, Flat Gap, Wise, Coeburn, St. Paul and Carbo. The coordinate system and datum used for the model of the Virginia Mine complex and the subsequent maps were produced in the Virginia State Plane South system, NAD 83.

3.2 Titles, Claims or Leases

The Property is composed of approximately 321,600 total acres of mineral control, of which nearly all are contained within 18 separate leases and 5 owned tracts. Some leases expire over the next several years, but Alpha does not anticipate any challenges related to lease renewal. *Table 3-1* list the Virginia property mineral control. MM&A has not carried out separate title verification for the coal properties and has not verified leases, deeds, surveys or other property control instruments pertinent to the subject resources. Alpha has represented to MM&A that it controls the mining rights to the reserves as shown on its property maps, and MM&A has accepted these as being a true and accurate depiction of the mineral rights controlled by Alpha. The TRS assumes the Property is developed under responsible and experienced management.

MARSHALL MILLER & ASSOCIATES, INC. 22

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 3-1: Mineral Control – Virginia Complex

Reference File Number	Document Type	Expiration Date (1)	On-going Minimum Royalty (2)	On-going Production Royalty (3)
VD 1	Deed	N/A	N/A	N/A
VD 2	Deed	N/A	N/A	N/A
VD 3	Deed	N/A	N/A	N/A
VD 4	Deed	N/A	N/A	N/A
VD-5	Deed	N/A	N/A	N/A
VL 2	Lease	3/31/2028	Yes	Yes
VL 4	Lease	Exhaustion	No	Yes
VL 5	Lease	4/7/2028	Yes	Yes
VL 6	Lease	6/23/2028	Yes	Yes
VL 7	Lease	3/27/2027	Yes	Yes
VL 8	Lease	7/22/2026	No	Yes
VL 9	Lease	6/26/2026	No	Yes
VL 10	Lease	7/23/2026	No	Yes
VL 11	Lease	1/7/2027	No	Yes
VL 12	Lease	Exhaustion	No	Yes
VL 13	Lease	6/30/2026	No	Yes
VL 14	Lease	6/21/2027	No	Yes
VL 17	Lease	3/26/2028	No	Yes
VL 18	Lease	12/31/2026	No	Yes
VL 19	Lease	5/22/2027	No	Yes
VL 20	Lease	9/6/2026	No	Yes
VL 21	Lease	3/31/2026	Yes	No
VL 22	Lease	8/30/2026	Yes	Yes

(1) For leases with expiration dates, Company has option to renew or expects to renew until all mineable and merchantable coal is exhausted.
(2) Minimum royalty payments are generally recoupable against future production royalties.
(3) Royalty rates range from 3% to 9% of gross selling price

3.3 Mineral Rights

Alpha supplied property control maps to MM&A related to properties for which mineral and/or surface property are controlled by Alpha. While MM&A accepted these representations as being true and accurate, through past knowledge of the Property MM&A has no knowledge of past property boundary disputes or other concerns that could impact future mining operations or development potential.

Property control in Appalachia can be intricate. Coal mining properties are typically composed of numerous property tracts which are owned and/or leased from both land holding companies and private individuals or companies. It is common to encounter severed ownership, with different entities or individuals controlling the surface and mineral rights. Mineral control in the region is typically characterized by leases or ownership of larger tracts of land, with surface control generally comprised of smaller tracts, particularly in developed areas.

Control of the surface property is necessary to conduct surface mining but is not necessary to conduct underground mining aside from relatively limited areas required for seam access or ventilation infrastructure. Alpha's executive management team has a history of mining in Central Appalachia and

MARSHALL MILLER & ASSOCIATES, INC. 23

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 24 has conveyed to MM&A that it has been successful in acquiring surface rights where needed for past operations. 3.4 Encumbrances No Title Encumbrances are known. By assignment, MM&A did not complete a query related to Title Encumbrances. 3.5 Other Risks There is always risk involved in property control. As is common practice, Alpha, and its predecessors, have had their legal teams examine the deeds and title control to minimize this risk. Historically, property control has not posed any significant challenges related to Virginia’s operations. 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Topography, Elevation, and Vegetation Topography of the area encompassed by the Virginia mine complex is typical of the Central Appalachian Plateau’s physiographic province, being rugged with a dendritic drainage pattern that form narrow river valleys, flanked by steep-sided upland regions. Terrain slopes in the area are mostly steep to very steep with some gently sloping with relatively narrow ridges. North of the Property exists Pine Mountain, a result of compressional forces and movement along the Pine Mountain thrust fault. The flanks of Pine Mountain create a trellis drainage pattern flowing southward, along the northern border of Dickenson County. Surface elevations near the mine complex range from approximately 1,300 feet above sea level at streams to approximately 2,400 feet at ridge tops. The area is heavily vegetated and has a significant amount of hardwood forests. The Property is not situated near any major urban centers. 4.2 Access and Transport There is general access to the Virginia property via a well-developed network of primary, secondary, and unimproved roads from U.S. interstates highways. Interstate 81 to the south and Interstate 77 to the east are the primary roads coming into the complex region. Interstate 81 connects with Bristol, Virginia to the southwest and Roanoke, Virginia to the east. Interstate 77 connects with Charleston, West Virginia to the north and via Interstate 64 with Lexington, Kentucky, to the northwest. US Route 19 connects Interstate 81 with Lebanon, Virginia from the south, while US Route 460 connects Interstate 77 with US Route 19 from the east. Numerous secondary and unimproved roads provide direct access to the mine property, some being federal, state, and town maintained. These include US Route 58, via State Route 71 connecting Lebanon to Toms Creek Virginia, and US Route 23 to State Routes 83 and 63 running north-south from Pikeville, Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 25 Kentucky to McClure, Virginia. These roads typically stay open throughout the year. Within the Property, unimproved roads are utilized to access gas drainage wells and surface based deep mine infrastructure. The primary transport means of processed coal is CSX Railroad which services the McClure River Loadout located just east of McClure Virginia, and NS Railroad servicing the Tom’s Creek Loadout located 2.25 miles north of Coeburn, Virginia. 4.3 Proximity to Population Centers The Virginia Mine Complex is in southwest Virginia, north of Lebanon, Virginia and south of Pikeville, Kentucky. Several small towns reside in the complex footprint which covers much of Dickenson County and smaller portions of Buchanan, Russell, and Wise Counties. There are no large population centers within close proximity. The nearest major population centers are Bristol, Virginia (65 miles south) and Roanoke, Virginia (195 miles east), and Charleston, West Virginia (165 miles north), and Lexington, Kentucky (180 miles northwest). As of the 2020 Annual County and Resident Population Estimate (www.census.gov), Dickenson County had 14,124 residents. 4.4 Climate and Length of Operating Season The climate of the region is classified as humid continental with four distinct seasons: warm summers, cold winters, and moderate fall and spring seasons. Precipitation in the region comes throughout the year and annually includes approximately 46 inches of rain and 29 inches of snow. Most rain comes in spring and the early months of summer. Warmer months typically begin in late May and end in early September and range in average temperature from 48 to 82 degrees Fahrenheit. Colder months typically begin in mid to late November and run until mid to late March with average temperatures ranging from 21 to 54 degrees Fahrenheit. Precipitation in the winter typically comes in the form of snowfall or as a wintery mix (sleet and snow) with severe snowfall events occurring occasionally. Seasonal variations in climate typically do not affect underground mining in Virginia. However, weather events could potentially negatively impact efficiency of surface mine and preparation plant operations on a very limited basis and lasting less than a few days. 4.5 Infrastructure The Virginia Mine Complex has sources of water, power, personnel, and supplies readily available for use. Personnel have historically been sourced from the surrounding communities in Dickenson, and surrounding Counties, and have proven to be adequate in numbers to conduct mining operations. As mining is common in the surrounding areas, the workforce is generally familiar with mining practices, and many are experienced miners. Water is sourced locally from public water sources or rivers, and electricity is sourced from Appalachian Power, a subsidiary of American Electric Power (AEP). The service industry in the areas surrounding the mine complex has historically provided supplies,

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 26 equipment repairs and fabrication, etc. Alpha’s Tom’s Creek Prep Plant services consumers with washed coal, which is transported via the adjacent Norfolk Southern rail line at the loadout. The McClure River Prep Plant services consumers with washed coal via CSX rail line accessible from the plant loadout. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to both preparation plant facilities. 5 History 5.1 Previous Operation The Virginia property involves a complex combination of previous ownership. Coal mining in the area occurred for nearly a century. Predecessors of Alpha, namely Alpha Natural Resources (Alpha), Dickenson Russell Coal Company, Dickenson-Russell Contura LLC, Paramont Coal Company Virginia LLC (Paramont), Paramont Contura LLC, and Clinchfield Coal Company all previously held mining rights on most of the Property. 5.2 Previous Exploration Extensive exploration in the form of subsurface drill efforts has been carried out on the Property by numerous entities, most of which efforts were completed prior to the inception of Alpha. Diamond core and rotary drilling are the primary types of exploration on the Property. Data for correlation and mining conditions are derived from core descriptions and geophysical logs (e-logging). Coal sampling and quality analyses were also employed during the core-exploration process. The development of this report included an assessment of over 6,600 locations of coal measurements, largely comprised of exploration drill holes which often include several to many coal intercepts. In-mine data measurements from surface and underground mines are included also. Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a significant number of the past exploration holes, and currently logs most of the recent drilled holes. Drill hole locations used in this assessment are shown on the resource and reserve maps included in Appendix C. 6 Geological Setting, Mineralization and Deposit 6.1 Regional, Local and Property Geology The Property lies in the Central Appalachian Coal basin in the Appalachian Plateau physiographic province. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 27 The coal deposits in the eastern U.S. are the oldest and most extensively developed coal deposits in the country. The coal deposits on the Property are Carboniferous in age, being of the Pennsylvanian system. Overall, these Carboniferous coals contain two-fifths of the US’s bituminous coal deposits and extend over 900 miles from northern Alabama to Pennsylvania and are part of what is known as the Appalachian Basin. The Appalachian Basin is more than 250 miles wide and, in some portions, contains over 60 coal seams of varying economic significance. Coal seams and zones of economic significance typically range between 24 and 48 inches in thickness. Southwest-Northeast trending regional faults border the Property on the Northwest and southeast sides. They include the Pine Mountain trust fault to the northwest and the St. Paul and Buffalo Mountain faults to the southeast. Additional faults in the Property have north-south or northwest- southeast trends. A few faults impact the coal deposit and resource extents such as the proximity of Russel Fork fault with the Jawbone Rider seam. Structural slopes of the Property are typically characterized by a shallow dip to the northwest. Strata on the Property are of the Pennsylvanian-age Wise and Norton Formations. The base of the Wise formation is the Dorchester coal bed. The Gladeville Sandstone exists between the formations. The rock formations between the coal seams are commonly characterized by sandstone and shale units. Seams with remaining reserve or resource potential include, in stratigraphically ascending order the: Tiller, Jawbone, Jawbone Rider, Raven, Aily, Kennedy, Lower Banner, Upper Banner, in the Norton Formation and Clintwood, Eagle, Lower Bolling, Upper Bolling, Pinhook, Lower Standiford, Upper Standiford, Taggart Marker and Taggart in the Wise Formation. 6.2 Mineralization The generalized stratigraphic columnar section in Figure 6-1 demonstrates the vertical relationship of the principal coal seams and rock formations on the Property.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Figure 6-1: Virginia Stratigraphic Column


Mapped Coal Seam with (Seam Tag)
Additional Coal Seams
Wise Formation
Norton Formation
High Splint
Morris
Pardee
Phillips
Low Splint
Taggart (1050)
Taggart Marker
Upper Standiford (1100)
Lower Standiford (1200)
Kelly
Imboden
Pinhook (1300)
Upper Bolling (1500)
Lower Bolling (1800)
Clintwood (2400)
Eagle (2800)
Blair (3250)
Lyons
Dorchester
Norton
Hagy (4150)
Splashdam (4250)
Upper Banner (4650)
Lower Banner (4900)
Big Fork (5050)
Kennedy Rider (5250)
Kennedy (5300)
Aily (5400)
Raven (5700)
Jawbone Rider (5950)
Jawbone (6000)
Tiller (6200)
Upper Seaboard
(not to scale)

6.3 Deposits

The Virginia complex currently produces both High-Volatile-A bituminous coal, and a Mid-Volatile bituminous coal as primary products.

Due to the long history of mining in the region and the high value of these coking coals, all the seams have been extensively mined in the past. The coal seams reach the highest structural elevations along the southeastern margin of the Property, generally dipping toward the northwest. The seams of interest are generally situated above drainage or near and are therefore accessible via outcrop or through short slopes. The rock formations between the coal seams are characterized mainly by sandstone and shale units interspersed throughout.

MARSHALL MILLER & ASSOCIATES, INC. 28

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

7 Exploration

7.1 Nature and Extent of Exploration

The Property has been extensively explored by subsurface drilling efforts carried out by numerous entities, most of which were completed prior to ownership by Alpha.

Diamond core and rotary drilling are the primary types of exploration on the Property. Diamond core drilling produces rock core samples from the hole. Data for coal bed correlations and strata mining conditions are derived from core descriptions and geophysical logging (e-logging). Geophysical logs are produced from a probe that surveys the drill hole void. Rock stratum types are interpreted from log signatures produced from the probe which commonly include a hole caliper, rock density and gamma readings. Coal-quality analyses were also employed during the core-exploration process from collected coal samples.

Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a significant number of the past exploration holes, including most of the recently drilled holes.

The Location of the drill holes are shown on the maps included in *Appendix C*.

The concentration of exploration drillholes varies slightly across the Property. Drilling on the Property is typically sufficient for delineation of potential surface and highwall miner benches, and deep mineable seams. Core logging is carried out by professional geologists in cases where roof and floor strata are of particular interest for underground mining and in cases where greater resolution and geologic detail are needed. However, most drill hole data come from simplified driller's logs, which lack details regarding geotechnical conditions and specific geology, making correlations and floor and roof conditions difficult to determine. Geophysical logging (e-logging) techniques, by contrast, document specific details useful for geologic interpretation and mining conditions. Given the variability of data-gathering methods employed, *definitive* mapping of future mining conditions may not be possible, but projections and assumptions can be made within a *reasonable* degree of certainty. A significant effort was put into verifying the integrity of the database. Once this was established, stratigraphic columnar sections were generated using cross-sectional analysis to establish or confirm coal seam correlations.

A typical cross-section is shown in *Figure 7-1.*

MARSHALL MILLER & ASSOCIATES, INC. 29

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Figure 7-1: Virginia Cross-Section


Mapped Coal Seam with (Seam Tag)
Additional Coal Seams
Taggart (1050)
Upper Standiford (1100)
Lower Standiford (1200)
Pinhook (1300)
Upper Bolling (1500)
Lower Bolling (1800)
Clintwood (2400)
Eagle (2800)
Blair (3250)
Hagy (4150)
Splashdam (4250)
Upper Banner (4650)
Lower Banner (4900)
Kennedy Rider (5050)
Kennedy (5300)
Aily (5400)
Raven (5700)
Jawbone Rider (5950)
Jawbone (6000)
Tiller (6200)

Due to the long history of exploration by various parties on the Property, a wide variety of survey techniques exist for documentation of data point locations. Many of the older exploration drill holes appear to have been located by survey and more recently completed drill holes are often located by high-resolution Global Positioning System (*GPS*) units. However, some holes appear to have been approximately located using USGS topography maps or other methods which are less accurate.

MARSHALL MILLER & ASSOCIATES, INC. 30

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Therefore, discretion had to be used regarding the accuracy for the location and ground surface elevation of some of these older drill holes. In instances where a drill hole location (or associated coal seam elevations) appeared to be inconsistent with the overall structural trend (or surface topography for surface-mineable areas), the data point was not honored for geological modeling. Others with apparently minor variances were adjusted or then used by MM&A.

In 2025, Alpha provided no new drillholes to MM&A for the Virginia Property update.

Surveying of the underground and surface mined areas has been performed by the mine operators and/or their consulting surveyors. By assignment, MM&A did not verify the accuracy or completeness of the supplied mine maps but accepted this information as being the work of responsible engineers and surveyors, as required by both State and Federal Law.

MM&A compiled comprehensive topographic map files by selecting the best available aerial mapping for each area. In the case of active surface mines, digital U.S.G.S. historical topography was utilized to reference original seam outcrop positions.

7.2 Drilling Procedures

Core drilling methods utilize NX-size ($2^1/_8$ inch) or similar-sized core cylinders to recover core samples, which can be used to delineate geologic characteristics, and for coal quality testing and geotechnical logging. For the cored holes, the geophysical logs are especially useful in verifying the percent of core recovery of both the coal samples (for assurance that sample is representative of the full seam) and of the roof and floor rock samples (for evaluating ground control characteristics of deep mineable coal seams). In addition to the core holes, rotary drilled holes also exist on the Property. Data for the rotary drilled holes is mainly derived from downhole geophysical logs, which are used to interpret coal and rock thickness and depth since logging of the drill cuttings is not reliable in this application.

A wide variety of core-logging techniques exist for the Property. For many of the core holes, the primary data source is a generalized lithology description by the driller, typically supplemented by a more detailed core log completed by a geologist. These drill logs were provided to MM&A collectively as a geological database. MM&A geologists were not involved in the production of original core logs but did perform a basic check of drill records and information within the provided database. Where geophysical logs for such holes are available, they were used by MM&A geologists to verify the coal thickness and core recovery of relevant seams.

7.3 Mine Data

Mine data from active underground and surface mines was used to supplement the exploration drillhole records, by seam. In-seam mine data was provided by Alpha through coal section measurement records within maps of active mines. The mine data was processed for seam thickness and coal thickness, by seam and then appended to each Carlson model database for seam model updates. Seam thickness data excluded roof and floor strata records above and below the measured seam. For the 2025 update,

MARSHALL MILLER & ASSOCIATES, INC. 31

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 32 supplemental mine data was utilized for the Bear Ridge Deep Mine, DM 44 (Rush Branch) as well as DM 41 and DM 42 (Jawbone) active underground mines. 7.4 Hydrology Hydrologic testing and forecasting are necessary parts of the permitting process and as such are routinely considered in the mine planning process. MM&A is not aware of any significant hydrologic impacts being experienced at any three currently active deep mines or two active surface mines. Future mining is projected to occur in areas exhibiting similar hydrogeological conditions as past mining. Based upon the successful history of the operation with regards to hydrogeological features, MM&A assumes that the operation will not be hindered by such issues in the future. Underground coal mining in Appalachia is often beneath active streams and near flooded abandoned mine workings. Water inflows from these sources are an inherent risk that is managed through mine design and planning. 7.5 Geotechnical Data Life-of-Mine (LOM) Mining plans for potential underground mines were developed by MM&A through incorporation of budget maps from Alpha. Pillar stability was tested by MM&A using the Analysis of Coal Pillar Stability (ACPS) software program. MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan. Coal and rock strengths from core testing are used to verify the empirical assumptions integral to ACPS. 8 Sample Preparation Analyses and Security 8.1 Prior to Sending to the Lab Most of the coal samples related to exploration drilling activities have been obtained from the Property by subsurface exploration using core drilling techniques. The protocol for preparing and testing the samples has varied over time and is not well documented for the older holes drilled on the Property. Typical US coal sampling technique from core drilling is for the coal core sample, once recovered from the core barrel, to be measured and described into a log, then wrapped in a sealed plastic sleeve and placed into a covered wooden core box, which is the length of the sample so that the core can be delivered to a laboratory in relatively intact condition and with original moisture content. The core identification number and the depth are scribed on the sample box lid to identify the sample. This process has been the norm for both historical and ongoing exploration activities at Virginia. This work is typically performed by supervising drillers, geologist, or company personnel. Samples are most often delivered to the company by the driller after each shift or acquired by company personnel Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 33 or representatives. Most of the coal core samples were obtained by previous operators on the Property. MM&A did not participate in the collection, sampling, and analysis of the majority of core samples within the exploration database. However, it is reasonable to assume, given the professional level of the previous operators, that these samples were generally collected and processed under industry best practices. This assumption is based on MM&A’s familiarity with the operating companies and the companies used to perform the analysis. Additionally, specific to Alpha’s Virginia surface operations, a significant dataset was made available related to in-pit quality measurements used during the mining process as a predictive measure prior to mining. This robust dataset is generally based upon bulk or grab samples obtained by employees of Alpha prior to the extraction of coal in surface mined pits. MM&A’s review of the datasets suggests a general continuity of sampling procedures. Care was taken by MM&A to determine sampling locations which are commonly tied to both coal seam names and generalized mine locations. The information contained in the dataset does not include a surveyed location point, as the information is generally only relied upon in the short term for assistance in coal blending procedures. 8.2 Lab Procedures Coal quality testing related to exploration drilling has been performed over many years by operating companies using different laboratories and testing regimens. Some of the samples have raw analyses and washability analysis on the full seam (with coal and rock parting layers co-mingled) and are mainly useful for characterizing the coal quality for projected production from underground and highwall mining. Other samples have coal and rock analyzed separately, the results of which can be manipulated to forecast either surface or underground mining quality. Care has been taken to use only those analyses that are representative of the coal quality parameters for the appropriate mining type for each sample. Standard procedure upon receipt of core samples by the testing laboratory is to log the depth and thickness of the sample, then perform testing as specified by a representative of the operating company. Each sample is then analyzed in accordance with procedures defined under ASTM International (ASTM) standards including but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (FSI) (ASTM D720). Specific to the aforementioned pit-quality sampling and associated datasets, laboratory analysis includes both short proximate analysis and at times, detailed metallurgical characteristics. The dataset contains a combination of raw and washed samples. In addition to the steps taken to ensure the accuracy of the historical data as described above, Alpha reports that the company employes a detailed chain of custody process during their current sampling programs. This chain of custody process follows the sample from the time it is drilled until the final quality results are entered into a database for preparation of geologic models.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 34 9 Data Verification 9.1 Procedures of Qualified Person MM&A reviewed the Alpha-supplied digital geologic database which consists of data records including drill hole information for holes that lie within and adjacent to the Property along with records for numerous supplemental coal seam thickness measurements; mainly in mine measurements from underground mine maps. Once the initial integrity of the database was established, stratigraphic columnar sections were generated to use in cross-sectional analysis to establish or confirm coal seam correlations. The stratigraphic column correlation method provides a view of seam depths, lithologic strata and thickness intervals to over and underlying seams. Geophysical logs were used wherever available to assist in confirming the seam correlation and to verify proper seam depths, thickness measurements and recovery of coal samples. After establishing and/or verifying proper seam correlation for all seams the database was used in the geologic model process. Seam thickness, base-of-seam elevation, roof and floor lithology, and overburden maps were independently generated for use in the mine planning process. Maps with seam control data plus geological cross-sections were generated to represent the seam correlations and data integrity. Coal quality was analyzed and summarized by MM&A’s team of geologists and engineers. Quality was provided by Alpha in various database formats, laboratory data sheets, and also obtained directly from MM&A’s files. Care was taken to ensure that sampled data was representative of the mineable section. In instances where minimal representative data was noted, geological tonnages were estimated based upon applying assumed densities of coal and non-coal material to thicknesses expressed in geological database files. 9.2 Limitations As with any exploration program, localized anomalies, such as a thin coal area or poor mining conditions, cannot always be identified. The greater the density of the samples taken, the less the risk. Once an area is identified for inclusion in the mine plan, additional samples are taken to help reduce the risk in specific areas. In general, provision is made in the mine planning portion of the study to allow for localized anomalies that are typically classed more as a nuisance than a hinderance. 9.3 Opinion of Qualified Person Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Virginia Property. The Property data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 35 10 Mineral Processing and Metallurgical Testing 10.1 Testing Procedures Basic chemical analyses (both raw and washed quality), petrographic data, rheological data and ash, ultimate and sulfur analysis are available but not summarized for this filing. Available coal quality data sourced from MM&A’s vaults (associated with former projects for Alpha and its predecessors) was tabulated by resource area in a Microsoft® EXCEL workbook. Such data contained laboratory sheets which MM&A utilized to confirm that sampled intervals were representative of geological models and confirm that appropriate laboratory procedures were utilized to derive raw and clean coal parameters. Additionally, Alpha provided MM&A with a database of its own in-house coal quality information which did not include backup laboratory information or sampled intervals. MM&A compared wash recovery values from Alpha’s dataset to proximal holes with wash recovery data in MM&A’s dataset and calculated estimates of wash recovery based upon the relative percentages of coal and rock from lithologic descriptions. In general, MM&A found that Alpha’s dataset was representative and appropriate for inclusion in coal quality summaries. Quality tables also provide basic statistical analyses of the coal quality datasets, including average value; maximum and minimum values; and the number of samples available to represent each quality parameter of the seam. Coal samples that were deemed by MM&A geologists to be unrepresentative were not used for statistical analysis of coal quality, as documented in the tabulations. Specific to the surface mine reserve areas, exploration quality was supplemented with historical pit sampling. Tabulations were completed based upon annual arithmetic averages on in-pit samples for washed quality. The general consistency in quality suggests confidence in the mines’ ability to continue to produce a comparable metallurgical product. The amount and areal extent of coal sampling for geological data is generally sufficient to represent the quality characteristics of the coal horizons and allow for proper market placement of the subject coal seams. For some of the coal deposits, there are considerable laboratory data from core samples that are representative of the full extent of the resource area; and for others there are more limited data to represent the resource area. For example, in the active operations with considerable previous mining, there may be limited quality data within some of the remaining resource areas; however, in those cases the core sampling data can be supplemented with operational data from mining and shipped quality samples representative of the resource area. 10.2 Relationship of Tests to the Whole The extensive sampling and testing procedures typically followed in the Coal Industry result in an excellent correlation between samples and Marketable product. Pit analyses of the coal from Virginia were reviewed to verify that the coal quality and characteristics were as expected. The Virginia Property

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

has a long history of saleable production, under various owners, in the Mid-Volatile and High-volatile metallurgical and thermal markets, confirming exploration results.

10.3 Lab Information

Each sample is analyzed at area Laboratories that operate in accordance with procedures defined under ASTM standards including but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (*FSI*) (ASTM D720).

10.4 Relevant Results

No critical factors have been found that would adversely affect the recovery of the Reserve. Any quality issues that occur, either localized or generally, are accounted for in the Marketing Study done for this TRS.

11 Mineral Resource Estimates

MM&A independently created geologic models to define the coal resources in Virginia. Coal resources were estimated as of December 31, 2025.

11.1 Assumptions, Parameters and Methodology

Geological data was imported into Carlson Mining® software for geological modelling. Proprietary software was used to compute resource estimates. The imported data, formatted in Microsoft® Excel files, incorporates drill hole collars elevations, seam and thickness picks, bottom seam elevations and raw and washed coal quality. These data files were validated prior to being imported into Carlson's software. Once imported, a geologic model was created, reviewed, and verified with a key element being a gridded model of coal seam thickness. Resource tons were estimated by from the seam thickness grid based on each valid point of observation and by defining resource confidence arcs around the points of observation. Points of observation for Measured and Indicated confidence arcs were defined for all valid drill holes that intersected the seam using standards deemed acceptable by MM&A based on a detailed geologic evaluation and a statistical analysis of all drill holes within the projected reserve areas as described in *Section 11.1.1*. The geological evaluation incorporated an analysis of seam thickness related to depositional environments, adjacent roof and floor lithologies, and structural influences.

After establishing correlations, validated coal seam data, including seam thickness and elevation for seams of economic interest were used to generate a geologic model. Due to the relative structural simplicity of the deposits and the reasonable continuity of the tabular coal beds, the principal geological interpretation necessary to define the lateral extents of the coal deposits is the proper modeling of seam thickness and elevation. Both coal thickness and quality data are deemed by MM&A to be

MARSHALL MILLER & ASSOCIATES, INC. 36

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

reasonably sufficient within the resource areas. Therefore, there is a reasonable level of confidence in the geologic interpretations required for coal resource determination based on the available data and the techniques applied to the data.

Table 11-1 below provides the geological mapping and coal tonnage estimation criteria used for the coal resource and reserve evaluation. These cut-off parameters have been developed by MM&A based on its experience with the Alpha Property and are typical of mining operations in the Central Appalachian coal basin. This experience includes technical and economic evaluations of numerous properties in the region for the purposes of determining the economic viability of the subject coal reserves.

Table 11-1: General Reserve & Resource Criteria

Item	Parameters	Technical Notes & Exceptions*
• **General Reserve Criteria**		
Reserve Classification	Reserve and Resource	Coal resources as reported are inclusive of coal reserves.
Reliability Categories	Reserve (Proven and Probable) Resource (Measured, Indicated & Inferred)	To better reflect geological conditions of the coal deposits, distance between points of observation is determined via statistical analysis. For surface-mineable reserves, the QPs responsible for the delineation of coal reserves have opted to classify tons in areas lacking exploration drill hole quality as 100-percent probable as opposed to basing proven and probable classifications upon relative distance from drill holes. Resource classification as stated in the tables is directly derived from drill hole spacing. The QPs have relied upon consistency in historical pit sampling as a justification for reserve delineation in such areas.
Effective Date of Resource Estimate	December 31, 2025	Coal resources were estimated based upon depletion maps as of September 30, 2025 for underground mines and as of June 30, 2025 for surface mines, along with third and fourth quarter 2025 production depletion adjustment.
Effective Date of Reserve Estimate	December 31, 2025	Coal reserves were estimated based upon depletion maps as of September 30, 2025 for underground mines and as of June 30, 2025 for surface mines, along with third and fourth quarter 2024 production depletion adjustment.
Seam Density	With raw seam analysis: SG = 1.25+(Raw Ash% / 100 In the absence of laboratory data, estimated by (1) assuming specific gravity of 1.30 for coal and 2.25 for rock parting	
• **Underground-Mineable Criteria**		
Map Thickness	Total seam thickness	
Minimum Seam Thickness	30 inches Jawbone Seam / 27 inches other seams	Minor Exceptions for localized zones of thinner coal
Minimum Mining Thickness	52 inches	
Minimum Total Coal Thickness	30 inches Jawbone Seam / 27 inches other seams	Minor Exceptions for localized zones of thinner coal
Minimum In-Seam Wash Recovery	Determined as a function of seam thickness	
Wash Recovery Applied to Coal Reserves	Based on average yield for drill holes within reserve area, or in the absence of laboratory washability data, based on estimated visual recovery using specific gravities noted above and 95 percent yield on "clean" coal	
Out-of-Seam Dilution Thickness for Run-of-Mine Tons Applied to ROM tonnages	Greater of 2 inches or 52-inch minimum cutting height less seam thickness	
Mine Barrier	200-foot distance from abandoned mines and sealed or pillared areas	

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Item	Parameters	Technical Notes & Exceptions*
Minimum Reserve Tonnage	400 thousand recoverable tons for individual area (logical mining unit)	
Minimum Overburden Depth	100 feet	
Minimum Interval to Rider Coal	Considered on a case-by-case basis, depending on interval lithology, etc.	
Minimum Interval to Overlying or Underlying Reserves	Considered on a case-by-case basis, depending on interval lithology, extent, and type of extraction, etc.	
Minimum Interval to Overlying or Underlying Mined Areas	Considered on a case-by-case basis, depending on interval lithology, extent and type of extraction, etc.	
Adjustments Applied to Coal Reserves	6.0 percent moisture increase; 95 percent preparation plant inefficiency	
• **Surface-mineable Criteria**		
Mining Type	Surface mining	
	Highwall mining (HWM)	
Coal Density	Used laboratory apparent specific gravity data where available. Otherwise use raw ash formula: Sp. Gr. = (% Raw Ash/100) + 1.25	
	Used estimated specific gravity based on 1.30 specific gravity for coal and 2.25 specific gravity for rock where no lab data was available.	This is also referred to as EVR or Estimated Visual Recovery method. EXCEPTION: Used 1800 tons per acre foot for seams with no quality data on surface reserve calculation
Surface Property Control	Controlled	Surface-mineable coal resource is estimated where mineral and surface rights are controlled. No resource estimated if mineral rights are not controlled.
	Uncontrolled	Surface-mineable coal resource estimated where surface is uncontrolled if mineral rights are controlled.
Basis for Coal Tonnage	Thickness of recoverable coal less removable partings	Minimum thickness of removable parting for surface-mineable seam is 0.25-foot generally.
Minimum Total seam thickness for Single Cut Contour	2.0 feet (*)	
Minimum Thickness of Principal Seam in Multi-Seam Areas	1.0 foot (*)	
Minimum Thickness of Secondary Seam	0.5 foot	Secondary seam is within 2.5 feet of principal seam
Surface Mine Recovery	85% of Solid	Includes remnants of previous deep mine and auger activity.
Mine Strip Ratio	25:1 BCY /ton ratio for metallurgical coal & 15:1 BCY/ton for thermal coal	surface mine strip ratios are targets and can vary some by cut or job.
Highwall Mine Recovery	Varies based on ARMPS like formula**	Includes 0.85 factor for unachieved penetration depth
Minimum coal thickness for High Wall Miner	20-inch coal thickness	Seam thickness can vary within a panel.
Out-of-Seam Dilution Thickness for HWM Run-of-Mine Tons Applied to ROM tonnages	36- to 45-inch minimum cutting height less seam thickness	
Areas Considered for Surface-mineable Coal Resource	Permitted and potential permit areas provided by Alpha	

Note: Exceptions for application of these criteria to reserve estimation are made as warranted and demonstrated by either actual mining experience or detailed data that allows for empirical evaluation of mining conditions. Final classification of coal reserve is based on the pre-feasibility evaluation.
** MM&A derived HWM recoveries based on ARMPS like formulas that consider coal and overburden thickness, coal in situ coal strength, and rock density. ARMPS suggested minimum Stability Factors are used to determine assumed web and barrier pillar widths that are used to derive a recovery factor that is further adjusted by a 0.85 factor for unachieved penetration depths.

11.1.1 Geostatistical Analysis

MM&A completed a geostatistical analysis on drill holes within the reserve boundaries to determine the applicability of the common United States classification system for measured and indicated coal resources. Historically, the United States has assumed that coal within ¼-mile (1,320 feet) of a point of observation represents a measured resource whereas coal between ¼-mile (1,320 feet) and ¾-mile (3,960 feet) from a point of observation is classified as indicated. Inferred resources are commonly assumed to be located between ¾-mile (3,960 feet) and 3 miles (15,840 feet) from a point of

MARSHALL MILLER & ASSOCIATES, INC. 38

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

observation. Per SEC regulations, only measured and indicated resources may be considered for reserve classification, respectively as proven and probable reserves.

MM&A performed a geostatistical analysis test of the Virginia data set using the Drill Hole Spacing Analysis (*DHSA*) method. This method attempts to quantify the uncertainty of applying a measurement from a central location to increasingly larger square blocks and provides recommendations for determining the distances between drill holes for measured, indicated, and inferred resources.

To perform DHSA the data set was processed to remove any erroneous data points, clustered data points, as well as directional trends. This was achieved through the use of histograms, as seen in *Figure 11-1*, color coded scatter plots showing the geospatial positioning of the borings, *Figure 11-2*, and trend analysis.

Figure 11-1: Histogram of the Total Seam Thickness for the Jawbone Seam Present in the Virginia Complex


Frequency
Thickness (ft)

Figure 11-2: Scatter plot of the Total Seam Thickness for the Jawbone Seam Present in the Virginia Complex


Thickness - Outliers Removed
Y-Position (*100000 ft)
X-Position (*100000 ft)

Following the completion of data processing, a variogram of the data set was created, *Figure 11-3*. The variogram plots average square difference against the separation distance between the data pairs. The separation distance is broken up into separate bins defined by a uniform lag distance (e.g., for a lag distance of 500 feet the bins would be 0 – 500 feet, 501 – 1,000 feet, etc.). Each pair of data points that are less than one lag distance apart are reported in the first bin. If the data pair is further apart than one lag distance but less than two lag distances apart, then the variance is reported in the second bin. The numerical average for differences reported for each bin is then plotted on the variogram. Care was taken to define the lag distance in such a way as to not overestimate any nugget effect present in the data set. Lastly, modeled equations, often spherical, gaussian, or exponential, are applied to the variogram in order to represent the data set across a continuous spectrum.

MARSHALL MILLER & ASSOCIATES, INC. 39

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Figure 11-3: Variogram of the Total Seam Thickness for the Jawbone Seam Present in the Virginia Complex


Thickness Variogram
Variogram residuals (ft^2)
Number of pairs
Lag (*100000 ft)
Empir
Gaus
Expo
Sphe
Mate
Power
Pairs

The estimation variance is then calculated using information from the modeled variogram as well as charts published by Journel and Huijbregts (1978). This value estimates the variance from applying a single central measurement to increasingly larger square blocks. Care was taken to ensure any nugget effect present was added back into the data. This process was repeated for each test block size.

The final step of the process is to calculate the global estimation variance. In this step the number square blocks that would fit inside the selected study area is determined for each block size that was investigated in the previous step. The estimation variance is then divided by the number of blocks that would fit inside the study area for each test block size. Following this determination, the data is then transformed back to represent the relative error in the 95th-percentile range.

Figure 11-4 shows the results of the DHSA performed on the Jawbone seam data for the Virginia Complex. DHSA provides hole to hole spacing values, these distances need to be converted to radius from a central point in order to compare to the historical standards. A summary of the radius data is shown in *Table 11-3*. DHSA prescribes measured, indicated, and inferred drill hole spacings be determined at the 10-percent, 20-percent, and 50-percent levels of relative error, respectively.

MARSHALL MILLER & ASSOCIATES, INC. 40

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Figure 11-4: Result of DHSA for the Jawbone Seam Present in the Virginia Complex


Gaussian
Exponential
Spherical
Relative Error 95% Percentile Range
Drill Hole Spacing (ft)

Table 11-2: DHSA Results Summary for Radius from a Central Point

Model:	Measured Radial Distance (10% Relative Error)	Indicated Radial Distance (20% Relative Error)	Inferred Radial Distance (50% Relative Error)
	(Miles)	(Miles)	(Miles)
Gaussian:	0.62	1.05	2.34
Spherical:	0.61	1.08	2.50
Exponential:	0.58	1.03	2.39

Comparing the results of the DHSA to the historical standards, it is evident that the historical standards are more conservative than even the most conservative DHSA model with regards to determining measured resources. The Exponential model recommends using a radius of 0.58 miles for measured resources compared to the historical value of 0.25 miles. With respect to indicated resources the DHSA-recommended drill hole spacing exceeds the historical standards. The Exponential model recommends using a radius of 1.03 miles, while the Gaussian and Spherical models recommend a radius of 1.05 and 1.08 miles, respectively. These results have led the QPs to report the data following the historical classification standards, rather than using the results of the DHSA.

11.2 Resources Exclusive of Reserves

The Virginia Properties contain resource blocks of underground seams which were not deemed to exhibit reserve potential at the time of the study. These resources, identified as resources *exclusive* of

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

reserves, exist in the Upper Banner, Lower Banner, Jawbone Rider and Jawbone seams. Reasons which may preclude elevation of resources to reserves include, but are not limited to:

1. Limited availability of quality information to document coal seam market characteristics.
2. Block does not meet reserve criteria at this time.
   i. Upper Banner seam, Holly Creek Block HC-B1 is less than 2.5 feet total coal thickness, *Map UB-2*.
   ii. Jawbone Rider Deep Mine 43 Block D2 is a high reject area, *Map JBR-7*.
3. Isolation of resource blocks in which seam access costs are cost prohibitive at the time of the study.
   i. Lower Banner seam, Ball Ridge (DM 46) Block BR-C (*Map LB-4*); Jawbone Rider seam, Deep Mine 43 Block C1A (*Map JBR-7*); Jawbone seam, Black Dog Block BD-E (*Map JB-9*) and Deep Mine 41, Block 41-G (*Map JB-8*) and Deep Mine 42, Block 42-E (*Map JB-9*) have all been classified as resource as they are isolated from the reserve Blocks.
4. Unfavorable economics at the preliminary feasibility study level, yet economics could become attractive in the future under different market conditions.
5. Exclusion from LOM planning by mining operator due to remaining resource blocks which are relatively small, isolated blocks and not currently attractive from an operational perspective.
   i. Jawbone Rider seam Deep Mine 43, Block D1 (*Map JBR-7*) and Jawbone seam, Black Dog Block BD-D (*Map JB-9*).
   ii. Holly Creek was previously reported as a reserve, although in 2023 the Property was reclassified as a resource exclusive of a reserve (not converted to a mine plan). The reclassification was based on projected difficult mining conditions (hard cutting) encountered at the adjoining mine.
   iii. Jawbone seam, Deep Mine 41. Mapped with new 2023 drillholes, a portion of Block 41-E is isolated and assigned resource (*Map JB-7*).

11.2.1 <u>Initial Economic Assessment</u>

MM&A completed an initial economic assessment to determine the potential economic viability of resources exclusive of reserves (not converted to reserves). MM&A applied relevant technical factors to estimate potential saleable tons without the resource blocks, should the resources be extracted via deep, continuous mining methods. MM&A developed cash cost profiles for the resource blocks, including direct cash costs (labor, supplies, roof control, maintenance and repair, power, and other); washing, trucking, materials handling, general and administrative, and environmental costs; and indirect cash costs (royalties, production taxes, property tax, insurance). Costs were developed based off relevant cost drivers (per-ft, per-raw-ton, per-clean-ton). Additionally, MM&A estimated capital costs to access resources. Capital costs associated with mine developed were amortized across the

MARSHALL MILLER & ASSOCIATES, INC. 42

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

resource's potential saleable tonnages. Additional non-cash items (depreciation of equipment and depletion) and cash costs were compared to an assumed sale price of $145 per ton netback FOB loadout (approximately $208 per ton U.S. East Coast basis) for mid-volatile markets. This resource assumed sales value was developed as a premium to the market-based reserve sales value to properly estimate the sales-related expenses should these resources be extracted during higher-than-average market conditions. Pricing used for the primary product was selected by the QP and deemed reasonable based on a review of historical average pricing for the Virginia complex coal products over the past 5 years. The results of the analysis are shown below and demonstrate potential profitability on a fully loaded cost basis. Detailed summaries are shown in *Appendix B*.

Table 11-3: Results of Initial Economic Assessment

Mine/Resource Block	Resource Block	Direct Cash	Transportation, Washing, Enviro, G&A	Indirect	Non Cash	Total Cost	Fully Loaded P&L
Ball Ridge Block BR-C	Lower Banner	$62.76	$34.34	$12.32	$9.39	$118.81	$26.19
Jawbone Rider Blocks C1A, D1, D2	Jawbone Rider	$63.82	$41.40	$12.32	$9.43	$126.97	$18.03
Jawbone Blocks BD-D1&2, BD-E, 41-E4&G, 42-E/F1/F2/F3	Jawbone	$68.46	$28.93	$11.92	$8.97	$118.28	$26.72
Holly Creek	Upper Banner	$51.81	$31.87	$12.32	$14.36	$110.36	$34.64
Bear Ridge	Upper Banner	$75.70	$39.14	$12.12	$6.49	$133.44	$11.56

Figure 11-5: Results of Initial Economic Assessment


$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$-
$145/TON SALE PRICE
Ball Ridge BR-C (LB)
DM 43 C1A,D1,D2 (JBR)
DM41 BD-D1&2,BD-E, 41-E4&G,42-E/F1/F2/F3 (JB)
Holly Creek (UB)
Bear Ridge C (UB)
Direct Cash
Transportation, Washing, Enviro, G&A
Indirect
Non Cash

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

11.3 Qualified Person's Estimates

Based on the work previously described and detailed modelling of those areas along with consideration of all modifying factors, a coal resource estimate, summarized in *Table 11-4*, was prepared as of December 31, 2025, for property controlled by Alpha.

Table 11-4: Coal Resources Summary as of December 31, 2025

		Coal Resource (Dry Tons, In Situ, Mt)			
Area	**Seam**	**Measured**	**Indicated**	**Inferred**	**Total**
Inclusive of Reserve (Converted to Reserve)					
88 Strip	Upper Banner-Tiller	873,100	27,200	0	900,400
3 Forks	Upper Banner-Tiller	9,695,600	1,235,700	0	10,931,300
Long Branch	Upper Banner 2 - Lower Banner	1,914,000	333,800	0	2,247,800
Bear Ridge	Upper Banner (4650)	472,400	0	0	472,400
Ball Ridge (Deep Mine 46)	Lower Banner (4900)	4,602,200	348,300	0	4,950,600
Long Branch (Deep Mine 45)	Lower Banner (4900)	3,104,900	316,500	0	2,368,900
Rush Branch (Deep Mine 44)	Lower Banner (4900)	744,800	111,000	0	855,800
Deep Mine 43	Jawbone Rider (5950)	37,948,900	21,364,800	250,700	59,564,500
Black Dog	Jawbone (6000)	16,253,600	259,600	0	16,513,100
Deep Mine 41	Jawbone (6000)	49,125,000	14,829,100	0	63,954,100
Deep Mine 42	Jawbone (6000)	35,754,500	5,813,700	0	41,568,200
Total Inclusive of Reserve (Converted to Reserve)		**160,489,100**	**44,639,700**	**250,700**	**204,326,900**
Exclusive of Reserve (Not Converted to Reserve)					
Holly Creek	Upper Banner (4650)	5,594,200	2,155,800	0	7,750,000
Bear Ridge	Upper Banner (4650)	437,000	160,000	0	597,000
Ball Ridge (Deep Mine 46)	Lower Banner (4900)	1,003,100	32,000	0	1,035,100
Deep Mine 43	Jawbone Rider (5950)	10,653,400	8,216,300	409,100	19,278,800
Black Dog	Jawbone (6000)	6,388,800	1,856,300	0	8,245,100
Deep Mine 41	Jawbone (6000)	4,712,500	707,300	0	5,419,800
Deep Mine 42	Jawbone (6000)	2,028,000	15,200	0	2,043,200
Total Exclusive of Reserve (Not Converted to Reserve)		**30,817,000**	**13,142,900**	**409,100**	**44,369,000**
Grand Total					
Inclusive of Reserve (Converted to Reserve)		160,489,100	44,639,700	250,700	204,326,900
Exclusive of Reserve (Not Converted to Reserve)		30,817,000	13,142,900	409,100	44,369,000
Grand Total		**191,306,100**	**57,782,600**	**659,900**	**248,696,000**

Note (1): Resource tons are inclusive of reserve tons since they are the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

11.4 Qualified Person's Opinion

While there is some stratigraphically controlled seam-thickness variability due to seam splitting, sand channels, etc., MM&A geologists and engineers modeled the deposit and resource areas to reflect realistic mining scenarios, giving special consideration to uncertainties as related to each class of mineral resources such as (1) seam thickness, (2) floor and roof conditions, (3) mining equipment, etc. This statistical study demonstrates that for each configuration of mineable seams, the classification system of **measured** (0 – ¼ mile), **indicated** (¼ to ¾ mile), and **inferred** (¾ to 3 miles) is reasonably adequate to predict seam thickness variation for modeling and mining purposes. Based on MM&A's geostatistical analysis, it would be possible to extend the measured, indicated and inferred arcs slightly

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

beyond historically accepted practices due to consistent geological settings. The QP's have again elected not to extend arc distances, introducing a level of conservatism in measured and indicated coal classification.

Based on the data review, the attendant work done to verify the data integrity and the creation of an independent Geologic Model, MM&A believes this is a fair and accurate representation of the Virginia coal resources.

12 Mineral Reserve Estimates

12.1 Assumptions, Parameters and Methodology

Coal Reserves are classified as *proven* or *probable* considering "modifying factors" including mining, metallurgical, economic, marketing, legal, environmental, social and governmental factors.

> **Proven Coal Reserves** are the economically mineable part of a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting.

> **Probable Coal Reserves** are the economically mineable part of an indicated coal resource, and in some circumstances a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting.

Upon completion of delineation and calculation of coal resources, MM&A generated a LOM plan for Virginia. The footprint of each reserve area is shown on the maps in *Appendix C*. The Mine plan was generated based on 5-year budget mine plans provided by Alpha and supplemented with additional projections by MM&A to reflect LOM plans that honor property control limits, geologic mapping, or other factors determined during the evaluation.

Carlson Mining software was used to generate the LOM plan for Virginia. The mine plan was sequenced based on productivity schedules provided by Alpha. MM&A judged the productivity estimates and plans to be reasonable based on experience and current industry practice.

Raw, ROM production data outputs from LOM plan sequencing were processed into Microsoft® EXCEL spreadsheets and summarized on an annual basis for processing into the economic model. Average seam densities were estimated to determine raw coal tons produced from the LOM plan. Average mine recovery and wash recovery factors were applied to determine coal reserve tons.

MARSHALL MILLER & ASSOCIATES, INC. 45

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 46 Coal reserve tons in this evaluation are reported at a 6.0-percent moisture for underground and 4.5% for surface reserves and represent the saleable product from the Property. Pricing data as provided by Alpha from third party sources is described in Table 16-2. The pricing data assumes a flat-line long term realization of $183 to $190 per short ton port pricing, with an average of $132.52 per ton netback pricing reflective of the high- and mid-volatile product currently sold at Virginia. The coal resource mapping and estimation process, described in the report, was used as a basis for the coal reserve estimate. Proven and probable coal reserves were derived from the defined coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socio-economic, and regulatory factors and are presented on a moist, recoverable basis. As is customary in the US, the categories for proven and probable coal reserves are based on the distances from valid points of measurement as determined by the QP for the area under consideration. For this evaluation, measured resource, which may convert to a proven reserve, is based on a ¼-mile radius from a valid point of observation. Points of observation include exploration drill holes, and mine measurements which have been fully vetted and processed into a geologic model. The geologic model is based on seam depositional modeling, the interrelationship of overlying and underlying strata on seam mineability, seam thickness trends, the impact of seam structure, intra-seam characteristics, etc. Once the geologic model was completed, a statistical analysis, described in Section 11.1.1 was conducted and a ¼-mile radius from a valid point of observation was selected to define Measured Resources. Likewise, the distance between ¼ and ¾ of a mile radius was selected to define Indicated Resources. Indicated Resources may convert to Probable Reserves. Inferred Resources (greater than a ¾-mile radius from a valid point of observation) have been excluded from Reserve consideration. 12.2 Mineral Reserves Virginia Properties reserves were derived from multiple coal seams of Figure 7-1 located on the Property. Reserves are estimated for both surface and underground mining. Surface reserves were derived for two sites, Long Branch and 88 Strip/Three Forks. Each account for coal reserves from multiple seams. Underground reserves were derived from four seams. The underground accessed seams include the Upper Banner seam at Bear Ridge; the Lower Banner seam at Ball Ridge Mine 46, Long Branch Mine 45, and Rush Branch Mine 44; the Jawbone Rider seam in Deep Mine 43; and the Jawbone seam in Deep Mine 41, Mine 42 and Black Dog. Demonstrated reserve tons are listed in the discussion below. Table 12-1 shows the demonstrated tonnage by Proven and Probable status. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 47 12.2.1 Surface Reserves The two surface mines of the Virginia Properties, including the active 88 Strip and idle Long Branch Mine, are both contour and highwall miner reserves. Estimated LOM average mine ratios (BCY/Ton) do not exceed 25 to 1 for the reserve estimates. Cross sections through drill holes with lithologic records and correlated coal seams have been prepared for each surface reserve and are available upon request. 12.2.1.1 Long Branch Surface The Demonstrated reserve at Long Branch is comprised of 0.16 million surface mine tons and 0.68 million highwall miner tons from three seams. The currently idle Long Branch mine includes permitted reserves to be extracted from the Upper Banner 2, Upper Banner and Lower Banner seams. The geologic model was last updated in 2024 with seam data of coal section records extracted per seam from mine maps. Locally, previous surface mining exists in each of the three seams while previous deep mines exist in the Upper and Lower Banner. Planned mining methods are by contour strip and highwall miner mainly in new reserve blocks with little reserve in areas previously mined of the three seams. 12.2.1.2 88 Strip and Three Forks Surface Demonstrated reserve at 88 Strip and Three Forks is comprised of 4.18 million surface mine tons and 2.44 million highwall miner tons from multiple seams for permitted and non-permitted reserve. The two mines are proximate to one another with adjacent mine permits. The 88 Strip surface mine has a history of previous mining. Even though portions of the mine have been reclaimed, select previously mined areas are included in the reserve along with remaining reserve blocks. Reserves from 88 Strip are derived from seven seams that include the Aily, Raven 2, Raven Upper split, Raven Lower split, Jawbone Rider, Jawbone, and Tiller. The Upper and Lower Raven splits merge into the Raven seam on the south end of the mine area (Map 88-8). Also, on portions of reserves, the Jawbone and Tiller seams are essentially joined and known as the Thick Tiller west of the fault running through the Property (Map 88-11). These two seams were joined during deposition, contemporaneously with fault block movement. Elsewhere, the Jawbone and Tiller seams are separated by a sandstone unit named the Counsel sandstone. Most seams at 88 Strip are sufficiently thick to include highwall miner reserves. The 88 Strip and Three Forks geologic model was last updated in 2024 with seam data of coal section records extracted per seam from mine maps. The Thick Tiller has been extensively deep mined, but due to its thickness, approaching 20 feet, required that the mines leave large mine pillars. The 88 Strip operation concentrates its active and future surface extraction on areas where these mine pillars are still intact and at their largest. The strip ratio for mining the Thick Tiller is high, in excess of 30 to 1, (including rehandle of previously mined Raven seam spoil and burden to Jawbone Rider), but orientation of pit geometry to allow usage of low-cost dozer pushing encourages its continued development. MM&A has determined that the Thick Tiller reserves will be exhausted by the year 2032. Due to high strip ratio, MM&A recommends that Alpha perform additional drilling to confirm that pillars

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 48 are intact, as documented in old depletion mapping, and before expanding the identified Thick Tiller reserve areas. The balance of the 88 Strip/Three Forks reserves is contouring to support highwall mining activity on nine other seams. Contour widths are expected to be no wider than is necessary to allow mine spoil to pass behind the active highwall miner. Wall advance will be such that an additional highwall miner will be needed by late 2029 and a third by year 2031. Essentially all of this contour and highwall mining activity is on the Three Forks portion of the reserve, with more than half of it presently not permitted. Additional hollow fills will be required to fully exploit these reserves. Some coals included in the surface-mineable reserves lack seam-specific coal quality data. The QPs responsible for the delineation of such surface-mineable coal reserves have opted to classify tons in areas lacking exploration drillhole quality as 100-percent probable as opposed to basing proven and probable classifications upon relative distance from drill holes. Resource classification as stated in the tables is directly derived from drillhole spacing. The QPs at MM&A have relied upon consistency in historical pit sampling as a justification for reserve delineation in such areas. 12.2.2 Underground Reserves Underground reserves of the Property are derived from several smaller above drainage deposits in the Upper and Lower Banner seams along with larger seam deposits of the deeper Jawbone Rider and Jawbone seams. Three of the underground mines are currently active, the Rush Branch Mine 44 in the Lower Banner seam, Bear Ridge mine in the Upper Banner seam and Deep Mine 41 in the Jawbone seam. The Deep Mine 46 (Ball Ridge – Lower Banner) permit was issued and is in development. Seam sections through drill holes with roof and floor lithologic records and correlated coal seams have been prepared for each underground reserve and are available upon request. 12.2.2.1 Deep Mine 37 – Holly Creek Upper Banner Holly Creek remains a resource exclusive of reserve (not converted to a mine plan) for this reporting period of December 31, 2025. The classification is based on projected difficult mining conditions (hard cutting) that were encountered at this mine. 12.2.2.2 Bear Ridge Upper Banner Bear Ridge is an active mine with 0.08 million tons of permitted, demonstrated reserve remaining. In 2022, the Bear Ridge mine permit was revised to add additional acres. The average seam thickness of the Upper Banner seam at Bear Ridge ranges between 2.5 and over 3 feet thick. Previous mining of the Upper Banner seam exists in the closed underground mines that adjoin the reserve and in the Long Branch surface mine. The Bear Ridge mine extent is limited by creek drainages to the south, low coal trends to the west and east, and existing underground mines to the north. The mine is currently active. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 49 12.2.2.3 Deep Mine 46 – Ball Ridge Lower Banner The Ball Ridge reserve includes 1.28 million tons of demonstrated reserves from two pods of Lower Banner coal, Ball Ridge West (Block BR-A1/A2) and Ball Ridge East (Block BR-B1/B2). The reserve pods are bounded to the north by stream drainages and low overburden cover but elsewhere by low coal trends. The seam pods are separated in the middle by a low cover zone above the head of Cabin Creek. Seam thickness of the reserve ranges between 2.5 and over 4.0 feet thick. The Deep Mine 46 (Ball Ridge – Lower Banner) permit was issued and is now an active mine. 12.2.2.4 Deep Mine 45 – Long Branch Lower Banner The Long Branch reserve in the Lower Banner seam includes 0.72 million demonstrated tons and is proximate to the Long Branch Surface mine. The reserve is permitted and has an approximate average seam thickness of 2.68 feet thick. Previous underground mining of the Lower Banner seam occurred in the Roaring Fork No. 2 Mine that is located immediately adjacent to the south of the Long Branch reserve block. The mine has not been faced up. 12.2.2.5 Deep Mine 44 – Rush Branch Lower Banner Rush Branch (Deep Mine 44) is currently an active mine. The Rush Branch reserve includes 0.19 million demonstrated permitted and non-permitted tons. In 2024, seam data of coal section records was extracted from DM 44 mine map and utilized to update the geologic model. In 2022, the Rush Branch mine permit was revised to add additional acres, west of Rockhouse Branch. The revised permit included a portion of resource block RB-C. In 2023, the RB-C block which includes permitted and non-permitted tons, has been reclassified to reserve. In 2024, mine block RB-A, north of Rockhouse Branch was depleted. Previous mining of the Lower Banner seam exists in several underground mines located south and north of the mine. Some thin coal zones divide the reserve blocks which range in seam thickness between 2.5 and over 4.0 feet. The lateral extent of the reserve is bound by multiple stream drainages. The mine is active with two production sections operating. 12.2.2.6 Deep Mine 43 – Jawbone Rider The Jawbone Rider seam reserve of the proposed Deep Mine 43 includes an estimated 21.64 million demonstrated tons, or 37-percent of the Virginia properties total underground reserve. This below drainage reserve is not permitted and has no previous mining locally. Coal thickness of the Jawbone Rider reserve ranges from about 2.33 feet to over 5.0 feet, yet most of this demonstrated reserve has an average thickness between 2.5 and 3.5 feet. There are several mapped low coal pods excluded from the reserve where drill data records indicate the total coal is less than 2.25 feet thick. The mine has not been faced up.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

The seam model was last updated in 2023 with approximately 16 new gas wells received from Alpha. Most of those holes are located in or near the southern portion of the reserve boundary. Drilling was assessed to further define the deposition of the Jawbone Rider seam and in general, the new seam data from the drill holes aligned with the seam thickness trends of the seam.

The Jawbone Rider reserve is bordered by two faults, the Jess Fault to the Northeast and the Russell Fork fault to the southwest and divided by the Little Paw Paw Fault in the reserve area. Two faults have a greater impact on the reserve. The Russell Fork Fault limits the lateral extent of the reserve in the southwest direction, while displacement of the Little Paw Paw Fault divides the reserve into separate west (ID) and east (ID) blocks. The west block is also divided along the overlying Russell Fork River. Several adverse mineral tracts limit the reserve extent. The potential addition of select adverse blocks could expand the Jawbone Rider resource or reserve in the future. Additional exploration is recommended to delineate coal thickness trends in several locations in the reserve block, and in the proposed permit limits with further resource potential.

12.2.2.7 Deep Mine 41, Deep Mine 42, Black Dog – Jawbone

The Jawbone seam reserve is laterally continuous and incorporates three adjacent reserve areas: Deep Mine 41, Mine 42, and the Black Dog mine. Mine 42 block is currently accessed from Deep Mine 41 and is not a separate mine. This below-drainage reserve includes 33.87 million demonstrated tons, or 59 percent of the Virginia Properties total underground reserve. Approximately 91 percent of the Jawbone reserve is permitted by the three mine permits. The mineable seam thickness fluctuates across the reserve. Seam heights range from 2.5 feet to over 7.0 feet thick, with an approximate average seam thickness of 4.5 feet. Several faults run through the reserve but appear to have limited impact with mining. Previous mining exists within the permitted boundaries and also east of the Black Dog mine.

Deep Mine 41 is the largest mine in the Jawbone reserve with 18.43 million demonstrated tons. It also has a significant amount of previous mining. Mine 42 block includes 11.24 million demonstrated reserve tons. The Black Dog reserve includes 4.20 million demonstrated tons. It too has a significant amount of previous mining inside the permit boundary.

The Jawbone seam proximity to the overlying Jawbone Rider coal and the underlying Jawbone Leader coal have been identified on *Maps JB-8* and *JB-9*. Locations where the Rider coal is less than 10 feet above and where the Leader coal is less than 5 feet below the Jawbone seam have been mapped for the report users' benefit. Where the Rider coal is less than 10 feet above, less stable roof and floor mining conditions could exist in the reserve.

In 2023, per recognition of areas where the Leader seam is proximate to the Jawbone seam, MM&A further evaluated the Jawbone to Jawbone Leader seam interval to identify areas where the leader coal is within 2-foot of the Jawbone seam. From the evaluation, several Jawbone-Jawbone Leader areas were identified by these criteria, including a large area in block 42-A. Observations of seam data indicate that, in general, when the Jawbone seam thickness is greater than approximately 4.5 feet, the Jawbone

MARSHALL MILLER & ASSOCIATES, INC. 50

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Leader coal is close to or attached to the bottom of the Jawbone seam. The Jawbone-Jawbone Leader joined seam areas commonly have a seam height range of approximately 4.5 feet to over 8.0 feet.

The mine is currently operating seven (7) continuous miner sections.

12.3 Qualified Person's Estimates

The coal reserves, as shown in *Table 12-1*, are based on a technical evaluation of the geology and a preliminary feasibility study of the coal deposits. The extent to which the coal reserves may be affected by any known environmental, permitting, legal, title, socio-economic, marketing, political, or other relevant issues has been reviewed rigorously. Similarly, the extent to which the estimates of coal reserves may be materially affected by mining, quality, infrastructure and other relevant factors has also been considered.

The results of this TRS define an estimated 65.24 Mt of proven and probable marketable coal reserves. The maps included in *Appendix C* reflect mining depletion at the time of the resource/reserve calculation based on Alpha mine maps as of September 30, 2025 for underground mines and as of June 30, 2025 for surface mines. Mine depletion tonnages were supplied by Alpha through the end of 2025, and MM&A deducted this historical production from the mapped reserves in order to estimate reserves as of December 31, 2025.

Table 12-1: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2025

	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)					Quality (Dry Basis)		
	By Reliability Category			By Permit Status				
Seam/Area	Proven	Probable	Total	Permitted	Not Permitted	Ash%	Sulfur%	VM%
Surface Mineable								
88 Strip (SM)	0	678,000	678,000	678,000	0	6	0.9	29
88 Strip (HWM)	500	0	500	500	0	6	0.9	29
Three Forks (SM)	1,073,800	2,431,200	3,505,000	2,110,800	1,394,200	6	0.9	29
Three Forks (HWM)	1,348,500	1,088,200	2,436,700	608,600	1,828,100	6	0.9	29
Long Branch	116,000	39,200	155,200	92,600	62,500	5	0.8	32
Long Branch	592,600	91,700	684,200	438,400	245,900	5	0.8	31
Total Surface Mineable	**3,131,300**	**4,328,200**	**7,459,500**	**3,928,800**	**3,530,700**	**6**	**0.9**	**30**
Underground								
Upper Banner (4650)								
Bear Ridge	80,600	0	80,600	80,600	0	5	0.7	33
Total Upper Banner (4650)	***80,600***	***0***	***80,600***	***80,600***	***0***	***5***	***0.7***	-
Lower Banner (4900)								
Ball Ridge (Deep Mine 46)	1,189,600	92,400	1,282,000	1,282,000	0	6	0.7	29
Long Branch (Deep Mine 45)	707,800	13,800	721,600	721,600	0	6	0.7	30
Rush Branch (Deep Mine 44)	183,300	3,000	186,300	186,200	100	5	0.7	30
Total Lower Banner (4900)	***2,080,700***	***109,200***	***2,189,900***	***2,189,800***	***100***	***6***	***0.7***	***29***
Jawbone Rider (5950)								
Deep Mine 43	13,758,800	7,881,400	21,640,200	0	21,640,200	3	0.8	24
Total Jawbone Rider (5950)	**13,758,800**	**7,881,400**	**21,640,200**	**0**	**21,640,200**	**3**	**0.8**	**24**

MARSHALL MILLER & ASSOCIATES, INC. 51

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Seam/Area	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)					Quality (Dry Basis)		
	By Reliability Category			By Permit Status				
	Proven	Probable	Total	Permitted	Not Permitted	Ash%	Sulfur%	VM%
Jawbone (6000)								
Black Dog	4,136,000	65,000	4,200,900	4,186,200	14,700	8	0.6	28
Deep Mine 41	14,122,900	4,303,800	18,426,700	15,475,500	2,951,100	8	0.8	26
Deep Mine 42	9,637,900	1,601,200	11,239,200	10,792,000	447,200	7	0.7	26
Total Jawbone (6000)	***27,896,800***	***5,969,900***	***33,866,800***	***30,453,700***	***3,413,100***	***8***	***0.7***	***26***
Total UG Mineable	**43,816,900**	**13,960,500**	**57,777,400**	**32,724,100**	**25,053,300**	**6**	**0.7**	**25**
Grand Total								
Grand Total	**46,948,200**	**18,288,700**	**65,236,900**	**36,652,900**	**28,584,000**	**6**	**0.8**	**25**

Notes: *Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.*
Totals may not add due to rounding. See Appendix A for detailed breakdown.

12.4 Qualified Person's Opinion

The estimate of coal reserves was determined in accordance with the SEC S-K 1300 regulations that became effective for the first fiscal year falling on or after January 1, 2021.

The LOM mining plan for Virginia was prepared to the level of preliminary feasibility. Mine projections were prepared, and timing scheduled to match production with coal seam characteristics. Production timing was carried out from current locations to depletion of the coal reserve area. Coal reserve estimates could be materially affected by the risk factors described in *Section 22.2*.

Based on the Preliminary Feasibility Study and the attendant Economic Review, MM&A believes this is a fair and accurate calculation of the Virginia coal reserves.

13 Mining Methods

Six underground mining areas along with two surface and highwall miner areas were modeled and tested economically. Once the Resources were calculated, mine plans were created to project operating each resource area to depletion, with crews and equipment scheduled to move to subsequent mining areas as depletion occurs. Underground mine operations are projected to be exhausted in 2060, while surface and highwall mining operations are both projected to be completed in 2038 and 2039, respectively.

13.1 Geotech and Hydrology

Mining plans for potential underground mines were developed by Alpha and MM&A. Pillar stability was tested by MM&A using the *Analysis of Coal Pillar Stability (ACPS)* software program. MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan.

MARSHALL MILLER & ASSOCIATES, INC. 52

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Hydrology has not been an issue of concern at Alpha's Virginia operations. Based on numerous site visits to the underground operations of the Property by the QP's, it has been determined that this is not a significant concern. Mining of future reserves is projected to occur in areas which exhibit similar hydrogeological characteristics as those formerly mined areas.

13.2 Production Rates

Operations at the Virginia operations by Alpha and its predecessors have been on-going for many years. The mine plan and productivity expectations reflect historical performance and efforts have been made to adjust the plan to reflect future conditions. MM&A is confident that the mine plan is reasonably representative to provide an accurate estimation of coal reserves. Mine development and operation have not been optimized within the TRS.

Carlson Mining software was used by MM&A to generate mine plans for the mineable coal seams. Mine plans were sequenced based on productivity schedules provided by Alpha, which were based on historically achieved productivity levels. All production forecasting ties assumed production rates to geological models as constructed by MM&A's team of geologists and mining engineers.

The primary mine feeding the McClure Preparation Plant consists of Deep Mine 41 (DM41). In addition, Deep Mine 44 (DM44) and Bear Ridge Contract Mine, and 88 Strip surface and highwall miner operations feed both the McClure and Tom's Creek plants. It is assumed when the idled Long Branch operation is restarted its production will feed this plant. There is a total of ten (10) operating continuous miner sections within these underground mines.

As shown in *Table 13-1*, the areas planned for underground mines produce coal until 2060. Clean coal production varies directly with coal thickness and anticipated mining conditions.

Table 13-1: Virginia Complex Underground Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2025	2026	2027	2028	2029	2030	2031	2032
DM 41-42-Black Dog (Jawbone)	461	2,130	2,130	1,983	1,741	1,722	1,723	1,766
Long Branch Deep (L. Banner)	0	99	287	287	50	0	0	0
DM44 (Lower Banner)	130	113	0	0	0.0	0	0	0
DM43 (Jawbone Rider)	0	0	0	120	375	395	608	612
Ball Ridge DM46 (L. Banner)	0	351	549	382	0	0	0	0
Bear Ridge (Upper Banner)	26	54	0	0	0	0	0	0
Total	**617**	**2,747**	**2,966**	**2,771**	**2,166**	**2,117**	**2,330**	**2,378**

Mine Name	2033	2034	2035	2036	2037	2038	2039	2040
DM 41-42-Black Dog (Jawbone)	1,768	1,761	1,754	1,704	1,737	1,540	1,821	1,593
Long Branch Deep (L. Banner)	0	0	0	0	0	0	0	0
DM44 (Lower Banner)	0	0	0	0	0	0	0	0
DM43 (Jawbone Rider)	639	622	589	648	621	638	714	700
Ball Ridge DM46 (L. Banner)	0	0	0	0	0	0	0	0
Bear Ridge (Upper Banner)	0	0	0	0	0	0	0	0
Total	**2,406**	**2,382**	**2,342**	**2,352**	**2,357**	**2,177**	**2,535**	**2,294**

MARSHALL MILLER & ASSOCIATES, INC. 53

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Mine Name	2041	2042	2043	2044	2045	2046	2047	2048
DM 41-42-Black Dog (Jawbone)	1,657	1,693	1,426	1,134	529	405	14	0
Long Branch Deep (L. Banner)	0	0	0	0	0	0	0	0
DM44 (Lower Banner)	0	0	0	0	0	0	0	0
DM43 (Jawbone Rider)	709	711	851	962	916	872	887	919
Toms Creek (Lower Banner)	0	0	0	0	0	0	0	0
Ball Ridge DM46 (L. Banner)	0	0	0	0	0	0	0	0
Bear Ridge (Upper Banner)	0	0	0	0	0	0	0	0
Total	**2,366**	**2,404**	**2,277**	**2,096**	**1,445**	**1,277**	**901**	**919**
Mine Name	**2049**	**2050**	**2051**	**2052**	**2053**	**2054**	**2055**	**2056**
DM 41-42-Black Dog (Jawbone)	0	0	0	0	0	0	0	0
Long Branch Deep (L. Banner)	0	0	0	0	0	0	0	0
DM44 (Lower Banner)	0	0	0	0	0	0	0	0
DM43 (Jawbone Rider)	949	1,047	1,006	975	957	793	573	255
Ball Ridge DM46 (L. Banner)	0	0	0	0	0	0	0	0
Bear Ridge (Upper Banner)	0	0	0	0	0	0	0	0
Total	**949**	**1,047**	**1,006**	**975**	**957**	**793**	**573**	**255**
Mine Name	**2057**	**2058**	**2059**	**2060**	**2061**	**2062**	**2063**	**2064**
DM 41-42-Black Dog (Jawbone)	0	0	0	0	0	0	0	0
Long Branch Deep (L. Banner)	0	0	0	0	0	0	0	0
DM44 (Lower Banner)	0	0	0	0	0	0	0	0
DM43 (Jawbone Rider)	261	263	266	186	0	0	0	0
Ball Ridge DM46 (L. Banner)	0	0	0	0	0	0	0	0
Bear Ridge (Upper Banner)	0	0	0	0	0	0	0	0
Total	**261**	**263**	**266**	**186**	**0**	**0**	**0**	**0**

(1) Results shown for 2025 represent 4th quarter only.

As shown in *Tables 13-2* and *13-3*, the areas planned for surface and highwall mines produce coal until 2038 and 2039, respectively. Clean coal production varies directly with surface mining ratios along with availability of open highwall for the highwall miner units.

Table 13-2: Virginia Complex Surface Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2025	2026	2027	2028	2029	2030	2031	2032
Long Branch	0	0	0	0	0	0	0	0
88 Strip	230	350	346	372	251	350	571	571
Total	**230**	**350**	**346**	**372**	**251**	**350**	**571**	**571**
Mine Name	**2033**	**2034**	**2035**	**2036**	**2037**	**2038**	**2039**	**2040**
Long Branch	0	0	0	45	109	1	0	0
88 Strip	571	571	106	0	0	0	0	0
Total	**571**	**571**	**106**	**45**	**109**	**1**	**0**	**0**

(1) Results shown for 2025 represent 4th quarter only.

MARSHALL MILLER & ASSOCIATES, INC. 54

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 13-3: Virginia Complex Highwall Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2025	2026	2027	2028	2029	2030	2031	2032
Long Branch HWM	0	0	0	0	0	0	0	0
88 Strip HWM	12	0	4	24	191	10	458	458
Total	**12**	**0**	**4**	**24**	**191**	**10**	**458**	**458**
Mine Name	**2033**	**2034**	**2035**	**2036**	**2037**	**2038**	**2039**	**2040**
Long Branch HWM	0	0	0	44	238	247	155	0
88 Strip HWM	458	458	381	0	0	0	0	0
Total	**458**	**458**	**381**	**44**	**238**	**247**	**155**	**0**

(1) Results shown for 2025 represent 4th quarter only.

13.3 Mining-Related Requirements

13.3.1 Underground

A mine plan with sequenced mining projections was prepared for each logical mining unit. For each mine plan, the appropriate number of production units is selected for the resource area, and a productivity level assigned, expressed in feet of advance per unit-shift of production. The productivity is based on the equipment and personnel configuration, mining height and expected physical conditions.

13.4 Required Equipment and Personnel

13.4.1 Underground Mines

13.4.1.1 Deep Mine 41 (Maps JB-8, JB-9)

Deep Mine 41 is a well-developed underground mine that supports seven (7) production units. The mine operates in the Jawbone Seam. The mine has been in production since 2010. Full steady state production was reached in 2016 at 1,500,000 clean tons per year and averaging 1,675,000 clean tons per year over the period from 2016 to 2020.

The coal seam is accessed by a side-by-side decline slope. Personnel, supplies and equipment traverse the haul roadside of the slope to access the workings and the belt travels up the opposite side. The slope facility is located near the center of the coal property. Work areas have been developed to the east and west of the slope bottom area. A split shaft is located at slope bottom. The shaft provides intake air, and the mine fan is mounted on the return side of the shaft in an exhausting arrangement.

The depth of cover ranges from 400 feet to 1,200 feet.

Production is scheduled for approximately 248 days each year, which represents production on Monday through Friday. On each day, production sections are scheduled to produce coal on two shifts. Productivity is planned at the rate of 165 feet of advance per shift of operation.

Principal production equipment per section includes one continuous miner, one roof bolter, two shuttle cars, and one scoop. Coal is extracted from the production face with the continuous miner and hauled

MARSHALL MILLER & ASSOCIATES, INC. 55

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 56 to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is stockpiled. Coal is then transported via overland conveyor belt haulage to the McClure Preparation Plant where it is processed and loaded onto CSX rail for transport to the consumer. The production units do perform secondary recovery where available with mobile roof support (MRS) units. The mine plan design includes leaving support pillars in selected areas to prevent subsidence damage to surface structures and features. Deep Mine 41 is operational at the time of this report; all necessary infrastructure and utilities are in place; all necessary permits have been obtained. Estimated capital expenditures for future ventilation facilities are included within the financial model. The estimated expenditures for site closure and reclamation have been calculated and are included within the financial model as well. As work areas are completed, the mine will see a reduction in production units starting with two units in 2043, one unit in 2044, two units in 2045, one unit in 2046 and the final unit in 2047. 13.4.1.2 Deep Mine 44 Rush Branch (Map LB-5) Deep Mine 44 is located approximately 3.5 miles south of the McClure Preparation Plant. It is currently operational with two (2) continuous mining sections producing coal in the Lower Banner seam on leased mineral property. Deep Mine 44 is a two (2) production section mine with each working section equipped with two (2) Continuous Miners, two (2) Roof Bolters, four (4) Shuttle Cars and two (2) scoops. The production units do perform secondary recovery where available with MRS units. The mine plan design includes leaving support pillars in selected areas to prevent subsidence damage to surface structures and features. Similar to the Deep Mine 41 operation, coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is stockpiled. Coal is then transported via highway truck haulage to the Toms Creek and McClure Preparation Plants where it is processed and loaded onto the Norfolk Southern and CSX rail system, respectively, for transport to the consumer. Deep Mine 44 is also operational at the time of this report with all necessary infrastructure and utilities in place. All necessary permits have been obtained. Estimated expenditures for site closure and reclamation are included in the financial model for this site. The mine is scheduled to deplete its mining assignment in 2026. 13.4.1.3 Bear Ridge Contract Mine (Map UB-1) Active at the time of this report, Capital Coal Corporation is operating the Bear Ridge Contract Mine (formerly operated by Four-O Mining). The facility is located on Rush Branch of Roaring Fork of the Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 57 McClure River approximately 8.7 miles southeast of the McClure Preparation Plant. The mine produces from the Upper Banner Seam. Estimated depletion occurs in the third quarter of calendar year 2026. The mine produces metallurgical grade coal using one (1) active section with one (1) continuous miner, one (1) roof bolter, two (2) shuttle cars, one (1) belt feeder, and one (1) scoop per section. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is stockpiled prior to being trucked to the Toms Creek and McClure Preparation Plants by highway trucks. The mine site is compact and does not have equipment to scalp rock prior to trucking to the preparation plant. All necessary permits have been obtained. Estimated expenditures for site closure and reclamation are included in the financial model for this site. 13.4.1.4 Deep Mine 43 (Map JBR-7) Deep Mine 43 targets the Upper Jawbone Seam. Access would be gained by a haulage slope and ventilation shafts as the coal boundary is completely below drainage. The access is proposed at a location along Frying Pan Creek of Russell Fork, approximately 9.4 miles east of the McClure Preparation Plant. The coal boundary is bisected by a northwest to southeast trending fault system. The projected plan is to drive through the fault to access the eastern portion of the coal boundary. At the crossing, a ventilation/elevator shaft has been proposed for developing the eastern boundary. Deep Mine 43 will begin mining as a three (3) section mine and later in its assignment, a fourth production section will be added. Each working section will be operated as a super section with two sets of mining equipment operated simultaneously and sharing a common dumping point on the same section, with each set being ventilated by a separate split on intake air. Each super section operates two (2) Continuous Miners, two (2) Roof Bolters, four (4) Shuttle Cars and two (2) scoops. The production units do perform secondary recovery where available with MRS units. The mine plan design includes leaving support pillars in selected area to prevent subsidence damage to surface structures and features. Coal will be extracted from the working face by the continuous miner and loaded onto shuttle cars to be transported to the belt feeder on the section conveyor belt. Once on the conveyor belt, the product will be transported to the surface to a stockpile. Highway trucks would transport the product on public highways to the McClure Preparation Plant for a one-way distance of 19.9 miles. The mine product is expected to average 40 percent recovery due to in-seam rock as well as out of seam dilution occurring from excavating roof or floor rock to have adequate height to operate the underground machinery. Due to the size of this reserve, the option to acquire additional property to construct a small preparation plant also remains but further study of this arrangement would be necessary. This model proposes to reduce the amount of rock being hauled to the preparation plant by

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 58 screening the run of mine material to reduce the rock content. The installation of a screen system and a coarse refuse disposal site on controlled surface property would reduce the weight of the hauled material by approximately twelve percent (12%), which would be realized in a cost reduction in the truck haulage costs on a clean ton basis. The timing model projects mining to commence in 2028 and be completed in 2060. 13.4.1.5 Deep Mine 45 Long Branch (Map LB-6) This reserve area is located approximately 8.4 miles southeast of the McClure Preparation Plant and approximately 1.0 miles north of the Bear Ridge Contract Mine. The coal boundary is found in the Lower Banner Seam. An existing surface mine contour bench will be used to access the seam. Coal would be put on a conveyor through the existing Bear Ridge mine then trucked to the Toms Creek and McClure Preparation Plants by highway trucks. This mine includes a starting date of August 2026 with a completion date of March 2029. Deep Mine 45 will be developed as a one (1) section mine with the working section operated as a super section with two sets of mining equipment operating simultaneously and sharing a common dumping point on the same section, with each set being ventilated by a separate split on intake air. Each super section operates two (2) Continuous Miners, two (2) Roof Bolters, four (4) Shuttle Cars and two (2) scoops. The production units do perform secondary recovery where available with MRS units. The mine plan design includes leaving support pillars in selected areas to prevent subsidence damage to surface structures and features. Coal will be excavated from the working face by the continuous miner and loaded onto shuttle cars to be transported to the belt feeder on the section conveyor belt. Once on the conveyor belt, the product will be transported to the surface to a stockpile. Highway trucks would transport the product on public highways for a one-way distance of 13.5 miles. Electrical power can be sourced from the Bear Ridge Contract Mine utility tap approximately 0.5 miles from the proposed site. 13.4.1.6 Deep Mine 46 Ball Ridge (Map LB-4) The Deep Mine 46 (Ball Ridge – Lower Banner) permit was issued and is now an active mine. This reserve area is located approximately 4.9 miles southeast of the McClure Preparation Plant. The coal seam is the Lower Banner Seam. Deep Mine 46 will be developed as a two (2) section mine with each working section operated as a super section (two sets of mining equipment operating simultaneously and sharing a common dumping point on the same section, with each set being ventilated by a separate split on intake air). Each super section operates two (2) Continuous Miners, two (2) Roof Bolters, four (4) Shuttle Cars and two (2) scoops. The production units do perform secondary recovery where available with MRS units. The mine plan design includes leaving support pillars in selected areas to prevent subsidence damage to surface structures and features. Coal will be excavated from the working face by the continuous miner Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 59 and loaded onto shuttle cars to be transported to the belt feeder on the section conveyor belt. Once on the conveyor belt, the product will be transported to the surface to a stockpile. Highway trucks would transport the product on public highways for a one-way distance of 8.1 miles to the McClure Preparation Plant. The site will be constructed along the Lower Banner Seam outcrop. The surface facilities would be positioned along existing roads as a contour cut along the coal seam with a stockpile area located below the mine bench. A new power substation would be required. A local utility power line is near the site. The power tap can be utilized in the future for the expansion of the southeast portion of Deep Mine 41. Mining is projected to begin fully in 2026 and be completed in 2028. 13.4.2 Surface Mines 13.4.2.1 Long Branch (Map LBR-1 through LBR-3) Figure 13-1: Long Branch Surface Mine Aerial View The Long Branch reserve area consists of contour and highwall mining of three seams: the Upper Banner 2, Upper Banner, and the Lower Banner seams. Deep mining has taken place in the Upper and Lower Banner seams. Pre-law surface contouring and augering depletion exists on three seams with no evidence of highwall reclamation. The Upper Banner and Lower Banner benches north of Lick Creek are expected to contain large amounts of mined spoil that will require remining to fully expose the seams for highwall mining.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 60 Proposed contouring is limited to areas that have highwall mining potential. Due to steep terrain, restricted spoil placement areas, and existing gas well locations, second-cut contouring is limited to areas where existing contour width is insufficient to accommodate a highwall miner. If practical, second-cut contouring will be attempted in areas of previous augering to provide solid coal for highwall mining. A portion of the augering will likely remain requiring the additional steps of grouting the auger holes and/or widening highwall mining web widths effectively reducing overall highwall miner recovery. Alpha idled the Long Branch mine during the spring of 2025. Its reserve does not offer a great deal of flexibility in development due to the large concentration of gas wells and lines that require close coordination with the gas company for their shut-in/plugging and line movement. Additionally, there is no permitted hollow fills for final or temporary spoil placement. The lack of hollow fill space requires placing mined spoil on contour benches recently highwall mined. This necessitates that highwall mining activity be in close proximity to the advancing surface mining. Remaining excess mine spoil is placed on mined contour benches that can accommodate additional spoil or is used to reclaim “pre-law” walls within the permit. Contour cuts are deliberately held to the minimal widths necessary to support highwall mining where planned to avoid generating excess swelled spoil. It is expected that, once restarted, Alpha will employee a smaller Caterpillar Inc. (CAT) 992 loader/777 truck spread for excavation than used previously. Track dozers are available on the job but are not expected to contribute to production and will be used primarily for reclamation. Continual highwall mining activity will be unlikely due to periods of insufficient highwall exposure. As a result, the operation benefits from multi-skilled operators capable of operating different machinery. The Long Branch surface mining operations is assumed to be restarted at the conclusion of mining activities at 88 Strip. Its reserves are expected to be exhausted in year 2039. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 61 13.4.2.2 88 Strip/Three Forks (Map 88-1 through 88-11) Figure 13-2: 88 Strip/Three Forks Surface Mine Aerial View The 88 Strip / Three Forks mine complex is an area that has been mined for more than 50 years. Initially, deep and surface mining targeted the Raven, Jawbone, and Tiller seams. In the western portion of the mining complex the Jawbone and Tiller effectively come close together to allow them to be deep mined as one seam known locally as the “Thick Tiller”. Surface mining activity wanned in the 1990s and most of the disturbed areas were reclaimed. Surface mining resumed approximately 10 years later with the recognition that the Jawbone-Tiller seams had more contour, auger and highwall mining potential.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 62 Alpha continues to develop the Jawbone-Tiller seams, concentrating on surface mining previously deep mined areas where pillars were not removed. This effort often involves remining reclaimed spoil placed on upper Raven benches. Strip ratios for the “Thick Tiller” pits can exceed 30:1, but engineered pit/panel alignment, allocation of dozers pushing upper seam spoil into void space of the previously excavated panel and limiting loader/truck contribution to the lower seams significantly reduces the cost per cubic yard. Blast casting of the upper burden also offers limited quick and cheap burden removal. Placement of spoil in adjacent panels requires rehandle of the spoil along the spoil-side high wall to assure safe removal of the targeted Jawbone-Tiller pillars. Although Alpha contends that they have successfully re-mined Thick Tiller in areas of small regular pillar sizes, MM&A limited reserve boundaries to areas where digital records indicate that larger pillars still remain to be excavated. Digital records have not always been found to be accurate, therefore MM&A believes it is appropriate to periodically drill to confirm pillars remain and have not been “pillared”, especially before any expansion of the identified Thick Tiller reserve areas. In 2025 Alpha modified pit excavation in the Thick Tiller to enlarge the active pit areas so that the several coal benches that are required to separate coal splits from its associated parting material is continually exposed. This was expected to improve coal recovery by minimizing perimeter dilution and loss and improve productivity. Dozer contribution to Thick Tiller development will vary with the identified pit. Its usage is expected primarily with spoiling to reclaim incremental pits. Previously mined Raven spoil should be placed in sufficient quantities above the eventual pit highwall to reduce the expense of final reclamation of the Thick Tiller pits. MM&A expanded the Thick Tiller reserve area to include Alpha’s expected excavation area they delineated for budget purposes. MM&A expects the recently enlarged active pit area will, as described above, help justify this expansion. MM&A expects Thick Tiller will contribute to production for the next six years. The balance of the 88 Strip/Three Forks reserves is contouring to support highwall mining activity on nine other seams. Contour widths are expected to be no wider than is necessary to allow mine spoil to pass behind the active highwall miner. Essentially all of this contour and highwall mining activity is on the 3 Forks portion of the reserve, with more than half of it presently not permitted. Lack of hollow fill space in Puncheon Camp Branch, within the existing Three Forks permit areas, will require hauling burden from lower seams to higher elevation spoil locations. Ideally, once lower seam burden has been hauled out and its seam highwall mined, subsequent higher seams can dispose of their spoil by end-dumping over the lower seam highwall to reclaim the lower benches. If this doesn’t occur more spoil will have to be hauled to higher elevations spoil locations. To be fully exploited proper sequencing will be required. Haulage on grade and the confinement of the recognized contour reserves can potentially impact loader productivity. The unpermitted remaining reserves east of Indian Creek will necessitate a hollow fill to dispose of excess swelled spoil. 88 Strip/3 Forks presently utilizes 3 – CAT 993 loader/785 truck spreads and 3 – CAT D11 track dozers for overburden production. Historically, greater than 16 million cubic yards (CY) were mined on a yearly Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 63 basis due to heavy contribution of dozers. MM&A expects dozer contribution will be sporadic that overall production will be slightly less than 12 million CY per year. Contour mining will involve primarily truck haulage so dozer’s potential contribution will be limited to the life of the Thick Tiller reserves. 88 Strip obtained the services of the highwall miner obtained from the idled Long Branch mine. It and the existing miner are strategically placed on the mine property to minimize transfer time. Their usage will be very limited during the next five years until the mine exhausts its Thick Tiller reserves and converts primarily to contour excavation. With a few exceptions contouring and highwall mining will be initiated in lower seams in areas of multi- seam planned activity to aid in reclamation. Surface and highwall mining on 88 Strip is expected to cease its activities in year 2035. 14 Processing and Recovery Methods 14.1 Description or Flowsheet The Alpha Virginia Operations currently includes the McClure River Preparation Plant and Tom’s Creek Preparation Plant in addition to the mines. The plant sites include raw coal storage, clean coal storage, a railroad loadout, and refuse disposal area. Both plants have a feed rate capacity of 1,100 raw tons per hour each. The McClure River Plant was built by Roberts and Shaefer in 1979 and received an upgrade in 2019. The plant produces a product with a typical ash content of 10.18%, a typical sulfur content of 0.70% and a typical volatile matter content of 24.22%. Plant equipment includes a heavy media vessel for primary separation, low density cyclone for intermediate separation, froth flotation and spirals in the fine coal circuit. Centrifugal dryers are utilized, and a thermal dryer can be seen in the aerial imagery obtained from Google Earth. During the 2025 reporting year the McClure Plant had an average utilization of 60.19%. Coarse and fine refuse are disposed of at an adjacent combined refuse area utilizing currently installed vacuum disk filters that could be augmented with new plate-and-frame filter presses when installation is completed. Historically slurry was injected into the adjacent McClure No. 1 Mine with an opportunity to resume this process in a limited capacity moving forward. Due to the topography of the region and limited competition for land resources a new slurry impoundment has started the design phase. The site would be constructed on adjacent property following the acquisition and permitting process for additional long-term refuse capacity. An aerial image of the McClure River Plant and refuse area is shown in Figure 14-1.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 64 Figure 14-1: McClure River Preparation Plant and Refuse Area The Tom’s Creek Plant was built by The Daniels Company in 1980 and received an upgrade by Sedgman Pty Ltd in 2004. The plant produces a product with a typical ash content of 8.26% with a typical sulfur content of 8.26% at a utilization rate of 39.29% in 2025. Plant equipment includes a heavy media vessel for primary separation, low density and heavy media cyclones for intermediate separation, froth flotation, spirals and columns for the fine coal circuit. The plant utilizes centrifugal dryers. Coarse refuse is belted to the top of the adjacent impoundment and also includes a slurry pond. An aerial image of the Tom’s Creek Plant and slurry impoundment is shown in Figure 14-2. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 65 Figure 14-2: Tom’s Creek Preparation Plant and Slurry Impoundment Processes and equipment are typical of those used in the coal industry and are in use in nearly all plants in the Central Appalachian Basin. 14.2 Requirements for Energy, Water, Material and Personnel Personnel have historically been sourced from the surrounding communities in Dickenson, Wise and Russell Counties, and have proven to be adequate in numbers to conduct mining operations. As mining is common in the surrounding areas, the workforce is generally familiar with mining practices, and many are experienced miners.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Water is sourced locally from public water sources or rivers, and electricity is sourced from **Appalachian Electric Power** (***AEP***). The service industry in the areas surrounding the mine complex has historically provided supplies, equipment repairs and fabrication, etc.

15 Infrastructure

Alpha's Virginia preparation plants service customers with washed coal, which is transported via the CSX Transportation and Norfolk Southern rail lines at the plant's loadouts. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to the preparation plant. This practice will continue for future reserves.

As an active operation, the necessary support infrastructure for Virginia is in place.

As new areas are developed, the infrastructure requirements will change. These changes have been considered in the LOM plans and financial model.

The underground mining resource areas which are located above drainage will require an access road and mine access development along the outcrop.

Typical mine facilities include a mine office, a change house, supply facilities, mine fan and a stacker conveyor if truck haulage is required. One major advantage for the operations is that the majority of the raw coal originates from Deep Mine 41 and is transported directly to the preparation plant by conveyors which eliminates truck haulage.

Photographs of the existing facilities are shown in *Figures 15-1* and *15-2*.

MARSHALL MILLER & ASSOCIATES, INC. 66

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Figure 15-1: McClure River Preparation Plant & Surface Facilities


DC Caney Ridge Rd
639
Refuse Area
639
Refuse Conveyor
639
637
McClure River Plant
773

MARSHALL MILLER & ASSOCIATES, INC. 67

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Figure 15-2: Tom's Creek Preparation Plant & Surface Facilities


650
Slurry
Impoundment
Refuse
Conveyor
Tom's Creek Plant
652

MARSHALL MILLER & ASSOCIATES, INC. 68

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

16 Market Studies

16.1 Market Description

The quality characteristics for the subject coal resources and coal reserves have been reviewed in detail by MM&A. The drill hole data were utilized to develop average coal quality characteristics for the mining site. These average coal quality characteristics were then utilized as the basis for determining the various markets into which the saleable coal will likely be placed.

A typical quality specification for the Virginia products as produced in 2025 is shown in *Table 16-1*.

Table 16-1: 2025 Produced Quality

	MV	HVA
Ash (%)	8.68	7.66
Sulfur (%)	0.70	0.82
Volatile Matter (%)	25.26	28.48

The mine production serves both the mid- and high-volatile metallurgical market.

16.2 Price Forecasts

Company-wide pricing data as provided by Alpha from third party sources is described in *Table 16-2*. Note that not all products reflected in *Table 16-2* will apply to every business unit. The pricing data assumes a flat-line long term realization of $183 to $190 per short ton port pricing, with a LOM average of $132.52 per ton netback pricing reflective of the high- and mid-volatile product currently sold at Virginia. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. The netback pricing represents adjustments made to published benchmark pricing based on quality and transportation. A large majority of the coal sold by Alpha and their Virginia business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Virginia business unit.

Table 16-2: Price Forecasts

Coal quality	Market Pricing Per Ton (1) (2)
High-Vol. A	$183
High- Vol. B	$169
Mid-Vol.	$190
Low-Vol.	$191
Thermal	$82

(1) Market pricing shown on U.S. East Coast basis.
(2) Metallurgical and thermal pricing based on 10-year and 3-year average, respectively of forecasted pricing from pricing services.

MARSHALL MILLER & ASSOCIATES, INC. 69

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

16.3 Contract Requirements

Some contracts are necessary for successful marketing of the coal. For Virginia, since all mining, preparation and marketing is done in-house, the remaining contracts required are:

> **Transportation** – Alpha contracts with the Norfolk Southern Railroad and CSX to transport coal to market.

> **Sales** – Sales contracts are a mix of spot and contract sales. With the volatility of the market, long-term contracts are not typically written.

17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals

17.1 Results of Studies

MM&A completed an environmental review in 2011 for the Massey properties acquired by Alpha, including those operations that were active at Virginia at that time. The environmental review completed by MM&A included site inspections, reviews of historical records, database searches of State and Federal regulatory records and interviews to identify potential recognized environmental conditions (*RECs*) that may create environmental liability for the sites. While MM&A identified RECs during both studies, MM&A's opinion was that those issues would not preclude the continued or future use of the properties as a coal mining/preparation venture.

Based on this former ESA completed by MM&A, it is MM&A's opinion that Virginia has a generally typical coal industry record of compliance with applicable mining, water quality, and environmental laws. Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models.

17.2 Requirements and Plans for Waste Disposal

At the McClure Preparation Plant, coarse and fine refuse are presently placed in an adjacent combined refuse area utilizing existing vacuum disk filters that could be augmented with plate-and-frame filter presses when installation is completed. Initially, combined refuse was placed in the existing fills. The McClure plant has been injecting slurry into the adjacent McClure No. 1 Mine for approximately the past 15 years. There is an opportunity to resume injection in a limited capacity moving forward, and the permitting of two new injection sites is underway. Due to the topography of the region and limited land resources, a new coarse refuse/slurry impoundment has started the design phase. The site would be constructed on adjacent property following the acquisition and permitting process for additional long-term refuse capacity.

MARSHALL MILLER & ASSOCIATES, INC. 70

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Based on a study completed by **Schnabel Engineering, Inc.** (***Schnabel***) in February 2021 using January 2021 updated mapping, McClure River Refuse area has disposal capacity for combined refuse through February 2029 at present production rates. The proposed new coarse disposal/impoundment site has a projected capacity of approximately 20 years.

The refuse disposal site at the Toms Branch Preparation Plant includes an impoundment with coarse refuse fill areas.

As with most operations in the region, continuing to secure additional coarse and fines capacity will be critical to execute the business plan as outlined in this TRS, a process Alpha has historically shown success in navigating. The table below outlines the current estimated capacities and permits of Virginia's fine and coarse impoundments.

Table 17-1: Virginia Refuse Disposal Summary

Refuse Facility	State SMCRA Permit Number	MSHA ID	Refuse Disposal Type	Classified as a Dam	Permit Status	Current Planned Maximum Coarse Life (Approved + Planned)	Current Planned Maximum Fines Life (Approved + Planned)	Est. Coarse/ Combined Refuse Life (Yrs.)	Est. Fine Refuse Life (Yrs.)
McClure River Refuse Area (Virginia)	1402177	1211-VA5-0124-01	Coarse Refuse	No	Active	9	2	6	2
Sallies Branch Slurry Impoundment (Virginia)	1302182	1211-VA5-0133-01A	Slurry Impoundment – Downstream and Upstream	Yes	Active	20.8	20.8	20.8	20.8

17.3 Permit Requirements and Status

All mining operations are subject to federal and state laws and must obtain permits to operate mines, coal preparation plants and related facilities, haul roads, and other incidental surface disturbances necessary for mining to occur. Permits generally require that the permittee post a performance bond in an amount established by the regulatory program to provide assurance that any disturbance or liability created during mining operations is properly restored to an approved post-mining land use and that all regulations and requirements of the permits are fully satisfied before the bond is returned to the permittee. Significant penalties exist for any permittee who fails to meet the obligations of the permits including cessation of mining operations, which can lead to potential forfeiture of the bond. Any company, and its directors, owners and officers, which are subject to bond forfeiture can be denied future permits under the program.[1]

New permits or permit revisions will occasionally be necessary to facilitate the expansion or addition of new mining areas on the Property, such as amendments to existing permits and new permits for mining of reserve areas. Exploration permits are also required. Property under lease includes provisions for exploration among the terms of the lease. New or modified mining permits are subject to a public

[1] Monitored under the Applicant Violator System (AVS) by the Federal Office of Surface Mining.

MARSHALL MILLER & ASSOCIATES, INC. 71

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

advertisement process and comment period, and the public is provided with an opportunity to raise objections to any proposed mining operation. MM&A is not aware of any specific prohibition of mining on the subject property and given sufficient time and planning, Alpha should be able to secure new permits to maintain its planned mining operations within the context of current regulations. Necessary permits are in place to support current production on the Property, but future permits are required to maintain and expand production. Portions of the Property are located near local communities. Regulations prohibit mining activities within 300 feet of a residential dwelling, school, church, or similar structure unless written consent is first obtained from the owner of the structure. Where required, Alpha reports that such consents have been obtained where mining is proposed beyond the regulatory limits.

Alpha has obtained all mining and discharge permits to operate its mines and processing, loadout or related facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. Virginia, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to **United States Environmental Protection Agency (*EPA*)** and the **United States Fish and Wildlife Agency (*USFW*)** involvement with state programs.

The mining permits currently held by Alpha Virginia are shown in *Table 17-2.*

MARSHALL MILLER & ASSOCIATES, INC. 72

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 17-2: Virginia Mining Permits

Permit	Operation Name	Company	Current Status	Issue	Bond Method	MSHA ID	Current Permit Acreage	Expiration Date	NPDES
1102158	88 Strip	Paramont Contura, LLC	Active	10/26/2016	Pool	44-07163; 44-07300	2,164.78	2/10/2026	VA0082158, VAG400983
1102161	Black Bear Surface Mine	Paramont Contura, LLC	Completion Report; Inactive	11/17/2016	Pool	44-07100; 44-06886	208.52	7/9/2027	VA0082161
1102167	Kiwanis Surface Mine	Paramont Contura, LLC	Active, Not Started	11/22/2016	Pool	Pending	328.57	7/29/2023 (in review)	VA0082167
1102180	Three Forks Surface Mine	Paramont Contura, LLC	Active	12/19/2016	Pool	44-07163	2060.74	5/29/2029	VA0082180
1102186	Long Branch Auger Mine	Paramont Contura, LLC	Active, Temporary Cessation	12/20/2016	Pool	44-07381	1,505.23	5/9/2028	VA0082186
1102197	Bold Camp Surface Mine	Paramont Contura, LLC	Completion Report, Inactive	2/7/2017	Pool	44-07274	201.35	4/26/2026	VA0082197
1102233	Butcherknife Surface	Paramont Contura, LLC	Completion Report, Active Reclamation Only	6/14/2017	Pool	44-07257	139.72	1/26/2027	VA0082233
1102243	Doe Branch Strip	Paramont Contura, LLC	Active, Not Started	10/11/2017	Pool	Pending	1,085.64	9/14/2020 (in review)	VA0082243
1202159	Deep Mine #37	Paramont Contura, LLC	Completion Report, Inactive	11/2/2016	Cost	44-07231	44.74	7/23/2028	VA0082159
1202160	Deep Mine #44	Paramont Contura, LLC	Active	11/3/2016	Cost	44-07308	27.26	3/18/2028	VA0082160, VA0092878
1202171	Deep Mine #41	Paramont Contura, LLC	Active	12/13/2016	Cost	44-07223	35.23	5/2/2023 (in review)	VA0082171, VA0092576
1202173	Powers Branch Deep Mine	Paramont Contura, LLC	Completion Report; Inactive	12/14/2016	Cost	Pending	48.62	1/19/2030	VA0082173
1202174	Deep Mine #25	Paramont Contura, LLC	Completion Letter; Active Reclaimed	12/14/2016	Cost	44-07129	44.6	11/30/2024 (in review)	VA0082174
1202189	Toms Creek North Deep Mine	Paramont Contura, LLC	Completion Report; Active Reclamation Only	1/3/2017	Cost	44-07367	7	10/14/2026	VA0082189
1202191	Bear Ridge Deep Mine	Paramont Contura, LLC	Active	1/18/2017	Cost	44-07217	7.98	12/19/2027 (CSMO/NPDES Renewal application was approved 12/15/2023)	VA0082191
1202193	Stonecoal/ Dorton Aily Mine	Paramont Contura, LLC	Completion Report; Active Reclamation Only	1/19/2017	Cost	44-07193	8.18	9/6/2026	VA0082193
1202198	Deep Mine 42	Paramont Contura, LLC	Active	2/7/2017	Cost	44-07223	27.23	6/29/2026	VA0082198
1202247	Toms Creek South	Paramont Contura, LLC	Completion Report, Active Reclamation Only	10/23/2017	Cost	44-07388	20.47	10/23/2022 (in review)	VA0082247

MARSHALL MILLER & ASSOCIATES, INC. 73

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Permit	Operation Name	Company	Current Status	Issue	Bond Method	MSHA ID	Current Permit Acreage	Expiration Date	NPDES
1202282	Long Branch Lower Banner Deep Mine	Paramont Contura, LLC	Active, Not Started	11/28/2018	Cost	Pending	24.75	11/28/2023 (in review)	VA0082282
1202391	Deep Mine 46 (Ball Ridge Deep Mine)	Deep Mine 46 (Ball Ridge Deep Mine)	Active	9/11/24	Cost		17.43	9/11/2029	VA0082391
1302182	Toms Creek Prep Plant	Paramont Contura, LLC	Active	12/19/2016	Pool	44-05270	501.67	12/20/2028	VA0082182, VAG400197
1302195	Moss #2 Prep Plant	Dickenson-Russell Contura, LLC	Active; Temporary Cessation	1/26/2017	Cost	44-06007	125.99	12/29/2028	VA0082195
1402177	McClure Prep Plant	Dickenson-Russell Contura, LLC	Active	12/15/2016	Cost	44-04251; 44-05311	505.55	12/21/2023 (in review)	VA0067032, VA0082177
1602175	Hughes Branch Mine	Paramont Contura, LLC	Completion Report, Inactive	12/14/2016	Pool	44-06268; 44-06891; 44-07109	16.25	11/25/2027	VA0082175

Note: Permit status and expiration dates are based on information obtained from regulatory agency website and/or Alpha. Permits with expired dates are listed as "in review" due to approval backlogs at the state level.

MARSHALL MILLER & ASSOCIATES, INC. 74

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

17.4 Local Plans, Negotiations or Agreements

MM&A found no indication of agreements beyond the scope of Federal or State Regulations.

17.5 Mine Closure Plans

Applicable regulations require that mines be properly closed, and reclamation commenced immediately upon abandonment. In general, site reclamation includes removal of structures, backfilling, regrading, and revegetation of disturbed areas. For surface mines, the majority of the expense for backfilling and regrading is completed as part of ongoing mining operations, with only reclamation of final pits and HWM benches required at end-of-mine life. Sediment control is required during the establishment of vegetation, and bond release generally requires a minimum five-year period of site maintenance, water sampling, and sediment control following mine completion. This requirement is reduced to two years for certain operations involving re-mining. Reclamation of underground mines includes closure and sealing of mine openings such as portals and shafts in addition to the items listed above.

Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models. As with all mining companies, an accretion calculation is performed annually so the necessary Asset Retirement Obligations (*ARO*) can be shown as a Liability on the Balance Sheet.

17.6 Qualified Person's Opinion

The Virginia complex is an operating facility; all necessary permits for current production have been obtained. MM&A knows of no reason that any permits revisions or new permits that may be required cannot be obtained. Based on the Schnabel study discussed in *Section 17.2*, McClure has disposal capacity for combined refuse through February 2029 at present production rates. The proposed new coarse disposal/impoundment site has a projected capacity of approximately 20 years.

Estimated expenditures for site closure and reclamation are included in the financial model for this site.

18 Capital and Operating Costs

18.1 Capital Cost Estimate

The production sequence selected for a property must consider the proximity of each reserve area to coal preparation plants, river docks and/or railroad loading points, along with suitability of production equipment to coal seam conditions. The in-place infrastructure was evaluated, and any future needs were planned to a level suitable for a Preliminary Feasibility Study and included in the Capital Forecast.

MARSHALL MILLER & ASSOCIATES, INC. 75

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Alpha provided MM&A with information related to the number of currently operating production units at Virginia. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Virginia operations is provided in *Figure 18-1* below. Total capital by mine is summarized in *Table 18-1*. An additional $39.7 million of capital was included in 2026-2030 for coal preparation plant and loadout upgrades, resulting in a total estimated capital of $692.1 million for the Virginia Complex.

Figure 18-1: Projected Capital Expenditures – Consolidated Virginia Operations


$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$ Thousands
Underground Mines
Surface Mines
HWM
Plant/Loadout
2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059
Year

MARSHALL MILLER & ASSOCIATES, INC. 76

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 18-1: Summary of Capital Expenditures Schedule by Mine

Item	Total	2026	2027	2028	2029	2030	2031	2032
DM 41-42-Black Dog (Jawbone)	**$240,331**	$16,534	$10,554	$9,638	$12,474	$9,537	$14,637	$8,730
Long Branch Deep (L. Banner)	**$7,796**	$7,796	$0	$0	$0	$0	$0	$0
DM44 (Lower Banner)	**$315**	$165	$150	$0	$0	$0	$0	$0
DM43 (Jawbone Rider)	**$305,673**	$0	$0	$33,514	$11,751	$3,857	$11,401	$6,980
Ball Ridge DM46 (L. Banner)	**$7,105**	$2,293	$2,076	$2,737	$0	$0	$0	$0
Bear Ridge (Upper Banner)	**$0**	$0	$0	$0	$0	$0	$0	$0
Long Branch HWM	**$0**	$0	$0	$0	$0	$0	$0	$0
88 Strip	**$77,765**	$2,405	$10,996	$11,206	$9,640	$10,606	$10,036	$12,166
Long Branch HWM	**$0**	$0	$0	$0	$0	$0	$0	$0
88 Strip HWM	**$13,410**	$1,550	$1,550	$0	$4,380	$1,550	$4,380	$0
Total	**$652,395**	**$30,742**	**$25,326**	**$57,095**	**$38,245**	**$25,550**	**$40,454**	**$27,876**

Item	2033	2034	2035	2036	2037	2038	2039	2040
DM 41-42-Black Dog (Jawbone)	$10,384	$12,099	$10,059	$39,896	$15,122	$9,614	$12,099	$10,059
Long Branch Deep (L. Banner)	$0	$0	$0	$0	$0	$0	$0	$0
DM44 (Lower Banner)	$0	$0	$0	$0	$0	$0	$0	$0
DM43 (Jawbone Rider)	$10,080	$7,260	$8,065	$21,552	$8,065	$5,280	$10,080	$8,065
Ball Ridge DM46 (L. Banner)	$0	$0	$0	$0	$0	$0	$0	$0
Bear Ridge (Upper Banner)	$0	$0	$0	$0	$0	$0	$0	$0
Long Branch HWM	$0	$0	$0	$0	$0	$0	$0	$0
88 Strip	$9,640	$820	$250	$0	$0	$0	$0	$0
Long Branch HWM	$0	$0	$0	$0	$0	$0	$0	$0
88 Strip HWM	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$30,104**	**$20,180**	**$18,374**	**$61,448**	**$23,186**	**$14,894**	**$22,179**	**$18,124**

Item	2041	2042	2043	2044	2045	2046	2047	2048
DM 41-42-Black Dog (Jawbone)	$14,431	$7,761	$9,205	$6,004	$597	$597	$298	$0
Long Branch Deep (L. Banner)	$0	$0	$0	$0	$0	$0	$0	$0
DM44 (Lower Banner)	$0	$0	$0	$0	$0	$0	$0	$0
DM43 (Jawbone Rider)	$11,165	$10,846	$19,905	$16,725	$6,980	$6,749	$12,865	$12,280
Ball Ridge DM46 (L. Banner)	$0	$0	$0	$0	$0	$0	$0	$0
Bear Ridge (Upper Banner)	$0	$0	$0	$0	$0	$0	$0	$0
Long Branch HWM	$0	$0	$0	$0	$0	$0	$0	$0
88 Strip	$0	$0	$0	$0	$0	$0	$0	$0
Long Branch HWM	$0	$0	$0	$0	$0	$0	$0	$0
88 Strip HWM	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$25,595**	**$18,607**	**$29,110**	**$22,729**	**$7,577**	**$7,346**	**$13,163**	**$12,280**

Item	2049	2050	2051	2052	2053	2054	2055	2056
DM 41-42-Black Dog (Jawbone)	$0	$0	$0	$0	$0	$0	$0	$0
Long Branch Deep (L. Banner)	$0	$0	$0	$0	$0	$0	$0	$0
DM44 (Lower Banner)	$0	$0	$0	$0	$0	$0	$0	$0
DM43 (Jawbone Rider)	$13,842	$2,180	$14,880	$8,065	$8,380	$1,960	$7,625	$4,620
Ball Ridge DM46 (L. Banner)	$0	$0	$0	$0	$0	$0	$0	$0
Bear Ridge (Upper Banner)	$0	$0	$0	$0	$0	$0	$0	$0
Long Branch HWM	$0	$0	$0	$0	$0	$0	$0	$0
88 Strip	$0	$0	$0	$0	$0	$0	$0	$0
Long Branch HWM	$0	$0	$0	$0	$0	$0	$0	$0
88 Strip HWM	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$13,842**	**$2,180**	**$14,880**	**$8,065**	**$8,380**	**$1,960**	**$7,625**	**$4,620**

MARSHALL MILLER & ASSOCIATES, INC. 77

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Item	2057	2058	2059	2060	2061	2062	2063	2064
DM 41-42-Black Dog (Jawbone)	$0	$0	$0	$0	$0	$0	$0	$0
Long Branch Deep (L. Banner)	$0	$0	$0	$0	$0	$0	$0	$0
DM44 (Lower Banner)	$0	$0	$0	$0	$0	$0	$0	$0
DM43 (Jawbone Rider)	$220	$220	$220	$0	$0	$0	$0	$0
Ball Ridge DM46 (L. Banner)	$0	$0	$0	$0	$0	$0	$0	$0
Bear Ridge (Upper Banner)	$0	$0	$0	$0	$0	$0	$0	$0
Long Branch HWM	$0	$0	$0	$0	$0	$0	$0	$0
88 Strip	$0	$0	$0	$0	$0	$0	$0	$0
Long Branch HWM	$0	$0	$0	$0	$0	$0	$0	$0
88 Strip HWM	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$220**	**$220**	**$220**	**$0**	**$0**	**$0**	**$0**	**$0**

18.2 Operating Cost Estimate

Alpha provided historical costs and budgeted projections of operating costs for its active underground mines (Deep Mine 41 & Deep Mine 44) for MM&A's review, along with its surface and highwall mines (88 Strip and Long Branch). MM&A used the historical cost information as a reference and developed a personnel schedule for the mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, drilling and blasting, coal preparation plant processing, refuse handling, coal loading, property taxes, insurance and bonding, and other direct mining costs.

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Statutory sales-related costs are summarized in *Table 18-2*.

Table 18-2: Estimated Coal Production Taxes and Sales Costs

Description of Tax or Sales Cost	Basis of Assessment	Cost
Federal Black Lung Excise Tax – Underground	Per Ton	$1.10
Federal Black Lung Excise Tax – Surface/Highwall	Per Ton	$0.55
Federal Reclamation Fees – Underground	Per Ton	$0.12
Federal Reclamation Fees – Surface/Highwall	Per Ton	$0.28
Virginia Reclamation Tax – Underground	Per Ton	$0.03
Virginia Reclamation Tax – Surface/Highwall	Per Ton	$0.04
Virginia Reclamation Tax – Coal Preparation/Loadout	Per Ton	$0.15
Virginia Severance Tax	Percentage of Revenue	2%
Royalties – Underground, Surface and Highwall	Percentage of Revenue	5.0%

Notes: 1. Federal black lung excise tax is paid only on coal sold domestically. MM&A assumed 50% of sales will be into domestic market.

MARSHALL MILLER & ASSOCIATES, INC. 78

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

A summary of the projected operating costs for the consolidated Virginia operations is provided in *Figure 18-2*.

Figure 18-2: Virginia Operating Costs


Labor
O&M Supplies
Maintenance and Repairs
Transport, Prep & Load
DD&A
Royalty & Wheelage
Other
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$/Ton
2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060
Year

19 Economic Analysis

19.1 Economic Evaluation

19.1.1 Introduction

The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves and production rates may differ from Alpha's own budgetary projections. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2026.

On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor,

MARSHALL MILLER & ASSOCIATES, INC. 79

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 80 operating supplies, maintenance and repairs, facilities costs for materials handling, coal preparation, refuse disposal, coal loading, reclamation and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines’ historical costs provided a useful reference for MM&A’s cost estimates. The operations are projected on a calendar year basis. MM&A’s projection of annual sales tonnage is summarized in the chart below. While all Alpha coal resource properties deemed by MM&A to have potential for classification as coal reserves were evaluated as part of the economic model, some of those resource areas were determined to be uneconomical in the current market and were therefore excluded from coal reserves as discussed below. Figure 19-1: Projection of Sales Tons Sales revenue is based on the metallurgical coal price information provided to MM&A by Alpha. Only the revenue from Alpha’s captive mining operations is included in the financial model used for this TRS. The P&L projections of the individual mines of Alpha’s Virginia operations are then consolidated into a P&L and cash flow schedule for further testing of the economics. Projected debt service is excluded from the P&L and cash flow model in order to determine Enterprise Value of the aggregated entity. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 81 The financial model expresses coal sales prices, operating costs, and capital expenditures in current day dollars without adjustment for inflation. Capital expenditures and reclamation costs are included based on engineering estimates for each mine by year. MM&A also included an estimate of administrative costs in the financial projections. Alpha will pay royalties for the various current and projected operations. The royalty rates vary by location as provided by Alpha. The royalty rates were assumed to be 5.0% of the sales revenue. The projection model also includes consolidated income tax calculations at Alpha’s Virginia Division level, incorporating statutory depletion calculations, as well as state income taxes, and a federal tax rate of 21%. To the extent the Alpha mines generate net operating losses for tax purposes, the losses are carried over to offset future taxable income from Alpha mines. The terms “cash flows” and “project cash flows” used in this report refer to after-tax cash flows. Alpha’s projected consolidated annual revenue for the Virginia operations is shown in the chart below: Figure 19-2: Consolidated Annual Revenue Projected consolidated revenue, cash costs, and EBITDA for the Virginia operations are expressed in dollars per ton in the graph below.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Figure 19-3: Revenue, Cash Costs, and EBITDA


Revenue
Cash Costs
EBITDA
$ per Ton
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060

The above chart shows an assumed average revenue of $133 per ton, cash costs of $95 to $121 per ton and EBITDA of $12 to $37 per ton. Positive EBITDA per ton averages $29.40 per ton over the life of the operations.

Table 19-1 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at Virginia.

Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

	LOM Tonnage	LOM Pre Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Underground Mines					
DM 41-42-Black Dog (Jawbone)	34,189	$1,093,393	$31.98	$1,403,550	$41.05
Long Branch Deep (L. Banner)	722	$2,039	$2.83	$10,028	$13.90
DM44 (Lower Banner)	243	$1,649	$6.79	$4,179	$17.22
DM43 (Jawbone Rider)	21,640	$60,181	$2.78	$415,151	$19.18
Ball Ridge DM46 (L. Banner)	1,282	$20,817	$16.24	$30,245	$23.59
Bear Ridge (Upper Banner)	81	($303)	($3.76)	$20	$0.25
Consolidated Deep Mines	**58,156**	**$1,177,774**	**$20.25**	**$1,863,173**	**$32.04**
Surface Mines					
Long Branch	155	($4,635)	($29.87)	($1,614)	($10.40)
88 Strip	4,290	($53,946)	($12.58)	$27,387	$6.38
Consolidated Surface Mines	**4,445**	**($58,581)**	**($13.18)**	**$25,772**	**$5.80**

MARSHALL MILLER & ASSOCIATES, INC. 82

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

	LOM Tonnage	LOM Pre Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
HWM Operations					
Long Branch HWM	684	$4,858	$7.10	$4,957	$7.24
88 Strip HWM	2,453	$21,229	$8.65	$38,808	$15.82
Consolidated HWMs	**3,138**	**$26,087**	**$8.31**	**$43,765**	**$13.95**
Grand Total	**65,739**	**$1,145,280**	**$17.42**	**$1,932,711**	**$29.40**

Note: (1) LOM tonnage evaluated in the financial model includes October 2025 through December 2025 production for underground mines and July 2025 through December 2025 production for surface mines production (506,070 total clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2025.

As shown in *Table 19-1,* all of the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Virginia operations show positive LOM P&L and EBITDA of $1.1 billion and $1.9 billion, respectively.

The breakdown of projected EBITDA for the consolidated Virginia operations is shown in the chart below:

Figure 19-4: Annual EBITDA


Underground Mining
Surface Mining
Highwall Mining
EBITDA $ MM
$140
$120
$100
$80
$60
$40
$20
$-
$(20)
2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 2058 2059 2060 2061 2062 2063
Year

19.1.2 Cash Flow Summary

Alpha's consolidated Virginia cash flow summary in constant dollars, excluding debt service, is shown in *Table 19-2* below.

MARSHALL MILLER & ASSOCIATES, INC. 83

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 19-2: Project Cash Flow Summary ($000)

	Total	YE 12/31 2025	YE 12/31 2026	YE 12/31 2027	YE 12/31 2028	YE 12/31 2029	YE 12/31 2030
Production & Sales tons	65,739	859	3,097	3,316	3,167	2,609	2,477
Total Revenue	$8,711,997	$113,516	$409,766	$438,551	$418,840	$345,800	$327,483
EBITDA	$1,932,711	$27,104	$109,351	$122,593	$103,026	$60,855	$60,996
Net Income	$940,414	$21,261	$68,293	$81,356	$61,338	$24,269	$23,454
Net Cash Provided by Operating Activities	$1,727,845	$17,400	$76,427	$100,137	$92,656	$62,739	$56,713
Purchases of Property, Plant, and Equipment	($692,067)	$0	($37,705)	($34,891)	($68,625)	($46,635)	($28,775)
Net Cash Flow	$1,035,777	$17,400	$38,722	$65,246	$24,031	$16,104	$27,938

	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033	YE 12/31 2034	YE 12/31 2035	YE 12/31 2036	YE 12/31 2037
Production & Sales tons	3,360	3,407	3,435	3,412	2,830	2,441	2,704
Total Revenue	$445,708	$451,957	$455,749	$452,578	$376,091	$323,458	$358,900
EBITDA	$93,740	$101,898	$105,535	$105,337	$82,250	$76,051	$76,904
Net Income	$45,437	$48,956	$52,502	$54,066	$41,563	$33,889	$35,738
Net Cash Provided by Operating Activities	$77,717	$91,089	$95,516	$95,891	$81,019	$70,072	$69,072
Purchases of Property, Plant, and Equipment	($40,454)	($27,876)	($30,104)	($20,180)	($18,374)	($61,448)	($23,186)
Net Cash Flow	$37,263	$63,213	$65,412	$75,711	$62,645	$8,624	$45,886

	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040	YE 12/31 2041	YE 12/31 2042	YE 12/31 2043	YE 12/31 2044
Production & Sales tons	2,426	2,690	2,294	2,366	2,404	2,277	2,096
Total Revenue	$322,315	$356,923	$303,855	$313,359	$318,407	$301,631	$277,697
EBITDA	$60,465	$90,895	$72,893	$80,478	$82,368	$74,952	$61,099
Net Income	$26,026	$52,283	$38,553	$43,913	$45,466	$43,861	$31,480
Net Cash Provided by Operating Activities	$59,916	$74,791	$69,257	$70,741	$73,538	$69,266	$58,208
Purchases of Property, Plant, and Equipment	($14,894)	($22,179)	($18,124)	($25,595)	($18,607)	($29,110)	($22,729)
Net Cash Flow	$45,021	$52,612	$51,133	$45,146	$54,931	$40,156	$35,479

	YE 12/31 2045	YE 12/31 2046	YE 12/31 2047	YE 12/31 2048	YE 12/31 2049	YE 12/31 2050	YE 12/31 2051
Production & Sales tons	1,445	1,277	901	919	949	1,047	1,006
Total Revenue	$191,422	$169,207	$119,316	$121,730	$125,761	$138,749	$133,290
EBITDA	$37,655	$27,106	$15,339	$18,587	$23,540	$32,139	$30,247
Net Income	$12,841	$5,853	($3,920)	$4,596	$7,925	$17,518	$15,608
Net Cash Provided by Operating Activities	$41,239	$29,115	$19,485	$15,845	$21,351	$28,302	$28,495
Purchases of Property, Plant, and Equipment	($7,577)	($7,346)	($13,163)	($12,280)	($13,842)	($2,180)	($14,880)
Net Cash Flow	$33,662	$21,769	$6,322	$3,565	$7,509	$26,122	$13,615

	YE 12/31 2052	YE 12/31 2053	YE 12/31 2054	YE 12/31 2055	YE 12/31 2056	YE 12/31 2057	YE 12/31 2058
Production & Sales tons	975	957	793	573	255	261	263
Total Revenue	$129,156	$126,741	$105,028	$75,865	$33,815	$34,589	$34,862
EBITDA	$25,558	$23,215	$20,172	$19,949	$2,963	$3,581	$3,656
Net Income	$11,108	$8,862	$7,735	$7,862	($5,806)	($5,066)	($3,068)
Net Cash Provided by Operating Activities	$24,719	$22,791	$20,795	$20,194	$8,289	$5,547	$5,886
Purchases of Property, Plant, and Equipment	($8,065)	($8,380)	($1,960)	($7,625)	($4,620)	($220)	($220)
Net Cash Flow	$16,654	$14,411	$18,835	$12,570	$3,669	$5,327	$5,666

MARSHALL MILLER & ASSOCIATES, INC. 84

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

	YE 12/31 2059	YE 12/31 2060	YE 12/31 2061	YE 12/31 2062	YE 12/31 2063	YE 12/31 2064	YE 12/31 2065
Production & Sales tons	266	186	0	0	0	0	0
Total Revenue	$35,271	$24,609	$0	$0	$0	$0	$0
EBITDA	$3,780	$1,550	($2,923)	($1,157)	($583)	($297)	($155)
Net Income	($2,080)	($3,273)	($5,706)	($2,258)	($1,139)	($580)	($302)
Net Cash Provided by Operating Activities	$6,114	$5,379	($22,711)	($7,579)	($3,790)	($1,895)	($1,888)
Purchases of Property, Plant, and Equipment	($220)	$0	$0	$0	$0	$0	$0
Net Cash Flow	$5,894	$5,379	($22,711)	($7,579)	($3,790)	($1,895)	($1,888)

Notes:
(1) LOM tonnage evaluated in the financial model includes October 2025 through December 2025 production for underground mines and July 2025 through December 2025 production for surface mines (506,070 total clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2025.
(2) Results shown for 2025 represent 4th quarter only.

Consolidated cash flows are driven by annual sales tonnage, which grows from 3.1 million tons in 2026 to a peak of 3.4 million tons in 2032, 2033, and 2034. Between the years 2035 and 2044, sales range from 2.1 million to 2.8 million tons and between the years 2045-2060, sales range from 0.2 million tons to 1.4 million tons. Projected consolidated revenue grows from $409.8 million in 2026 to a peak of $455.7 million in 2033. Revenue totals $8.7 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, with the exception of post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $100.1 million in 2027 and totals $1.7 billion over the project life. Capital expenditures total $216.6 million during the first five years and $692.1 million over the project's life.

Consolidated Virginia net cash flow after tax, but before debt service, is shown by year in the chart below:

MARSHALL MILLER & ASSOCIATES, INC. 85

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 86 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) LOM Net cash flow is positive for this project. The cash flows after the year 2060 are generally related to end of mine reclamation expenditures, which are accrued over the life of the mines. 19.1.3 Discounted Cash Flow Analysis Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 15.80% discount rate, which represents MM&A’s estimate of the constant dollar, risk adjusted WACC for likely market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $298.4 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Virginia reserves. The pre-feasibility financial model (+/- 20 percent in accuracy) prepared for the TRS was developed to test the economic viability of each coal resource area. A 5% operating cost contingency was included in the economic analysis. The NPV estimate was made for the purpose of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Virginia assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management. 19.1.4 Sensitivity Analysis Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 15.80% discount rate when Base Case sales prices, operating Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 87 costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range. Figure 19-6: Sensitivity of NPV As shown, NPV is quite sensitive to changes in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates. 20 Adjacent Properties 20.1 Information Used No Proprietary information associated with neighboring properties was used as part of this study. 21 Other Relevant Data and Information MM&A performed previous evaluations of all the Property with the most recent in 2024 for reserves effective as of December 31, 2024, for Alpha based on SEC S-K 1300 regulations. MM&A utilized this former evaluation as the basis for the December 31, 2025 TRS.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 88 22 Interpretation and Conclusions 22.1 Conclusion Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Virginia Property. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein. This geologic evaluation conducted in conjunction with the preliminary feasibility study is sufficient to conclude that the 65.24 Mt of marketable coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures. 22.2 Risk Factors Risks have been identified for operational, technical and administrative subjects addressed in the Pre- Feasibility Study. A risk matrix has been constructed to present the risk levels for all the risk factors identified and quantified in the risk assessment process. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360). The purpose of the characterization of the project risk components is to inform the project stakeholders of key aspects of the Alpha projects that can be impacted by events whose consequences can affect the success of the venture. The significance of an impacted aspect of the operation is directly related to both the probability of occurrence and the severity of the consequences. The initial risk for a risk factor is herein defined as the risk level after the potential impact of the risk factor is addressed by competent and prudent management utilizing control measures readily available. Residual risk for a risk factor is herein defined as the risk level following application of special mitigation measures if management determines that the initial risk level is unacceptable. Initial risk and residual risk can be quantified numerically, derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk. The probability and consequence parameters are subjective numerical estimates made by practiced mine engineers and managers. Both are assigned values from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products which define the Risk Level are classified from very low to very high. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 89 Risk Level Table (R = P x C) Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Risk aspects identified and evaluated during this assignment total 15. No residual risks are rated Very High. Three (3) residual risks are rated High. Six (6) of the risk aspects could be associated with Moderate residual risk. Four (4) of the risk aspects were attributed Low or Very Low residual risks. 22.2.1 Governing Assumptions The listing of the aspects is not presumed to be exhaustive. Instead that listing is presented based on the experiences of the contributors to the TRS. 1. The probability and consequence ratings are subjectively assigned, and it is assumed that this subjectivity reasonably reflects the condition of the active and projected mine operations. 2. The Control Measures shown in the matrices presented in this chapter are not exhaustive. They represent a condensed collection of activities that the author of the risk assessment section has observed to be effective in coal mining scenarios. 3. Mitigation Measures listed for each risk factor of the operation are not exhaustive. The measures listed, however, have been observed by the author to be effective. 4. The monetary values used in ranking the consequences are generally accepted quantities for the coal mining industry. 22.2.2 Limitations The risk assessment proposed in this report is subject to the limitations of the information currently collected, tested, and interpreted at the time of the writing of the report. 22.2.3 Methodology The numerical quantities (i.e., risk levels) attributable to either “initial” or “residual” risks are derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk. R = P x C Where: R = Risk Level P = Probability of Occurrence C = Consequence of Occurrence

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

The Probability (P) and Consequence (C) parameters recited in the formula are subjective numerical estimates made by practiced mine engineers and managers. Both P and C are assigned integer values ranging from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products (R = P x C) which define the Risk Level, are thereafter classified from very low to very high.

Risk Level Table

Risk Level (R)
Very Low (1 to 2)
Low (3 to 5)
Moderate (6 to 11)
High (12 to 19)
Very High (20 to 25)

Very high initial risks are considered to be unacceptable and require corrective action well in advance of project development. In short, measures must be applied to reduce very high initial risks to a tolerable level.

As shown and discussed above, after taking into account the operational, technical, and administrative actions that have been applied or are available for action when required, the residual risk can be determined. The residual risk provides a basis for the management team to determine if the residual risk level is acceptable or tolerable. If the risk level is determined to be unacceptable, further actions should be considered to reduce the residual risk to acceptable or tolerable levels to provide justification for continuation of the proposed operation.

22.2.4 Development of the Risk Matrix

Risks have been identified for the technical, operational, and administrative subjects addressed in the TRS. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360).

22.2.4.1 Probability Level Table

Table 22-1: Probability Level Table

Category	Probability Level (P)		
1	Remote	Not likely to occur except in exceptional circumstances.	<10%
2	Unlikely	Not likely to occur; small in degree.	10 - 30%
3	Possible	Capable of occurring.	30 - 60%
4	Likely	High chance of occurring in most circumstances.	60 - 90%
5	Almost Certain	Event is expected under most circumstances; impossible to avoid.	>90%

MARSHALL MILLER & ASSOCIATES, INC. 90

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

The lowest rated probability of occurrence is assigned the value of 1 and described as remote, with a likelihood of occurrence of less than 10 percent. Increasing values are assigned to each higher probability of occurrence, culminating with the value of 5 assigned to incidents considered to be almost certain to occur.

22.2.4.2 Consequence Level Table

Table 22-2 lists the consequence levels.

MARSHALL MILLER & ASSOCIATES, INC. 91

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 92 Table 22-2: Consequence Level Table Correlation of Events in Key Elements of the Project Program to Event Severity Category Category Severity of the Event Financial Impact of the Event Unplanned Loss of Production (Impact on Commercial Operations) Events Impacting on the Environment Events Affecting the Program's Social and Community Relations Resultant Regulatory / Sovereign Risk Events Affecting Occupational Health & Safety 1 Insignificant < USD $0.5 million ≤ 12 hours Insignificant loss of habitat; no irreversible effects on water, soil and the environment. Occasional nuisance impact on travel. Event recurrence avoided by corrective action through established procedures (Engineering, guarding, training). 2 Minor USD $0.5 million to $2.0 million ≤ 1 day No significant change to species populations; short- term reversible perturbation to ecosystem function. Persistent nuisance impact on travel. Transient adverse media coverage. First aid – lost time. Event recurrence avoided by corrective action thought established procedures. 3 Moderate USD $2.0 million to $10.0 million ≤ 1 week Appreciable change to species population; medium-term (≤10 years) detriment to ecosystem function. Measurable impact on travel and water/air quality. Significant adverse media coverage / transient public outrage. Uncertainty securing or retaining essential approval / license. Medical Treatment – permanent incapacitation Avoiding event recurrence requires modification to established corrective action procedures. Change to regulations (tax; bonds; standards). 4 Major USD $10.0 million to $50.0 million 1 to 2 weeks Change to species population threatening viability; long-term (>10 years) detriment to ecosystem function. Long-term, serious impact on travel and use of water resources; degradation of air quality; sustained and effective public opposition. Suspension / long-delay in securing essential approval / license. Fatality. Avoiding event recurrence requires modification to established corrective action procedures and staff retraining. Change to laws (tax; bonds; standards). 5 Critical >USD $50.0 million >1 month Species extinction; irreversible damage to ecosystem function. Loss of social license. Withdraw / failure to secure essential approval / license. Multiple fatalities. Avoiding event recurrence requires major overhaul of policies and procedures. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 93 The lowest rated consequence is assigned the value of 1 and is described as Insignificant Consequence parameters include non-reportable safety incidents with zero days lost accidents, no environmental damage, loss of production or systems for less than 12 hours and cost of less than USD $0.5 million. Increasing values are assigned to each higher consequence, culminating with the value of 5 assigned to critical consequences, the parameters of which include multiple-fatality accidents, major environmental damage, and loss of production or systems for longer than one month and cost of greater than USD $50.0 million. Composite Risk Matrix R = P x C and Color-Code Convention The risk level, defined as the product of probability of occurrence and consequence, ranges in value from 1 (lowest possible risk) to 25 (maximum risk level). The values are color-coded to facilitate identification of the highest risk aspects. Table 22-3: Risk Matrix P x C = R Consequence (C) Insignificant Minor Moderate Major Critical 1 2 3 4 5 P ro b ab ili ty L ev el ( P ) Remote 1 1 2 3 4 5 Unlikely 2 2 4 6 8 10 Possible 3 3 6 9 12 15 Likely 4 4 8 12 16 20 Almost Certain 5 5 10 15 20 25 22.2.5 Categorization of Risk Levels and Color Code Convention Very high risks are considered to be unacceptable and require corrective action. Risk reduction measures must be applied to reduce very high risks to a tolerable level. 22.2.6 Description of the Coal Property The Virginia Mine Complex (Virginia) is located in located in Dickenson, Buchanan, Russell, and Wise Counties, Virginia – is an active operation with three underground mines and two Surface mines. The active underground operations within the Virginia Mine Complex (Deep Mine 41, Deep Mine 44, and Bear Ridge) utilize continuous mining production sections. The method provides continuity, preserving skilled work groups and enabling effective utilization of production equipment. The other active and projected mines are located above drainage and as such are accessed via drifts. Active surface mine operations, with associated Highwall-Miners, include the 88 Strip surface mine, while the Long Branch surface mine is currently idle. Deep Mine 41 is located below drainage and is accessed by a slope and

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

shaft. Deep Mine 43 will be accessed by a slope and shaft as well. The Deep Mine 46 (Ball Ridge – Lower Banner) permit was issued and is now an active mine.

22.2.7 Summary of Residual Risk Ratings

Each risk factor is numbered, and a risk level for each is determined by multiplying the assigned probability by the assigned consequence. The risk levels are plotted on a risk matrix to provide a composite view of the Alpha risk profile. The average risk level is 7.6, which is defined as Moderate.

Table 22-4: Risk Assessment Matrix

Consequence		<10% Remote	10-30% Unlikely	30-60% Possible	60-90% Likely	>90% Almost Certain
Critical	>$50 MM					
Major	$10-50MM	9	11		6,16	
Moderate	$2-10 MM	1, 13	8, 15	2, 3, 4		
Minor	$0.5-$2 MM			14	5, 7, 10	
Low	<$0.5 MM			12		

22.2.8 Risk Factors

A high-level approach is utilized to characterize risk factors that are generally similar across a number of the active and proposed mining operations. Risk factors that are unique to a specific operation or are particularly noteworthy are addressed individually.

22.2.8.1 Geological and Coal Resource

Coal mining is accompanied by risk that, despite exploration efforts, mining areas will be encountered where geological conditions render extraction of the resource to be uneconomic, or that coal quality characteristics disqualify the product for sale into target markets.

Offsetting the geological and coal resource risk are the size of the controlled property which allows flexibility in the selection of mine areas away from areas where coal quality and mineability are less favorable. In addition, many of the underground mines are designed to operate with multiple production sections each, which lessens the immediate impact when one section encounters difficulties. The large reserve areas also provide a mitigation strategy of varying the timing of development of mines to offset expected or encountered adverse conditions, thereby maintaining

MARSHALL MILLER & ASSOCIATES, INC. 94

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

consistent production and quality. This flexibility requires additional extension or development cost but increases performance consistency.

The larger reserve areas will be developed with multiple production sections and the small, replacement production reserve areas provide ready access to alternative locations if geological and coal resource characteristics require abandonment of an active production area.

Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Recoverable coal tons recognized to be significantly less than previously estimated.	Reserve base is adequate to serve market commitments and respond to opportunities for many years. Local adverse conditions may increase frequency and cost of production unit relocations.	Previous and ongoing exploration and extensive regional mining history provide a high level of confidence of coal seam correlation, continuity of the coal seams, and coal resource tons.	1	4	4	Optimize mine plan to increase resource recovery; develop mine plan to provide readily available alternate mining locations to sustain expected production level.	1	3	3
Coal quality locally proves to be lower than initially projected.	If uncontrolled, production and sale of coal that is out of specification can result in rejection of deliveries, cancellation of coal sales agreements and damage to reputation. Clean coal quality related to surface mines is largely justified by historical trends as opposed to exploration data.	Exploration and vast experience and history in local coal seams provide confidence in coal quality; limited excursions can be managed with careful product segregation and blending.	3	5	15	Develop mine plan to provide readily available alternate mining locations to sustain expected production level; modify coal sales agreements to reflect coal quality.	3	3	9

22.2.8.2 Environmental

Water quality and other permit requirements are subject to modification and such changes could have a material impact on the capability of the operator to meet modified standards or to receive new permits and modifications to existing permits. Permit protests may result in delays or denials to permit applications.

Environmental standards and permit requirements have evolved significantly over the past 50 years and to-date, mining operators and regulatory bodies have been able to adapt successfully to evolving environmental requirements.

MARSHALL MILLER & ASSOCIATES, INC. 95

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 22-6: Environmental (Risks 3 and 4)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Environmental performance standards are modified in the future.	Delays in receiving new permits and modifications to existing permits; cost of testing and treatment of water and soils	Work with regulatory agencies to understand and influence final standards; implement testing, treatment and other actions to comply with new standards.	3	4	12	Modify mining and reclamation plans to improve compliance with new standards while reducing cost of compliance.	3	3	9
New permits and permit modifications are increasingly delayed or denied.	Interruption of production and delayed implementation of replacement production from new mines.	Comply quickly with testing, treatment and other actions required; continue excellent compliance performance within existing permits.	3	4	12	Establish and maintain close and constructive working relationships with regulatory agencies, local communities and community action groups.	3	3	9

22.2.8.3 *Regulatory Requirements*

Federal and state health and safety regulatory agencies occasionally amend mine laws and regulations. The impact is industry wide. Mining operators and regulatory agencies have been able to adapt successfully to evolving health and safety requirements.

Table 22-7: Regulatory Requirements (Risk 5)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Federal and state mine safety and health regulatory agencies amend mine laws and regulations.	Cost of training, materials, supplies and equipment; modification of mine examination and production procedures; modification of mining plans.	Participate in hearings and workshops when possible, to facilitate understanding and implementation; work cooperatively with agencies and employees to facilitate implementation of new laws and regulations.	4	3	12	Familiarity and experience with new laws and regulations results in reduced impact to operations and productivity and improved supplies and equipment options.	4	2	8

22.2.8.4 *Market and Transportation*

Most of the current and future production is expected to be directed to domestic and international metallurgical markets. Historically the metallurgical markets have been cyclical and highly volatile.

Table 22-8: Market and Transportation (Risk 6)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Volatile coal prices drop precipitously.	Loss of revenue adversely affects profitability; reduced cash flow may disrupt capital expenditures plan.	Cost control measures implemented; capital spending deferred.	4	5	20	High-cost operations closed, and employees temporarily furloughed.	4	4	16

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Occasional delay or interruption of rail, river and terminals service may be expected. The operator can possibly minimize the impact of delays by being a preferred customer by fulfilling shipment obligations promptly and maintaining close working relationships.

Table 22-9: Market and Transportation (Risk 7)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Rail or river transport is delayed; storage and shipping access at river and ocean terminals is not available.	Fulfillment of coal sales agreements delayed; limited coal storage at mines may increase cost of rehandling; production may be temporarily idled.	Provide adequate storage capacity at mines; coordinate continuously with railroad and shipping companies to respond quickly and effectively to changing circumstances.	4	3	12	Provide back-up storage facility along with personnel, equipment and rehandle plan to sustain production and fulfill sales obligations timely.	4	2	8

22.2.8.5 *Mining Plan*

Occupational health and safety risks are inherent in mining operations. Comprehensive training and retraining programs, internal safety audits and examinations, regular mine inspections, safety meetings, along with support of trained fire brigades and mine rescue teams are among activities that greatly reduce accident risks. Employee health monitoring programs coupled with dust and noise monitoring and abatement reduce health risks to miners.

As underground mines are developed and extended, observation of geological, hydrogeological and geotechnical conditions leads to modification of mine plans and procedures to enable safe work within the mine environments.

Highlighted below are selected examples of safety and external factors relevant to Alpha's operations.

22.2.8.5.1 Methane Management

Coalbed methane is potentially present in coal operations; however, the methane concentration in shallow coal seams is at such low levels that it can be readily managed with frequent testing and monitoring, vigilance, and routine mine ventilation. Methane is not expected to be present in most of the Virginia property.

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 22-10: Methane Management (Risk 8)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Methane hazard is present in mines operating below drainage.	Injury or loss of life; possible ignition of gas and mine explosion; potential loss of mine and equipment temporarily or permanently; additional mine fan, mine power, ventilation, monitoring and examination requirements.	Low to moderate levels can be managed with frequent examinations, testing and monitoring within the mine ventilation system. Excellent rock dust maintenance minimizes explosion propagation risk should an ignition occur.	2	5	10	Very high-level methane concentrations may require coal seam degasification and gob degasification where pillar extraction methods are employed.	2	3	6

22.2.8.5.2 Mine Fires

Mine fires, once common at mine operations, are rare today. Most active coal miners have not encountered a mine fire. Vastly improved mine power and equipment electrical systems, along with safe mine practices reduce mine fire risks. Crew training and fire brigade support and training improve response for containment and control if a fire occurs. Spontaneous combustion within coal mines, which is the source of most fires that occur today, is not expected to commonly occur at the Alpha property. When spontaneous combustion conditions are present, monitoring systems are employed for early detection and mine plans are designed to facilitate isolation, containment and rapid extinguishment.

Table 22-11: Mine Fires (Risk 9)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Mine fire at underground operation or plant stockpile fire.	Injury or loss of life; potential loss of mine temporarily or permanently; damage to equipment and mine infrastructure.	Inspection and maintenance of mine power, equipment and mine infrastructure; good housekeeping; frequent examination of conveyor belt entries; prompt removal of accumulations of combustible materials.	1	5	5	If spontaneous combustion conditions are present, enhanced monitoring and examination procedures will be implemented; mine design will incorporate features to facilitate isolation, containment and extinguishment of spontaneous combustion locations.	1	4	4

22.2.8.5.3 Ground Control

Underground mining exposes miners to the risks of roof falls and rib rolls. Ground control-based risks can be mitigated through effective roof control plans which are supplemented with a strong understanding of future geotechnical conditions. Foremen and crews should be trained to examine the roof, rib and floor conditions and identify pending and immediate hazards. Multiple publicly available software programs can be used to assess pillar sizing and stability.

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 22-12: Ground Control (Risk 10)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Ground control issues cause roof failures, rib rolls, floor heave, etc.	Injury or loss of life; catastrophic damage to equipment; production interruption.	Regular inspection for change and signs of failure. Dynamic design of roof control plan and safety measures to honor observed conditions and exploration-based information; conservative pillar design.	4	3	12	Multiple operating sections to mitigate any lost production; availability of new working areas in case abandonment of section is required; availability of alternative roof control technologies in case of abrupt changes in mining conditions.	4	2	8

22.2.8.5.4 Ground Water Inundation

Underground mining exposes the mine to the risk of ground water inflows and inundation. Ground water inflow risks can be mitigated through effective mine planning, by leaving adequate barrier pillars around abandoned mine workings, inseam drilling near abandoned mine workings and grouting or leaving an adequate barrier to surface streams. MSHA has established regulations and procedures for mining near water sources, including proximate abandoned mines.

Table 22-13: Groundwater Inflow (Risk 11)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Groundwater Inflows caused be hydraulic conductivity between the mine and a water source, including abandoned mines proximate to active mining areas.	Injury or loss of life; catastrophic damage to equipment; production interruption.	Design adequate barrier pillars for abandoned mined and surfaces streams.	2	5	10	Search all available records and archives to locate potential abandoned mine locations. In-Seam drill ahead of mining as necessary to identify abandoned mine locations. Grout stream crossing areas where water inflows are expected.	2	4	8

22.2.8.5.5 Availability of Supplies and Equipment

The industry has periodically experienced difficulty receiving timely delivery of mine supplies and equipment. Availability issues often accompany increased periods for coal demand. Any future delivery of supplies and equipment delays are expected to be temporary with limited impact on production.

MARSHALL MILLER & ASSOCIATES, INC. 99

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 22-14: Availability of Supplies and Equipment (Risk 12)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Disruption of availability for supplies and equipment.	Temporary interruption of production.	Force majeure provision in coal sales agreements to limit liability for delayed or lost sales.	3	2	6	Work closely with customers to assure delayed coal delivery rather than cancelled sales; monitory external conditions and increase inventory of critical supplies; accelerate delivery of equipment when possible.	3	1	3

22.2.8.5.6 Labor

Work stoppage due to labor protests are considered to be unlikely and accompanied by limited impact should it occur. Strong employee relations and communications limit the exposure to outside protesters. Loss of supervisors and skilled employees to retirement is inevitable; the impact can be lessened with succession planning, training and mentorship of new employees.

Table 22-14: Labor – Work Stoppage (Risk 13)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Work stoppage due to slowdowns or secondary boycott activity.	Loss of production and coal sales; damaged customer and employee relations; reputation loss.	Maintain excellent employee relations and communications; maintain frequent customer communications.	2	3	6	Develop plan for employee communications and legal support to minimize impact of secondary boycott activities.	1	3	3

Table 22-16: Labor – Retirement (Risk 14)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Retirement of supervisors and skilled employees.	Loss of leadership and critical skills to sustain high levels of safety, maintenance and productivity.	Monitor demographics closely and maintain communications with employees who are approaching retirement age; maintain employee selection and training programs.	3	3	9	Maintain selection of candidates and implementation of in-house or third-party training for electricians and mechanics; develop employee mentoring program.	3	2	6

22.2.8.6 Comprehensive Health and Safety

While largely incorporated in mine plan-based risk factors, effective health and safety programs reduce the risk of accidents, associated loss of production and fines. Currently, coal mining and processing requires a robust health and safety team, consisting of executive level health and safety roles, regional health and safety managers, and multiple operational level health and safety coordinators.

MARSHALL MILLER & ASSOCIATES, INC. 100

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Virginia Complex in Accordance with
United States SEC Standards as of December 31, 2025
Central Appalachian Coal Basin
Virginia, USA

Table 22-17: Health and Safety (Risk 15)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Failure to attain operations safety standards and associated occurrence of accidents.	Injuries and possible loss of life; damage to morale and workforce confidence; loss of production and diminished productivity; regulatory issues, closures and fines; reputation loss.	Safety and loss control awareness training to help employees recognize hazardous conditions and actions; frequent job observations and feedback; periodic employee performance reviews.	2	5	10	Senior management's active participation in safety process; utilization of motivational methods to reinforce company's values and commitment to safety; regular comprehensive safety audits to assure safety standards are maintained.	2	3	6

22.2.8.7 Refuse Disposal

Having sufficient refuse disposal capacity is critical to strategic long-term mine development. Production delays can be caused by the lengthy process associated with identifying, designing and permitting future waste disposal areas.

Alpha's Virginia complex is actively pursuing additional refuse storage areas to acquire and/or permit in order to support the LOM reserves for the Property.

Table 22-18: Refuse Disposal (Risk 16)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Failure to acquire and/or permit refuse storage areas to support reserves	Interruption of coal preparation plant operations and increased pressure on mine/plant raw coal storage capacities.	Plant design modifications to reduce refuse volumes produced; strategic property acquisition and design of future refuse storage areas.	4	5	20	Addition of plate frame filters in plant; identify, design and permit additional refuse facilities.	4	4	16

23 Recommendations

Alpha is continuing to work both internally and with outside assistance to further define their Resource Base and to Optimize the LOM Plan.

24 References

Publicly available information from various State and Federal agencies was used where relevant.

JOURNEL, A.G., & HUIJBREGTS, CH, J., 1978: Mining Geostatitics, The Blackburn Press Caldwell, New Jersey.

MARSHALL MILLER & ASSOCIATES, INC. 101

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Virginia Complex in Accordance with United States SEC Standards as of December 31, 2025 Central Appalachian Coal Basin Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 102 25 Reliance on Information Provided by Registrant A summary of the information provided by Alpha relied upon by MM&A for the purposes of this TRS is provided in Table 25-1. Table 25-1: Information from Registrant Relied Upon by MM&A Category Information Provided by Alpha Report Section Marketing Long-term price forecast used in financial projections 16.2 Legal Mineral control and surface control rights as shown on maps 3.2, 3.3 Environmental Permit and bonding information 17.3 APPENDIX A SUMMARY TABLES

Alpha Metallurgical Resources, LLC

SEC Technical Report - Virginia Complex

Summary of Coal Resource (Short Tons) • Effective December 31, 2025

Appendix A - Table 1

Mine/Area	Seam	Coal Resource (Dry Tons, In Situ)									Quality (Dry Basis)		
		By Reliability Category					By Control Type		By Permit Status				
		Measured	Indicated	Total	Inferred	Grand Total	Owned	Leased	Permitted	Not Permitted	Ash%	Sulfur%	VM%
Holly Creek	Upper Banner (4650)	5,594,000	2,156,000	7,750,000	0	7,750,000	0	7,750,000	7,172,000	578,000	23	0.8	28
Bear Ridge	Upper Banner (4650)	437,000	160,000	597,000	0	597,000	0	597,000	597,000	0	-	-	-
Ball Ridge (Deep Mine 46)	Lower Banner (4900)	1,003,000	32,000	1,035,000	0	1,035,000	0	1,035,000	1,035,000	0	25	1.3	23
Deep Mine 43	Jawbone Rider (5950)	10,653,000	8,216,000	18,870,000	409,000	19,279,000	0	18,870,000	0	18,870,000	11	1.0	-
Black Dog	Jawbone (6000)	6,389,000	1,856,000	8,245,000	0	8,245,000	0	8,245,000	8,152,000	93,000	29	0.5	-
Deep Mine 41	Jawbone (6000)	4,712,000	707,000	5,420,000	0	5,420,000	0	5,420,000	1,801,000	3,619,000	23	0.7	27
Deep Mine 42	Jawbone (6000)	2,028,000	15,000	2,043,000	0	2,043,000	0	2,043,000	864,000	1,179,000	40	0.4	16
Grand Total		30,817,000	13,143,000	43,960,000	409,000	44,369,000	0	43,960,000	19,621,000	24,339,000	20	0.8	26

Note (1): Resource tons are exclusive of reserve tons (not converted to reserve).

Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.

All resources exclusive of reserves are considered a met market

Totals may not add due to rounding.

AMR132 VA SEC Reserve Tables (2026-02-11).xlsx • VA ANR Resource Report • 2/18/2026

Page 1 of 1

Alpha Metallurgical Resources, LLC

SEC Technical Report - Virginia Complex

Summary of Coal Reserve (Short Tons) • Effective December 31, 2025

Appendix A - Table 2

Mine/Area	Seam	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)											Quality (Dry Basis)		
		By Reliability Category			By Mining Type		By Control Type		By Permit Status		By Market				
		Proven	Probable	Total	Surface	UG	Owned	Leased	Permitted	Not Permitted	Thermal	Met	Ash%	Sulfur%	VM%
88 Strip (SM)	Upper Banner-Tiller	0	678,000	678,000	678,000	0	0	678,000	678,000	0	136,000	542,000	6	0.9	29
88 Strip (HWM)	Upper Banner-Tiller	0	0	0	0	0	0	0	0	0	0	0	6	0.9	29
Three Forks (SM)	Upper Banner-Tiller	1,074,000	2,431,000	3,505,000	3,505,000	0	0	3,505,000	2,111,000	1,394,000	701,000	2,804,000	-	-	29
Three Forks (HWM)	Upper Banner-Tiller	1,349,000	1,088,000	2,437,000	2,437,000	0	0	2,437,000	609,000	1,828,000	487,000	1,949,000	-	-	29
Long Branch (SM)	Upper Banner 2 - Lower Banner	116,000	39,000	155,000	155,000	0	0	155,000	93,000	63,000	31,000	124,000	5	0.8	32
Long Branch (HWM)	Upper Banner 2 - Lower Banner	593,000	92,000	684,000	684,000	0	0	684,000	438,000	246,000	137,000	547,000	5	0.8	31
Bear Ridge	Upper Banner (4650)	81,000	0	81,000	0	81,000	0	81,000	81,000	0	0	81,000	5	0.7	33
Ball Ridge (Deep Mine 46)	Lower Banner (4900)	1,190,000	92,000	1,282,000	0	1,282,000	0	1,282,000	1,282,000	0	0	1,282,000	6	0.7	29
Long Branch (Deep Mine 45)	Lower Banner (4900)	708,000	14,000	722,000	0	722,000	0	722,000	722,000	0	0	722,000	6	0.7	30
Rush Branch (Deep Mine 44)	Lower Banner (4900)	183,000	3,000	186,000	0	186,000	0	186,000	186,000	0	0	186,000	5	0.7	30
Deep Mine 43	Jawbone Rider (5950)	13,759,000	7,881,000	21,640,000	0	21,640,000	0	21,640,000	0	21,640,000	0	21,640,000	3	0.8	24
Black Dog	Jawbone (6000)	4,136,000	65,000	4,201,000	0	4,201,000	0	4,201,000	4,186,000	15,000	0	4,201,000	8	0.6	28
Deep Mine 41	Jawbone (6000)	14,123,000	4,304,000	18,427,000	0	18,427,000	0	18,427,000	15,476,000	2,951,000	0	18,427,000	8	0.8	26
Deep Mine 42	Jawbone (6000)	9,638,000	1,601,000	11,239,000	0	11,239,000	0	11,239,000	10,792,000	447,000	0	11,239,000	7	0.7	26
Grand Total		46,948,000	18,289,000	65,237,000	7,459,000	57,777,000	0	65,237,000	36,653,000	28,584,000	1,492,000	63,745,000	6	0.8	25

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.

Totals may not add due to rounding.

AMR132 VA SEC Reserve Tables (2026-02-11).xlsx • VA ANR Reserve Report • 2/18/2026

Page 1 of 1

APPENDIX

B

INITIAL ECONOMIC ASSESSMENT, RESOURCES EXCLUSIVE OF RESERVES (PER TON)

Alpha Metallurgical Resources, LLC
Initial Economic Assessment, Resources Exclusive of Reserves (per Ton)
Appendix B: Virginia Complex

Seam:	Lower Banner	Jawbone Rider	Jawbone	Upper Banner	Upper Banner
Area:	Ball Ridge Block BR-C	Jawbone Rider Blocks C1A,D1,D2	Jawbone Blocks BD-D1&2,BD-E,41-E4&G,42-E/F1/F2/F3	Holly Creek	Bear Ridge Block C
In-Place Resource Tons	1,035,080	19,278,897	15,708,150	7,749,980	597,010
Potentially Recoverable Tons*	344,475	3,735,902	4,032,647	2,923,435	207,668
Mining Method	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM
Assumed Sales Realization at Plant**	$ 145	$ 145	$ 145	$ 145	$ 145
Iniital Capex Estimate to Access Resources***	$ 1,000,000	$ 11,000,000	$ 10,000,000	$ 23,000,000	$ -
Direct Mining Costs:					
Labor****	$ 32.03	$ 33.57	$ 28.57	$ 27.09	$ 38.66
Supplies, Excluding Roof Control	$ 5.99	$ 6.27	$ 7.86	$ 5.06	$ 7.78
Roof Control	$ 10.46	$ 10.97	$ 14.29	$ 8.85	$ 13.59
M&R	$ 8.93	$ 8.13	$ 13.13	$ 6.49	$ 9.40
Power	$ 2.38	$ 2.17	$ 3.28	$ 2.16	$ 3.13
Other	$ 2.98	$ 2.71	$ 1.31	$ 2.16	$ 3.13
Total Direct Cash Costs	$ 62.76	$ 63.82	$ 68.46	$ 51.81	$ 75.70
Transporation, Washing, Environmental & G&A Costs:					
Coal Prep*****	$ 13.09	$ 11.93	$ 20.68	$ 9.51	$ 13.79
Materials Handling	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50
Raw Coal Trucking*****	$ 13.09	$ 21.32	$ -	$ 14.20	$ 17.19
Clean Coal Trucking	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25
Enviro******	$ 0.50	$ 0.50	$ 0.50	$ 0.50	$ 0.50
G&A	$ 4.90	$ 4.90	$ 5.00	$ 4.90	$ 4.90
Total Transporation, Washing, Environmental & G&A Costs:	$ 34.34	$ 41.40	$ 28.93	$ 31.87	$ 39.14
Indirect Cash Costs					
Royalty	$ 7.25	$ 7.25	$ 7.25	$ 7.25	$ 7.25
Black Lung Excise Tax	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55
SMCRA	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12
State Severance	$ 2.90	$ 2.90	$ 2.90	$ 2.90	$ 2.90
Property Tax & Insurance	$ 1.50	$ 1.50	$ 1.10	$ 1.50	$ 1.30
Total Indirect Cash Costs	$ 12.32	$ 12.32	$ 11.92	$ 12.32	$ 12.12
Non Cash Costs					
Amoritiztion of Development Capital	$ 2.90	$ 2.94	$ 2.48	$ 7.87	$ -
Depreciation of Initial Equipment and Sustaining Capital	$ 5.49	$ 5.49	$ 5.49	$ 5.49	$ 5.49
Depletion	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00
Total Non Cash	$ 9.39	$ 9.43	$ 8.97	$ 14.36	$ 6.49
Total Cash Cost	$ 109.42	$ 117.54	$ 109.31	$ 96.00	$ 126.95
EBITDA	$ 35.58	$ 27.46	$ 35.69	$ 49.00	$ 18.05
Fully Loaded Cost	$ 118.81	$ 126.97	$ 118.28	$ 110.36	$ 133.44
Fully Loaded P&L	$ 26.19	$ 18.03	$ 26.72	$ 34.64	$ 11.56
Passes Resource Iniital Economic Assessment?	YES	YES	YES	YES	YES

*Potentially recoverable tons are calculated by applying appropriate modifying factors to in-place resource tonnages
**Sales relization represents estimated long range sales price.
***No initial capital required where resources are accessible from existing mines.
****Labor rates are driven based off of super section productivities assuming 250 to 350 feet per unit shift per section.
*****Processing assumed to occur at McClures plant except for Toms Creek, which is processed at Toms Creek plant.
******Environmental costs assumed to include permiting, outfall maintenance, etc.
*******Resource tons are on a pre-depletion basis..

AMR132 Virginia Initial Economic Assessment Resources Exclusive of Reserves sp121125.xlsx
Page 1 of 1

APPENDIX C MAPS 621 601 601 602 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 672 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Creek Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL N Alpha Metallurgical Resources, LLC Map 88-1 Virginia Properties Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 Contour / Area Reserve ko01/26Bluefield, VAAMR132 Map 88-1 VA Prop UB(4650) 88 Strip - Upper Banner (4650) HWM Reserve

621 601 601 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL N Alpha Metallurgical Resources, LLC Map 88-2 Virginia Properties 88 Strip - Lower Banner (4900) Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve ko01/26Bluefield, VAAMR132 Map 88-2 VA Prop LB(4900) Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 Previous Surface Mining HWM Reserve 621 601 601 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL N Alpha Metallurgical Resources, LLC Map 88-3 Virginia Properties 88 Strip - Big Fork (5050) Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserveko01/26Bluefield, VAAMR132 Map 88-3 VA Prop BF(5050) Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 Previous Surface Mining

621 601 601 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL N Alpha Metallurgical Resources, LLC Map 88-4 Virginia Properties 88 Strip - Kennedy Rider (5250) Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserveko01/26Bluefield, VAAMR132 Map 88-4 VA Prop KR(5250) Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 Previous Surface Mining 621 601 601 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL N Alpha Metallurgical Resources, LLC Map 88-5 Virginia Properties 88 Strip - Kennedy (5300) Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserve ko01/26Bluefield, VAAMR132 Map 88-5 VA Prop Kdy(5300) Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 Previous Surface and Highwall Miner Mining

(PRESSURED OUT 340') (PRESSURED OUT 320') (PINCHED OFF 240') (PINCHED OFF 300') (PRESSURED OUT 300') (PRESSURED OUT 300') (BAD TOP PRESSURED UP 310')(PRESSURED OUT 390') (PRESSURED OUT 220') (BAD TOP PRESSURED OUT 310') S-12C 20 S-12 C-20 S-12C 20 S-12C 20 S-12 C-20 S-12C 20 C-20 (#2472 - 01/04/22) (PRESSURED OUT 840') (#2471 - 01/05/22) (PRESSURED OUT 850') (#2470 - 0 1/05/22) (PRESSURED OUT 780') 69 6 (PRESSURED OUT 800') (#2468 - 0 1/07/22) (PRESSURED OUT 640') (#2467 - 01/07/22) (#2466 - 01/07/22) (#2465 - 01/08/22) (#2464 - 01/08/22) (#2463 - 01/08/22) (#2462 - 01/08/22) (#2461 - 01/08/22)(130') (#2460 - 01/10/22) (#2459 - 01/10/22) (#2458 - 01/10/22) (#2457 - 01/11/22)(#2456 - 01/11/22) (BAD TOP PRESSURED OUT 320') (#2455 - 01/11/22) (FULL DEPTH 225') (#2454 - 01/11/22) (FULL DEPTH 198') (#2453 - 01/12/22)(FULL DEPTH 180') (#2452 - 01/12/22)(FULL DEPTH 169') (#2451 - 01/12/22) (FULL DEPTH 161') (#2450 - 01/12/22) (#2449 - 01/12/22) (FULL DEPTH 156') (FULL DEPTH 154') (#2448 - 01/12/22)(FULL DEPTH 156') (#2447 - 01/12/22) (#2446 - 01/12/22) (FULL DEPTH 161') (FULL DEPTH 1174') S 12 S-12C 20 C-23 (#2496 - 10/08/21) (PINCHED OFF 460') (#2495 - 1 0/08/21) (PINCHED OFF 560') (#2494 - 1 0/12/21) (PINCHED OFF 520') 3 (PRESSURED OUT 670') (#2492 - 1 0/13/21) (PRESSURED OUT 680') (#2491 - 10/13/21) (PRESSURED OUT 660') (#2490 - 10/14/21) (PRESSURED OUT 680') (#2489 - 10/15/21) (PINCHED OFF 670') (#2488 - 1 0/15/21) (PRESSURED OUT 670') 7 6 (PINCHED OFF 360') (#2486 - 1 0/16/21) (PRESSURED OUT 550') (#2485 - 10/16/21) (PRESSURED OUT 410') (#2484 - 10/18/21) (PRESSURED OUT 560') (#2483 - 10/19/21) (PINCHED OFF 720') (#2482 - 1 0/19/21) (PINCHED OFF 640') (#2481 - 10/20/21) (PINCHED OFF 560') (#2480 - 10/20/21) (PINCHED OFF 560') (#2479 - 1 0/21/21) (PINCHED OFF 600') 78 - 10/21/21) (PINCHED OFF 680') (#2477 - 10/22/21) (PINCHED OFF 610') (#2476 - 1 0/22/21) (PINCHED OFF 730') S-9 S-8 C-24 S-8C 24 S-8C 24 S-17 C-15 S-17 C-15 S-8C 24 S-17C 5 S-14 C-18 S-12 C-20 S-12C 20 (#2475 - 10/26/21) (PRESSURED OUT 720') (PRESSURED OUT 610') (PINCHED OFF 600') (BAD ROLL PINCHED OFF 370') (BAD ROLL PINCHED OFF 180') (PINCHED OFF 440') (PRESSURED OUT 520')(PINCHED OFF 300')(PINCHED OFF 30 ') (PINCHED OFF 320')(PINCHED OFF 340')(PINCHED OFF 320') S-12C 20 S-12C 20 S-12 C-20 S-12 C-20 S-12 C-20 (PINCHED OFF 470') (PRESSURED OUT 700') (PINCHED OFF 660') (PINCHED OFF 560')(PINCHED OFF 580') (PRESSURED OUT 700') (PINCHED OFF 320') (#2507 - 12/21/21) (PRESSURED OUT 680') (#2506 - 12/22/21) (PINCHED OFF/BAD ROLL 200') (#2505 - 12/22/21) (PINCHED OFF 600') (#2504 - 12/27/21) (PRESSURED OUT 620') (#2503 - 12/27/21) (PRESSURED OUT 620') (#2502 - 12/28/21) (PINCHED OFF 300') (PINCHED OFF 310') (PINCHED OFF 340') (PINCHED OFF 360') (PINCHED OFF 450') S-12C 20 S-12 C-20 S-12 C-20 S-12C 20 S-12 C-20 S-12 C-20 S-12 C-20 (# 2 5 6 7 - 1 1 /0 1 /2 1 ) (P IN C H E D O FF 400') (#2550 - 11/01/21)(#2549 - 11/02/21) (PINCHED OFF 700') (#2548 - 11/02/21) (PRESSURED OUT 730') (#2547 - 11/03/ (PRESSURED OUT 700') (#2546 - 11/04/21) (PINCHED OFF 700') (#2545 - 11/04/21) (#2544 - 11/05/21) (PINCHED OFF 700') (#2543 - 11/05/21) (PINCHED OFF 660') (#2542 - 11/09/21)(#2541 - 11/09/21) (# 2 5 6 6 - 1 1 /1 0 /2 1 ) (PIN C H ED O FF 560') (# 2 5 6 5 - 1 1 /1 0 /2 1 ) (P IN C H E D O FF 560') (# 2 5 6 4 - 1 1 /1 1 /2 1 ) (PIN C H ED O FF 450') (# 2 5 6 3 - 1 1 /1 1 /2 1 ) (PIN C H ED O FF 540') (# 2 5 6 2 - 1 1 /1 2 /2 1 ) (P R E S S U R E D O U T 720') (# 2 5 6 1 - 1 1 /1 3 /2 1 ) (PINCHED O FF 660') (# 2 5 6 0 - 1 1 /1 3 /2 1 ) (PR ESSU R ED O U T 680') (# 2 5 5 9 - 1 1 /1 5 /2 1 ) (PR ESSU R ED O U T 620') (# 2 5 5 8 - 1 1 /1 5 /2 1 ) (PR ESSU R ED O U T 740') (# 2 5 5 7 - 1 1 /1 6 /2 1 ) (PR ESSU R ED O U T 620') (# 2 5 5 6 - 1 1 /1 7 /2 1 ) (P R E S S U R E D O U T 770') (# 2 5 5 5 - 1 1 /1 7 /2 1 ) (PR ESSU R ED O U T 750') (#2554 - 11/18/21) (#2553 - 11/18/21) (PINCHED OFF 720') (#2552 - 11/19/21) (PINCHED OFF 700') (#2551 - 11/23/21) (PRESSURED OUT 710') (#2540 - 11/23/21) (PRESSURED OUT 730') (#2539 - 11/24/ (#2538 - 11/29/21) (PRESSURED OUT 720') (#2537 - 11/29/21) (#2536 - 11/29/21) (#2535 - 11/30/21) (#2534 - 11/30/21) (#2533 - 11/30/21) S-12C 20 S-12C 20 S-12C 20 S-12C 20 S-12C 20 S-12 C-20 S-12 C-20 S-12 C-20 S-6 C-26 S-5 C-27 S-12 C-20 S-12 C-20 (# 1 9 9 8 - 0 6 /0 1 /2 0 ) (FU LL D E P TH 800') (# 1 9 9 9 - 0 6 /0 2 /2 0 ) (FU LL D E P TH 800') (# 2 0 0 0 - 0 6 /0 3 /2 0 ) (FU LL D E P TH 800') (# 2 0 0 1 - 0 6 /0 3 /2 0 ) (FU LL D E P TH 820') (# 2 0 0 2 - 0 6 /0 4 /2 0 ) (FU LL D E P TH 800') (# 2 0 0 3 - 0 6 /0 5 /2 0 ) (FU LL D E P TH 800') (# 2 0 0 4 - 0 6 /0 5 /2 0 ) (FU LL D E P TH 800') (# 2 0 0 5 - 0 6 /0 9 /2 0 ) (FU LL D E P TH 800') (# 2 0 0 6 - 0 6 /1 0 /2 0 ) (P R E S S U R E D O U T 780') (# 2 0 0 7 - 0 6 /1 1 /2 0 ) (FU LL D E P TH 800') (# 2 0 0 8 - 0 6 /1 1 /2 0 ) (PR ESSU R ED O U T 740') (# 2 0 0 9 - 0 6 /1 2 /2 0 ) (FULL DEPTH 800') (# 2 0 1 0 - 0 6 /1 3 /2 0 ) (FU LL D E P TH 800') (# 2 0 1 1 - 0 6 /1 3 /2 0 ) (PR ESSU R ED O U T 700') (# 2 0 1 2 - 0 6 /1 5 /2 0 ) (FU LL D E P TH 800') (# 1 4 4 5 - 0 7 /0 2 /1 9 ) (PIN C H ED O FF 440') (# 1 4 4 6 - 0 7 /0 3 /1 9 ) (# 1 4 4 7 - 0 7 /0 3 /1 9 ) (PINCHED O FF 500') (# 1 4 3 4 - 0 6 /2 6 /1 9 ) (# 1 4 0 2 - 0 6 /1 0 /1 9 ) (PIN C H ED O FF 320') (# 1 4 0 6 - 0 6 /1 1 /1 9 ) (PIN C H ED O FF 320') (# 1 4 0 7 - 0 6 /1 1 /1 9 ) (PIN C H ED O FF 340') (# 1 4 0 8 - 0 6 /1 2 /1 9 ) (PIN C H ED O FF 340') (# 1 4 0 9 - 0 6 /1 3 /1 9 ) (PIN C H ED O FF 380') (# 1 4 1 0 - 0 6 /1 3 /1 9 ) (PIN C H ED O FF 380') (# 1 4 1 1 - 0 6 /1 3 /1 9 ) (PINCHED O FF 440') (# 1 4 1 2 - 0 6 /1 4 /1 9 ) (PINCHED O FF 400') (# 1 4 1 4 - 0 6 /1 5 /1 9 ) (P IN C H E D O FF 400') (# 1 4 1 5 - 0 6 /1 5 /1 9 ) (PIN C H ED O FF 520') (# 1 4 1 6 - 0 6 /1 7 /1 9 ) (P IN C H E D O FF 600') (# 1 4 1 7 - 0 6 /1 8 /1 9 ) (PIN C H ED O FF 640') (# 1 4 1 8 - 0 6 /1 9 /1 9 ) (# 1 4 1 9 - 0 6 /1 9 /1 9 ) (PR EASU R ED O U T 625') (PIN C H ED O FF 500') (# 1 4 2 1 - 0 6 /2 0 /1 9 ) (P IN C H E D O FF 455') (# 1 4 2 2 - 0 6 /2 0 /1 9 ) (PIN C H ED O FF 440') 2 3 - 0 6 /2 0 /1 9 ) (P IN C H E D O FF 430') (# 1 4 2 4 - 0 6 /2 1 /1 9 ) (PIN C H ED O FF 430') (# 1 4 2 5 - 0 6 /2 1 /1 9 ) (PIN C H ED O FF 430') (# 1 4 2 6 - 0 6 /2 1 /1 9 ) (PINCHED O FF 420') (# 1 4 2 7 - 0 6 /2 2 /1 9 ) (PINCHED O FF 420') (# 1 4 2 8 - 0 6 /2 4 /1 9 ) (P IN C H E D O FF 420') (# 1 4 2 9 - 0 6 /2 4 /1 9 ) (PIN C H ED O FF 420') (# 1 4 3 0 - 0 6 /2 5 /1 9 ) (PIN C H ED O FF 420') (# 1 4 3 1 - 0 6 /2 5 /1 9 ) (P IN C H E D O FF 420') (# 1 4 3 2 - 0 6 /2 5 /1 9 ) (PINCHED O FF 440') 3 6 (PIN C H ED O FF 420') (PINCHED O FF 420') (# 1 4 3 5 - 0 6 /2 6 /1 9 ) (PIN C H ED O FF 440') (# 1 4 3 6 - 0 6 /2 7 /1 9 ) (P IN C H E D O FF 440') (# 1 4 3 7 - 0 6 /2 7 /1 9 ) (# 1 4 3 8 - 0 6 /2 7 /1 9 ) (# 1 4 3 9 - 0 6 /2 7 /1 9 ) (P IN C H E D O FF 440') (PIN C H ED O FF 420') (PIN C H ED O FF 420') (# 1 4 4 0 - 0 6 /2 8 /1 9 ) (P IN C H E D O FF 420') (# 1 4 4 1 - 0 6 /2 8 /1 9 ) (# 1 4 4 2 - 0 6 /2 8 /1 9 ) (P IN C H E D O FF 420') (PIN C H ED O FF 490') (# 1 4 4 3 - 0 6 /2 9 /1 9 ) (PIN C H ED O FF 440') (# 1 4 4 4 - 0 6 /2 9 /1 9 ) (P IN C H E D O FF 410') 621 601 601 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL (PIN C H ED O FF 600') (# 2 5 7 3 - 1 0 /2 7 /2 1 ) (PIN C H ED O FF 600') (# 2 5 7 2 - 1 0 /2 8 /2 1 ) (P IN C H E D O FF 590') (# 2 5 7 1 - 1 0 /2 8 /2 1 ) (P IN C H E D O FF 560') (# 2 5 7 0 - 1 0 /2 9 /2 1 ) (P IN C H E D O FF 560') (# 2 5 6 9 - 1 0 /2 9 /2 1 ) (PIN C H ED O FF 580') (# 2 5 6 8 - 1 0 /3 0 /2 1 ) (PIN C H ED O FF 550') S-12C 20 S-12 C-20 S-12 C-20 S-5 C-27 (#2532 - 12/01/21) 1 2/ ) (PRESSURED OUT 970') (#2530 - 12/02/21) (PRESSURED OUT 910') (#2529 - 12/03/21) (PRESSURED OUT 850') (#2528 - 12/07/21) (PRESSURED OUT 860') (#2527 - 12/08/21) (PRESSURED OUT 800') (#2526 - 12/08/21)(#2525 - 12/09/21) (PRESSURED OUT 830') (#2524 - 12/10/21) (PRESSURED OUT 840') (#2523 - 12/13/21) (#2522 - 12/13/21)(#2521 - 12/14/21)(#2520 - 12/15/21)(#2519 - 12/16/21) (PRESSURED OUT 920')(PRESSURED OUT 840') (#2518 - 12/16/21) (PRESSURED OUT 840') (#2517 - 12/17/21) (PRESSURED OUT 780') (#2516 - 12/21/21) (#2508 - 12/21/21) (#2501 - 12/28/21) (#2500 - 12/28/21) (#2499 - 1 2/28/21) (#2498 - 12/29/ 1) (#2474 - 12/29/21) (PINCHED OFF 560') (#2473 - 12/30/21) (PRESSURED OUT 940') S-12C 20 S-12C 20 S-12C 20 S-12 C-20 S-12C 20 S-12C 20 S-12 C-20 N Alpha Metallurgical Resources, LLC Map 88-6 Virginia Properties 88 Strip - Aily (5400) Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserveko01/26Bluefield, VAAMR132 Map 88-6 VA Prop Aily(5400) Previous Surface and Highwall Miner Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 621 601 601 602 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 672 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Creek Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL N Alpha Metallurgical Resources, LLC Map 88-7 Virginia Properties Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserveko01/26Bluefield, VAAMR132 Previous Surface Mining 88 Strip - Raven 2 (5550)Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 Map 88-7 VA Prop Raven2 (5550)

(# 98 0 - 0 9/ 19 /1 8) (P R ES SU R ED O U T 21 0' ) (# 98 1 - 09 /2 0/ 18 ) (P RESSURED O UT 42 0') (# 98 2 - 0 9/ 21 /1 8) (P RESSURED O UT 46 0') (# 98 3 - 09 /2 1/ 18 ) (P IN CHED O FF 4 00 ') (# 98 4 - 0 9/ 22 /1 8) (B IN D ER T O O T H IC K TO C U T 40 0' ) (# 9 8 5 - 0 9 /2 2 /1 8 ) (P IN CHED O FF 3 90 ') (# 98 6 - 09 /2 4/ 18 ) (B IN D ER T O O T H IC K TO C U T 38 0' ) (# 9 8 7 - 0 9 /2 4 /1 8 ) (B IN DER T O O T HIC K TO C UT 40 5' ) (# 98 8 - 09 /2 5/ 18 ) (B IN DER T O O T HIC K TO C UT 43 0' ) (# 98 9 - 09 /2 5/ 18 ) (B IN DER T O O T HIC K T O C UT 43 0') (# 9 9 0 - 0 9 /2 5 /1 8 ) (B IN DER T O O T HIC K T O C UT 43 0') (# 99 1 - 09 /2 6/ 18 ) (B IN DER T O O T HIC K T O C UT 44 0') (# 9 9 2 - 0 9 /2 6 /1 8 ) (B IN DER T O O T HIC K T O C UT 42 5') (# 99 3 - 09 /2 7/ 18 ) (B IN DER T O O T HIC K T O C UT 43 0') (# 99 4 - 09 /2 7/ 18 ) (B IN DER T O O T HIC K TO C UT 44 0' ) (# 9 9 6 - 0 9 /2 8 /1 8 ) (B IN DER T O O T HIC K T O C UT 40 0') (# 99 5 SK IP PE D D UE TO M UD S EA M (# 99 7 - 1 0/ 01 /1 8) (P IN CHED O FF 4 10 ') (# 99 8 - 1 0/ 02 /1 8) (B IN DER T O O T HIC K TO C UT 40 0' ) (# 99 9 - 10 /0 2/ 18 ) (P IN CHED O FF 4 45 ') (# 10 00 - 1 0/ 03 /1 8) (P IN CHED O FF 4 40 ') (# 10 01 - 1 0/ 04 /1 8) (B IN DER T O O T HIC K TO C UT 34 0' ) (# 10 02 - 1 0/ 04 /1 8) (# 10 03 - 1 0/ 05 /1 8) (B IN DER T O O T HIC K TO C UT 31 0' ) (P REASSURED O UT 34 0') (# 10 04 - 1 0/ 05 /1 8) (B IN DER T O O T HIC K TO C UT 37 0' ) (# 10 05 - 10 /0 5/ 18 ) (B IN DER T O O T HIC K TO C UT 30 0' ) (# 10 06 - 1 0/ 06 /1 8) (P REASSURED O UT 29 0') (# 10 07 - 1 0/ 06 /1 8) (P REASSURED O UT 32 0') (# 10 08 - 10 /0 6/ 18 ) (P REASSURED O UT 28 0') (# 10 09 - 1 0/ 08 /1 8) (B IN DER T O O T HIC K T O C UT 33 0') (# 10 10 - 1 0/ 08 /1 8) (B IN DER T O O T HIC K TO C UT 30 0' ) (# 10 11 - 1 0/ 09 /1 8) (B IN D ER T O O T H IC K TO C U T 30 0' ) (# 10 12 - 1 0/ 09 /1 8) (B IN DER T O O T HIC K T O C UT 30 0') (# 10 13 - 1 0/ 09 /1 8) (B IN DER T O O T HIC K TO C UT 26 0' ) (# 10 14 - 10 /0 9/ 18 ) (B IN DER T O O T HIC K T O C UT 22 0') (# 10 15 - 10 /1 0/ 18 ) (B IN DER T O O T HIC K T O C UT 28 0') (# 1 0 1 6 - 1 0 /1 0 /1 8 ) (B IN DER T O O T HIC K TO C UT 26 0' ) (# 10 17 - 1 0/ 10 /1 8) (B IN DER T O O T HIC K TO C UT 18 0' ) (# 1 0 1 8 - 1 0 /1 0 /1 8 ) (B IN DER T O O T HIC K T O C UT 20 0') (# 10 19 - 1 0/ 11 /1 8) (B IN DER T O O T HIC K T O C UT 23 0') (# 10 20 - 1 0/ 11 /1 8) (W ATE R F ROM A NOUTH ER F LO ODIN G H OLE 8 5') (# 1 0 2 1 - 1 0 /1 1 /1 8 ) (W ATE R F ROM A NOUTH ER F LO ODIN G H OLE 6 0') (# 10 22 - 1 0/ 1 /1 8) (B IN DER T O O T HIC K TO C UT 21 0' ) (# 10 23 - 1 0/ 11 /1 8) (B IN DER T O O T HIC K TO C UT 21 0' ) (# 10 24 - 1 0/ 11 /1 8) (B IN DER T O O T HIC K TO C UT 21 0' ) (# 1 0 2 5 - 1 0 /1 2 /1 8 ) (B IN DER T O O T HIC K TO C UT 40 0' ) (# 10 26 - 1 0/ 12 /1 8) (P RESSURED O UT 36 5') (# 10 27 - 1 0/ 12 /1 8) (P RESSURED O UT 30 0') (# 10 28 - 1 0/ 15 /1 8) (B IN DER T O O H ARD T O C UT 40 0') (# 10 29 - 1 0/ 16 /1 8) (B IN DER T O O H ARD T O C UT 39 0') (# 10 30 - 1 0/ 16 /1 8) (B IN DER T O O H ARD T O C UT 43 0') (# 10 31 - 10 /1 7/ 18 ) (B IN DER T O O T HIC K T O C UT 38 5') (# 10 32 - 1 0/ 17 /1 8) (B IN DER T O O T HIC K T O C UT 36 0') (# 10 33 - 1 0/ 18 /1 8) (B IN DER T O O T HIC K T O C UT 35 0') (# 10 34 - 1 0/ 18 /1 8) (P IN CHED O FF 3 40 ') (# 1 0 3 5 - 1 0 /1 8 /1 8 ) (P IN CHED O FF 3 60 ') (# 10 36 - 1 0/ 19 /1 8) (B IN DER T O O T HIC K T O C UT 32 0') (# 1 0 3 7 - 1 0 /1 9 /1 8 ) (B IN DER T O O T HIC K T O C UT 30 0') (# 10 38 - 10 /1 9/ 18 ) (P IN CHED O FF 2 90 ') (# 10 38 A - 10 /1 9/ 18 ) (P IN CHED O FF 2 40 ') (# 10 38 B - 1 0/ 20 /1 8) (# 10 38 C - 10 /2 0/ 18 ) (B IN DER T O O T HIC K T O C UT 15 0') (B IN DER T O O T HIC K T O C UT 15 0') (# 1 1 0 9 - 1 1 /1 0 /1 8 ) (P R E S S U R E D O U T 305') (# 1 1 1 0 - 1 1 /1 2 /1 8 ) (T H IC K B IN D E R 310') (# 1 1 1 1 - 1 1 /1 3 /1 8 ) (T H IC K B IN D E R 255') (# 1 1 1 2 - 1 1 /1 3 /1 8 ) (T H IC K B IN D E R 150') (# 1 1 1 3 - 1 1 /1 3 /1 8 ) (T H IC K B IN D E R 150') (# 1 1 1 4 - 1 1 /1 3 /1 8 ) (T H IC K B IN D E R 140') (1 1- 03 -1 7 - #4 15 ) (F ULL D EP TH - 42 5') (1 1- 03 -1 7 - # 41 6) (1 1- 04 -1 7 - #4 17 ) (F ULL D EP TH - 44 3') (F ULL D EP TH - 46 0') (1 1- 06 -1 7 - # 41 8) (F ULL D EP TH - 48 0') (1 1- 07 -1 7 - #4 19 ) (M ET HAN E - 4 20 ') (1 1- 07 -1 7 - #4 20 ) (F UL L DE PT H - 5 25 ') (1 1- 08 -1 7 - # 42 1) (F UL L DE PT H - 5 50 ') (1 1- 08 -1 7 - # 42 2) (1 1- 09 -1 7 - # 42 3) (1 1- 10 -1 7 - # 42 4) (1 1- 10 -1 7 - # 42 5) (F UL L DE PT H - 5 65 ') (F UL L DE PT H - 6 10 ') (F UL L DE PT H - 6 20 ') (F UL L DE PT H - 3 00 ') (1 1- 13 -1 7 - # 42 6) (F UL L DE PT H - 2 62 ') (1 1- 13 -1 7 - #4 27 ) (F UL L DE PT H - 2 33 ') (1 1- 14 -1 7 - #4 28 ) (F UL L DE PT H - 2 20 ') (1 1- 14 -1 7 - #4 29 ) (F ULL D EP TH - 20 5') (02-20-16 - #802) (FULL DEPTH - 30') (02-20-16 - #803)(FULL DEPTH - 90') (02-20-16 - #804) (FULL DEPTH - 107') SKIPPED BAD WALL - #805) (02-20-16 - #806) (FULL DEPTH - 402') (02-22-16 - #807) (FULL DEPTH - 375') (FULL DEPTH - 370') (02-22-16 - #808) (FULL DEPTH - 368') (02-22-16 - #809) (FULL DEPTH - 372') (02-22-16 - #810) (FULL DEPTH - 389') (02-23-16 - #811) (02-23-16 - #812) (FULL DEPTH - 800') (02-24-16 - #813) (Pressured OUT - 660')(FULL DEPTH - 800') (02-25-16 - #814) (FULL DEPTH - 800') (02-25-16 - #815) (02-26-16 - #816) (FULL DEPTH - 800') (02-27-16 - #817) (FULL DEPTH - 800') (02-29-16 - #818) (MINER PROBLEMS - 510') (03-03-16 - #818) (AUGER GOBBING OFF - 10') (FULL DEPTH - 800') (03-04-16 - #819) (03-04-16 - #820) (FULL DEPTH - 800') (03-05-16 - #821) (Lost Cutter Chain - 240') (FULL DEPTH - 800') (03-07-16 - #822) (03-08-16 - #823) (FULL DEPTH - 800') (FULL DEPTH - 800') (03-09-16 - #824)(03-09-16 - #825) (Pressured OUT - 720') (Pressured OUT - 540') (03-10-16 - #826) (03-11-16 - #827) (FULL DEPTH - 800') (03-11-16 - #828) (FULL DEPTH - 800') (FELL IN - 510') (03-12-16 - #829) (03-14-16 - #830) (Pressured OUT - 710') (03-15-16 - #831) (Pressured OUT - 660') (03-17-16 - #832) (Pressured OUT - 720') (FULL DEPTH - 800') (03-17-16 - #833) (FULL DEPTH - 800') (03-18-16 - #834) (03-19-16 - #835) (FULL DEPTH - 800') (Pressured OUT - 620') (03-21-16 - #836) (Pressured OUT - 750') (03-23-16 - #837) (MIDDLE ROCK GETTING TOO THICK - 600') (03-24-16 - #838) (03-25-16 - #839) (03-25-16 - #840) (Pressured OUT - 410') (PARTING TOO THICK - 550') (P R E S S U R E D O U T 340') (# 1 2 6 7 - 0 4 /0 3 /1 9 ) (# 1 2 6 8 - 0 4 /0 4 /1 9 ) (B IN D E R TO O TH IC K TO C U T 490') (# 1 2 6 9 - 0 4 /0 5 /1 9 ) (B IN D E R TO O TH IC K TO C U T 540') (# 1 2 7 0 - 0 4 /0 5 /1 9 ) (B IN D E R TO O TH IC K TO C U T 565') (# 1 2 7 1 - 0 4 /0 5 /1 9 ) (P R E S S U R E D O U T 465') (# 1 2 7 2 - 0 4 /0 6 /1 9 ) (P R E S S U R E D O U T 540') (# 1 2 7 3 - 0 4 /0 8 /1 9 ) (B IN D E R TO O TH IC K TO C U T 550') (# 1 2 7 4 - 0 4 /0 9 /1 9 ) (B IN D E R T O O T H IC K T O C U T 620') (# 1 2 7 5 - 0 4 /1 0 /1 9 ) (B IN D E R TO O TH IC K TO C U T 620') (# 1 2 7 6 - 0 4 /1 0 /1 9 ) (B IN D E R TO O TH IC K TO C U T 500') (# 1 2 7 7 - 0 4 /1 1 /1 9 ) (B IN D E R TO O TH IC K TO C U T 632') (# 1 2 7 8 - 0 4 /1 1 /1 9 ) (B IN D E R TO O TH IC K TO C U T 550') (# 1 2 7 9 - 0 4 /1 2 /1 9 ) (# 1 2 8 0 - 0 4 /1 2 /1 9 ) (P R E S S U R E D O U T 570') (B IN D E R TO O TH IC K TO C U T 575') (# 1 2 8 1 - 0 4 /1 3 /1 9 ) (B IN D E R TO O TH IC K TO C U T 580') (# 1 2 8 2 - 0 4 /1 5 /1 9 ) (P R E S S U R E D O U T 620') (# 1 2 8 3 - 0 4 /1 5 /1 9 ) (A U G E R S G O B B E D O FF 600') (# 1 2 8 4 - 0 4 /1 6 /1 9 ) (AU G ER S G O BBED O FF 560') (# 1 2 8 5 - 0 4 /1 6 /1 9 ) (P R E S S U R E D O U T 600') (# 1 2 8 6 - 0 4 /1 7 /1 9 ) (P R E S S U R E D O U T 670') (# 1 2 8 7 - 0 4 /1 7 /1 9 ) (P R E S S U R E D O U T 680') (# 1 2 8 8 - 0 4 /1 8 /1 9 ) (P R E S S U R E D O U T 675') (# 1 2 8 9 - 0 4 /1 8 /1 9 ) (P R E S S U R E D O U T 640') (# 1 2 9 0 - 0 4 /2 2 /1 9 ) (B IN D E R TO O TH IC K TO C U T 660') (# 1 2 9 1 - 0 4 /2 3 /1 9 ) (P R E S S U R E D O U T 680') (# 1 2 9 2 - 0 4 /2 3 /1 9 ) (FU LL D E P TH 425') (# 1 2 9 3 - 0 4 /2 3 /1 9 ) (FU LL D E P TH 400') (# 1 2 9 4 - 0 4 /2 4 /1 9 ) (FU LL D E P TH 380') (# 1 2 9 5 - 0 4 /2 4 /1 9 ) (FU LL D E P TH 370') (# 1 2 9 6 - 0 4 /2 4 /1 9 ) (F U LL D E P T H 360') (# 1 2 9 7 - 0 4 /2 5 /1 9 ) (# 1 2 9 8 - 0 4 /2 5 /1 9 ) (F U LL D E P T H 345') (F U LL D E P T H 345') (# 1 2 9 9 - 0 4 /2 5 /1 9 ) (FU LL D E P TH 365') (0 4- 30 -1 9 - # 13 00 ) (R O LL /P IN C H ED O FF 1 40 ') (0 4- 30 -1 9 - # 13 01 ) (0 5- 01 -1 9 - # 13 02 ) (0 5- 01 -1 9 - # 13 03 ) (R O LL ED O U T 38 5' ) (0 5- 02 -1 9 - # 13 04 ) (R O LL ED O UT 3 20 ') (0 5- 03 -1 9 - # 13 05 ) (R O LL ED O UT 3 20 ') (0 5- 04 -1 9 - # 13 06 ) (0 5- 06 -1 9 - # 13 07 ) (P IN C H ED O FF 4 40 ') (0 5- 06 -1 9 - # 13 08 ) (P IN C H ED O FF 3 20 ') (0 5- 07 -1 9 - # 13 09 ) (P IN C H ED O FF 3 40 ') (0 5- 07 -1 9 - # 13 10 ) (R O LL ED O U T 14 0' ) (P IN C H ED O FF 3 60 ') (R O LL ED O U T 30 0' ) (P IN C H ED O FF 4 00 ') (P IN C H ED O FF 4 00 ') (P IN C H ED O FF 3 50 ') (P IN C H ED O FF 2 50 ') (P IN CH ED O FF 2 10 ') (0 5- 20 -1 9 - # 13 23 ) (0 5- 21 -1 9 - # 13 24 ) (0 5- 21 -1 9 - # 13 25 ) (P IN C H ED O FF 2 00 ') (0 5- 22 -1 9 - # 13 26 ) (0 5- 22 -1 9 - # 13 27 ) (0 5- 22 -1 9 - # 13 28 ) (0 5- 22 -1 9 - # 13 29 ) (P IN C H ED O FF 1 80 ') (P IN C H ED O FF 1 80 ') (P IN C H ED O FF 1 80 ') (P IN C H ED O FF 1 80 ') 621 601 601 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL (P IN C H ED O FF 5 40 ') (P IN C H ED O FF 6 40 ') (P IN C H ED O FF 6 80 ') (0 5- 08 -1 9 - # 13 11 ) (0 5- 08 -1 9 - # 13 12 ) (0 5- 14 -1 9 - # 13 14 ) (0 5- 14 -1 9 - # 13 13 ) (0 5- 15 -1 9 - # 13 15 ) (0 5- 15 -1 9 - # 13 16 ) (P IN C H ED O FF 3 20 ') (0 5- 16 -1 9 - # 13 17 ) (0 5- 16 -1 9 - # 13 18 ) (0 5- 16 -1 9 - # 13 19 ) (P IN CH ED O FF 2 50 ') (0 5- 17 -1 9 - # 13 20 ) (P IN C H ED O FF 3 60 ') (0 5- 17 -1 9 - # 13 21 ) (P IN C H ED O FF 3 60 ') (0 5- 18 -1 9 - # 13 22 ) (P IN C H ED O FF 3 40 ') (P IN C H ED O FF 3 60 ') (P IN CH ED O FF 3 50 ') 88 Strip - Raven 1 Upper Split (5650), Raven 1 Lower Split (5750) and Raven 1 Upper and Lower Splits Combined (5700) N Alpha Metallurgical Resources, LLC Map 88-8Virginia Properties Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserveko01/26Bluefield, VAAMR132 Map 88-8 VA Prop Raven1-LS(5750) Previous Surface, Highwall Miner and Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 621 601 601 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL N Alpha Metallurgical Resources, LLC Map 88-9 Virginia Properties 88 Strip - Jawbone Rider (5950) Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserveko01/26Bluefield, VAAMR132 Map 88-9 VA Prop JBR(5950) Previous Surface and Highwall Miner Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25

(P RESSURED O UT 720') (P RESSURED O UT 72 0') (#01 - 03/01/17) (P R E A S U R E D O U T 340') (P R E A S U R E D O U T 350') (#02 - 03/01/17) (P IN C H E D O F F 330') (P IN C H E D O F F 345') (P IN C H E D O F F 290') (#03 - 03/02/17) (#04 - 03/02/17) (#05 - 03/02/17) (#06 - 03/03/17) (P IN C H E D O F F 270') (#07 - 03/03/17) (P IN C H E D O F F 300') (#08 - 03/03/17) (P IN C H E D O F F 305') (#09 - 03/03/17) (P IN C H E D O F F 330') (#10 - 03/07/17) (P IN C H E D O F F 320') (P IN C H E D O F F 320') (P IN C H E D O F F 320') (#11 - 03/07/17) (#12 - 03/07/17) (#13 - 03/08/17) (#14 - 03/08/17) (#15 - 03/08/17) (P IN C H E D O F F 300') (P IN C H E D O F F 300') (P IN C H E D O F F 300') (#16 - 03/09/17) (P IN C H E D O F F 320') (#17 - 03/09/17) (P IN C H E D O F F 330') (#18 - 03/10/17) (P IN C H E D O F F 300') (#19 - 03/10/17) (P IN C H E D O F F 360') (#20 - 03/11/17) (P IN C H E D O F F 320') (#35 - 03/13/17) (P IN C H E D O F F 510') (#36 - 03/14/17) (P IN C H E D O F F 400') (#29 - 03/15/17) (FULL DEPTH 200') (#30 - 03/15/17) (FULL DEPTH 240') (#31 - 03/16/17) (FULL DEPTH 250') (#32 - 03/16/17)(FULL DEPTH 250') (#28 - 03/16/17)(FULL DEPTH 150') (#27 - 03/17/17) (#26 - 03/17/17) (#25 - 03/17/17) (#24 - 03/17/17) (#23 - 03/21/17) (#37 - 03/21/17) (FU LL D E P TH 396') (#38 - 03/21/17) (F U LL D E P T H 408') (#39 - 03/22/17) (FU LL D E P TH 417') (#40 - 03/22/17) (FU LL D E P TH 439') (#41 - 03/23/17) (P R E A S U R E D O U T 546') (#42 - 03/23/17) (P R E A S U R E D O U T 640') (#22 - 03/23/17) (#22 - 03/23/17) (#43 - 03/24/17) (P IN C H E D O F F 630') (#44 - 03/24/17) (P IN C H E D O F F 540') (#45 - 03/25/17) (P R E A S U R E D O U T 525') (#46 - 03/27/17) (P IN C H E D O F F 220') (#47 - 03/28/17) (P IN C H E D O F F 600') (#48 - 03/29/17) (P IN C H E D O F F 600') (#49 - 03/30/17) (P IN C H E D O F F 600') (#50 - 03/30/17) (P R E A S U R E D O U T 490') (#51 - 03/31/17) (#52 - 03/31/17) (P IN C H E D O F F 560') (P R E A S U R E D O U T 480') S-8 C-32 S-11 C-29 S-9 C-31 S-11 C-29 S-8 C-32 S-8 C-32 S-8C 32 (#53 - 04/04/17) (#54 - 04/05/17) (#55 - 04/05/17) (#56 - 04/06/17) (#57 - 04/06/17) (#58 - 04/06/17) (#59 - 04/07/17) (#60 - 04/07/17) (#61 - 04/07/17) (#62 - 04/07/17) (#63 - 04/08/17) (#64 - 04/08/17) (LO S T C LE A R A N C E 100') (#65 - 04/10/17) (#66 - 04/10/17) (#67 - 04/10/17) (P IN C H E D O F F 100') (P IN C H E D O F F 100') (#68 - 04/11/17) (#68A - 04/11/17) (#68B - 04/11/17) S-8 C-32 S-8 C-32 S-8 C-32 (P IN C H E D O FF 3 20 ') (# 1 2 2 - 0 5 /2 2 /1 7 ) (# 1 2 3 - 0 5 /2 2 /1 7 ) (P IN C H E D O FF 3 00 ') (# 1 2 4 - 0 5 /2 2 /1 7 ) (P IN C H E D O FF 2 90 ') (# 1 2 5 - 0 5 /2 3 /1 7 ) (P IN C H ED O FF 3 70 ') (# 1 2 6 - 0 5 /2 4 /1 7 ) (P IN C H ED O FF 5 60 ') (# 1 2 7 - 0 5 /2 4 /1 7 ) (P IN C H E D O FF 3 40 ') (# 1 2 8 - 0 5 /2 5 /1 7 ) (P IN C H E D O FF 5 30 ') (# 1 2 9 - 0 5 /2 5 /1 7 ) (# 1 3 0 - 0 5 /2 6 /1 7 ) (P IN C H E D O FF 4 80 ') (P IN C H ED O FF 4 15 ') (# 1 3 1 - 0 5 /2 6 /1 7 ) (P IN C H ED O FF 3 00 ') (# 1 3 2 - 0 5 /3 0 /1 7 ) (# 1 3 3 - 0 5 /3 1 /1 7 ) (P IN C H E D O FF 2 60 ') (# 13 4 - 0 6/ 01 /1 7) (P IN CHED O FF 34 0') (# 13 5 - 06 /02 /17 ) (# 13 6 - 06 /02 /17 ) (P IN C H ED O FF 3 60 ') (P IN C H ED O FF 3 20 ') (# 13 6 - 0 6/ 02 /1 7) (# 1 8 3 - 0 7 /1 4 /1 7 ) (# 1 8 4 - 0 7 /1 4 /1 7 )(P IN C H E D O FF 2 00 ') (# 1 8 5 - 0 7 /1 5 /1 7 ) (P IN C H E D O FF 3 00 ') (# 1 8 6 - 0 7 /1 5 /1 7 ) (P IN C H E D O FF 3 40 ') (# 1 8 7 - 0 7 /1 7 /1 7 ) (P IN C H ED O FF 3 50 ') (# 1 8 8 - 0 7 /1 8 /1 7 ) (P IN C H E D O FF 3 60 ') (# 1 8 9 - 0 7 /1 8 /1 7 ) (P IN C H E D O FF 4 00 ') (P IN C H ED O FF 4 20 ') (# 1 9 0 - 0 7 /1 8 /1 7 ) (# 1 9 1 - 0 7 /1 9 /1 7 ) (P IN C H E D O FF 4 80 ') (# 1 9 2 - 0 7 /1 9 /1 7 ) (P IN C H E D O FF 5 20 ') (# 1 9 3 - 0 7 /2 0 /1 7 ) (P IN CHED O FF 5 60 ') (# 1 9 4 - 0 7 /2 0 /1 7 ) (P IN C H ED O FF 5 60 ') (# 1 9 5 - 0 7 /2 1 /1 7 ) (P IN C H ED O FF 5 60 ') (# 1 9 6 - 0 7 /2 1 /1 7 ) (P R EA SS U R ED O U T 50 0' ) (# 1 9 7 - 0 7 /2 5 /1 7 ) (P IN C H ED O FF 3 00 ') (# 1 9 8 - 0 7 /2 5 /1 7 ) (P IN C H ED O FF 3 00 ') (# 1 9 9 - 0 7 /2 6 /1 7 ) (P IN C H ED O FF 3 50 ') (# 2 0 0 - 0 7 /2 6 /1 7 ) (P IN C H E D O FF 2 60 ') (# 2 0 1 - 0 7 /2 6 /1 7 ) (P IN C H ED O FF 2 50 ') (# 204 - 07/2 7/1 7) (P IN CHED O FF 5 50 ') (# 20 5 - 0 7/ 28 /1 7) (P IN CHED O FF 650') (# 206 - 07/2 9/1 7) (P IN CHED O FF 660') (# 20 7 - 0 7/ 31 /1 7) (P IN CHED O FF 6 00 ') (# 20 8 - 0 8/ 01 /1 7) (P REASSURED O UT 605') (# 209 - 08/0 2/1 7) (P IN CHED O FF 650') (# 21 0 - 08 /0 3/ 17 ) (P IN CHED O FF 620') (# 211 - 08/0 4/1 7) (P IN CHED O FF 6 05 ') (# 21 2 - 0 8/ 08 /1 7) (P RESSURED O UT 600') (# 21 3 - 08 /0 9/ 17 ) (P RESSURED O UT 700') (# 214 - 08/1 0/1 7) (P RESSURED O UT 70 0') (# 215 - 08/1 1/1 7) (P RESSURED O UT 70 0') (# 216 - 08/1 1/1 7) (P RESSURED O UT 705') (# 217 - 08/1 1/1 7) (P RESSURED O UT 730') (# 21 8 - 0 8/ 12 /1 7) (L OST # 1 CUTTER C HAIN 4 60 ') (# 21 9 - 0 8/ 14 /1 7) (P RESSURED O UT 52 0') (# 22 0 - 0 8/ 15 /1 7) (# 22 1 - 0 8/ 16 /1 7) (# 0 4 7 - 6 /2 /1 4 ) (# 0 4 8 - 6 /3 /1 4 ) (# 0 4 9 - 6 /3 /1 4 ) (C o a l R o ll - 3 7 0 ft) (C o a l R o ll - 3 0 0 ft) (C o a l R o ll - 3 0 0 ft) (# 0 5 0 - 6 /5 /1 4 ) (# 0 5 1 - 6 /5 /1 4 ) (C o a l R o ll - 3 0 0 ft) (C o a l R o ll - 3 2 0 ft) (# 0 5 2 - 6 /6 /1 4 ) (# 0 5 3 - 6 /6 /1 4 ) (C o a l P in ch e d - 3 3 0 ft) (C o a l P in ch e d - 3 3 0 ft) (# 0 5 4 - 6 /9 /1 4 ) (# 0 5 5 - 6 /9 /1 4 ) (C o a l P in ch e d - 3 3 0 ft) (F u ll D e p th - 3 2 0 ft) (# 0 5 6 - 6 /1 0 /1 4 ) (# 0 5 7 - 6 /1 0 /1 4 ) (# 0 5 8 - 6 /1 0 /1 4 ) (F u ll D e p th - 2 8 0 ft) (F u ll D e p th - 1 9 0 ft) (C u tte r M o to r - 2 0 0 ft) (# 0 0 1 - 4 /2 /1 4 ) (# 0 0 7 - 4 /1 1 /1 4 ) (# 0 0 2 - 4 /3 /1 4 ) (# 0 0 3 - 4 /7 /1 4 ) (# 0 0 4 - 4 /8 /1 4 ) (# 0 0 5 - 4 /8 /1 4 ) (# 0 0 6 - 4 /9 /1 4 - 4 /1 0 /1 4 ) (# 0 0 8 - 4 /1 4 /1 4 ) (F u ll D e p th - 6 3 0 ft) (6 2 0 ') (# 0 0 9 - 4 /1 5 /1 4 ) (C o a l P in ch e d - 6 0 0 ft) (# 0 1 0 - 4 /1 6 /1 4 ) (# 0 1 1 - 4 /1 7 /1 4 ) (F u ll D e p th - 6 3 0 ft) (# 0 1 2 - 4 /2 1 /1 4 ) (F u ll D e p th - 6 3 0 ft) (F u ll D e p th - 6 3 0 ft) (# 0 1 4 - 4 /2 3 /1 4 ) (F u ll D e p th - 6 3 0 ft) (# 0 1 3 - 4 /2 2 /1 4 ) (F u ll D e p th - 6 0 0 ft) (# 0 1 5 - 4 /2 4 /1 4 ) (# 0 1 6 - 4 /2 5 /1 4 ) (F u ll D e p th - 6 0 5 ft) (# 0 1 7 - 4 /2 8 /1 4 ) (# 0 1 8 - 4 /2 9 /1 4 ) (# 0 1 9 - 4 /3 0 /1 4 ) (F u ll D e p th - 5 6 0 ft) (P re ssu re d O u t - 3 5 0 ft) (F u ll D e p th - 5 8 0 ft) (F u ll D e p th - 5 2 0 ft) (# 0 2 0 - 5 /1 /1 4 ) (#023 - 5/5/14) (Full Depth - 585') (Full Depth - 550') (#024 - 5/6/14) (Full Depth - 560') (#025 - 5/7/14) (Full Depth - 560') (Full Depth - 560') (#026 - 5/8/14) (#027 - 5/9/14) (# 0 2 8 - 5 /1 2 /1 4 ) (C oal P inched - 480ft) (# 0 2 9 - 5 /1 3 /1 4 ) (# 0 3 0 - 5 /1 3 /1 4 ) (# 0 3 1 - 5 /1 4 /1 4 ) (# 0 3 2 - 5 /1 4 /1 4 ) (# 0 3 3 - 5 /1 4 /1 4 ) (C o a l P in ch e d - 2 4 5 ft) (# 0 3 4 - 5 /1 5 /1 4 ) (C oal P inched - 550ft) (C o a l R o ll - 4 9 0 ft) (# 0 3 5 - 5 /1 6 /1 4 ) (# 0 3 6 - 5 /1 9 /1 4 ) (C oal P inched - 550ft) (# 0 3 7 - 5 /2 0 /1 4 ) (C oal P inched - 550ft) (# 0 3 8 - 5 /2 1 /1 4 ) (C o a l P in ch e d - 5 5 0 ft) (# 0 3 9 - 5 /2 2 /1 4 ) (C o a l P in ch e d - 5 5 0 ft) (# 0 4 0 - 5 /2 3 /1 4 ) (C o a l R o ll - 4 4 0 ft) (# 0 4 1 - 5 /2 7 /1 4 ) (C oal P inched - 470ft) (# 0 4 2 - 5 /2 7 /1 4 ) (C oal P inched - 480ft) (700ft)(C o a l R o ll - 2 3 0 ft) (# 0 4 3 - 5 /2 8 /1 4 ) (# 0 4 4 - 5 /2 8 /1 4 ) (C oal P inched - 480ft) (C o a l R o ll - 3 6 0 ft) (C o a l R o ll - 3 8 0 ft) (# 0 4 5 - 5 /2 9 /1 4 ) (# 0 4 6 - 5 /3 0 /1 4 ) (# 1 0 0 - 8 /8 /1 4 )(# 10 8 - 8/ 27 /1 4) (# 1 0 1 - 8 /1 1 /1 4 ) (# 1 0 2 - 8 /1 1 /1 4 ) (L o st C o u p le r - 4 2 0 ft ) (# 1 0 3 - 8 /1 2 /1 4 ) (F u ll D e p th - 4 4 5 ft ) (# 1 0 4 - 8 /1 3 /1 4 ) (F u ll D e p th - 5 0 0 ft ) (# 1 0 5 - 8 /1 5 /1 4 ) (# 1 0 6 - 8 /1 9 /1 4 ) (L o s t S h e a r # - 5 7 0 ft ) (S til l M in in g - 3 6 0 ft ) (# 1 0 7 - 8 /2 5 /1 4 - 8 /2 6 /1 4 ) (F in is h e d - 7 6 0 ft ) (# 10 9 - 8/ 27 /1 4) (# 1 1 0 - 8 /2 7 /1 4 - 8 /2 8 /1 4 ) (F ul l D ep th - 3 00 ft) (# 11 1 - 8 /2 8/ 14 ) (F ul l D ep th - 32 0f t) (# 1 1 2 - 8 /2 8 /1 4 - 8 /2 9 /1 4 ) (F ul l D ep th - 35 0f t) (# 1 1 3 - 8 /2 9 /1 4 ) (# 11 5 - 8 /3 0/ 14 ) (B ad R ol l - 1 85 ft) (# 11 6 - 8/ 30 /1 4) (# 11 7 - 8/ 30 /1 4) (# 11 8 - 8/ 30 /1 4) C-25 S-15 C-24S 16 C-25 S-15 C-24S 16 C-24 S-40 min - 16 (# 11 9 - 9/ 2/ 14 ) (# 12 0 - 9/ 2/ 14 ) (R ol lin g/ P in ch ed - 32 0f t) (# 12 1 - 9/ 3/ 14 ) (# 12 2 - 9/ 3/ 14 ) (P in ch ed - 32 0f t) (P in ch ed - 35 0f t) (P in ch ed - 36 0f t) (P in ch ed - 36 0f t) (# 12 4 - 9/ 5/ 14 ) (# 1 2 3 - 9 /4 /1 4 - 9 /5 /1 4 ) (# 12 5 - 9/ 8/ 14 ) (P in ch ed - 57 5f t) (F ul l D ep th - 6 00 ft) (# 12 6 - 9/ 9/ 14 ) (# 12 7 - 9/ 10 /1 4) (F ul l D ep th - 6 00 ft) (F ul l D ep th - 6 00 ft) (# 12 7A - 9 /1 2/ 14 ) (F ul l D ep th - 60 0f t) (# 12 8 - 9/ 15 /1 4) (F ul l D ep th - 6 20 ft) (# 12 9 - 9/ 16 /1 4) (C ro ss ed H ol es - 44 0f t) (# 13 0 - 9/ 17 /1 4) (F ul l D ep th - 6 00 ft) (# 1 3 1 - 9 /1 7 /1 4 - 9 /1 8 /1 4 ) (F ul l D ep th - 6 30 ft) (# 1 3 2 - 9 /1 8 /1 4 - 9 /1 9 /1 4 ) (# 13 3 - 9/ 22 /1 4) (F ul l D ep th - 60 0f t) (# 13 5 - 9/ 23 /1 4) (F ul l D ep th - 62 5f t) (# 13 6 - 9/ 24 /1 4) (C ut te r C ha in - 4 00 ft) (# 13 7 - 9/ 25 /1 4) (B ad R ol l - 3 60 ft) (# 1 3 8 - 9 /2 5 /1 4 ) (# 1 4 1 - 9 /2 5 /1 4 - 9 /2 6 /1 4 ) (# 14 2 - 9/ 26 /1 4) (# 14 4 - 9/ 26 /1 4) (# 14 5 - 9/ 26 /1 4) (10/31/14 - # 198) (#197) (Not Mined) (#196) (Not Mined) (200ft) (Full Depth - 200ft) (10/31/14 - #199) (220ft) (Full Depth - 220ft) (10/31/14 - #200) (240ft) (Full D epth - 2 40ft) (11/3/14 - # 201) (11/3/14 - #202)(11/4/14 - # 203) (11/4/14 - # 204) (11/5/14 - # 205) (11/6/14 - #206) (11/6/14 - # 207) (250ft) (Full D epth - 2 50ft) (405ft) (Bad Roll - 2 75ft) (445ft) (Bad Roll - 3 30ft) (470ft) (Coal Pinched - 4 10ft) (480ft)(Full Depth - 480ft) (490ft)(Full Depth - 490ft) (500ft)(B ad Roll - 2 40ft) (11/7/14 - # 208) (510ft)(Full Depth - 510ft) (11/10/14 - #209) (Full D epth - 5 90ft) (11/11/14 - # 210) (Pressured Out - 5 65ft) (11/12/14 - # 211) (Pressured Out - 6 10ft) (11/13/14 - #212) (11/14/14 - # 213) (800ft)(Pressured Out - 700ft) (11/17/14 - #214) (Crossed Holes - 5 60ft) (11/18/14 - # 215) (11/19/14 - # 216) (Full D epth - 7 00ft) (Full Depth - 700ft) (11/20/14 - #217) (Full Depth - 700ft) (11/21/14 - # 218) (Full Depth - 700ft) (Full Depth - 700ft) (Full Depth - 700ft) (Full D epth - 7 00ft) (11/24/14 - # 219) (11/25/14 - # 220) (11/26/14 - # 221) (12/1/14 - #222) (12/2/14 - # 223) (12/3/14 - #224) (12/4/14 - # 225) (12/5/14 - #226)(12/8/14 - # 227) (12/10/14 - #228) (12/11/14 - # 229) (Crossed Holes - 5 50ft) (Pressured Out - 6 20ft) (12/12/14 - #230) (Full Depth - 725ft) (12/15/14 - #231) (Full Depth - 705ft) (Full Depth - 700ft) (12/16/14 - #232) (12/17/14 - #233) (12/18/14 - #234) (Full Depth - 700ft) (12/19/14 - #235) (Coal Pinched - 6 40ft) (12/20/14 - #236) (12/20/14 - #237) (Full Depth - 530ft) (Full Depth - 345ft) (PANEL 11) (Full Depth - 390ft) (2/4/15 - #352) (Full Depth - 400ft) (2/4/15 - #351) (2/3/15 - #353) (2/3/15 - #354) (Full Depth - 375ft) (Full Depth - 365ft) (2/5/15 - #350) 2/5/15 - #349) (Full Depth - 410ft)(Full Depth - 410ft) 2/6/15 - #348) 2/6/15 - #347) (Full Depth - 415ft)(Bad Top - 400ft) (PANEL 15) 2/9/15 - #346) 2/9/15 - #345) (420ft) (Full Depth - 420ft) (Full Depth - 420ft) 2/9/15 - #344) 2/9/15 - #343) (Full Depth - 420ft) (Full Depth - 420ft) 2/10/15 - #342) 2/10/15 - #341) (Full Depth - 415ft)(Full Depth - 425ft)(Full Depth - 430ft) (Full Depth - 435ft) 2/11/15 - #340)2/11/15 - #339)2/11/15 - #338) 2/11/15 - #337)2/12/15 - #336) (Full Depth - 440ft) (Pressured out - 420ft) (Full Depth - 485ft) 2/12/15 - #335) 2/12/15 - #334) (Full Depth - 520ft) (Full Depth - 535ft) 2/13/15 - #333)2/13/15 - #332) 2/13/15 - #331) (Full Depth - 555ft) (Full Depth - 570ft) (Full Depth - 585ft) 2/17/15 - #329) (620ft) (Cutter Head - 550ft) 2/16/15 - #330) (Full Depth - 600ft) 2/18/15 - #328) (Full Depth - 645ft) 2/19/15 - #327) (Pressured out - 560ft) 2/20/15 - #325) (Full Depth - 715ft) 2/20/15 - #326) (Bad Top - 660ft)(Bad Top - 705ft) (2/23/15 - #324) (2/23/15 - #323) (Pressured out - 720ft) (2/24/15 - #322) (Bad Top - 730ft) (2/25/15 - #321) (Bad Top - 750ft) (2/26/15 - #320) (Bad Top - 755ft)(Bad Top - 770ft) (800ft) (Crossed Hole - 380ft) (2/27/15 - #319) (2/27/15 - #318)(3/2/15 - #317)(3/2/15 - #316)(PANEL 14) (Full Depth - 600ft) (Full Depth - 600ft) (6/5/15 - #454)(6/8/15 - #455) (PUSHING HARD/TOP GOT SOFT - 650ft) (PREASURE OUT - 660ft) (6/8/15 - #456) (PINCH OFF - 540ft) (6/9/15 - #457) (PINCH OFF - 660ft) (6/9/15 - #458) (PINCH OFF - 560ft) (6/9/15 - #459) (HIGH PRESSURE - 690ft) (6/10/15 - #460) (FULL DEPTH - 800ft) (6/10/15 - #461) (FULL DEPTH - 800ft) (6/11/15 - #462) (FULL DEPTH - 800ft) (6/12/15 - #463) (FULL DEPTH - 800ft) (6/15/15 - #464)(6/16/15 - #465)(6/17/15 - #466) (FULL DEPTH - 800ft) (FULL DEPTH - 800ft) (FULL DEPTH - 472ft) (PINCHED OFF - 400ft) (6/18/15 - #467)(6/19/15 - #468)(6/22/15 - #469) (FULL DEPTH - 448ft)(PINCHED OFF - 418ft) (6/23/15 - #470)(6/24/15 - #471) (FULL DEPTH - 425ft) (FULL DEPTH - 420ft) (6/26/15 - #477) (LOST COUPLING - 460ft) (7/7/15 - #478) (FULL DEPTH - 751ft) (CROSSED HOLES - 558ft) (7/7/15 - #479) (FULL DEPTH - 777ft) (7/8/15 - #480) (FULL DEPTH - 800ft) (7/9/15 - #481)(7/10/15 - #482) (FULL DEPTH - 800ft) (PRESSURED OUT - 740ft) (7/10/15 - #483) (FULL DEPTH - 800ft) (FULL DEPTH - 800ft) (PRESSURED OUT - 780ft) (OUT OF BEAMS - 770ft) (PRESSURED OUT - 780ft) (7/14/15 - #484) (7/14/15 - #485) (7/15/15 - #486) (7/15/15 - #487) (7/16/15 - #488) (CROSSED HOLES - 460ft) (7/17/15 - #489) (PRESSURED OUT - 780ft) (7/17/15 - #490) (7/20/15 - #491) (7/20/15 - #492) (FULL DEPTH - 800ft) (FULL DEPTH - 800ft) (7/21/15 - #493) (FULL DEPTH - 800ft) (7/22/15 - #494) (PRESSURED OUT - 770ft) (8 /2 1/ 15 - #5 39 ) (8 /2 1/ 15 - #5 40 ) (8 /2 1/ 15 - #5 41 ) (8 /2 1/ 15 - #5 42 ) (F UL L DE PT H - 2 45 ') (F UL L DE PT H - 2 43 ') (F UL L DE PT H - 2 45 ') (8 /2 4/ 15 - #5 44 ) (8 /2 4/ 15 - #5 45 ) (8 /2 5/ 15 - #5 46 ) (8 /2 5/ 15 - #5 47 ) (8 /2 6/ 15 - #5 48 ) (8 /2 6/ 15 - #5 49 ) (8 /2 6/ 15 - #5 50 ) (8 /2 7/ 15 - #5 51 ) (8 /2 7/ 15 - #5 52 ) (8 /2 7/ 15 - #5 53 ) (8 /2 7/ 15 - #5 54 ) (8 /2 8/ 15 - #5 55 ) (8 /2 8/ 15 - #5 56 ) (8 /2 8/ 15 - #5 57 ) (8 /2 8/ 15 - #5 58 ) (8 /2 8/ 15 - #5 59 ) (8 /2 8/ 15 - #5 60 ) (8 /2 8/ 15 - #5 61 ) (8 /2 8/ 15 - #5 62 ) (8 /2 8/ 15 - #5 63 ) (#781 - 07/16/18) (#782 - 07/16/18) (#783 - 07/17/18) (#784 - 07/17/18) (#785 - 07/17/18) (#936 - 09/10/18) (PINCHED OFF 300') (#937 - 09/10/18) (PINCHED OFF 300') (#938 - 09/11/18) (ROLLS PINCHED OFF 280') (#939 - 09/11/18) (#940 - 09/11/18) (PINCHED OFF 300') (PINCHED OFF 385') (#941 - 09/12/18) (ROLLS PINCHED OFF 300') (#942 - 09/12/18) (#943 - 09/12/18) (#944 - 09/12/18) (#945 - 09/12/18) (#946 - 09/12/18) (#953 - 09/13/18) (PINCHED OFF 380') (#954 - 09/13/18) (PINCHED OFF 160') (#955 - 09/13/18) (ROLLED OUT 435') (#956 - 09/13/18) (ROLLED OUT 165') (#957 - 09/14/18) (PRESSURED OUT 520') (#958 - 09/14/18) (ROLLED OUT 530') (#959 - 09/15/18) (ROLLED OUT 140') (#964 - 09/15/18) (#965 - 09/17/18) (# 9 7 4 - 0 9 /1 8 /1 8 ) (A UG ER S O VE RL O AD IN G 3 00 ') (# 9 7 5 - 0 9 /1 8 /1 8 ) (P R ES SU R ED O U T 46 0' ) (# 9 7 6 - 0 9 /1 8 /1 8 ) (P R ES SU R ED O U T 40 5' ) (# 1 1 1 0 - 1 2 /1 5 /1 8 ) P IN C H E D O FF 3 60 ') (# 1 1 1 1 - 1 2 /1 8 /1 8 ) PI N C H ED O FF 5 60 ') (# 1 1 1 2 - 1 2 /1 9 /1 8 ) H IG H P R ES SU R E 53 0' ) (# 1 1 1 3 - 1 2 /1 9 /1 8 ) PR ES SU R ED O U T 54 0' ) (# 1 1 1 4 - 1 2 /2 0 /1 8 ) H IG H P R E S S U R E 4 00 ') (# 1 1 1 5 - 1 2 /2 1 /1 8 ) PI N C H ED O FF 5 00 ') (# 1 1 1 7 - 1 2 /2 1 /1 8 ) PR ES SU R ED O U T 30 0' ) (# 1 1 1 6 - 1 2 /2 6 /1 8 ) PR ES SU R ED O U T 30 0' ) (# 1 1 1 8 - 1 2 /2 6 /1 8 ) PR ES SU R ED O U T 31 0' ) (# 1 1 1 9 - 1 2 /2 7 /1 8 ) ST O PP IN G P O IN T 30 5' ) (# 1 1 2 0 - 1 2 /2 7 /1 8 ) ST O PP IN G P O IN T 30 5' ) (# 1 1 0 9 - 1 2 /2 7 /1 8 ) PI N C H ED O FF 3 00 ') (# 1 1 0 8 - 1 2 /2 8 /1 8 ) H IG H P R E S S U R E 5 20 ') (# 1 1 0 7 - 0 1 /0 2 /1 9 ) PR ES SU R ED O U T 65 0' ) (# 1 1 0 6 - 0 1 /0 3 /1 9 ) PR ES SU R ED O U T 64 5' ) (# 1 0 9 7 - 0 1 /0 3 /1 9 ) PR ES SU R ED O U T 53 0' ) (# 1 0 9 8 - 0 1 /0 4 /1 9 ) PR ES SU R ED O U T 46 0' ) (# 1 0 9 9 - 0 1 /0 4 /1 9 ) PR ES SU R ED O U T 41 0' ) (# 1 1 0 0 - 0 1 /0 4 /1 9 ) PR ES SU R ED O U T 34 0' ) (# 1 1 0 1 - 0 1 /0 8 /1 9 ) O U T O F BE AM S 68 0' ) (# 1 1 0 2 - 0 1 /0 9 /1 9 ) O U T O F H O S E 7 20 ') (# 1 1 0 3 - 0 1 /1 0 /1 9 ) PR ES SU R ED O U T 72 0' ) (# 1 0 9 5 - 0 1 /1 0 /1 9 ) PR ES SU R ED O U T 55 0' ) (# 1 0 9 6 - 0 1 /1 1 /1 9 ) PR ES SU R ED O U T 50 0' ) (# 1 1 0 4 - 0 1 /1 1 /1 9 ) P R E S S U R E D O U T 60 0' ) (# 1 1 0 5 - 0 1 /1 4 /1 9 ) PR ES SU R ED O U T 60 0' ) (# 1 1 2 1 - 0 1 /1 5 /1 9 ) PI N C H ED O FF 4 00 ') (# 1 1 2 2 - 0 1 /1 5 /1 9 ) PI N C H ED O FF 4 00 ') (# 1 1 2 3 - 0 1 /1 6 /1 9 ) (# 1 1 2 4 - 0 1 /1 6 /1 9 ) PI N C H ED O FF 4 20 ') PI N C H ED O FF 4 20 ') (# 1 1 2 5 - 0 1 /1 7 /1 9 ) PI N C H ED O FF 4 00 ') (# 1 1 2 6 - 0 1 /1 8 /1 9 ) PI N C H ED O FF 4 10 ') (# 1 1 2 7 - 0 1 /1 8 /1 9 ) PI N C H ED O FF 3 70 ') (# 1 1 2 8 - 0 1 /1 8 /1 9 ) (# 1 1 2 9 - 0 1 /1 8 /1 9 ) PI N C H ED O FF 3 00 ') P IN C H E D O FF 2 60 ') (# 1 1 3 1 - 0 2 /1 1 /1 9 ) P IN C H E D O FF 3 65 ') (# 1 1 3 2 - 0 2 /1 2 /1 9 ) PI N C H ED O FF 4 20 ') (# 1 1 3 3 - 0 2 /1 2 /1 9 ) PI N C H ED O FF 4 40 ') (# 1 1 3 4 - 0 2 /1 3 /1 9 ) PI N C H ED O FF 4 40 ') (# 1 1 3 5 - 0 2 /1 3 /1 9 ) PR ES SU R ED O U T 44 5' ) (# 1 1 3 6 - 0 2 /1 4 /1 9 ) PR ES SU R ED O U T 40 0' ) (# 1 1 3 7 - 0 2 /1 4 /1 9 ) FU LL D E P TH 3 90 ' (# 1 1 3 8 - 0 2 /1 5 /1 9 ) P R E S S U R E D O U T 28 0' ) (# 1 1 3 9 - 0 2 /1 5 /1 9 ) FU LL D EP TH 3 00 ' (# 1 1 4 0 - 0 2 /1 6 /1 9 ) PI N C H ED O FF 2 40 ') (# 1 1 4 1 - 0 2 /1 8 /1 9 ) PI N C H ED O FF 1 20 ') (# 1 1 4 2 - 0 2 /1 8 /1 9 ) P IN C H E D O FF 2 00 ') (# 1 1 3 1 - 0 2 /1 9 /1 9 ) (# 1 1 4 3 - 0 2 /1 9 /1 9 ) PI N C H ED O FF 2 30 ') PR ES SU R ED O U T 33 0' ) (# 1 1 4 4 - 0 2 /1 9 /1 9 ) PI N C H ED O FF 2 30 ') (# 1 1 4 5 - 0 2 /2 0 /1 9 ) FU LL D EP TH 3 05 ' (# 1 1 4 6 - 0 2 /2 0 /1 9 ) FU LL D EP TH 3 10 ' (# 1 1 8 8 - 0 2 /2 0 /1 9 ) FU LL D EP TH 3 60 ' (# 30 65 03 -0 1- 23 ) (P RE SS UR ED O UT 5 40 ') (#3 06 6 0 3-0 1-2 3) (P RESSURED O UT 42 0') (#3 06 7 0 3-0 1-2 3) (HIT WATER 60') (# 30 68 03 -0 3- 23 ) (P RESSURED O UT 50 0') (# 30 69 0 3- 0 -2 3) (P RESSURED O UT 46 0') (# 30 70 03 -0 4- 23 ) (P RES SU RED O UT 55 0') (# 30 71 03 -0 4- 23 ) (P RE SS UR ED O UT 3 80 ') (# 30 72 03 -0 6- 23 ) (P RE SS UR ED O UT 6 60 ') (# 30 73 03 -0 7- 23 ) (P RESSURED O UT 70 0') (# 30 74 03 -0 8- 23 ) (P RES SU RED O UT 64 0') (#3 07 5 0 3-0 8-2 3) (P RE SS UR ED O UT 5 80 ') (# 30 76 03 -0 8- 23 ) (P RE SS UR ED O UT 4 00 ') S-9 C-25 S-4 C-32S-7 C-27 S-12C 23 S-10 C-25S-7 C-27 S-4C 32 X X C-3" S-3"C-9" S-11"C-15" S-20" C-30" S-9" C-99" I-25" C-57" S-3.75" C-32.50" S-14.50" C-27" X C-34.75" S-2.50" C-4" S-1.75" C-10.50" X 1-15-1951 C-29" X HW 4-30-87 HW 11-01-85 HW BAD H/W COAL IN PLACE HW 9-30-86 HW 9-30-86 AU GE R M IN ED HW 2-2-87 HW 12-29-87 AUGER MINED 17 5017 4517 40 17 35 1715 1710 17 05 17 0016 9516 9016 8516 80 1675167016 6516 60 16 5516 50 1632.17 STRIPPED OUT PI LL AR ED A R EA C-8' 9" C-8 ' 5 .5" 1623.1 1665.0 1645.0 HW HW HW HW HW HW 9- 30 -86 HW 9 -3 0- 86 HW 1-16-80 HW 10-30-87 PI LL AR ED A REA C-10'8"I-3'4" C-11'2" I-4' C-10'7"I-3'6" C-10'10"I-1'5" C-9'10" I-2'8" C-10' I-9" C-12'4"I-10" C-12'2" I-1'3" C-10'6" I-1'6" C-9'10"I-3'10" C-10'7" I-4" C-10'4" I-1' C-11'3" I-1'2" C-9'3" I-3'3" C-9'9" I-3'10" C-9'7" I-3'1" C-9'9"I-2'7" C-11' I-2'6" C-9'9"I-2'11" 1702.8' 8-19-74 6-1-63 3-1-63 6-1-61 9-15-61 12-31-59 7-15-59 1775.2' 1803.7' 1767.3 1789-2' 1805.7' 1821.3' 1896.4' 1890.1' 1881.1' 1875.9' 1879.1' 1822.8' 1762.0' 1731.1' 1716.2' 1714.9' 1710.3' 1709.8' 1703.0' x x x x x x 1- 31 -7 5 H.W. 1-2-91 x 1767.3 x HW 12-19-94 SCREEMING EAGLE 17 57 .6 'x TOP HW 8-5-95 HW 8-5-95 HW 8-5-95 C-9'6.5" I-3'6" 12-31-58 x C -9'9" I-4'3.5" C-9'10" I-3'3.5" 12-31-58 C -9'2" I-3'10" 4-28-75 C-10'11" I-2'4" C-10'9" I-2'1" 8-1-64 C-9'9.5" I-4'8" 1915.7 x H.W . 11-27-78 H.W . 11-27-78 C.C.C. STRIP #3 THICK TILLER SCREAMING EAGLE THICK TILLER H.W. 5-24-91 H.W. 5-24-91 SCREAMING EAGLE THICK TILLER C-11'9" I-2'1" C-10'7" I-2'8" C-10'11" I-2'7" C-10'5" I-4'9" C-10'7" I-1'11" C-10'11." I-2'3" SCREAMING EAGLE THICK TILLER H.W . 9-27-91 H.W. 5-14-74 C-11'0" I-4'8" H.W . 9-14-91 C-10'3" I-3'0" 1-1-65 3-1-65 C-8'5" I-2'10" C-9'6.5" I-3'10" 7-29-76 8-27-76 3- 26 -7 5 C-12'5" I-2'6 BO T. HO LE 1952.9 I-8" 1964 1950. 621 601 601 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL N Alpha Metallurgical Resources, LLC Map 88-10 Virginia Properties 88 Strip - Jawbone (6000) Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserveko01/26Bluefield, VAAMR132 Map 88-10 VA Prop JB(6000) Previous Surface, Highwall Miner and Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 1950. C-99" I-25" C-29" HW 4-30-87 HW 11-01-85 HW BAD H/W COAL IN PLACE HW 3-22-90 1710 PI LL AR ED A R EA OLD WORKS C-8' 9" C-8 ' 5 .5" C-9' 10" 1623.1 1625.6 1627.4 1665.0 1645.0 1708.7HW HW HW OLD WORKS HW 1-16-80 C-10'8"I-3'4" C-11'2" I-4' C-11'6" I-1' C-11'5" I-2'9" C-12'7" I-1'5" C-10'7"I-3'6" C-10'10" I-1'7" C-10'10"I-1'5" C-9'10" I-2'8" C-10' I-9" C-12'4"I-10" C-10' I-2'5" C-9'10" I-2'8" C-12'2" I-1'3" C-10'6" I-1'6" C-9'10"I-3'10" C-10'7" I-4" C-10'4" I-1' C-9'6"I-2'9" C-10'3" I-2'7" C-10'5" I-2'4" C-11'3" I-1'2" C-9'3" I-3'3" C-9'9" I-3'10" C-9'7" I-3'1" C-9'4"I-2'1" C-11' I-2'6" 12-31-58 1-3-75 8-19-74 6-1-63 3-1-63 4-15-61 6-1-61 9-15-61 11-1-60 6-15-60 12-31-59 7-15-59 1775.2' 1803.7' 1767.3 1789-2' 1805.7' 1821.3' 1887.6' 1896.4' 1890.1' 1881.1' 1875.9' 1879.1' 1848.7' 1813.3' 1771.5' 1822.8' 1762.0' 1731.1' 1716.2' 1714.9' 1710.3' 1709.8' x x x x x x 1- 31 -7 5 H.W. 1-2-91 x 1767.3 x SC R EE M IN G E AG LE H W 8 -2 4- 94 C-10'0" I-3'10" HW 12-19-94 HW 8-24-94 SCREEMING EAGLE HW 3-22-90 SCREEMING EAGLE THICK TILLER 19 94 SCREEMING EAGLE TH IC K TI LL ER C .C .C . S TR IP # 3 H W 6 -6 -7 9 TOP HW 8-5-95 HW 8-5-95 HW 8-5-95 H.W . 1-2-91 H.W . 11-28-78 C.C.C. STRIP #3 THICK TILLER C-9'6.5" I-3'6" 12-31-58 x C -9'9" I-4'3.5" C-9'10" I-3'3.5" 12-31-58 C -9'2" I-3'10" C .C .C . STR IP #3 TH IC K TILLERH.W . 11-28-78 4-28-75 C-10'11" I-2'4" C-9'9.5" I-4'8" 1915.7 x H.W . 11-27-78 H.W. 5-24-91 C-11'9" I-2'1" C-10'7" I-2'8" C-10'11" I-2'7" C-10'5" I-4'9" C-10'7" I-1'11" C-10'11." I-2'3" H.W . 11 -13 -91 H.W . 9-14-91 C-10'3" I-3'0" 1-1-65 C-8'5" I-2'10" C-9'6.5" I-3'10" 7-29-76 8-27-76 3- 26 -7 5 C-12'5" I-2'6 AUGER 1990 AUGER 1964 1965 MINER STARTED 5-27-75 SL-TOP SL-29" C-58" SL-3" SL-BOT C-6'I-3'-9" 621 601 601 602 Branch Cane Cree k Indian Three Forks Left Creek T ill er Fork Fo rk Fo rk Johns Ca ne Alvy Creek Creek Jahile Duty 602 621 Branch Pr es ley Indian Creek Copperhead M cF ar la ne Indian H art Puncheon Camp Branch Patton Branch DIC KENSON BUCHANAN RUSSELL N Alpha Metallurgical Resources, LLC Buchanan, Dickenson and Russell Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 3000 Scale In Feet 0 Data Point Location Contour / Area Reserve ko01/26Bluefield, VAAMR132 Map 88-11 VA Prop Tiller(6200) Previous Surface, Highwall Miner and Underground Mining Map 88-11 Virginia Properties - 88 Strip Tiller (6200) and Thick Tiller Seams (6250)Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25

(HIT DIRT 515') (HIT DIRT 535') (HIT DIRT 525') (FULL DEPTH 583') (PRESSURED OUT 330') (HIT DIRT 330') (HIT DIRT 325')(PRESSURED OUT 320') (HIT DIRT 330') (HIT DIRT 330') (HIT DIRT 330') (HIT DIRT AUGER GOBBED OFF 350') (PRESSURED OUT 350') (# 2 8 6 4 A - 1 1 /0 7 /2 4 ) Mined out L L L L L L L (# 10 68 - 1 0/ 10 /2 0) (# 10 69 - 1 0/ 10 /2 0) (# 10 70 - 1 0/ 12 /2 0) (# 10 71 - 1 0/ 13 /2 0) (# 10 72 - 1 0/ 13 /2 0) (# 10 73 - 1 0/ 14 /2 0) (# 10 74 - 1 0/ 15 /2 0) (# 10 75 - 1 0/ 16 /2 0) (# 1 0 7 6 - 1 0 /1 6 /2 0 ) (# 10 77 - 1 0/ 20 /2 0) (# 10 78 - 1 0/ 21 /2 0) (# 1 0 7 9 - 1 0 /2 2 /2 0 ) (# 10 80 - 1 0/ 22 /2 0) (C ROSSED H OLE S 4 00 ') (# 10 81 - 1 0/ 23 /2 0) (# 1 0 8 2 - 1 0 /2 3 /2 0 ) (C RO SS ED H O LE S 47 5') (# 10 83 - 1 0/ 24 /2 0) (# 10 84 - 1 0/ 24 /2 0) (W ALL F ALL IN G 3 20 ') (# 11 03 - 1 0/ 26 /2 0) (# 11 02 - 1 0/ 27 /2 0) (# 1 1 0 1 - 1 0 /2 8 /2 0 ) (# 11 00 - 1 0/ 28 /2 0) (# 10 99 - 1 0/ 29 /2 0) (# 10 98 - 1 0/ 30 /2 0) (# 10 97 - 1 0/ 30 /2 0) S-2 C-33 S-3 C-34 S-3 C-34S-3 C-34 S-2 C-33 S-3 C-34 S-2 C-33 S-2 C-33 S-2 C-33 S-2 C-33 S-2 C-35 S-2 C-33 S-2 C-33 (# 10 96 - 1 1/ 03 /2 0) (# 1 0 9 5 - 1 1 /0 4 /2 0 ) (# 1 0 9 4 - 1 1 /0 5 /2 0 ) (# 10 93 - 1 1/ 05 /2 0) (C RO SS ED H O LE S 57 5') (# 10 92 - 1 1/ 06 /2 0) (# 10 91 - 1 1/ 07 /2 0) (# 10 90 - 1 1/ 07 /2 0) (# 10 89 - 1 1/ 10 /2 0) (# 10 88 - 1 1/ 11 /2 0) (# 1 0 8 7 - 1 1 /1 2 /2 0 ) (# 10 86 - 1 1/ 12 /2 0) (# 10 85 - 1 1/ 13 /2 0) S-2 C-33 S-6 C-29 S-2C 35 S-2C 35 S-2 C-35 S-2 C-35 08 -0 6- 20 - #1 01 1 PI NC HE D O FF 6 35 ' 08 -0 6- 20 - #1 01 0 RO LL ED O UT 6 30 ' 08 -0 7- 20 - #1 00 9 PI NC HE D O FF 5 95 ' 08 -0 7- 20 - #1 00 8 RO LL ED O UT 6 10 ' 08 -0 7- 20 - #1 00 7 08 -1 1- 20 - #1 00 6 PI NC HE D O FF 4 80 ' PI NC HE D O FF 4 50 ' 08 -1 1- 20 - #1 00 5 PI NC HE D O FF 6 00 ' 08 -1 2- 20 - #1 00 4 PR ES SU R ED O U T 62 0' 08 -1 2- 20 - #1 00 3 PI NC HE D O FF 7 00 ' 08 -1 3- 20 - #1 00 2 PI NC HE D O FF 5 65 ' 08 -1 3- 20 - #1 00 1 RO LL ED O UT 5 70 ' 08 -1 4- 20 - #1 00 0 BA D RO LL 5 20 ' 08 -1 4- 20 - #9 99 PI NC HE D O FF 5 25 ' 08 -1 5- 20 - #9 98 RO LL ED O UT 5 05 ' 08 -1 5- 20 - #9 97 RO LL ED O UT 4 80 ' 08 -1 5- 20 - #9 96 RO LL ED O UT 4 65 ' 08 -1 8- 20 - #9 95 PI NC HE D O FF 5 00 ' 08 -1 8- 20 - #9 94 PI NC HE D O FF 5 05 ' 08 -1 9- 20 - #9 93 PI NC HE D O FF 5 45 ' 08 -1 9- 20 - #9 92 PI NC HE D O FF 5 15 ' 08 -2 0- 20 - #9 91 PI NC HE D O FF 5 35 ' 08 -2 0- 20 - #9 90 PI NC HE D OF F 50 0' 08 -2 0- 20 - #9 89 PI NC HE D O FF 5 05 ' (# 1 0 1 5 - 0 8 /2 1 /2 0 ) (P IN C H E D O F F 700') (# 1 0 1 4 - 0 8 /2 1 /2 0 ) (P IN C H E D O F F 645') (# 1 0 1 3 - 0 8 /2 5 /2 0 ) (P IN C H E D O F F 630') (# 1 0 1 2 - 0 8 /2 6 /2 0 ) (P IN C H E D O F F 650') (# 1 0 1 6 - 0 8 /2 6 /2 0 ) (R O LLE D O U T 660') (# 1 0 1 7 - 0 8 /2 7 /2 0 ) (P R E S S U R E D O U T 810') (# 1 0 1 8 - 0 8 /2 7 /2 0 ) (P R E S S U R E D O U T 890') (# 1 0 1 9 - 0 8 /2 8 /2 0 ) (P R E S S U R E D O U T 900') (# 1 0 2 0 - 0 8 /2 9 /2 0 ) (P R E S S U R E D O U T 905') 08 -3 1- 20 - #1 02 1 FU LL D EP TH 5 02 ' 08 -3 1- 20 - #1 02 2 FU LL D EP TH 6 37 ' S-4 C-31 S-4 C-31 S-8 C-27 S-8 C-27 S-8 C-27 S-4 C-30 S-4 C-31 S-8 C-27 S-5 C-30 S-5 C-30 S-5 C-30 S-5 C-30 S-2C 33 S-4C 31 S-4 C-31 S-2 C-33 S-4 C-31 09 -0 1- 20 - #1 02 3 FU LL D EP TH 7 72 ' 09 -0 2- 20 - #1 02 4 FU LL D EP TH 8 98 ' 09 -0 3- 20 - #1 02 5 PR ES SU R ED O U T 90 5' 09 -0 3- 20 - #1 02 6 PR ES SU R ED O U T 96 0' 09 -0 4- 20 - #1 02 7 PR ES SU R ED O U T 80 5' 09 -0 8- 20 - #1 02 8 PR ES SU R ED O U T 88 5' 09 -0 8- 20 - #1 02 9 PR ES SU R ED O U T 92 5' 09 -0 9- 20 - #1 03 0 C R O SS ED H O LE S 68 0' 09 -1 0- 20 - #1 03 1 PR ES SU R ED O U T 92 0' 09 -1 1- 20 - #1 03 2 PR ES SU R ED O U T 96 5' 09 -1 1- 20 - #1 03 3 PR ES SU R ED O U T 84 0' 09 -1 2- 20 - #1 03 4 PR ES SU R ED O U T 86 5' 09 -1 4- 20 - #1 03 5 C R O SS ED H O LE S 77 5' 09 -1 4- 20 - #1 03 6 PR ES SU R ED O U T 82 0' 09 -1 5- 20 - #1 03 7 C R O SS ED H O LE S 34 0' 09 -1 5- 20 - #1 03 8 PR ES SU R ED O U T 72 0' 09 -1 6- 20 - #1 03 9 PR ES SU R ED O U T 82 0' 09 -1 6- 20 - #1 04 0 C R O SS ED H O LE S 53 5' 09 -1 7- 20 - #1 04 1 PR ES SU R ED O U T 77 0' 09 -1 8- 20 - #1 04 2 PR ES SU R ED O U T 62 5' 09 -1 8- 20 - #1 04 3 FE LL IN 3 40 ' 09 -2 2- 20 - #1 04 4 PR ES SU R ED O U T 84 5' 09 -2 3- 20 - #1 04 5 PR ES SU R ED O U T 83 0' 09 -2 4- 20 - #1 04 7 PR ES SU R ED O U T 86 0' 09 -2 4- 20 - #1 04 8 PR ES SU R ED O U T 86 0' 09 -2 5- 20 - #1 05 1 PR ES SU R ED O U T 83 5' 09 -2 6- 20 - #1 05 2 PR ES SU R ED O U T 82 0' 09 -2 6- 20 - #1 05 3 PR ES SU R ED O U T 80 0' 09 -2 8- 20 - #1 05 4 PR ES SU R ED O U T 82 5' 09 -2 9- 20 - #1 05 5 PR ES SU R ED O U T 83 0' 09 -2 9- 20 - #1 05 6 PR ES SU R ED O U T 82 0' 09 -3 0- 20 - #1 05 7 S-4 C-32 S-2 C-33 S-2 C-33 S-4 C-31 S-4 C-31 S-2C 33 S-8 C-27 S-4 C-32 S-2 C-34 S-2 C-34 S-4 C-31 S-4 C-31 S-4 C-31 S-4 C-31 S-5 C-30 PR ES SU R ED O U T 86 0' 10 -0 1- 20 - #1 05 8 PR ES SU R ED O U T 83 0' 10 -0 1- 20 - #1 05 9 PR ES SU R ED O U T 84 0' 10 -0 6- 20 - #1 06 0 PR ES SU R ED O U T 74 5' (F U LL D E P T H 800') (# 1 0 6 1 - 1 0 /0 7 /2 0 ) (# 1 0 6 2 - 1 0 /0 7 /2 0 ) (C R O S S E D H O LE S 535') (# 1 0 6 3 - 1 0 /0 8 /2 0 ) (F U LL D E P T H 800') (# 1 0 6 4 - 1 0 /0 8 /2 0 ) (F U LL D E P T H 800') (# 1 0 6 5 - 1 0 /0 9 /2 0 ) (C R O S S E D H O LE S 530') S-8 C-27 S-4 C-31 S-4 C-31 (#1175 - 11/17/20) (H IT W ATER 330') (# 1 1 7 6 - 1 1 /1 8 /2 0 ) (PIN C H ED O FF 500') (# 1 1 7 7 - 1 1 /1 8 /2 0 ) (PINCHED O FF 510') (# 1 1 7 8 - 1 1 /1 8 /2 0 ) (PIN C H ED O FF 435') (#1179 - 11/19/20) (# 1 1 8 0 - 1 1 /1 9 /2 0 ) (PIN C H ED O FF 485') (PIN C H ED O FF 495') (# 1 1 8 1 - 1 1 /2 0 /2 0 ) (FU LL D EPTH 527') (# 1 1 8 2 - 1 1 /2 0 /2 0 ) (C R O SSED H O LES 420') (# 1 1 8 3 - 1 1 /2 2 /2 0 ) (PIN C H ED O FF 455') (# 1 1 8 4 - 1 1 /2 3 /2 0 ) (FU LL D EPTH 550') (# 1 1 8 5 - 1 1 /2 3 /2 0 ) (PINCHED O FF 490') (#1186 - 11/23/20) (FU LL D EPTH 310') (#1187 - 11/24/20) (# 1 1 8 8 - 1 1 /2 4 /2 0 ) (FU LL D EPTH 325') (PIN C H ED O FF 320') (# 1 1 8 9 - 1 1 /2 4 /2 0 ) (# 1 1 9 0 - 1 1 /2 4 /2 0 ) (FU LL D EPTH 359') (FU LL D EPTH 369') (#11911 - 11/25/20) (# 1 1 9 2 - 1 1 /2 5 /2 0 ) (FU LL D EPTH 376') (FU LL D EPTH 385') S-4 C-31 S-4 C-30 S-4 C-30 S-3 C-30 S-5 C-28 S-3 C-31 S-5 C-28 S-3 C-31 S-6 C-28 03 -1 7- 20 - #7 77 03 -1 7- 20 - #7 76 03 -1 8- 20 - #7 75 03 -1 8- 20 - #7 74 BA D R OLL P IN CHED O FF 22 0' 03 -1 8- 20 - #7 71 BA D R OLL P IN CHED O FF 19 0' 03 -1 8- 20 - #7 70 PI NCHED O FF 24 0' 03 -1 8- 20 - #7 69 PIN CHED O FF 23 5' 03 -1 9- 20 - #7 68 ROLL P IN CHED O FF 25 0' 03 -1 9- 20 - #7 67 RO LL P IN CH ED O FF 2 55 ' 03 -1 9- 20 - #7 66 ROLL P IN CHED O FF 19 0' 03 -1 9- 20 - #7 65 ROLL P IN CHED O FF 24 5' 03 -1 9- 20 - #7 64 RO LL P IN CH ED O FF 2 45 ' 03 -2 0- 20 - #7 63 PIN CHED O FF 26 5' PIN CHED O FF 46 0' PI NCHED O FF 47 0' PI NCHED O FF 46 0' (#1549 - 05/20/21)(FU LL D EPTH 97') (# 1 5 5 0 - 0 5 /2 0 /2 1 ) (F U LL D E P T H 97') S-2 C-34 S-2 C-34 (# 1 5 3 9 - 0 5 /1 4 /2 1 ) (F U LL D E P T H 397') (# 1 5 4 0 - 0 5 /1 4 /2 1 ) (F U LL D E P T H 403') (# 1 5 4 1 - 0 5 /1 4 /2 1 ) (F U LL D E P T H 410') (# 1 5 4 2 - 0 5 /1 4 /2 1 ) (F U LL D E P T H 420') (# 1 5 4 3 - 0 5 /1 8 /2 1 ) (F U LL D E P T H 434') (# 1 5 4 4 - 0 5 /1 8 /2 1 ) (F U LL D E P T H 458') (# 1 5 4 5 - 0 5 /1 8 /2 1 ) (F U LL D E P T H 502') (# 1 5 4 6 - 0 5 /1 9 /2 1 ) (F U LL D E P T H 532') (# 1 5 4 7 - 0 5 /1 9 /2 1 ) (T IP S E T D O W N 120') S-2 C-34S-2 C-34S-2 C-34S-2 C-35 S-2 C-34 (05 /20 /21 - # 15 53 ) (F ULL D EPTH 59 ') (05 /20 /21 - # 15 54 ) (F ULL D EPTH 67 ') (0 5/2 0/2 1 - #1 55 5) (FULL D EPTH 83 ') (0 5/2 0/2 1 - #1 55 6) (0 5/2 0/2 1 - #1 55 7) (F ULL D EPTH 11 0') (F ULL D EPTH 11 0') (0 5/2 1/2 1 - #1 55 8) (F ULL D EPTH 15 5') (05 /21 /21 - # 15 59 ) (FULL D EPTH 59 0') (05 /21 /21 - # 15 60 ) (F ULL D EPTH 59 9') (05 /22 /21 - # 15 61 ) (F ULL D EPTH 58 7') (05 /22 /21 - # 15 62 ) (F ULL D EPTH 57 4') (0 5/2 4/2 1 - #1 56 3) (FULL D EPTH 57 4') (0 5/2 4/2 1 - #1 56 4) (F ULL D EPTH 55 3') (05 /24 /21 - # 15 65 ) (F ULL D EPTH 54 4') (05 /25 /21 - # 15 66 ) (F ULL D EPTH 53 6') (0 5/2 5/2 1 - #1 56 7) (F ULL D EPTH 52 7') (05 /25 /21 - # 15 68 ) (FULL D EPTH 51 7') (05 /26 /21 - # 15 69 ) (FULL D EPTH 52 1') (0 5/2 6/2 1 - #1 57 0) (FULL D EPTH 51 3') (0 5/2 7/2 1 - #1 57 1) (FULL D EPTH 50 2') (05 /27 /21 - # 15 72 ) (FULL D EPTH 48 8') (05 /27 /21 - # 15 73 ) (FULL D EPTH 46 7') (05 /28 /21 - # 15 74 ) (FULL D EPTH 48 0') (05 /28 /21 - # 15 75 ) (0 5/2 8/2 1 - #1 57 6) (F ULL D EPTH 46 0') (F ULL D EPTH 44 0') (0 5/2 8/2 1 - #1 57 7) (F ULL D EPTH 43 0') S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-34 S-2 C-35 S-2 C-34 S-2 C-35 S-2 C-35 S-2 C-34 S-2 C-34 S-2 C-34 S-2 C-34 S-2 C-34 (G AS SE D O FF 6 00 ') (G AS SE D O FF 7 00 ') (G AS SE D O FF 6 30 '') (F U LL D EP TH 9 53 ') (F U LL D EP TH 8 02 ') (F U LL D EP TH 8 01 ') (F U LL D EP TH 9 90 ') (C R O SS ED 6 00 ') (P R ES SU R ED O U T 94 0' ) (P R ES SU R ED O U T 94 0' ) (P R ES SU R ED O U T 82 0' ) (F U LL D EP TH 9 82 ') (F U LL D EP TH 6 00 ') (F U LL D EP TH 1 00 0' ) (F U LL D EP TH 1 00 0' ) (F U LL D EP TH 1 00 0' ) (P R ES SU R ED O U T 99 5' ) (P R ES SU R ED O U T 99 0' ) (P R ES SU R ED O U T 99 5' ) (P R ES SU R ED O U T 98 5' ) (P R ES SU R ED O U T 88 5' ) 660 699 Rush Branch Middle Branch Wolfpen Lo ng Br an ch Branch Creek LickBr an ch Branch Rush 660 12 -9 -2 0 12 -2 1- 20 12 -2 1- 20 12 -2 1- 20 12 -3 1- 20 12 -3 1- 20 12 -3 1- 20 2-1-21 2-1-21 2 -1 -2 1 2-1-21 2-1-21 2-18-21 2-18-21 2 -1 8 -2 1 2 -1 8 -2 1 2 -1 8 -2 1 2-18-21 2-18-21 3-1-21 3 -1 -2 1 3 -1 -2 1 3-1-21 3 -1 -2 1 3-1-21 3-1-21 6-15-16 6-15-16 6 -1 5 -1 6 6-21-16 6-21-16 6 -2 1 -1 6 6 -2 1 -1 6 7-1-16 7-1-16 7 -1 -1 6 7-1-16 7 -1 -1 6 7-20-16 7-20-16 7-20-16 7-20-16 7-20-16 7 -2 5 -1 6 7-25-16 7 -2 5 -1 6 7 -2 5 -1 6 8-29-16 8-29-16 9-1-16 9-1-16 8-19-16 8 -1 9 -1 6 8-19-16 8-19-16 8 -1 9 -1 6 9-9-16 9-9-16 9-27-16 9-27-16 10-1-16 10-1-16 10-10-16 10-10-16 10-25-16 10-25-16 11-1-16 11-1-16 11-15-16 11-15-16 11-15-16 12-1-16 12-1-16 12-1-16 12-5-16 12-5-1612-16-16 12-16-16 12-16-16 12-31-16 12-31-16 12-31-16 1-19-17 1-19-17 1-19-17 2-1-17 2-1-17 2-1-17 2-1-17 2-3-17 2-3-17 2-3-17 2-3-17 2-14-17 2-14-17 2-14-17 2-14-17 2-14-17 3-1-17 3-1-17 3-1-17 3-1-17 3-1-17 3-14-17 3-14-17 3-14-17 3-14-17 3-14-17 3-27-17 3-27-17 3-27-17 3-27-17 3-27-17 4-1-17 4-1-17 4-1-17 4-1-17 4-1-17 4-5-17 4-20-17 4-20-17 4-20-17 4-20-17 4-20-17 5-1-17 5-1-17 5-1-17 5-1-17 5-1-17 5-11-17 5-11-17 5-11-17 5-11-17 5-11-17 5-18-17 5-18-17 5-18-17 5-18-17 5-18-17 6-1-17 6-1-17 6-1-17 6-1-17 6-1-17 6-13-17 6-13-17 6-13-17 6-13-17 6-13-17 7-1-17 7-1-17 7-1-17 7-1-17 7-1-17 7-11-17 7-11-17 7-11-17 7-11-17 7-11-17 7-21-17 7-21-17 7-21-17 7-21-17 7-21-17 8-1-17 8-1-17 8-1-17 8-1-17 8-1-17 8-2-17 8-2-17 8-2-17 8-2-17 8-2-17 8-15-17 8-15-17 8-15-17 8-15-17 8-15-17 9-1-17 9-1-17 9-1-17 9-1-17 9-19-17 9-19-17 9-19-17 9-19-17 9-19-17 9-28-17 9-28-17 9-28-17 9-28-17 9-28-17 10-17-17 10-17-17 10-17-17 10-17-17 10-17-1711-1-17 11-1-17 11-1-17 11-1-17 11-1-17 11 -1 4- 17 11 -1 4- 17 11 -1 4- 17 11 -1 4- 17 11 -1 4- 17 11 -2 8- 17 11 -2 8- 17 6-29-18 6-29-18 6-29-18 6-29-18 6-29-18 7-11-18 7-11-187-11-18 7-11-18 7-11-18 7-11-18 7-22-18 7-22-18 7-22-18 7-22-18 7-22-18 7-22-18 8-1-188-1-18 8-1-18 8-1-18 8-1-18 8-1-18 8-15-18 8-15-18 8-15-18 8-15-18 8-15-18 8-15-18 8-28-18 8-28-18 8-28-18 8-28-18 8-28-18 8-28-18 9-7-18 9-7-18 9-7-18 9-7-18 9-7-18 9-7-18 9-20-18 9-20-18 9-20-18 9-20-18 9-20-18 9-20-1810-1-18 10-1-18 10-1-18 10-1-18 10-12-18 10-12-18 10-12-18 10-12-18 10-12-18 10-12-18 10-23-18 10-23-18 10-23-18 10-23-18 10-23-18 10-23-18 10-31-18 10-31-18 10-31-18 10-31-18 10-31-1811-6-18 11-6-18 11-6-18 11-6-18 11-14-18 11-14-18 11-14-18 11-14-18 11-14-18 11-14-18 11-30-18 11-30-18 11-30-18 11-30-18 11-30-18 11-30-18 12-5-18 12-5-18 12-5-18 12-5-18 12-5-18 12-5-18 12-20-18 12-20-18 12-20-18 12-20-18 12-20-18 12-20-18 12-31-18 12-31-18 12-31-18 12-31-18 12-31-18 12-31-181-6-19 1-6-19 1-6-19 1-6-19 1-6-19 1-6-19 1-31-19 1-31-19 1-31-19 1-31-19 1-31-19 2-7-19 2-7-19 2-7-19 2-7-19 2-19-19 2-19-19 2-19-19 2-19-19 2-19-19 2-19-19 2-28-19 3-13-19 3-13-19 3-13-19 3-13-19 3-13-19 3-13-19 3-27-19 3-27-19 3-27-19 3-27-19 3-27-19 4-12-19 4-12-19 4-12-19 4-12-19 4-12-19 4-30-19 4-30-19 4-30-19 4-30-19 4-30-195-2-19 5-2-19 5-2-19 5-23-19 5-23-19 5-23-19 5-23-19 5-23-19 5-31-19 5-31-19 5-31-19 5-31-19 5-31-19 6-17-19 6-17-19 6-17-19 6-17-19 6-17-197-1-19 7-1-19 7-1-19 7-1-19 7-1-19 7-15-19 7-15-19 7-15-19 7-15-19 7-15-19 8-1-19 8-1-19 8-1-19 8-1-19 8-1-19 8-1-19 8-31-19 8-31-19 8-31-19 8-31-19 8-31-19 8-31-19 9-16-19 9-16-19 9-16-19 9-16-19 9-16-19 9-16-19 9-16-19 9-30-19 9-30-19 9-30-19 9-30-19 9-30-19 9-30-19 9-30-19 10-10-19 10-10-19 10-10-19 10-25-19 10-25-19 10-25-19 10-25-19 10-25-19 10-25-19 10-25-19 10-31-19 11-14-19 11-14-19 11-14-19 11-14-19 11-14-19 11-14-19 11-14-19 12-1-19 12-1-19 12-1-19 12-1-19 12-1-19 12-1-19 12-1-19 12-31-19 12-31-19 12-31-19 12-31-19 12-31-19 12-31-19 12-31-19 12 -3 1- 19 12 -3 1- 19 12 -3 1- 19 12 -3 1- 19 12 -3 1- 19 12 -3 1- 19 12 -3 1- 19 1- 3- 20 1- 3- 20 1- 3- 20 1- 3- 20 1- 3- 20 1- 3- 20 1- 3- 20 1- 30 -2 0 1- 30 -2 0 1- 30 -2 0 1- 30 -2 0 1- 30 -2 0 1- 30 -2 0 1- 30 -2 0 2- 19 -2 0 2- 19 -2 0 2- 19 -2 0 2-1-21 3 -1 5 -2 1 3-15-21 3-15-21 3 -1 5 -2 1 3-15-21 3-15-21 3 -1 5 -2 1 3-24-21 3-24-21 3 -2 4 -2 1 3-24-21 3 -2 4 -2 1 3 -2 4 -2 1 4-1-21 4 -1 -2 1 4-1-21 4-1-21 4 -1 -2 1 4 -6 -2 1 4-6-21 4 -6 -2 1 4 -6 -2 1 4-6-21 4 -6 -2 1 4 -1 9 -2 1 4-19-21 4-19-21 4 -1 9 -2 1 4 -1 9 -2 1 4-19-21 4 -2 3 -2 1 4-23-21 4-23-21 4-23-21 4-23-21 4 -2 3 -2 1 5-1-21 5-1-21 5 -1 -2 1 5 -1 -2 1 5-1-21 5-1-21 5 -1 7 -2 1 5 -1 7 -2 1 5 -1 7 -2 1 5-17-21 5-17-21 5-17-21 6-1-21 6-1-21 6-1-21 6 -1 -2 1 6-1-21 6 -3 -2 1 6-3-21 6-3-21 6-3-21 6- 15 -2 1 6- 15 -2 1 6- 15 -2 1 6- 15 -2 1 6- 15 -2 1 7- 1- 21 7- 1- 21 7- 1- 217- 1- 21 7- 1- 21 7- 1- 21 7- 1- 21 7- 1- 217- 1- 21 7- 1- 21 7- 30 -2 1 7- 30 -2 1 7- 30 -2 1 7- 30 -2 1 7- 30 -2 1 7- 30 -2 1 7- 30 -2 1 7- 30 -2 1 7- 30 -2 1 8-17-21 8-17-21 8-17-21 8-17-21 8-17-21 8-17-21 8-17-21 8- 17 -2 1 8- 17 -2 1 8- 17 -2 1 9-1-21 9-1-21 9-1-21 9-1-21 9-1-21 9-1-21 9-1-21 9-1-21 9- 1- 21 9- 1- 21 9- 16 -2 1 9- 16 -2 1 9-16-21 9-16-21 9-16-21 9-16-21 10 -1 -2 1 10 -1 -2 1 10 -1 -2 1 10 -1 -2 1 10 -1 -2 1 10 -6 -2 1 10 -6 -2 1 10 -6 -2 1 10 -6 -2 1 10 -6 -2 1 10 -6 -2 1 10 -6 -2 1 10 -1 8- 21 10 -1 8- 21 10 -1 8- 21 7- 17 -2 3 8- 1- 23 8- 14 -2 3 8- 29 -2 3 (# 35 8 - 04 /0 1/ 19 ) (F U LL D EP TH 5 57 ') (# 35 7 - 04 /0 1/ 19 ) (F ULL D EPTH 5 56 ') (# 35 6 - 04 /0 2/ 19 ) (F ULL D EPTH 5 57 ') (# 35 5 - 04 /0 2/ 19 ) (F U LL D EP TH 5 59 ') (# 3 5 4 - 0 4 /0 3 /1 9 ) (F U LL D EP TH 5 60 ') (# 35 3 - 04 /0 3/ 19 ) (F U LL D EP TH 5 62 ') (# 35 2 - 04 /0 4/ 19 ) (F ULL D EPTH 5 64 ') (# 35 1 - 04 /0 4/ 19 ) (F ULL D EPTH 5 79 ') (# 35 0 - 04 /0 5/ 19 ) (F U LL D EP TH 5 83 ') (# 34 9 - 04 /0 5/ 19 ) (F U LL D EP TH 5 88 ') (# 33 7 - 04 /0 9/ 19 ) (P RESSURED O UT 76 0') (# 3 3 8 - 0 4 /1 0 /1 9 ) (P RES SU RED O UT 76 0') (# 33 9 - 04 /1 0/ 19 ) (C R O SS ED H O LE S 52 5' ) (# 34 0 - 04 /1 1/ 19 ) (P RESSURED O UT 74 0') (# 34 1 - 04 /1 2/ 19 ) (F U LL D EP TH 6 97 ') (# 34 2 - 04 /1 2/ 19 ) (F U LL D EP TH 6 67 ') (# 3 4 3 - 0 4 /1 5 /1 9 ) (F U LL D EP TH 6 45 ') (# 34 4 - 04 /1 5/ 19 ) (F U LL D EP TH 6 30 ') (# 34 5 - 04 /1 6/ 19 ) (F ULL D EPTH 6 17 ') (# 34 6 - 04 /1 6/ 19 ) (C RO SS ED H O LE S 56 0' ) (# 34 7 - 04 /1 7/ 19 ) (F U LL D EP TH 4 10 ') (# 39 0 - 04 /1 8/ 19 ) (F U LL D EP TH 4 15 ') (# 38 9 - 04 /1 8/ 19 ) (F U LL D EP TH 4 21 ') (# 38 8 - 04 /1 8/ 19 ) (F U LL D EP TH 4 26 ') (# 3 8 7 - 0 4 /2 3 /1 9 ) (F U LL D EP TH 4 31 ') (# 38 6 - 04 /2 3/ 19 ) (F U LL D EP TH 4 38 ') (# 38 5 - 04 /2 4/ 19 ) (F U LL D EP TH 4 43 ') (# 3 8 4 - 0 4 /2 4 /1 9 ) (F ULL D EPTH 4 57 ') (# 38 3 - 04 /2 4/ 19 ) (F U LL D EP TH 4 76 ') (# 38 2 - 04 /2 5/ 19 ) (F ULL D EPTH 4 98 ') (# 38 1 - 04 /2 5/ 19 ) (F U LL D EP TH 5 18 ') (# 38 0 - 04 /2 6/ 19 ) (F ULL D EPTH 5 40 ') (# 37 9 - 04 /2 6/ 19 ) BAD W ALL / W ALL F ALL IN G 6 0' ) (# 37 8 SK IP PE D B AD W AL L (# 37 7 - 04 /2 6/ 19 ) (F ULL D EPTH 5 80 ') (# 37 6 - 04 /2 7/ 19 ) (F ULL D EPTH 5 84 ') (# 3 7 5 - 0 4 /2 7 /1 9 ) (P RES SU RED O UT 56 5') (# 37 4 - 04 /2 9/ 19 ) (F U LL D EP TH 5 86 ') (# 37 3 - 04 /2 9/ 19 ) (F U LL D EP TH 5 85 ') (# 37 2 - 04 /3 0/ 19 ) (H OLE F LO ODED 3 90 ') (# 3 7 1 - 0 4 /3 0 /1 9 ) (F ULL D EPTH 5 75 ') (# 37 0 - 05 /0 1/ 19 ) (F U LL D EP TH 5 83 ') (# 36 9 - 05 /0 1/ 19 ) (F ULL D EPTH 5 70 ') (# 36 8 - 05 /0 2/ 19 ) (F U LL D EP TH 5 65 ') (# 36 7 - 05 /0 2/ 19 ) (F U LL D EP TH 5 67 ') (# 36 6 - 05 /0 3/ 19 ) (F U LL D EP TH 5 57 ') (# 36 5 - 05 /0 3/ 19 ) (F U LL D EP TH 5 60 ') (# 36 4 - 05 /0 7/ 19 ) (G O BBED O FF 2 40 ') (# 36 3 - 05 /0 7/ 19 ) (F LO O DED O UT 34 0' ) (# 36 2 - 05 /0 8/ 19 ) (F U LL D EP TH 5 50 ') (# 36 1 - 05 /0 8/ 19 ) (C R O SS ED H O LE S 31 0' ) (# 36 0 - 05 /0 8/ 19 ) (F U LL D EP TH 5 49 ') (# 35 9 - 05 /0 9/ 19 ) (F ULL D EPTH 5 55 ') 06 -0 4- 21 - #1 61 4 06 -0 5- 21 - #1 61 3 06 -0 7- 21 - #1 60 9 06 -0 7- 21 - #1 61 0 06 -0 8- 21 - #1 61 1 06 -0 9- 21 - #1 61 2 06 -1 0- 21 - #1 60 7 06 -1 1- 21 - #1 60 6 06 -1 5- 21 - #1 60 5 06 -1 5- 21 - #1 60 4 06 -1 6- 21 - #1 60 3 06 -1 7- 21 - #1 60 2 06 -1 8- 21 - #1 60 1 06 -1 9- 21 - #1 60 0 06 -1 9- 21 - #1 59 9 06 -2 1- 21 - #1 59 8 (F U LL D EP TH 1 00 0' ) 06 -2 2- 21 - #1 59 7 06 -2 3- 21 - #1 59 6 06 -2 4- 21 - #1 59 5 (F U LL D EP TH 1 00 0' ) 06 -2 5- 21 - #1 59 4 (F U LL D EP TH 1 00 0' ) 06 -2 5- 21 - #1 59 3 (W AL L FE LL 2 5' ) 06 -2 9- 21 - #1 58 9 (P R ES SU R ED O U T 94 0' ) 06 -3 0- 21 - #1 58 9A S-2 C-37 S-2 C-37 S-2 C-37 06 -0 9- 21 - #1 60 8 S-2 C-37 S-2 C-37 S-2C 37 S-2 C-37 S-2 C-36 S-2 C-38 S-2 C-38 S-2 C-36 S-2 C-37 09-12-18 - #082 09-13-18 - #083 09-13-18 - #084 09-13-18 - #085 09-13-18 - #086 09-14-18 - #087 09-14-18 - #088 09-14-18 - #089 09-17-18 - #090 09-17-18 - #091 (HIT DIRT 330') 09-17-18 - #092 (HIT DIRT 335') 09-18-18 - #093 (HIT DIRT 345') 09-18-18 - #094 (HIT DIRT 350') 09-18-18 - #095 (HIT DIRT 345') 09-18-18 - #096 (HIT DIRT 340') 09-19-18 - #097 (HIT DIRT 365') 09-19-18 - #098 (HIT DIRT 395') 09-19-18 - #099 (HIT DIRT 390') 09-20-18 - #100 09-20-18 - #101 (HIT DIRT 395')(HIT DIRT 385') 09-20-18 - #102 (HIT DIRT 385') 09-21-18 - #103 (FULL DEPTH 395') 09-21-18 - #104 (BROKE DOWN 380') 09-21-18 - #105 (FULL DEPTH 398') 09-25-18 - #106 (FULL DEPTH 398') 09-25-18 - #107 (FULL DEPTH 406') 09-26-18 - #108 (FULL DEPTH 413') 09-26-18 - #109 (FULL DEPTH 420') 09-26-18 - #110 (FULL DEPTH 433') 09-27-18 - #111 (FULL DEPTH 454') 09-27-18 - #112 (PRESSURED OUT 480') 09-27-18 - #113 (FULL DEPTH 550') 09-28-18 - #114 (FULL DEPTH 553') 09-28-18 - #115 (HOLE FLOODED 390') 09-28-18 - #116 (FULL DEPTH 566') 02-15-19 - #231 (FULL DEPTH 532') 02-16-19 - #232 (FULL DEPTH 538') 02-16-19 - #233 (FULL DEPTH 543') 02-18-19 - #234 (HIT DIRT 535') 02-18-19 - #235 02-19-19 - #236 02-19-19 - #237 (CROSSED HOLES 480') 02-20-19 - #238 02-20-19 - #239 (HIT DIRT 500') 02-21-19 - #240 (HIT DIRT 495') 02-21-19 - #241 (HIT DIRT 495') 02-21-19 - #242 (HIT DIRT 490') 02-22-19 - #243 (HIT DIRT 485') 02-22-19 - #244 (HIT DIRT 490') 02-23-19 - #245 (PRESSURED OUT 485') 02-23-19 - #246 (PRESSURED OUT 500') 02-23-19 - #247 (PRESSURED OUT 345') 02-25-19 - #288 (PRESSURED OUT 781') 02-26-19 - #287 (FULL DEPTH 827') 02-26-19 - #286 (FULL DEPTH 824') 02-27-19 - #285 (FULL DEPTH 825') 02-28-19 - #284 (PRESSURED OUT 810') 02-28-19 - #283 (CROSSED HOLES 615') 02-28-19 - #282 (PRESSURED OUT 780') 02-28-19 - #281 (CROSSED HOLES 580') 03-01-19 - #280 (FULL DEPTH 695') 03-04-19 - #279 (FULL DEPTH 659') 03-04-19 - #278 (PRESSURED OUT 615') 03-05-19 - #277 (HIT DIRT 615') 03-05-19 - #276 (HIT DIRT 615') 03-06-19 - #275 (HIT DIRT 600') 03-06-19 - #274 (HIT DIRT 605') 03-07-19 - #273 (HIT DIRT 610') 03-07-19 - #272 (HIT DIRT 600') 03-08-19 - #271 (HIT DIRT 595') 03-08-19 - #248 (HIT DIRT 485') 03-12-19 - #249 (HIT DIRT 480') 03-12-19 - #250 (HIT DIRT 540') 10-02-18 - #117 (FULL DEPTH 571') 10-03-18 - #118 (FULL DEPTH 577') 10-03-18 - #119 03-13-19 - #251 (HIT DIRT 540') 03-13-19 - #252 (HIT DIRT 540') 03-14-19 - #253 (HIT DIRT 595') 03-14-19 - #254 (HIT DIRT 620') 03-15-19 - #255 (HIT DIRT 620') 03-15-19 - #256 (FULL DEPTH 647') 03-16-19 - #257 (FULL DEPTH 647') 03-16-19 - #258 (FULL DEPTH 662') 03-18-19 - #259 (FULL DEPTH 668') 03-19-19 - #260 (FULL DEPTH 670') 03-19-19 - #261 (FULL DEPTH 667') 03-20-19 - #262 (FULL DEPTH 655') 03-20-19 - #263 (FULL DEPTH 645') 03-21-19 - #264 (HIT DIRT 635') 03-21-19 - #265 (HIT DIRT 635') 03-22-19 - #266 (HIT DIRT 630') 03-26-19 - #267 (HIT DIRT 620') 03-26-19 - #268 (HIT DIRT 610') (# 3 9 1 - 0 4 /1 7 /1 9 ) 05-31-19 - #413 (FULL DEPTH 751') 05-31-19 - #414 (FULL DEPTH 761') 06-04-19 - #415 (FULL DEPTH 799') 06-05-19 - #416 (FULL DEPTH 819') 06-06-19 - #417 (FULL DEPTH 849') 06-06-19 - #418 (FULL DEPTH 867') 06-07-19 - #419 (PRESSURED OUT 770') 06-08-19 - #420 (PRESSURED OUT 745') 06-08-19 - #421 (PRESSURED OUT 860') 06-10-19 - #422 (CROSSED HOLES 510') 06-10-19 - #423 (FULL DEPTH 945') 06-11-19 - #424 (FULL DEPTH 964') 06-12-19 - #425 (FULL DEPTH 977') 06-13-19 - #426 (PRESSURED OUT 905') 06-14-19 - #427 (PRESSURED OUT 915') 06-14-19 - #428 (PRESSURED OUT 995') 07-30-19 - #429 (FULL DEPTH 413') 07-31-19 - #430 (FULL DEPTH 410') 07-31-19 - #431 (FULL DEPTH 410') 07-31-19 - #432 (FULL DEPTH 408') 08-01-19 - #433 08-01-19 - #434 (FULL DEPTH 407') (FULL DEPTH 405') 08-01-19 - #495 (FULL DEPTH 401') 08-02-19 - #496 (FULL DEPTH 410') 08-03-19 - #497 (PRESSURED OUT 980') 08-03-19 - #498 (PRESSURED OUT 995') 08-05-19 - #499 (CROSSED HOLES 550') 08-06-19 - #500 (FULL DEPTH 1000') 08-07-19 - #501 (FULL DEPTH 1000') 08-08-19 - #502 (PRESSURED OUT 740') 08-08-19 - #503 (FULL DEPTH 1000') 08-09-19 - #504 (CROSSED HOLES 720') 08-09-19 - #505 (FULL DEPTH 1000') 08-13-19 - #506 (FULL DEPTH 1000') 08-13-19 - #507 (CROSSED HOLES 720') 08-15-19 - #508 08-16-19 - #509 (FULL DEPTH 1000') (FULL DEPTH 1000') 08-16-19 - #510 (GROUND CABLE 960') 08-17-19 - #511 (FULL DEPTH 1000') 08-19-19 - #512 (PRESSURED OUT 980') 08-20-19 - #513 (PRESSURED OUT 915') 08-21-19 - #514 (PRESSURED OUT 990') 08-21-19 - #515 (PRESSURED OUT 970') 08-23-19 - #517 (PRESSURED OUT 930') 08-23-19 - #518 (PRESSURED OUT 970') 08-27-19 - #519 (PRESSURED OUT 880') 08-28-19 - #520 (PRESSURED OUT 785') 08-29-19 - #521 (PRESSURED OUT 780') 08-29-19 - #522 (PRESSURED OUT 590') 08-22-19 - #516 (CROSSED HOLES 591') 09-03-19 - #525 (FULL DEPTH 1000') 09-04-19 - #526 (FULL DEPTH 1000') 09-05-19 - #527 (PRESSURED OUT 720') 09-06-19 - #528 (PRESSURED OUT 910') 09-06-19 - #529 (PRESSURED OUT 930') 08-30-19 - #523 (PRESSURED OUT 950') 08-30-19 - #524 (PRESSURED OUT 980') 09-10-19 - #530 (PRESSURED OUT 980') 09-11-19 - #531 (CROSSED HOLES 480') 09-12-19 - #532 (CROSSED HOLES 860') 09-12-19 - #533 (PRESSURED OUT 910') 09-13-19 - #534 (PRESSURED OUT 940') 09-14-19 - #535A (PRESSURED OUT 970') 09-17-19 - #535 (FULL DEPTH 1000') 09-17-19 - #536 (CROSSED HOLES 420') 09-18-19 - #537 09-19-19 - #538 (PRESSURED OUT 910') 09-19-19 - #539 (CROSSED HOLES 610') 09-20-19 - #540 (PRESSURED OUT 940') 09-20-19 - #541 (PRESSURED OUT 840') 09-24-19 - #542 (PRESSURED OUT 880') 09-25-19 - #543 (PRESSURED OUT 870') 09-26-19 - #544 (FULL DEPTH 1000') 09-27-19 - #545 (PRESSURED OUT 920') 09-27-19 - #546 (FULL DEPTH 1000') 09-28-19 - #547 (FULL DEPTH 1000') 10-02-19 - #549 (FULL DEPTH 1000') 10-03-19 - #550 (FULL DEPTH 1000') 10-04-19 - #551 (FULL DEPTH 1000') 10-08-19 - #552 (FULL DEPTH 1000') 10-08-19 - #553 CROSSED HOLES 500' 10-09-19 - #554 PRESSURED OUT 900' 10-10-19 - #555 PRESSURED OUT 940' 10-11-19 - #556 PRESSURED OUT 960' 10-11-19 - #557 CROSSED HOLES 440' 10-12-19 - #558 PRESSURED OUT 920' 10-12-19 - #559 PRESSURED OUT 850' 10-15-19 - #560 10-16-19 - #561 PRESSURED OUT 850' PRESSURED OUT 850' 10-17-19 - #562 PRESSURED OUT 840' 10-17-19 - #563 PRESSURED OUT 740' 10-18-19 - #564 PRESSURED OUT 850' 10-18-19 - #565 PRESSURED OUT ' 10-21-19 - #566 PRESSURED OUT 850' 10-22-19 - #567 CROSSED HOLES 260' 10-22-19 - #568 PRESSURED OUT 850' 10-23-19 - #569 PRESSURED OUT 850' 10-24-19 - #570 PRESSURED OUT 850' 10-25-19 - #571 PRESSURED OUT 850' 10-25-19 - #572 PRESSURED OUT 840' 10-26-19 - #573 PRESSURED OUT 850' 10-28-19 - #574 PRESSURED OUT 955' 10-28-19 - #575 PRESSURED OUT 800' 10-29-19 - #576 PRESSURED OUT 640' 10-30-19 - #577 PRESSURED OUT 860' 10-30-19 - #578 10-30-19 - #579 FULL DEPTH 257' FULL DEPTH 265' 10-30-19 - #580 FULL DEPTH 271' 10-31-19 - #581 FULL DEPTH 278' 10-31-19 - #582 FULL DEPTH 281' 10-31-19 - #583 FULL DEPTH 285' 10-31-19 - #584 FULL DEPTH 288' 10-31-19 - #585 FULL DEPTH 296' 11-01-19 - #586 PRESSURED OUT 965' 11-05-19 - #587 PRESSURED OUT 960' 11-06-19 - #588 PRESSURED OUT 920' 11-06-19 - #589 PRESSURED OUT 900' 11-07-19 - #590 PRESSURED OUT 950' 11-08-19 - #591 PRESSURED OUT 930' 11-09-19 - #592 CROSSED HOLES 640' 11-09-19 - #593 PRESSURED OUT 950' 11-11-19 - #596 PRESSURED OUT 925' 11-12-19 - #597 CROSSED HOLES 400' 11-12-19 - #598 FULL DEPTH 1000' 11-13-19 - #599 PRESSURED OUT 780' 11-14-19 - #600 FULL DEPTH 779' 11-15-19 - #601 FULL DEPTH 768' 11-15-19 - #602 FULL DEPTH 765' 11-19-19 - #603 PRESSURED OUT 450' 11-19-19 - #604 PRESSURED OUT 660' 11-20-19 - #605 PRESSURED OUT 720' 11-20-19 - #606 FULL DEPTH 753' 11-21-19 - #607 11-22-19 - #608 PRESSURED OUT 590' PRESSURED OUT 900' 11-23-19 - #610 PRESSURED OUT 880' 11-25-19 - #611 PRESSURED OUT 920' 11-25-19 - #612 PRESSURED OUT 940' 11-22-19 - #609 11-26-19 - #613 PRESSURED OUT 850' 11-27-19 - #614 PRESSURED OUT 900' PRESSURED OUT 900' CROSSED HOLE 855' PRESSURED OUT 740' 12-05-19 - #618 PRESSURED OUT 990' 12-06-19 - #619 PRESSURED OUT 750' 12-07-19 - #620 FULL DEPTH 1000' 12-09-19 - #621 PRESSURED OUT 995' 12-09-19 - #622 PRESSURED OUT 980' 12-03-19 - #615 12-04-19 - #616 12-05-19 - #617 12-10-19 - #623 PRESSURED OUT 880' 12-11-19 - #624 PRESSURED OUT 990' 12-12-19 - #625 CROSSED HOLES 400' 12-12-19 - #626 PRESSURED OUT 990' 12-13-19 - #627 PRESSURED OUT 800' 12-26-19 - #635 PRESSURED OUT 960' 12-27-19 - #636 PRESSURED OUT 880' 12-31-19 - #637 PRESSURED OUT 950' 12-31-19 - #638 PRESSURED OUT 970' 12-20-19 - #632 PRESSURED OUT 965' 12-21-19 - #633 PRESSURED OUT 890' 12-21-19 - #634 PRESSURED OUT 940' 12-17-19 - #628 PRESSURED OUT 990' 12-18-19 - #629 PRESSURED OUT 960' 12-18-19 - #630 PRESSURED OUT 945' 12-19-19 - #631 PRESSURED OUT 905' 01-02-20 - #639 CROSSED HOLES 680' 01-03-20 - #640 PRESSURED OUT 980' 01-04-20 - #641 PRESSURED OUT 810' 01-04-20 - #642 PRESSURED OUT 680' 01-06-20 - #643 PRESSURED OUT 850' 01-07-20 - #644 PRESSURED OUT 860' 01-07-20 - #645 WALL FALLING 145' BADD WALL - SKIP - #646 BADD WALL - SKIP - #647 01-07-20 - #648 PRESSURED OUT 910' 01-08-20 - #649 01-09-20 - #650 PRESSURED OUT 915' PRESSURED OUT 940' 01-10-20 - #651 PRESSURED OUT 900' 01-10-20 - #652 FULL DEPTH 897' 01-14-20 - #653 FULL DEPTH 820' 01-15-20 - #654 FULL DEPTH 744' 01-15-20 - #655 FULL DEPTH 667' 01-16-20 - #656 FULL DEPTH 589' 01-16-20 - #657 FULL DEPTH 513' 03-12-20 - #742 PRESSURED OUT 550' 03-12-20 - #743 PRESSURED OUT 580' 03-13-20 - #744 PRESSURED OUT 740' 03-13-20 - #745 PRESSURED OUT 335' 03 -1 4- 20 - #7 47 PRESSURED O UT 5 95 ' 03 -1 4- 20 - #7 48 PI NCHED O FF 58 0' 03 -1 6- 20 - #7 49 03 -1 6- 20 - #7 50 03 -1 7- 20 - #7 51 PIN CHED O FF 36 0' FE LL IN / P ULL ED H ARD 17 5' PI NCHED O FF 42 0' 03 -2 0- 20 - #7 62 PI NCHED O FF 31 5' PI NCHED O FF 31 0' 03 -2 0- 20 - #7 61 07 -0 1- 21 - #1 58 9B (07 /22 /21 - # 16 57 ) (F ULL D EPTH 29 3') (07 /22 /21 - # 16 56 ) (FULL D EPTH 29 8') (0 7/2 3/2 1 - #1 65 5) (FULL D EPTH 30 2') (0 7/2 3/2 1 - #1 65 4) (W ALL F ELL 14 0') (07 /23 /21 - # 16 51 ) (F ULL D EPTH 32 4') (07 /23 /21 - # 16 50 ) (FULL D EPTH 33 2') (07 /27 /21 - # 16 49 ) (FULL D EPTH 34 0') (0 7/2 7/2 1 - #1 64 8) (F ULL D EPTH 35 5') (0 7/2 7/2 1 - #1 64 7) (W ALL FELL 30 ') (07 /27 /21 - # 16 45 ) (F ULL D EPTH 40 4') (07 /28 /21 - # 16 44 ) (FULL D EPTH 41 7') (0 7/2 8/2 1 - #1 64 3) (07 /28 /21 - # 16 42 ) (F ULL D EPTH 43 0') (F ULL D EPTH 43 5' S-2 C-37 S-2 C-36 S-2 C-36 S-2 C-37 S-2 C-37 S-2 C-36 2- 19 -2 0 2- 19 -2 0 2- 19 -2 0 2- 19 -2 0 10 -1 8- 21 10 -1 8- 21 10 -1 8- 21 11 -1 -2 1 11 -1 -2 1 11 -1 -2 1 08 -1 3- 24 - #2 77 4 FU LL D EP TH 3 11 ' 08 -1 3- 24 - #2 77 5 FU LL D EP TH 3 10 ' 08 -1 3- 24 - #2 77 6 FU LL D EP TH 3 12 ' 08 -1 4- 24 - #2 77 7 FU LL D EP TH 3 15 ' 08 -1 4- 24 - #2 77 8 FU LL D EP TH 3 20 ' FU LL D EP TH 3 39 ' 08 -1 5- 24 - #2 77 9 08 -1 5- 24 - #2 78 0 FU LL D EP TH 3 45 ' 08 -1 5- 24 - #2 78 1 FU LL D EP TH 3 52 ' 08 -1 5- 24 - #2 78 2 FU LL D EP TH 3 60 ' 08 -1 6- 24 - #2 78 3 FU LL D EP TH 3 68 ' 08 -1 6- 24 - #2 78 4 FU LL D EP TH 3 59 ' 08 -1 6- 24 - #2 78 5 FU LL D EP TH 3 74 ' 08 -1 9- 24 - #2 78 6 FU LL D EP TH 3 87 ' 08 -1 9- 24 - #2 78 7 FU LL D EP TH 4 01 ' 08 -1 9- 24 - #2 78 8 FU LL D EP TH 4 15 ' 08 -2 0- 24 - #2 78 9 FU LL D EP TH 4 34 ' 08 -2 0- 24 - #2 79 0 FU LL D EP TH 4 56 ' 08 -2 0- 24 - #2 79 1 FU LL D EP TH 4 66 ' 08 -2 1- 24 - #2 79 2 FU LL D EP TH 4 86 ' 08 -2 1- 24 - #2 79 3 FU LL D EP TH 4 24 ' 08 -2 2- 24 - #2 79 4 FU LL D EP TH 3 95 ' 08 -2 2- 24 - #2 79 5 FU LL D EP TH 3 87 ' 08 -2 2- 24 - #2 79 6 FU LL D EP TH 3 90 ' 08 -2 2- 24 - #2 79 7 FU LL D EP TH 3 85 ' 08 -2 7- 24 - #2 80 3 08 -2 7- 24 - #2 80 2 FU LL D EP TH 3 63 ' FU LL D EP TH 3 57 ' 08 -2 7- 24 - #2 80 4 FU LL D EP TH 3 50 ' 08 -2 8- 24 - #2 80 5 FU LL D EP TH 3 48 ' 08 -2 8- 24 - #2 80 6 FU LL D EP TH 3 49 ' 08 -2 8- 24 - #2 80 7 FU LL D EP TH 3 49 ' SK IP PE D B AD W AL L - # 27 98 SK IP PE D B AD W AL L - # 27 99 SK IP PE D B AD W AL L - # 28 00 SK IP PE D B AD W AL L - # 28 01 FU LL D EP TH 3 47 ' 08 -2 9- 24 - #2 80 8 08 -2 9- 24 - #2 80 9 FU LL D EP TH 3 46 ' 08 -2 9- 24 - #2 81 0 FU LL D EP TH 3 46 ' 08 -2 9- 24 - #2 81 1 FU LL D EP TH 3 53 ' 08 -3 0- 24 - #2 81 2 FU LL D EP TH 3 66 ' 08 -3 0- 24 - #2 81 3 FU LL D EP TH 3 79 ' SK IP PE D C R AC K IN W AL L - # 28 14 08 -3 0- 24 - #2 81 5 FU LL D EP TH 4 07 ' 08 -3 0- 24 - #2 81 6 FU LL D EP TH 4 14 ' 08 -3 0- 24 - #2 81 7 FU LL D EP TH 4 11 ' S-1 C-40 S-2 C-40 S-2 C-40 S-1 C-39 S-2 C-38 S-1 C-39 S-2 C-36 S-2 C-38 S-2 C-38 S-2 C-36 S-2 C-36 S-2 C-36 S-2 C-35 S-2 C-36 S-2 C-34 S-2 C-34S-2 C-34 S-2 C-34 S-2 C-33 S-2 C-31 FU LL D EP TH 3 25 ' (#2 867 - 0 9/1 1/2 4) (ROLLE D OUT 65') (# 2868 - 09/1 1/2 4) (P RESSURED O UT 545') (# 28 71 - 09 /1 1/ 24 ) (F ULL D EPTH 554') (# 28 69 - SKIP PED B AD R OLL IN W ALL ) (# 28 70 - SKIP PED B AD R OLL IN W ALL ) (# 28 72 - 09 /1 2/ 24 ) (F ULL D EPTH 5 47 ') (# 2873 - 09/1 2/2 4) (F ULL D EPTH 536') (# 2874 - 09/1 3/2 4) (F ULL D EPTH 5 26 ') (# 2875 - 09/1 3/2 4) (F ULL D EPTH 517') (# 28 76 - 09 /1 5/ 24 ) (F ULL D EPTH 5 11 ' (# 28 77 - 09 /1 6/ 24 ) (F ULL D EPTH 5 10 ') (# 2878 - 09/1 6/2 4) (F ULL D EPTH 512') (# 28 79 - 09 /1 6/ 24 ) (F ULL D EPTH 517') (# 28 80 - 09 /1 7/ 24 ) (F ULL D EPTH 5 22 ') (# 28 81 - 09 /1 7/ 24 ) (F ULL D EPTH 524') (# 28 82 - 09 /1 8/ 24 ) (F ULL D EPTH 5 28 ') (# 28 83 - 09 /1 8/ 24 ) (F ULL D EPTH 540') (# 28 84 - 09 /1 9/ 24 ) (F ULL D EPTH 5 45 ') (# 2885 - 09/1 9/2 4) (F ULL D EPTH 5 51 ') (# 28 86 - 09 /2 0/ 24 ) (# 28 87 - 09 /2 1/ 24 ) (F ULL D EPTH 556') (F ULL D EPTH 5 68 ') (# 28 88 - 09 /2 4/ 24 ) (F ULL D EPTH 573') (# 28 89 - 09 /2 4/ 24 ) (F ULL D EPTH 5 78 ') (# 28 90 - 09 /2 5/ 24 ) (F ULL D EPTH 580') (# 28 91 - 09 /2 5/ 24 ) (F ULL D EPTH 5 82 ') (# 28 92 - 09 /2 6/ 24 ) (F ULL D EPTH 5 82 ') (# 2893 - 09/2 6/2 4) (F ULL D EPTH 5 83 ') (# 2894 - 09/2 6/2 4) (F ULL D EPTH 5 85 ') (# 28 95 - 09 /3 0/ 24 ) (F ULL D EPTH 5 87 ') (# 28 96 - 10 /0 1/ 24 ) (F ULL D EPTH 588') (# 2897 - 10/0 1/2 4) (F ULL D EPTH 5 81 ') (# 28 98 - 10 /0 2/ 24 ) (F ULL D EPTH 5 74 ') (# 28 99 - 10 /0 3/ 24 ) (F ULL D EPTH 571') (# 29 00 - 10 /0 3/ 24 ) (F ULL D EPTH 569') (# 29 01 - 10 /0 8/ 24 ) (# 29 02 - 10 /0 8/ 24 ) (F ULL D EPTH 562') (F ULL D EPTH 558') (# 29 03 - 10 /0 9/ 24 ) (F ULL D EPTH 5 54 ' (# 29 04 - 10 /0 9/ 24 ) (F ULL D EPTH 5 52 ') (# 29 05 - 10 /1 0/ 24 ) (F ULL D EPTH 5 51 ') (# 29 06 - 10 /1 0/ 24 ) (F ULL D EPTH 553') 10 -1 1- 24 - #2 82 5 10 -1 4- 24 - #2 82 6 10 -1 4- 24 - #2 82 7 10 -1 5- 24 - #2 82 8 10 -1 5- 24 - #2 82 9 10 -1 6- 24 - #2 83 0 10 -1 6- 24 - #2 83 0A 10 -1 6- 24 - #2 83 1 10 -1 6- 24 - #2 83 2 10 -1 7- 24 - #2 83 3 10 -1 7- 24 - #2 83 4 10 -1 7- 24 - #2 83 5 10 -2 2- 24 - #2 83 6 10 -2 2- 24 - #2 83 7 10 -2 2- 24 - #2 83 8 10 -2 3- 24 - #2 83 9 10 -2 3- 24 - #2 84 0 10 -2 3- 24 - #2 84 1 10 -2 4- 24 - #2 84 2 10 -2 4- 24 - #2 84 3 10 -2 4- 24 - #2 84 4 10 -2 5- 24 - #2 84 5 10 -2 5- 24 - #2 84 6 10 -2 5- 24 - #2 84 7 10 -2 8- 24 - #2 84 8 10 -2 8- 24 - #2 84 9 10 -2 8- 24 - #2 85 0 10 -2 9- 24 - #2 85 1 10 -2 9- 24 - #2 85 2 10 -2 9- 24 - #2 85 3 10 -3 0- 24 - #2 85 4 10 -3 0- 24 - #2 85 5 10 -3 1- 24 - #2 85 6 10 -3 1- 24 - #2 85 7 10 -3 1- 24 - #2 85 8 10 -3 1- 24 - #2 85 9 09 -0 4- 24 - #2 81 8 09 -0 4- 24 - #2 81 9 FU LL D EP TH 3 90 ' 09 -0 4- 24 - #2 82 0 FU LL D EP TH 3 80 ' 09 -0 5- 24 - #2 82 1 FU LL D EP TH 3 70 ' 09 -0 5- 24 - #2 82 2 FU LL D EP TH 3 61 ' 09 -0 5- 24 - #2 82 3 FU LL D EP TH 3 52 ' 09 -0 5- 24 - #2 82 4 FU LL D EP TH 3 42 ' FU LL D EP TH 5 61 ' FU LL D EP TH 5 59 ' FU LL D EP TH 3 86 ' FU LL D EP TH 3 80 ' BA D T O P 21 0' FU LL D EP TH 3 73 ' FU LL D EP TH 3 71 ' FU LL D EP TH 3 75 ' FU LL D EP TH 3 77 ' FU LL D EP TH 3 78 ' FU LL D EP TH 3 79 ' FU LL D EP TH 3 83 ' FU LL D EP TH 3 83 ' FU LL D EP TH 3 85 ' FU LL D EP TH 3 90 ' FU LL D EP TH 3 92 ' FU LL D EP TH 3 93 ' FU LL D EP TH 3 95 ' FU LL D EP TH 3 99 ' FU LL D EP TH 4 05 ' FU LL D EP TH 4 11 ' FU LL D EP TH 4 17 ' FU LL D EP TH 4 22 ' FU LL D EP TH 4 24 ' FU LL D EP TH 4 24 ' FU LL D EP TH 4 37 ' FU LL D EP TH 4 38 ' FU LL D EP TH 4 40 ' FU LL D EP TH 4 40 ' FU LL D EP TH 4 40 ' FU LL D EP TH 4 40 ' FU LL D EP TH 4 41 ' FU LL D EP TH 4 40 ' FU LL D EP TH 4 36 ' FU LL D EP TH 4 35 ' FU LL D EP TH 4 33 ' 11 -0 5- 24 - #2 86 0 FU LL D EP TH 4 34 ' 11 -0 5- 24 - #2 86 1 FU LL D EP TH 4 35 ' 11 -0 6- 24 - #2 86 2 FU LL D EP TH 4 37 ' (# 2 8 6 3 - 1 1 /0 6 /2 4 ) (F U LL D E P T H 462') (# 2 8 6 4 - 1 1 /0 6 /2 4 ) (F U LL D E P T H 462') (F U LL D E P T H 464') S-1 C-35 S-1 C-35 S-1C 35 11-09-22 - #2246 FULL DEPTH 403' 11-10-22 - #2247 FULL DEPTH 407' 11-10-22 - #2248 FULL DEPTH 424' 11-10-22 - #2249 FULL DEPTH 461' 11-11-22 - #2250 FULL DEPTH 493' 11-11-22 - #2251 FULL DEPTH 510' 11-15-22 - #2252 FULL DEPTH 530' 11-15-22 - #2253 FULL DEPTH 538' 11-16-22 - #2254 FULL DEPTH 533' 11-16-22 - #2255 FULL DEPTH 540' 11-16-22 - #2256 FULL DEPTH 530' 11-17-22 - #2257 FULL DEPTH 437' 11-17-22 - #2258 FULL DEPTH 385' 11-17-22 - #2259 FULL DEPTH 368' 11-18-22 - #2260 FULL DEPTH 357' 11-18-22 - #2261 FULL DEPTH 345' 11-18-22 - #2262 FULL DEPTH 342' 11-19-22 - #2263 FULL DEPTH 343' 11-19-22 - #2264 FULL DEPTH 345' 11-19-22 - #2265 FULL DEPTH 297' 11-19-22 - #2266 FULL DEPTH 297' 11-21-22 - #2267 FULL DEPTH 229' 11-21-22 - #2268 FULL DEPTH 201' 11-21-22 - #2269 FULL DEPTH 181' 11-21-22 - #2270 FULL DEPTH 151' S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2C 35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 05 -0 6- 23 - #2 39 3 FE LL IN 6 10 ' 05 -0 6- 23 - #2 39 4 ROLL ED O UT 70 5' 05 -0 8- 23 - #2 39 5 PR ES SU RED O UT 76 0' 05 -0 9- 23 - #2 39 6 PR ES SU RED O UT 74 0' 05 -0 9- 23 - #2 39 7 PR ES SU RED O UT 61 0' 05 -1 0- 23 - #2 39 8 PR ES SU RED O UT 73 0' 05 -1 1- 23 - #2 39 9 PR ES SU RED O UT 77 0' 05 -11 -23 - # 24 00 PR ES SU RED O UT 73 0' 05 -1 2- 23 - #2 40 1 ROLL ED O UT 70 0' 05 -12 -23 - # 24 02 PR ES SU RED O UT 69 0' 05 -1 6- 23 - #2 40 3 PR ES SU RED O UT 72 0' 05 -1 6- 23 - #2 40 4 RO LL ED O UT 7 00 ' 05 -1 7- 23 - #2 40 5 PR ES SU RED O UT 74 0' 05 -1 8- 23 - #2 41 3 FU LL D EPTH 79 8' 05 -1 8- 23 - #2 41 4 PR ES SU RE D OU T 74 5' 05 -1 9- 23 - #2 41 5 FU LL D EPTH 78 0' 05 -2 0- 23 - #2 41 6 FU LL D EPTH 76 2' 05 -2 0- 23 - #2 41 7 FU LL D EP TH 7 42 ' 05 -2 2- 23 - #2 41 8 FU LL D EP TH 7 23 ' 05 -2 2- 23 - #2 41 9 FU LL D EP TH 7 05 ' 05 -2 3- 23 - #2 42 0 FU LL D EPTH 68 9' 05 -2 4- 23 - #2 42 1 FU LL D EP TH 6 76 ' 05 -2 4- 23 - #2 42 2 PR ES SU RED O UT 58 0' RO LL ED O UT 5 25 ' 05 -2 5- 23 - #2 42 3 05 -2 5- 23 - #2 42 4 PR ES SU RED O UT 50 5' 05 -2 5- 23 - #2 42 5 FU LL D EPTH 46 1' 05 -2 6- 23 - #2 40 7 ROLL ED O UT 70 0' 05 -2 6- 23 - #2 40 8 RO LL ED O UT 7 00 ' 05 -30 -23 - # 24 06 PR ES SU RED O UT 81 0' 05 -3 1- 23 - #2 40 9 PR ES SU RED O UT 85 0' 05 -3 1- 23 - #2 41 0 RO LL ED O UT 7 80 ' S-2 C-36 S-2 C-36 S-2 C-37 S-2 C-36 S-2 C-36 S-2 C-37 S-2 C-37 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-36 S-2 C-38 N Alpha Metallurgical Resources, LLC Map LBR-1 Virginia Properties Long Branch - Upper Banner (4650) Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83 2000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserveko01/26Bluefield, VAAMR132 Map LBR-1 VA Prop-LBR-UB Previous Surface, Highwall Miner and Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 CROSSED HOLES 630' FELL IN 400' PRESSURED OUT 620' PRESSURED OUT 680' CROSSED HOLES 505' 660 699 Rush Branch Middle Branch Wolfpen Lo ng Br an ch Branch Creek LickBr an ch Branch Rush 660 09-01-22 - #2127 09-01-22 - #2130 PRESSURED OUT 750' 09-02-22 - #2131 CROSSED HOLES 710' 09-06-22 - #2132 FULL DEPTH 800' 09-07-22 - #21 3 09-07-22 - #2134 PRESSURED OUT 695' 09-08-22 - #2135 09-08-22 - #2 6 PRESSURED OUT 745' 09-09-22 - #2137 FULL DEPTH 815' 09-10-22 - #2138 PRESSURED OUT 710' 09-10-22 - #2139 09-10-22 - #2140 09-12-22 - #2141 PRESSURED OUT 740' 09-13-22 - #2142 PRESSURED OUT 750' N Alpha Metallurgical Resources, LLC Map LBR-2 Virginia Properties Long Branch -Upper Banner 2 (4500) Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83 2000 Scale In Feet 0 Data Point Location Contour / Area Reserve HWM Reserveko01/26Bluefield, VAAMR132 Map LBR-2 VA Prop-LBR-UB2 Previous Surface and Highwall Miner Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25

660 699 Rush Branch Middle Wolfpen Lo ng Br an ch Branch Creek LickBr an ch Branch Rush 660 19 85 19 80 2030 2035 2040 2045 2010 2015 20252020 FA LL FA LL FALL 2005 2020 1990 1990 1995 2000 2005 2010 1975 19801985 1990 1995 2050 2055 1975 1980 1985 1990 1975 20 30 20 45 20 50 20 20 20 15 20 05 2000 1995 1965 20 80 2060 2055 2075 2070 2065 WEST MAINS 4-LEFT 5-LEFT 2 E AST M AIN S 3309 N/B N/B 2110.8 2113.0 2111.1 2113.0 2110.5 L L L L L L L L 2116.8 2118.2 2121.1 2122.5 2123.3 2125.3 2126.2 2126.3 2137.7 2137.2 2136.4 2135.2 2127.6 2128.8 2129.6 2125.3 2126.1 2138.5 2139.2 2140.0 2127.3 2129.3 2130.8 2132.3 2140.7 2140.6 2142.1 2143.0 2142.0 2140.8 2139.6 2138.4 2136.9 2136.1 2135.0 2133.1 2121.8 21 20 .2 2119.1 2118.4 21 28 .9 21 27 .3 2127.2 21 17 .121 15 .4 2115.4 21 13 .6 21 16 .7 2113.1 2110.0 2108.7 2106.7 2104.3 21 03 .7 21 04 .1 21 05 .3 2104.8 21 04 .9 21 03 .9 2096.5 2097.4 21 00 .7 21 02 .7 21 06 .6 21 07 .5 2108.7 2109.4 2110.0 2110.8 2108.8 21 08 .5 21 07 .3 21 05 .1 2104.4 21 02 .5 2101.4 2102.3 21 03 .1 2125.5 21 24 .7 21 22 .8 21 20 .921 18 .7 2117.1 21 16 .1 21 15 .6 21 15 .4 21 15 .6 21 15 .5 2115.2 21 15 .1 21 14 .2 21 13 .4 21 12 .7 21 11 .8 2133.9 2133.4 2145.1 2143.5 2133.2 2133.6 2145.3 2146.1 2146.1 2146.6 2147.2 2132.9 2148.0 2148.3 2147.3 2146.3 2144.0 2142.7 2140.2 2138.3 2136.1 2133.6 2130.9 2130.0 2130.6 21 27 .3 21 23 .1 21 20 .2 21 17 .7 21 16 .4 21 16 .4 21 16 .7 21 16 .7 21 17 .6 2118.7 21 18 .4 21 17 .8 21 16 .8 2128.1 21 25 .4 2122.7 2120.8 21 19 .5 2119.5 21 19 .5 2119.9 21 20 .7 21 21 .6 2122.4 21 22 .9 21 22 .7 21 23 .3 2122.8 2115.7 21 15 .8 2116.7 21 17 .6 2118.7 21 19 .6 21 20 .0 21 19 .4 2120.2 21 18 .6 21 17 .2 2114.8 2114.3 21 15 .8 2114.9 21 12 .2 2110.0 2123.6 2124.5 2124.2 2124.3 2124.3 21 23 .2 2100 21 00 2110 21 10 2115 2120 21 25 2130 2135 2135 2140 21 40 2145 21 45 2141.7 21 42 .8 21 43 .8 21 42 .4 21 43 .2 21 41 .8 21 41 .5 21 40 .3 21 39 .3 2147.8 2147.8 2146.3 2146.0 2145.0 2143.6 2141.5 2139.7 2138.1 2135.9 2133.4 2133.1 2131.2 2128.9 2127.5 2124.2 2123.2 2122.9 2122.6 2123.3 2123.2 2125.5 2124.52123.5 21 48 .9 2150.2 21 48 .5 2136.7 2026.2 2025.7 2022.92022.12021.3 2021.3 2022.2 2022.4 2023.7 2038.9 2041.2 2043.4 2145.4 2045.8 2040.5 2042.7 2044.3 2046.2 2047.7 2049.2 2047.2 2046.5 2051.4 2041.3 2040.7 2054.5 2055.32053.30 2054.8 2055.8 2055.2 2053.2 2015.1 2016.6 2017.7 2018.5 2019.4 2018.0 2020.1 20 15 2045 1960 1965 2080 2085 2090 2095 BAD TOP PANEL 1 1969.41967.9 1974.1 1975.4 1976.91969.8 1978.4 1979.7 1980.7 1971.0 1972.5 1972.8 19 68 .4 1981.0 1982.0 1982.31981.7 1982.11981.51980.4 1978.91977.71976.51974.2 1974.3 19 72 .6 19 69 .4 19 66 .9 19 63 .8 19 61 .4 19 68 .6 19 67 .3 19 60 .1 19 58 .8 19 66 .6 19 65 .2 19 58 .0 19 56 .3 19 65 .1 19 63 .9 19 56 .0 19 56 .8 19 64 .5 19 65 .3 19 57 .7 19 57 .0 19 66 .4 19 66 .7 19 67 .5 19 68 .1 19 66 .5 19 65 .0 1 9 6 5 .3 19 61 .3 19 59 .7 19 57 .6 19 56 .2 19 55 .1 19 63 .7 19 651965 1965 19 70 19 75 19 92 .3 19 92 .0 19 91 .3 19 93 .1 19 88 .5 1977.9 1983.4 1968.6 1965.2 1964.8 1972.0 1966.1 1967.1 19 64 .6 19 62 .9 1962.819 60 .7 19 59 .7 19 59 .3 19 58 .3 19 68 .0 19 75 .8 19 76 .2 19 73 .4 19 73 .3 19 73 .9 19 72 .8 1965 1975 19 64 .1 19 77 .0 1982.6 19 83 .3 19 78 .1 19 83 .1 19 84 .3 19 84 .2 19 79 .2 19 77 .2 19 69 .5 19 73 .5 19 77 .9 19 82 .1 19 85 .1 19 86 .2 19 88 .0 19 89 .1 19 90 .2 19 87 .4 19 86 .6 19 85 .3 1965 1965 1970 1985 19 90 1975 1980 PANEL 2 1946.5 1947.7 1948.5 1950.5 1950.5 1949.5 1951.7 19 54 .5 1953.3 1956.31956.81956.7 1959.8 1956.71955.7 1955.8 1958.0 1953.2 19 51 .4 19 51 .3 19 55 .2 19 53 .7 19 55 .7 19 56 .1 19 55 .1 19 53 .4 19 53 .3 19 50 .3 19 45 .7 19 45 .3 19 47 .3 19 48 .7 19 50 .7 19 50 .7 1945 1950 1955 1960 BAD TOP FA LL W AT ER W AT ER W AT ER 1976.8 1978.3 1980.5 1978.4 1982.6 1983.6 1984.9 1986.5 1987.2 1988.8 1989.4 W AT ER BAD TOP X X X XX XX XX X OLD WORKS OLD WORKS 35 SH.TOP C-7 SH-1 1/2 C-21 SH.BOT. SH.TOP C-4 SH-1 1/2 C-24 C-27 AUGER HOLES N Alpha Metallurgical Resources, LLC Map LBR-3 Virginia Properties Long Branch - Lower Banner (4900) Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83 2000 Scale In Feet 0 Data Point Location HWM Reserveko01/26Bluefield, VAAMR132 Map LBR-3 VA Prop-LBR-LB Previous Surface, Highwall Miner and Underground Mining Controlled Surface Resource Inclusive of Reserve / Converted to Reserve as of 12/31/25 Contour / Area Reserve C-32 C-32 C-32 C-23 S-1 C-5 C-23 S-1 C-5 C-32 C-32 C-32 C-32 C-30 C-30 NO COAL NO COAL NO COAL C-32 C-32 C-32 C-32 C-32 C-32 C-32 C-32 06 -0 2- 23 - #2 42 6 FU LL D EP TH 4 51 ' 06 -0 2- 23 - #2 42 7 FU LL D EP TH 4 63 ' 06 -0 3- 23 - #2 42 8 FU LL D EP TH 4 73 ' 06 -0 5- 23 - #2 42 9 FU LL D EP TH 4 74 ' 06 -0 5- 23 - #2 43 0 FU LL D EP TH 4 79 ' 06 -0 6- 23 - #2 43 1 FU LL D EP TH 4 87 ' 06 -0 7- 23 - #2 43 2 FU LL D EP TH 4 89 ' 06 -0 8- 23 - #2 43 3 FU LL D EP TH 4 92 ' 06 -0 9- 23 - #2 43 4 FU LL D EP TH 5 08 ' 06 -1 4- 23 - #2 43 5 FU LL D EP TH 5 26 ' FU LL D EP TH 5 29 ' 06 -1 5- 23 - #2 43 6 06 -1 5- 23 - #2 43 7 FU LL D EP TH 5 17 ' 06 -1 6- 23 - #2 43 8 FU LL D EP TH 5 10 ' 06 -1 6- 23 - #2 43 9 FU LL D EP TH 5 04 ' 06 -1 7- 23 - #2 44 0 FU LL D EP TH 5 01 ' 06 -1 9- 23 - #2 44 1 FU LL D EP TH 5 03 ' 06 -1 9- 23 - #2 44 2 FU LL D EP TH 4 96 ' 06 -1 9- 23 - #2 44 3 FU LL D EP TH 4 92 ' S-2 C-38 S-2 C-38 S-2 C-37 S-2 C-37 S-2 C-37 S-2 C-37 S-2 C-38 S-2 C-35 S-2 C-37 8- 17 -2 1 8- 17 -2 1 9- 1- 21 9- 16 -2 1 9- 16 -2 1 10 -1 -2 1 10 -1 -2 1 10 -1 -2 1 10 -1 -2 1 10 -1 -2 1 10 -6 -2 1 10 -6 -2 1 10 -6 -2 1 10 -6 -2 1 10 -6 -2 1 10 -6 -2 1 10 -6 -2 1 10 -1 8- 21 10 -1 8- 21 10 -1 8- 21 10 -1 8- 21 10 -1 8- 21 10 -1 8- 21 10 -1 8- 21 11 -1 -2 1 11 -1 -2 1 11 -1 -2 1 11 -1 -2 1 11 -1 -2 1 11 -1 -2 1 11 -1 -2 1 11 -1 0- 21 11 -1 0- 21 11 -1 0- 21 11 -1 0- 21 11 -1 0- 21 11 -1 0- 21 11 -1 0- 21 XX X X X X X X XFA LL 1 1- 18 -2 1 X XX X X X X X X X X X X X X X X X X X X X X 12 -1 -2 1 12 -1 -2 1 12 -1 -2 1 12 -1 -2 1 12 -1 -2 1 12 -1 -2 1 12 -1 -2 1 12 -1 4- 21 12 -1 4- 21 12 -1 4- 21 12 -1 4- 21 12 -1 4- 21 12 -1 4- 21 12 -1 4- 21 12 -3 1- 21 12 -3 1- 21 12 -3 1- 21 12 -3 1- 21 12 -3 1- 21 12 -3 1- 21 1- 27 -2 2 1- 27 -2 2 1- 27 -2 2 1- 27 -2 21- 27 -2 2 1- 27 -2 2 1- 27 -2 2 2- 1- 22 2- 1- 22 2- 1- 22 2- 1- 22 2- 8- 22 2- 8- 22 2- 8- 22 2- 8- 22 2- 8- 22 2- 8- 22 2- 8- 22 3- 1- 22 3- 1- 22 3- 1- 22 3- 1- 22 3- 1- 22 3- 1- 22 3- 1- 22 3- 9- 22 3- 9- 22 4-1-22 4-1-22 4-1-22 4-1-22 4-1-22 4-1-22 4-1-22 4-1-22 4-1-22 4- 23 -2 2 4- 23 -2 2 4- 23 -2 2 4- 23 -2 2 4- 23 -2 2 5-1-22 5-1-22 5-1-22 5-1-22 5-1-22 5-1-22 5-9-225-9-22 5-9-22 5-9-22 X XX X X X X X X X X X XX X XX XX X X XX X X X XX X X X XX X FA LL 5 -1 9- 22 5-24-22 6-1-22 6-1-22 6-1-22 6-1-22 6-1-22 6-1-22 6-14-22 6-14-22 6-14-22 6-14-22 6-14-22 6-14-22 6-14-22 6-28-22 6-28-22 6-28-22 7-1-22 7-1-22 7-1-22 7-1-22 7-1-22 7-13-22 7-20-22 7-20-22 7-20-22 7-20-22 8- 3- 22 8- 3- 22 8- 3- 22 8- 3- 22 8- 3- 22 8- 16 -2 2 8- 16 -2 2 8- 16 -2 2 8- 16 -2 2 8- 16 -2 2 9- 8- 22 9- 8- 22 9- 8- 22 9- 8- 22 9-8-22 9-8-22 9-8-22 9- 1- 22 9- 1- 22 9- 1- 22 9-1-22 09-03-19 - #525 (FULL DEPTH 1000') 09-04-19 - #526 (FULL DEPTH 1000') 09-05-19 - #527 (PRESSURED OUT 720') 09-06-19 - #528 (PRESSURED OUT 910') 09-06-19 - #529 (PRESSURED OUT 930') 09-10-19 - #530 (PRESSURED OUT 980') 09-11-19 - #531 (CROSSED HOLES 480') 09-12-19 - #532 (CROSSED HOLES 860') 09-12-19 - #533 (PRESSURED OUT 910') 09-13-19 - #534 (PRESSURED OUT 940') 09-14-19 - #535A (PRESSURED OUT 970') 09-17-19 - #535 (FULL DEPTH 1000') 09-17-19 - #536 (CROSSED HOLES 420') 09-18-19 - #537 09-19-19 - #538 (PRESSURED OUT 910') 09-19-19 - #539 (CROSSED HOLES 610') 09-20-19 - #540 (PRESSURED OUT 940') 09-20-19 - #541 (PRESSURED OUT 840') 09-24-19 - #542 (PRESSURED OUT 880') 09-25-19 - #543 (PRESSURED OUT 870') 09-26-19 - #544 (FULL DEPTH 1000') 09-27-19 - #545 (PRESSURED OUT 920') 09-27-19 - #546 (FULL DEPTH 1000') 09-28-19 - #547 (FULL DEPTH 1000') 10-02-19 - #549 (FULL DEPTH 1000') 10-03-19 - #550 (FULL DEPTH 1000') 10-04-19 - #551 (FULL DEPTH 1000') 10-08-19 - #552 (FULL DEPTH 1000') 10-08-19 - #553 CROSSED HOLES 500' 10-09-19 - #554 PRESSURED OUT 900' 10-10-19 - #555 PRESSURED OUT 940' 10-11-19 - #556 PRESSURED OUT 960' 10-11-19 - #557 CROSSED HOLES 440' 10-12-19 - #558 PRESSURED OUT 920' 10-12-19 - #559 PRESSURED OUT 850' 10-15-19 - #560 10-16-19 - #561 PRESSURED OUT 850' PRESSURED OUT 850' 10-17-19 - #562 PRESSURED OUT 840' 10-17-19 - #563 PRESSURED OUT 740' 10-18-19 - #564 PRESSURED OUT 850' 10-18-19 - #565 PRESSURED OUT 850' 10-21-19 - #566 PRESSURED OUT 850' 10-22-19 - #567 CROSSED HOLES 260' 10-22-19 - #568 PRESSURED OUT 850' 10-23-19 - #569 PRESSURED OUT 850' 10-24-19 - #570 PRESSURED OUT 850' 10-25-19 - #571 PRESSURED OUT 850' 10-25-19 - #572 PRESSURED OUT 840' 10-26-19 - #573 PRESSURED OUT 850' 10-28-19 - #574 PRESSURED OUT 955' 10-28-19 - #575 PRESSURED OUT 800' 10-29-19 - #576 PRESSURED OUT 640' 10-30-19 - #577 PRESSURED OUT 860' 10-30-19 - #578 10-30-19 - #579 FULL DEPTH 257' FULL DEPTH 265' 10-30-19 - #580 FULL DEPTH 271' 10-31-19 - #581 FULL DEPTH 278' 10-31-19 - #582 FULL DEPTH 281' 10-31-19 - #583 FULL DEPTH 285' 10-31-19 - #584 FULL DEPTH 288' 10-31-19 - #585 FULL DEPTH 296' 01-02-20 - #639 CROSSED HOLES 680' 01-03-20 - #640 PRESSURED OUT 980' 01-04-20 - #641 PRESSURED OUT 810' 01-04-20 - #642 PRESSURED OUT 680' 01-06-20 - #643 PRESSURED OUT 850' 01-07-20 - #644 PRESSURED OUT 860' 01-07-20 - #645 WALL FALLING 145' BADD WALL - SKIP - #646 BADD WALL - SKIP - #647 01-07-20 - #648 PRESSURED OUT 910' 01-08-20 - #649 01-09-20 - #650 PRESSURED OUT 915' PRESSURED OUT 940' 01-10-20 - #651 PRESSURED OUT 900' 01-10-20 - #652 FULL DEPTH 897' 01-14-20 - #653 FULL DEPTH 820' 01-15-20 - #654 FULL DEPTH 744' 01-15-20 - #655 FULL DEPTH 667' 01-16-20 - #656 FULL DEPTH 589' 01-16-20 - #657 FULL DEPTH 513' PRESSURED OUT 900' CROSSED HOLE 855' PRESSURED OUT 740' 12-05-19 - #618 PRESSURED OUT 990' 12-06-19 - #619 PRESSURED OUT 750' 12-07-19 - #620 FULL DEPTH 1000' 12-09-19 - #621 PRESSURED OUT 995' 12-09-19 - #622 PRESSURED OUT 980' 12-03-19 - #615 12-04-19 - #616 12-05-19 - #617 12-10-19 - #623 PRESSURED OUT 880' 12-11-19 - #624 PRESSURED OUT 990' 12-12-19 - #625 CROSSED HOLES 400' 12-12-19 - #626 PRESSURED OUT 990' 12-13-19 - #627 PRESSURED OUT 800' 12-26-19 - #635 PRESSURED OUT 960' 12-27-19 - #636 PRESSURED OUT 880' 12-31-19 - #637 PRESSURED OUT 950' 12-31-19 - #638 PRESSURED OUT 970' 12-20-19 - #632 PRESSURED OUT 965' 12-21-19 - #633 PRESSURED OUT 890' 12-21-19 - #634 PRESSURED OUT 940' 12-17-19 - #628 PRESSURED OUT 990' 12-18-19 - #629 PRESSURED OUT 960' 12-18-19 - #630 PRESSURED OUT 945' 12-19-19 - #631 PRESSURED OUT 905' 11-01-19 - #586 PRESSURED OUT 965' 11-05-19 - #587 PRESSURED OUT 960' 11-06-19 - #588 PRESSURED OUT 920' 11-06-19 - #589 PRESSURED OUT 900' 11-07-19 - #590 PRESSURED OUT 950' 11-08-19 - #591 PRESSURED OUT 930' 11-09-19 - #592 CROSSED HOLES 640' 11-09-19 - #593 PRESSURED OUT 950' 11-11-19 - #596 PRESSURED OUT 925' 11-12-19 - #597 CROSSED HOLES 400' 11-12-19 - #598 FULL DEPTH 1000' 11-13-19 - #599 PRESSURED OUT 780' 11-14-19 - #600 FULL DEPTH 779' 11-15-19 - #601 FULL DEPTH 768' 11-15-19 - #602 FULL DEPTH 765' 11-19-19 - #603 PRESSURED OUT 450' 11-19-19 - #604 PRESSURED OUT 660' 11-20-19 - #605 PRESSURED OUT 720' 11-20-19 - #606 FULL DEPTH 753' 11-21-19 - #607 11-22-19 - #608 PRESSURED OUT 590' PRESSURED OUT 900' 11-23-19 - #610 PRESSURED OUT 880' 11-25-19 - #611 PRESSURED OUT 920' 11-25-19 - #612 PRESSURED OUT 940' 11-22-19 - #609 11-26-19 - #613 PRESSURED OUT 850' 11-27-19 - #614 PRESSURED OUT 900' 03-12-20 - #742 PRESSURED OUT 550' 03-12-20 - #743 PRESSURED OUT 580' 03-13-20 - #744 PRESSURED OUT 740' 03-13-20 - #745 PRESSURED OUT 335' 03 -1 4- 20 - #7 47 PR ES SU RED O UT 59 5' 03 -1 4- 20 - #7 48 PI NCHED O FF 58 0' 03 -1 6- 20 - #7 49 03 -1 6- 20 - #7 50 PI NCHED O FF 46 0' PI NCHED O FF 47 0' 03 -1 7- 20 - #7 51 PI NCHED O FF 46 0' 03 -1 7- 20 - #7 77 PI NC HE D OFF 3 60 ' 03 -1 7- 20 - #7 76 FE LL IN / P ULL ED H AR D 17 5' 03 -1 8- 20 - #7 75 PI NCHED O FF 42 0' 03 -1 8- 20 - #7 74 BA D R OLL P IN CHED O FF 22 0' 03 -1 8- 20 - #7 71 BA D R OLL P IN CHED O FF 19 0' 03 -1 8- 20 - #7 70 PI NCHED O FF 24 0' 03 -1 8- 20 - #7 69 PI NCHED O FF 23 5' 03 -1 9- 20 - #7 68 ROLL P IN CHED O FF 25 0' 03 -1 9- 20 - #7 67 ROLL P IN CHED O FF 25 5' 03 -1 9- 20 - #7 66 ROLL P IN CHED O FF 19 0' 03 -1 9- 20 - #7 65 ROLL P IN CHED O FF 24 5' 03 -1 9- 20 - #7 64 ROLL P IN CHED O FF 24 5' 03 -2 0- 20 - #7 63 PI NCHED O FF 26 5' 03 -2 0- 20 - #7 62 PI NCHED O FF 31 5' PI NCHED O FF 31 0' 03 -2 0- 20 - #7 61 09-12-18 - #082 (HIT DIRT AUGER GOBBED OFF 350') 09-13-18 - #083 09-13-18 - #084 (PRESSURED OUT 330') (PRESSURED OUT 350') 09-13-18 - #085 (HIT DIRT 330') 09-13-18 - #086 (HIT DIRT 325') 09-14-18 - #087 (PRESSURED OUT 320') 09-14-18 - #088 (HIT DIRT 330') 09-14-18 - #089 (HIT DIRT 330') 09-17-18 - #090 (HIT DIRT 330') 09-17-18 - #091 (HIT DIRT 330') 09-17-18 - #092 (HIT DIRT 335') 09-18-18 - #093 (HIT DIRT 345') 09-18-18 - #094 (HIT DIRT 350') 09-18-18 - #095 (HIT DIRT 345') 09-18-18 - #096 (HIT DIRT 340') 09-19-18 - #097 (HIT DIRT 365') 09-19-18 - #098 (HIT DIRT 395') 09-19-18 - #099 (HIT DIRT 390') 09-20-18 - #100 09-20-18 - #101 (HIT DIRT 395') (HIT DIRT 385') 09-20-18 - #102 (HIT DIRT 385') 09-21-18 - #103 (FULL DEPTH 395') 09-21-18 - #104 (BROKE DOWN 380') 09-21-18 - #105 (FULL DEPTH 398') 09-25-18 - #106 (FULL DEPTH 398') 09-25-18 - #107 (FULL DEPTH 406') 09-26-18 - #108 (FULL DEPTH 413') 09-26-18 - #109 (FULL DEPTH 420') 09-26-18 - #110 (FULL DEPTH 433') 09-27-18 - #111 (FULL DEPTH 454') 09-27-18 - #112 (PRESSURED OUT 480') 09-27-18 - #113 (FULL DEPTH 550') 09-28-18 - #114 (FULL DEPTH 553') 09-28-18 - #115 (HOLE FLOODED 390') 09-28-18 - #116 (FULL DEPTH 566') 02-15-19 - #231 (FULL DEPTH 532') 02-16-19 - #232 (FULL DEPTH 538') 02-16-19 - #233 (FULL DEPTH 543') 02-18-19 - #234 (HIT DIRT 535') 02-18-19 - #235 (HIT DIRT 535') 02-19-19 - #236 (HIT DIRT 525') 02-19-19 - #237 (CROSSED HOLES 480') 02-20-19 - #238 (HIT DIRT 515') 02-20-19 - #239 (HIT DIRT 500') 02-21-19 - #240 (HIT DIRT 495') 02-21-19 - #241 (HIT DIRT 495') 02-21-19 - #242 (HIT DIRT 490') 02-22-19 - #243 (HIT DIRT 485') 02-22-19 - #244 (HIT DIRT 490') 02-23-19 - #245 (PRESSURED OUT 485') 02-23-19 - #246 (PRESSURED OUT 500') 02-23-19 - #247 (PRESSURED OUT 345') 02-25-19 - #288 (PRESSURED OUT 781') 02-26-19 - #287 (FULL DEPTH 827') 02-26-19 - #286 (FULL DEPTH 824') 02-27-19 - #285 (FULL DEPTH 825') 02-28-19 - #284 (PRESSURED OUT 810') 02-28-19 - #283 (CROSSED HOLES 615') 02-28-19 - #282 (PRESSURED OUT 780') 02-28-19 - #281 (CROSSED HOLES 580') 03-01-19 - #280 (FULL DEPTH 695') 03-04-19 - #279 (FULL DEPTH 659') 03-04-19 - #278 (PRESSURED OUT 615') 03-05-19 - #277 (HIT DIRT 615') 03-05-19 - #276 (HIT DIRT 615') 03-06-19 - #275 (HIT DIRT 600') 03-06-19 - #274 (HIT DIRT 605') 03-07-19 - #273 (HIT DIRT 610') 03-07-19 - #272 (HIT DIRT 600') 03-08-19 - #271 (HIT DIRT 595') 03-08-19 - #248 (HIT DIRT 485') 03-12-19 - #249 (HIT DIRT 480') 03-12-19 - #250 (HIT DIRT 540') 10-02-18 - #117 (FULL DEPTH 571') 10-03-18 - #118 (FULL DEPTH 577') 10-03-18 - #119 (FULL DEPTH 583') 03-13-19 - #251 (HIT DIRT 540') 03-13-19 - #252 (HIT DIRT 540') 03-14-19 - #253 (HIT DIRT 595') 03-14-19 - #254 (HIT DIRT 620') 03-15-19 - #255 (HIT DIRT 620') 03-15-19 - #256 (FULL DEPTH 647') 03-16-19 - #257 (FULL DEPTH 647') 03-16-19 - #258 (FULL DEPTH 662') 03-18-19 - #259 (FULL DEPTH 668') 03-19-19 - #260 (FULL DEPTH 670') 03-19-19 - #261 (FULL DEPTH 667') 03-20-19 - #262 (FULL DEPTH 655') 03-20-19 - #263 (FULL DEPTH 645') 03-21-19 - #264 (HIT DIRT 635') 03-21-19 - #265 (HIT DIRT 635') 03-22-19 - #266 (HIT DIRT 630') 03-26-19 - #267 (HIT DIRT 620') 03-26-19 - #268 (HIT DIRT 610') 05-31-19 - #413 (FULL DEPTH 751') 05-31-19 - #414 (FULL DEPTH 761') 06-04-19 - #415 (FULL DEPTH 799') 06-05-19 - #416 (FULL DEPTH 819') 06-06-19 - #417 (FULL DEPTH 849') 06-06-19 - #418 (FULL DEPTH 867') 06-07-19 - #419 (PRESSURED OUT 770') 06-08-19 - #420 (PRESSURED OUT 745') 06-08-19 - #421 (PRESSURED OUT 860') 06-10-19 - #422 (CROSSED HOLES 510') 06-10-19 - #423 (FULL DEPTH 945') 06-11-19 - #424 (FULL DEPTH 964') 06-12-19 - #425 (FULL DEPTH 977') 06-13-19 - #426 (PRESSURED OUT 905') 06-14-19 - #427 (PRESSURED OUT 915') 06-14-19 - #428 (PRESSURED OUT 995') 07-30-19 - #429 (FULL DEPTH 413') 07-31-19 - #430 (FULL DEPTH 410') 07-31-19 - #431 (FULL DEPTH 410') 07-31-19 - #432 (FULL DEPTH 408') 08-01-19 - #433 08-01-19 - #434 (FULL DEPTH 407') (FULL DEPTH 405') 08-01-19 - #495 (FULL DEPTH 401') 08-02-19 - #496 (FULL DEPTH 410') 08-03-19 - #497 (PRESSURED OUT 980') 08-03-19 - #498 (PRESSURED OUT 995') 08-05-19 - #499 (CROSSED HOLES 550') 08-06-19 - #500 (FULL DEPTH 1000') 08-07-19 - #501 (FULL DEPTH 1000') 08-08-19 - #502 (PRESSURED OUT 740') 08-08-19 - #503 (FULL DEPTH 1000') 08-09-19 - #504 (CROSSED HOLES 720') 08-09-19 - #505 (FULL DEPTH 1000') 08-13-19 - #506 (FULL DEPTH 1000') 08-13-19 - #507 (CROSSED HOLES 720') 08-15-19 - #508 08-16-19 - #509 (FULL DEPTH 1000') (FULL DEPTH 1000') 08-16-19 - #510 (GROUND CABLE 960') 08-17-19 - #511 (FULL DEPTH 1000') 08-19-19 - #512 (PRESSURED OUT 980') 08-20-19 - #513 (PRESSURED OUT 915') 08-21-19 - #514 (PRESSURED OUT 990') 08-21-19 - #515 (PRESSURED OUT 970') 08-23-19 - #517 (PRESSURED OUT 930') 08-23-19 - #518 (PRESSURED OUT 970') 08-27-19 - #519 (PRESSURED OUT 880') 08-28-19 - #520 (PRESSURED OUT 785') 08-29-19 - #521 (PRESSURED OUT 780') 08-29-19 - #522 (PRESSURED OUT 590') 08-22-19 - #516 (CROSSED HOLES 591') 08-30-19 - #523 (PRESSURED OUT 950') 08-30-19 - #524 (PRESSURED OUT 980') Mine No.9 (CMZ Mine) 11-09-22 - #2246 FULL DEPTH 403' 11-10-22 - #2247 FULL DEPTH 407' 11-10-22 - #2248 FULL DEPTH 424' 11-10-22 - #2249 FULL DEPTH 461' 11-11-22 - #2250 FULL DEPTH 493' 11-11-22 - #2251 FULL DEPTH 510' 11-15-22 - #2252 FULL DEPTH 530' 11-15-22 - #2253 FULL DEPTH 538' 11-16-22 - #2254 FULL DEPTH 533' 11-16-22 - #2255 FULL DEPTH 540' 11-16-22 - #2256 FULL DEPTH 530' 11-17-22 - #2257 FULL DEPTH 437' 11-17-22 - #2258 FULL DEPTH 385' 11-17-22 - #2259 FULL DEPTH 368' 11-18-22 - #2260 FULL DEPTH 357' 11-18-22 - #2261 FULL DEPTH 345' 11-18-22 - #2262 FULL DEPTH 342' 11-19-22 - #2263 FULL DEPTH 343' 11-19-22 - #2264 FULL DEPTH 345' 11-19-22 - #2265 FULL DEPTH 297' 11-19-22 - #2266 FULL DEPTH 297' 11-21-22 - #2267 FULL DEPTH 229' 11-21-22 - #2268 FULL DEPTH 201' 11-21-22 - #2269 FULL DEPTH 181' 11-21-22 - #2270 FULL DEPTH 151' S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 05 -0 6- 23 - #2 39 3 FE LL IN 61 0' 05 -0 6- 23 - #2 39 4 ROLL ED O UT 70 5' 05 -0 8- 23 - #2 39 5 PR ES SU RED O UT 76 0' 05 -0 9- 23 - #2 39 6 PR ES SU RED O UT 74 0' 05 -0 9- 23 - #2 39 7 PR ES SU RED O UT 61 0' 05 -1 0- 23 - #2 39 8 PR ES SU RED O UT 73 0' 05 -1 1- 23 - #2 39 9 PR ES SU RED O UT 77 0' 05 -1 1- 23 - #2 40 0 PR ES SU RED O UT 73 0' 05 -1 2- 23 - #2 40 1 ROLL ED O UT 70 0' 05 -1 2- 23 - #2 40 2 PR ES SU RED O UT 69 0' 05 -1 6- 23 - #2 40 3 PR ES SU RED O UT 72 0' 05 -1 6- 23 - #2 40 4 RO LL ED O UT 7 00 ' 05 -1 7- 23 - #2 40 5 PR ES SU RED O UT 74 0' 05 -1 8- 23 - #2 41 3 FU LL D EP TH 79 8' 05 -1 8- 23 - #2 41 4 PR ES SU RED O UT 74 5' 05 -1 9- 23 - #2 41 5 FU LL D EP TH 78 0' 05 -2 0- 23 - #2 41 6 FU LL D EP TH 76 2' 05 -2 0- 23 - #2 41 7 FU LL D EP TH 74 2' 05 -2 2- 23 - #2 41 8 FU LL D EP TH 72 3' 05 -2 2- 23 - #2 41 9 FU LL D EP TH 70 5' 05 -2 3- 23 - #2 42 0 FU LL D EP TH 68 9' 05 -2 4- 23 - #2 42 1 FU LL D EP TH 67 6' 05 -2 4- 23 - #2 42 2 PR ES SU RED O UT 58 0' ROLL ED O UT 52 5' 05 -2 5- 23 - #2 42 3 05 -2 5- 23 - #2 42 4 PR ES SU RED O UT 50 5' 05 -2 5- 23 - #2 42 5 FU LL D EP TH 46 1' 05 -2 6- 23 - #2 40 7 ROLL ED O UT 70 0' 05 -2 6- 23 - #2 40 8 ROLL ED O UT 70 0' 05 -3 0- 23 - #2 40 6 PR ES SU RED O UT 81 0' 05 -3 1- 23 - #2 40 9 PR ES SU RED O UT 85 0' 05 -3 1- 23 - #2 41 0 ROLL ED O UT 78 0' S-2 C-36 S-2 C-36 S-2 C-37 S-2 C-36 S-2 C-36 S-2 C-37 S-2 C-37 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-36 S-2 C-38 C-32 C-32 C-32 C-32 C-1 S-1 C-2 S-3 C-32 C-1 S-2 C-3 S-3 C-32C-1 S-1 C-2 S-3 C-37 C-3 S-3 C-31 C-32 C-32 C-32 C-32 C-32 7- 17 -2 3 7- 17 -2 3 7- 17 -2 3 7- 17 -2 3 7- 17 -2 3 7- 17 -2 3 8- 1- 238- 1- 23 8- 1- 23 8- 1- 23 8- 1- 23 8- 1- 23 8- 14 -2 3 8- 14 -2 3 8- 14 -2 3 8- 14 -2 3 8- 14 -2 3 8- 14 -2 3 9- 1- 23 9- 1- 23 9- 1- 23 9- 1- 23 9- 1- 23 9- 1- 23 9- 7- 23 9- 7- 23 9- 7- 23 9- 7- 23 9- 7- 23 9- 7- 23 9- 16 -2 3 9- 16 -2 3 9- 16 -2 3 9- 16 -2 3 9- 16 -2 3 9- 16 -2 3 9- 25 -2 3 9- 25 -2 3 9- 25 -2 3 9- 1- 23 9- 25 -2 3 9- 25 -2 3 9- 25 -2 3 9- 25 -2 3 9- 1- 239- 1- 23 10 -1 -2 3 9- 25 -2 3 10 -1 -2 3 9- 1- 23 10 -1 0- 23 10 -1 0- 23 10 -1 0- 23 10 -1 0- 23 10 -1 0- 23 10 -1 0- 23 10 -1 0- 23 10 -2 3- 23 10 -2 3- 23 10 -2 3- 23 10 -2 3- 23 10 -2 3- 23 10 -2 3- 23 10 -2 3- 23 10 -2 7- 23 10 -2 7- 23 10 -2 7- 23 10 -2 7- 23 10 -2 7- 23 10 -2 7- 23 10 -2 7- 23 Final measured on 10-31-23 11 -2311 -23 11 -2 3 11 -23 11 -23 11-23 11 -2 3 11 -23 11 -23 11 -23 11 -23 10 -23 10 -23 10 -23 10 -23 11-23 11 -23 11 -23 11 -23 11 -23 11-23 11 -23 11-2311 -2 3 11-23 11 -23 11 -23 11 -23 11-23 11 -23 11 -23 11 -23 11 -23 11 -23 11 -23 11 -2 3 11 -23 11 -2 3 11 -23 11 -2311 -23 11 -23 11 -23 11 -23 11 -23 11 -23 12-23 12 -2 3 12 -23 12 -23 12 -23 12 -23 12 -2 3 12 -2 3 12-23 12 -2 3 12 -2312 -2312 -2 3 12 -23 12 -2 3 12 -2 3 12 -23 12 -2 3 12 -23 12 -2 3 12 -2 3 12 -2312 -23 12-23 12 -2312 -2 3 12 -2312 -23 12-23 8-14-24 9-1-24 Bear Ridge (Capital No.11) N Alpha Metallurgical Resources, LLC Map UB-1 Virginia Properties Bear Ridge - Upper Banner (4650) Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83 2000 Scale In Feet 0 Data Point Location Previous Underground Mining Controlled Underground Reserve / Resource as of 12/31/24 Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve

714 L L L L L L L L L L L L L L L L L L L L L L LL LL LL L L L L L L LL L L L L L ** L LLLL LL L BB B B BB B B B B BB B B B B B B BB B B B B BB B B BBBB B B BB B B L L L L L L L LLLLL B B B B B B B B B B B B B L * * * * * * * * * * * * * L L L L L L L L L LL L L LL L LL L LL L LL LL L L L L L L L L L L L L L L L L L L L L L LLLLLL L L L L L L L L L L LLLLLL L L L L L L L L L L LL L L L L L L L L * * * * SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREASEALED AREA SE AL ED A RE A SE AL ED A RE A SE AL ED A RE A SE AL ED A RE A SEALED AREA SEALS SE AL ED A RE A SE AL ED A RE A SE AL ED A RE A SE AL ED A RE A SE AL ED A RE A SE AL ED A RE A SE AL ED A RE A SE AL ED A RE A SEALED AREA SE AL ED A RE A SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREA SEALED AREASEALED AREA SE AL ED A RE A SE AL ED AR EA SE AL ED A RE A 9- 13 -2 4 F IN IS H E D D A T E : 9-13-24 FINISHED DATE: 9-13-24 FINISHED DATE: FAN L L L L L L L L L L LL L L L L L L LL L BB B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B BBBBBB BBBBBB BBBB B B BB BB BB B BBBB B B BBB BBBBBB B BB B B B B B BB B B BBB BBBBBB BBBB BBBB BBB BBBBBB BBB BBBBB BBBBB 660 699 Rush Branch Fork Roaring Branch Gibson Branch Ru sh Branch Wolfpen Lo ng Br an ch 656 656 660 660 1 -1 -2 5 1 -2 3 -2 5 2 -1 -2 5 2 -5 -2 5 2 -2 0 -2 5 3 -1 -2 5 3 -7 -2 5 3 -2 5 -2 5 4 -1 -2 5 4 -8 -2 5 4 -2 1 -2 5 5 -1 -2 5 5 -2 -2 5 5 -1 2 -2 5 5 -2 1 -2 5 6 -1 -2 5 6 -1 6 -2 5 6 -2 6 -2 5 7 -1 -2 5 7 -1 5 -2 5 7 -2 5 -2 5 8 -1 -2 5 8 -1 -2 5 8 -5 -2 5 8 -1 8 -2 5 9 -1 -2 5 9 -1 1 -2 5 9 -2 5 -2 5 1 0 -1 -2 5 09-03-19 - #525 (FULL DEPTH 1000') 09-04-19 - #526 (FULL DEPTH 1000') 09-05-19 - #527 (PRESSURED OUT 720') 09-06-19 - #528 (PRESSURED OUT 910') 09-06-19 - #529 (PRESSURED OUT 930') 09-10-19 - #530 (PRESSURED OUT 980') 09-11-19 - #531 (CROSSED HOLES 480') 09-12-19 - #532 (CROSSED HOLES 860') 09-12-19 - #533 (PRESSURED OUT 910') 09-13-19 - #534 (PRESSURED OUT 940') 09-14-19 - #535A (PRESSURED OUT 970') 09-17-19 - #53 (FULL DEPTH 1000') 09-17-19 - #536 (CROSSED HOLES 420') 09-18-19 - #537 09-19-19 - #538 (PRESSURED OUT 910') 09-19-19 - #539 (CROSSED HOLES 610') 09-20-19 - #540 (PRESSURED OUT 940') 09-20-19 - #541 (PRESSURED OUT 840') 09-24-19 - #542 (PRESSURED OUT 880') 09-25-19 - #543 (PRESSURED OUT 870') 09-26-19 - #544 (FULL DEPTH 1000') 09-27-19 - #545 (PRESSURED OUT 920') 09-27-19 - #546 (FULL DEPTH 1000') 09-28-19 - #547 (FULL DEPTH 1000') 10-02-19 - #549 (FULL DEPTH 1000') 10-03-19 - #550 (FULL DEPTH 1000') 10-04-19 - #551 (FULL DEPTH 1000') 10-08-19 - #552 (FULL DEPTH 1000') 10-08-19 - #553 CROSSED HOLES 500' 10-09-19 - #554 PRESSURED OUT 900' 10-10-19 - #555 PRESSURED OUT 940' 10-11-19 - #556 PRESSURED OUT 960' 10-11-19 - #557 CROSSED HOLES 440' 10-12-19 - #558 PRESSURED OUT 920' 10-12-19 - #559 PRESSURED OUT 850' 10-15-19 - #560 10-16-19 - #561 PRESSURED OUT 850' PRESSURED OUT 850' 10-17-19 - #562 PRESSURED OUT 840' 10-17-19 - #563 PRESSURED OUT 740' 10-18-19 - #564 PRESSURED OUT 850' 10-18-19 - #565 PRESSURED OUT 850' 10-21-19 - #566 PRESSURED OUT 850' 10-22-19 - #567 CROSSED HOLES 260' 10-22-19 - #568 PRESSURED OUT 850' 10-23-19 - #569 PRESSURED OUT 850' 10-24-19 - #570 PRESSURED OUT 850' 10-25-19 - #571 PRESSURED OUT 850' 10-25-19 - #572 PRESSURED OUT 840' 10-26-19 - #573 PRESSURED OUT 850' 10-28-19 - #574 PRESSURED OUT 955' 10-28-19 - #575 PRESSURED OUT 800' 10-29-19 - #576 PRESSURED OUT 640' 10-30-19 - #577 PRESSURED OUT 860' 10-30-19 - #578 10-30-19 - #579 FULL DEPTH 257' FULL DEPTH 265' 10-30-19 - #580 FULL DEPTH 271' 10-31-19 - #581 FULL DEPTH 278' 10-31-19 - #582 FULL DEPTH 281' 10-31-19 - #583 FULL DEPTH 285' 10-31-19 - #584 FULL DEPTH 288' 10-31-19 - #585 FULL DEPTH 296' 01-02-20 - #639 CROSSED HOLES 680' 01-03-20 - #640 PRESSURED OUT 980' 01-04-20 - #641 PRESSURED OUT 810' 01-04-20 - #642 PRESSURED OUT 680' 01-06-20 - #643 PRESSURED OUT 850' 01-07-20 - #644 PRESSURED OUT 860' 01-07-20 - #645 WALL FALLING 145' BADD WALL - SKIP - #646 BADD WALL - SKIP - # 7 01-07-20 - #648 PRESSURED OUT 910' 01-08-20 - #649 01-09-20 - #650 PRESSURED OUT 915' PRESSURED OUT 940' 01-10-20 - #651 PRESSURED OUT 900' 01-10-20 - #652 FULL DEPTH 897' 01-14-20 - #653 FULL DEPTH 820' 01-15-20 - #654 FULL DEPTH 744' 01-15-20 - #655 FULL DEPTH 667' 01-16-20 - #656 FULL DEPTH 589' 01-16-20 - #657 FULL DEPTH 513' PRESSURED OUT 900' CROSSED HOLE 855' PRESSURED OUT 740' 12-05-19 - #618 PRESSURED OUT 990' 12-06-19 - #619 PRESSURED OUT 750' 12-07-19 - #620 FULL DEPTH 1000' 12-09-19 - #621 PRESSURED OUT 995' 12-09-19 - #622 PRESSURED OUT 980' 12-03-19 - #615 12-04-19 - #6 6 12-05-19 - #617 12-10-19 - #623 PRESSURED OUT 880' 12-11-19 - #624 PRESSURED OUT 990' 12-12-19 - #625 CROSSED HOLES 400' 12-12-19 - #626 PRESSURED OUT 990' 12-13-19 - #627 PRESSURED OUT 800' 12-26-19 - #635 PRESSURED OUT 960' 12-27-19 - #636 PRESSURED OUT 880' 12-31-19 - #637 PRESSURED OUT 950' 12-31-19 - #638 PRESSURED OUT 970' 12-20-19 - #632 PRESSURED OUT 965' 12-21-19 - #633 PRESSURED OUT 890' 12-21-19 - #634 PRESSURED OUT 940' 12-17-19 - #628 PRESSURED OUT 990' 12-18-19 - #629 PRESSURED OUT 960' 12-18-19 - #630 PRESSURED OUT 945' 12-19-19 - #631 PRESSURED OUT 905' 11-01-19 - #586 PRESSURED OUT 965' 11-05-19 - #587 PRESSURED OUT 960' 11-06-19 - #588 PRESSURED OUT 920' 11-06-19 - #589 PRESSURED OUT 900' 11-07-19 - #590 PRESSURED OUT 950' 11-08-19 - #591 PRESSURED OUT 930' 11-09-19 - #592 CROSSED HOLES 640' 11-09-19 - #593 PRESSURED OUT 950' 11-11-19 - #596 PRESSURED OUT 925' 11-12-19 - #5 7 CROSSED HOLES 400' 11-12-19 - #598 FULL DEPTH 1000' 11-13-19 - #5 9 PRESSURED OUT 780' 11-14-19 - #600 FULL DEPTH 779' 11-15-19 - #601 FULL DEPTH 768' 11-15-19 - #602 FULL DEPTH 765' 11-19-19 - #603 PRESSURED OUT 450' 11-19-19 - #604 PRESSURED OUT 660' 11-20-19 - #605 PRESSURED OUT 720' 11-20-19 - #606 FULL DEPTH 753' 11-21-19 - #607 11-22-19 - #608 PRESSURED OUT 590' PRESSURED OUT 900' 11-23-19 - #610 PRESSURED OUT 880' 11-25-19 - #611 PRESSURED OUT 920' 11-25-19 - #612 PRESSURED OUT 940' 11-22-19 - #609 11-26-19 - #613 PRESSURED OUT 850' 11-27-19 - #614 PRESSURED OUT 900' 03-12-20 - #742 PRESSURED OUT 550' 03-12-20 - #743 PRESSURED OUT 580' 03-13-20 - #744 PRESSURED OUT 740' 03-13-20 - #745 PRESSURED OUT 335' 03 -1 4- 20 - #7 47 PR ES SU RED O UT 59 5' 03 -1 4- 20 - #7 48 PIN CHED O FF 58 0' 03 -1 6- 20 - #7 49 03 -1 6- 20 - #7 50 PI NCHED O FF 46 0' PIN CHED O FF 47 0' 03 -1 7- 20 - #7 51 PIN CHED O FF 46 0' 03 -1 7- 20 - #7 77 PI NCHED O FF 36 0' 03 -1 7- 20 - #7 76 FE LL IN / P ULL ED H AR D 17 5' 03 -1 8- 20 - #7 75 PIN CHED O FF 42 0' 03 -1 8- 20 - #7 74 BA D R OLL P IN CHED O FF 22 0' 03 -1 8- 20 - #7 71 BA D R OLL P IN CHED O FF 19 0' 03 -1 8- 20 - #7 70 PIN CHED O FF 24 0' 03 -1 8- 20 - #7 69 PI NCHED O FF 23 5' 03 -1 9- 20 - #7 68 ROLL P IN CHED O FF 25 0' 03 -1 9- 20 - #7 67 ROLL P IN CHED O FF 25 5' 03 -1 9- 20 - #7 66 ROLL P IN CHED O FF 19 0' 03 -1 9- 20 - #7 65 ROLL P IN CHED O FF 24 5' 03 -1 9- 20 - #7 64 ROLL P IN CHED O FF 24 5' 03 -2 0- 20 - #7 63 PIN CHED O FF 26 5' 03 -2 0- 20 - #7 62 PIN CHED O FF 31 5' PIN CHED O FF 31 0' 03 -2 0- 20 - #7 61 (F LO ODED O UT 34 0') (C RO SS ED H O LE S 31 0') 1 0 -1 4 -7 6 HW 1 0 -1 4 -7 6 C C C STR IP C C C S TR IP C C C STR IP 10-13-76 N/B N/B N/B 09-12-18 - #082 (HIT DIRT AUGER GOBBED OFF 350') 09-13-18 - #083 09-13-18 - #084 (PRESSURED OUT 330') (PRESSURED OUT 350') 09-13-18 - #085 (HIT DIRT 330') 09-13-18 - #086 (HIT DIRT 325') 09-14-18 - #087 (PRESSURED OUT 320') 09-14-18 - #088 (HIT DIRT 330') 09-14-18 - #089 (HIT DIRT 330') 09-17-18 - #090 (HIT DIRT 330') 09-17-18 - #091 (HIT DIRT 330') 09-17-18 - #092 (HIT DIRT 335') 09-18-18 - #093 (HIT DIRT 345') 09-18-18 - #094 (HIT DIRT 350') 09-18-18 - #095 (HIT DIRT 345') 09-18-18 - #096 (HIT DIRT 340') 09-19-18 - #097 (HIT DIRT 365') 09-19-18 - #098 (HIT DIRT 395') 09-19-18 - #099 (HIT DIRT 390') 09-20-18 - #100 09-20-18 - #101 (HIT DIRT 395') (HIT DIRT 385') 09-20-18 - #102 (HIT DIRT 385') 09-21-18 - #103 (FULL DEPTH 395') 09-21-18 - #104 (BROKE DOWN 380') 09-21-18 - #105 (FULL DEPTH 398') 09-25-18 - #106 (FULL DEPTH 398') 09-25-18 - #107 (FULL DEPTH 406') 09-26-18 - #108 (FULL DEPTH 413') 09-26-18 - #109 (FULL DEPTH 420') 09-26-18 - #110 (FULL DEPTH 433') 09-27-18 - #111 (FULL DEPTH 454') 09-27-18 - #112 (PRESSURED OUT 480') 09-27-18 - #113 (FULL DEPTH 550') 09-28-18 - #114 (FULL DEPTH 553') 09-28-18 - #115 (HOLE FLOODED 390') 09-28-18 - #116 (FULL DEPTH 566') 02-15-19 - #231 (FULL DEPTH 532') 02-16-19 - #232 (FULL DEPTH 538') 02-16-19 - #233 (FULL DEPTH 543') 02-18-19 - #234 (HIT DIRT 535') 02-18-19 - #235 (HIT DIRT 535') 02-19-19 - #236 (HIT DIRT 525') 02-19-19 - #237 (CROSSED HOLES 480') 02-20-19 - #238 (HIT DIRT 515') 02-20-19 - #239 (HIT DIRT 500') 02-21-19 - #240 (HIT DIRT 495') 02-21-19 - #241 (HIT DIRT 495') 02-21-19 - #242 (HIT DIRT 490') 02-22-19 - #243 (HIT DIRT 485') 02-22-19 - #244 (HIT DIRT 490') 02-23-19 - #245 (PRESSURED OUT 485') 02-23-19 - #246 (PRESSURED OUT 500') 02-23-19 - #247 (PRESSURED OUT 345') 02-25-19 - #288 (PRESSURED OUT 781') 02-26-19 - #287 (FULL DEPTH 827') 02-26-19 - #286 (FULL DEPTH 824') 02-27-19 - #285 (FULL DEPTH 825') 02-28-19 - #284 (PRESSURED OUT 810') 02-28-19 - #283 (CROSSED HOLES 615') 02-28-19 - #282 (PRESSURED OUT 780') 02-28-19 - #281 (CROSSED HOLES 580') 03-01-19 - #280 (FULL DEPTH 695') 03-04-19 - #279 (FULL DEPTH 659') 03-04-19 - #278 (PRESSURED OUT 615') 03-05-19 - #277 (HIT DIRT 615') 03-05-19 - #276 (HIT DIRT 615') 03-06-19 - #275 (HIT DIRT 600') 03-06-19 - #274 (HIT DIRT 605') 03-07-19 - #273 (HIT DIRT 610') 03-07-19 - #272 (HIT DIRT 600') 03-08-19 - #271 (HIT DIRT 595') 03-08-19 - #248 (HIT DIRT 485') 03-12-19 - #249 (HIT DIRT 480') 03-12-19 - #250 (HIT DIRT 540') 10-02-18 - #117 (FULL DEPTH 571') 10-03-18 - #118 (FULL DEPTH 577') 10-03-18 - #119 (FULL DEPTH 583') 03-13-19 - #251 (HIT DIRT 540') 03-13-19 - #252 (HIT DIRT 540') 03-14-19 - #253 (HIT DIRT 595') 03-14-19 - #254 (HIT DIRT 620') 03-15-19 - #255 (HIT DIRT 620') 03-15-19 - #256 (FULL DEPTH 647') 03-16-19 - #257 (FULL DEPTH 647') 03-16-19 - #258 (FULL DEPTH 662') 03-18-19 - #259 (FULL DEPTH 668') 03-19-19 - #260 (FULL DEPTH 670') 03-19-19 - #261 (FULL DEPTH 667') 03-20-19 - #262 (FULL DEPTH 655') 03-20-19 - #263 (FULL DEPTH 645') 03-21-19 - #264 (HIT DIRT 635') 03-21-19 - #265 (HIT DIRT 635') 03-22-19 - #266 (HIT DIRT 630') 03-26-19 - #267 (HIT DIRT 620') 03-26-19 - #268 (HIT DIRT 610') (# 3 5 8 - 0 4 /0 1 /1 9 ) (F U LL D EP TH 5 57 ') (# 35 7 - 04 /0 1/ 19 ) (F ULL D EPTH 5 56 ') (# 3 5 6 - 0 4 /0 2 /1 9 ) (F U LL D EP TH 5 57 ') (# 3 5 5 - 0 4 /0 2 /1 9 ) (F U LL D EP TH 5 59 ') (# 35 4 - 04 /0 3/ 19 ) (F ULL D EPTH 5 60 ') (# 35 3 - 04 /0 3/ 19 ) (F ULL D EPTH 5 62 ') (# 35 2 - 04 /0 4/ 19 ) (F ULL D EPTH 5 64 ') (# 35 1 - 04 /0 4/ 19 ) (F U LL D EP TH 5 79 ') (# 35 0 - 04 /0 5/ 19 ) (F U LL D EP TH 5 83 ') (# 34 9 - 04 /0 5/ 19 ) (F U LL D EP TH 5 88 ') (# 3 3 7 - 0 4 /0 9 /1 9 ) (P RES SU RED O UT 76 0') (# 33 8 - 04 /1 0/ 19 ) (P RES SU RED O UT 76 0') (# 3 3 9 - 0 4 /1 0 /1 9 ) (C RO SS ED H O LE S 52 5') (# 34 0 - 04 /1 1/ 19 ) (P R ES SU R ED O U T 74 0' ) (# 34 1 - 04 /1 2/ 19 ) (F U LL D EP TH 6 97 ') (# 34 2 - 04 /1 2/ 19 ) (F ULL D EPTH 6 67 ') (# 34 3 - 04 /1 5/ 19 ) (F U LL D EP TH 6 45 ') (# 34 4 - 04 /1 5/ 19 ) (F ULL D EPTH 6 30 ') (# 34 5 - 04 /1 6/ 19 ) (F U LL D EP TH 6 17 ') (# 3 4 6 - 0 4 /1 6 /1 9 ) (C RO SS ED H O LE S 56 0') (# 34 7 - 04 /1 7/ 19 ) (F ULL D EPTH 6 00 ') (# 39 1 - 04 /1 7/ 19 ) (F ULL D EPTH 4 10 ') (# 39 0 - 04 /1 8/ 19 ) (F U LL D EP TH 4 15 ') (# 3 8 9 - 0 4 /1 8 /1 9 ) (F ULL D EPTH 4 21 ') (# 3 8 8 - 0 4 /1 8 /1 9 ) (F ULL D EPTH 4 26 ') (# 38 7 - 04 /2 3/ 19 ) (F ULL D EPTH 4 31 ') (# 38 6 - 04 /2 3/ 19 ) (F ULL D EPTH 4 38 ') (# 3 8 5 - 0 4 /2 4 /1 9 ) (F U LL D EP TH 4 43 ') (# 38 4 - 04 /2 4/ 19 ) (F U LL D EP TH 4 57 ') (# 3 8 3 - 0 4 /2 4 /1 9 ) (F U LL D EP TH 4 76 ') (# 38 2 - 04 /2 5/ 19 ) (F U LL D EP TH 4 98 ') (# 38 1 - 04 /2 5/ 19 ) (F ULL D EPTH 5 18 ') (# 3 8 0 - 0 4 /2 6 /1 9 ) (F U LL D EP TH 5 40 ') (# 37 9 - 04 /2 6/ 19 ) BA D W AL L / W AL L FA LL IN G 6 0' ) (# 37 8 SK IP PE D B AD W AL L (# 37 7 - 04 /2 6/ 19 ) (F ULL D EPTH 5 80 ') (# 37 6 - 04 /2 7/ 19 ) (F U LL D EP TH 5 84 ') (# 37 5 - 04 /2 7/ 19 ) (P RES SU RED O UT 56 5') (# 37 4 - 04 /2 9/ 19 ) (F U LL D EP TH 5 86 ') (# 3 7 3 - 0 4 /2 9 /1 9 ) (F ULL D EPTH 5 85 ') (# 3 7 2 - 0 4 /3 0 /1 9 ) (H O LE F LO O DED 3 90 ') (# 37 1 - 04 /3 0/ 19 ) (F ULL D EPTH 5 75 ') (# 37 0 - 05 /0 1/ 19 ) (F ULL D EPTH 5 83 ') (# 36 9 - 05 /0 1/ 19 ) (F ULL D EPTH 5 70 ') (# 36 8 - 05 /0 2/ 19 ) (F U LL D EP TH 5 65 ') (# 36 7 - 05 /0 2/ 19 ) (F ULL D EPTH 5 67 ') (# 36 6 - 05 /0 3/ 19 ) (F ULL D EPTH 5 57 ') (# 36 5 - 05 /0 3/ 19 ) (F ULL D EPTH 5 60 ') (# 36 4 - 05 /0 7/ 19 ) (G O BBED O FF 2 40 ') (# 36 3 - 05 /0 7/ 19 ) (# 36 2 - 05 /0 8/ 19 ) (F U LL D EP TH 5 50 ') (# 36 1 - 05 /0 8/ 19 ) (# 36 0 - 05 /0 8/ 19 ) (F ULL D EPTH 5 49 ') (# 35 9 - 05 /0 9/ 19 ) (F ULL D EPTH 5 55 ') 05-31-19 - #413 (FULL DEPTH 751') 05-31-19 - #414 (FULL DEPTH 761') 06-04-19 - #415 (FULL DEPTH 799') 06-05-19 - #416 (FULL DEPTH 819') 06-06-19 - #417 (FULL DEPTH 849') 06-06-19 - #418 (FULL DEPTH 867') 06-07-19 - #419 (PRESSURED OUT 770') 06-08-19 - #420 (PRESSURED OUT 745') 06-08-19 - #421 (PRESSURED OUT 860') 06-10-19 - #422 (CROSSED HOLES 510') 06-10-19 - #423 (FULL DEPTH 945') 06-11-19 - #424 (FULL DEPTH 964') 06-12-19 - #425 (FULL DEPTH 977') 06-13-19 - #426 (PRESSURED OUT 905') 06-14-19 - #427 (PRESSURED OUT 915') 06-14-19 - #428 (PRESSURED OUT 995') 07-30-19 - #429 (FULL DEPTH 413') 07-31-19 - #430 (FULL DEPTH 410') 07-31-19 - #431 (FULL DEPTH 410') 07-31-19 - #432 (FULL DEPTH 408') 08-01-19 - #43308-01-19 - #434 (FULL DEPTH 407') (FULL DEPTH 405') 08-01-19 - #495 (FULL DEPTH 401') 08-02-19 - #496 (FULL DEPTH 410') 08-03-19 - #497 (PRESSURED OUT 980') 08-03-19 - #498 (PRESSURED OUT 995') 08-05-19 - #499 (CROSSED HOLES 550') 08-06-19 - #500 (FULL DEPTH 1000') 08-07-19 - #501 (FULL DEPTH 1000') 08-08-19 - #502 (PRESSURED OUT 740') 08-08-19 - #503 (FULL DEPTH 1000') 08-09-19 - #504 (CROSSED HOLES 720') 08-09-19 - #505 (FULL DEPTH 1000') 08-13-19 - #506 (FULL DEPTH 1000') 08-13-19 - #507 (CROSSED HOLES 720') 08-15-19 - #508 08-16-19 - #509 (FULL DEPTH 1000') (FULL DEPTH 1000') 08-16-19 - #510 (GROUND CABLE 960') 08-17-19 - #511 (FULL DEPTH 1000') 08-19-19 - #512 (PRESSURED OUT 980') 08-20-19 - #513 (PRESSURED OUT 915') 08-21-19 - #514 (PRESSURED OUT 990') 08-21-19 - #515 (PRESSURED OUT 970') 08-23-19 - #517 (PRESSURED OUT 930') 08-23-19 - #518 (PRESSURED OUT 970') 08-27-19 - #519 (PRESSURED OUT 880') 08-28-19 - #520 (PRESSURED OUT 785') 08-29-19 - #521 (PRESSURED OUT 780') 08-29-19 - #522 (PRESSURED OUT 590') 08-22-19 - #516 (CROSSED HOLES 591') 08-30-19 - #523 (PRESSURED OUT 950') 08-30-19 - #524 (PRESSURED OUT 980') 2033.1 2032.2 2033.6 2035.8 2038.1 2039.4 2036.8 2036.0 20 36 .3 2034.0 2032.8 2031.4 2028.2 20 37 .7 2036.9 2035.0 2034.0 2035.7 2034.0 OLD WORKS OLD W ORKS OLD WORKS OLD WORKS O LD W O R K S SL-TOP C-2" SL-6" C-22" SL-3" C-4" SL-BOT x 1997.3' x 1997.6' SH-TOP C-1" SH-4.5" C-2" SH-8" C-21" SH-1.5" C-1" SH-1" C-4" SH-BOT 11-09-22 - #2246 FULL DEPTH 403' 11-10-22 - #2247 FULL DEPTH 407' 11-10-22 - #2248 FULL DEPTH 424' 11-10-22 - #2249 FULL DEPTH 461' 11-11-22 - #2250 FULL DEPTH 493' 11-11-22 - #2251 FULL DEPTH 510' 11-15-22 - #2252 FULL DEPTH 530' 11-15-22 - #2253 FULL DEPTH 538' 11-16-22 - #2254 FULL DEPTH 533' 11-16-22 - #2255 FULL DEPTH 540' 11-16-22 - #2256 FULL DEPTH 530' 11-17-22 - #2257 FULL DEPTH 437' 11-17-22 - #2258 FULL DEPTH 385' 11-17-22 - #2259 FULL DEPTH 368' 11-18-22 - #2260 FULL DEPTH 357' 11-18-22 - #2261 FULL DEPTH 345' 11-18-22 - #2262 FULL DEPTH 342' 11-19-22 - #2263 FULL DEPTH 343' 11-19-22 - #2264 FULL DEPTH 345' 11-19-22 - #2265 FULL DEPTH 297' 11-19-22 - #2266 FULL DEPTH 297' 11-21-22 - #2267 FULL DEPTH 229' 11-21-22 - #2268 FULL DEPTH 201' 11-21-22 - #2269 FULL DEPTH 181' 11-21-22 - #2270 FULL DEPTH 151' S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2C 35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 S-2 C-35 Jan 23 U. Banner 1 C-32 C-32 C-32 Feb 23 U. Banner 1 Feb 23 U. Banner 1 C-23 S-1 C-5 C-23 S-1 C-5 C-32 Mar 23 U. Banner 1 C-32 C-32 C-32 Apr 23 U. Banner 1 C-30 C-30 May 23 U. Banner 1 May 23 U. Banner 1 May 23 U. Banner 1 NO COAL NO COAL NO COAL C-32 C-32 C-32 C-32 C-32 C-32 Jun 23 U. Banner 1 C-32 C-32 05 -0 6- 23 - #2 39 3 FE LL IN 61 0' 05 -0 6- 23 - #2 39 4 RO LL ED O UT 7 05 ' 05 -0 8- 23 - #2 39 5 PR ES SU RE D OU T 76 0' 05 -0 9- 23 - #2 39 6 PR ES SU RED O UT 74 0' 05 -0 9- 23 - #2 39 7 PRESSURED O UT 6 10 ' 05 -1 0- 23 - #2 39 8 PR ES SU RED O UT 73 0' 05 -1 1- 23 - #2 39 9 PRESSURED O UT 7 70 ' 05 -1 1- 23 - #2 40 0 PR ES SU RED O UT 73 0' 05 -1 2- 23 - #2 40 1 ROLL ED O UT 70 0' 05 -1 2- 23 - #2 40 2 PR ES SU RED O UT 69 0' 05 -1 6- 23 - #2 40 3 PR ES SU RED O UT 72 0' 05 -1 6- 23 - #2 40 4 ROLL ED O UT 70 0' 05 -1 7- 23 - #2 40 5 PR ES SU RED O UT 74 0' 05 -1 8- 23 - #2 41 3 FU LL D EP TH 7 98 ' 05 -1 8- 23 - #2 41 4 PR ES SU RED O UT 74 5' 05 -1 9- 23 - #2 41 5 FU LL D EP TH 7 80 ' 05 -2 0- 23 - #2 41 6 FU LL D EP TH 7 62 ' 05 -2 0- 23 - #2 41 7 FU LL D EP TH 7 42 ' 05 -2 2- 23 - #2 41 8 FU LL D EPTH 72 3' 05 -2 2- 23 - #2 41 9 FU LL D EP TH 7 05 ' 05 -2 3- 23 - #2 42 0 FU LL D EP TH 6 89 ' 05 -2 4- 23 - #2 42 1 FU LL D EPTH 67 6' 05 -2 4- 23 - #2 42 2 PR ES SU RE D OU T 58 0' RO LL ED O UT 5 25 ' 05 -2 5- 23 - #2 42 3 05 -2 5- 23 - #2 42 4 PR ES SU RED O UT 50 5' 05 -2 5- 23 - #2 42 5 FU LL D EP TH 4 61 ' 05 -2 6- 23 - #2 40 7 ROLL ED O UT 70 0' 05 -2 6- 23 - #2 40 8 RO LL ED O UT 7 00 ' 05 -3 0- 23 - #2 40 6 PR ES SU RED O UT 81 0' 05 -3 1- 23 - #2 40 9 PRESSURED O UT 8 50 ' 05 -3 1- 23 - #2 41 0 ROLL ED O UT 78 0' S-2 C-36 S-2 C-36 S-2 C-37 S-2 C-36 S-2 C-36 S-2 C-37 S-2 C-37 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-38 S-2 C-36 S-2 C-38 06 -0 2- 23 - #2 42 6 FU LL D EP TH 4 51 ' 06 -0 2- 23 - #2 42 7 FU LL D EP TH 4 63 ' 06 -0 3- 23 - #2 42 8 FU LL D EP TH 4 73 ' 06 -0 5- 23 - #2 42 9 FU LL D EP TH 4 74 ' 06 -0 5- 23 - #2 43 0 FU LL D EP TH 4 79 ' 06 -0 6- 23 - #2 43 1 FU LL D EP TH 4 87 ' 06 -0 7- 23 - #2 43 2 FU LL D EP TH 4 89 ' 06 -0 8- 23 - #2 43 3 FU LL D EP TH 4 92 ' 06 -0 9- 23 - #2 43 4 FU LL D EP TH 5 08 ' 06 -1 4- 23 - #2 43 5 FU LL D EP TH 5 26 ' FU LL D EP TH 5 29 ' 06 -1 5- 23 - #2 43 6 06 -1 5- 23 - #2 43 7 FU LL D EP TH 5 17 ' 06 -1 6- 23 - #2 43 8 FU LL D EP TH 5 10 ' 06 -1 6- 23 - #2 43 9 FU LL D EP TH 5 04 ' 06 -1 7- 23 - #2 44 0 FU LL D EP TH 5 01 ' 06 -1 9- 23 - #2 44 1 FU LL D EP TH 5 03 ' 06 -1 9- 23 - #2 44 2 FU LL D EP TH 4 96 ' 06 -1 9- 23 - #2 44 3 FU LL D EP TH 4 92 ' S-2 C-38 S-2 C-38 S-2 C-37 S-2 C-37 S-2 C-37 S-2 C-37 S-2 C-38 S-2 C-35 S-2 C-37 Oct 22 U. Banner 1 Oct 22 U. Banner 1 C-32 C-32 C-32 C-32 C-1 S-1 C-2 S-3 C-32 C-1 S-2 C-3 S-3 C-32C-1 S-1 C-2 S-3 C-37 C-3 S-3 C-31 Nov 22 U. Banner 1 Nov 22 U. Banner 1 C-32 C-32 C-32 C-32 Dec 22 U. Banner 1 C-32 Jul 24 U. Banner 1 C-1 S-2 C-24 S-2 C-5 C-2 S-2 C-24 S-2 C-5 Top Coal El. 2078.9' X Top Coal El. 2079.35' X 08 -1 3- 24 - #2 77 4 FU LL D EP TH 3 11 ' 08 -1 3- 24 - #2 77 5 FU LL D EP TH 3 10 ' 08 -1 3- 24 - #2 77 6 FU LL D EP TH 3 12 ' 08 -1 4- 24 - #2 77 7 FU LL D EP TH 3 15 ' 08 -1 4- 24 - #2 77 8 FU LL D EP TH 3 20 ' FU LL D EP TH 3 39 ' 08 -1 5- 24 - #2 77 9 08 -1 5- 24 - #2 78 0 FU LL D EP TH 3 45 ' 08 -1 5- 24 - #2 78 1 FU LL D EP TH 3 52 ' 08 -1 5- 24 - #2 78 2 FU LL D EP TH 3 60 ' 08 -1 6- 24 - #2 78 3 FU LL D EP TH 3 68 ' 08 -1 6- 24 - #2 78 4 FU LL D EP TH 3 59 ' 08 -1 6- 24 - #2 78 5 FU LL D EP TH 3 74 ' 08 -1 9- 24 - #2 78 6 FU LL D EP TH 3 87 ' 08 -1 9- 24 - #2 78 7 FU LL D EP TH 4 01 ' 08 -1 9- 24 - #2 78 8 FU LL D EP TH 4 15 ' 08 -2 0- 24 - #2 78 9 FU LL D EP TH 4 34 ' 08 -2 0- 24 - #2 79 0 FU LL D EP TH 4 56 ' 08 -2 0- 24 - #2 79 1 FU LL D EP TH 4 66 ' 08 -2 1- 24 - #2 79 2 FU LL D EP TH 4 86 ' 08 -2 1- 24 - #2 79 3 FU LL D EP TH 4 24 ' 08 -2 2- 24 - #2 79 4 FU LL D EP TH 3 95 ' 08 -2 2- 24 - #2 79 5 FU LL D EP TH 3 87 ' 08 -2 2- 24 - #2 79 6 FU LL D EP TH 3 90 ' 08 -2 2- 24 - #2 79 7 FU LL D EP TH 3 85 ' 08 -2 7- 24 - #2 80 3 08 -2 7- 24 - #2 80 2 FU LL D EP TH 3 63 ' FU LL D EP TH 3 57 ' 08 -2 7- 24 - #2 80 4 FU LL D EP TH 3 50 ' 08 -2 8- 24 - #2 80 5 FU LL D EP TH 3 48 ' 08 -2 8- 24 - #2 80 6 FU LL D EP TH 3 49 ' 08 -2 8- 24 - #2 80 7 FU LL D EP TH 3 49 ' SK IP PE D B AD W AL L - # 27 98 SK IP PE D B AD W AL L - # 27 99 SK IP PE D B AD W AL L - # 28 00 SK IP PE D B AD W AL L - # 28 01 FU LL D EP TH 3 47 ' 08 -2 9- 24 - #2 80 8 08 -2 9- 24 - #2 80 9 FU LL D EP TH 3 46 ' 08 -2 9- 24 - #2 81 0 FU LL D EP TH 3 46 ' 08 -2 9- 24 - #2 81 1 FU LL D EP TH 3 53 ' 08 -3 0- 24 - #2 81 2 FU LL D EP TH 3 66 ' 08 -3 0- 24 - #2 81 3 FU LL D EP TH 3 79 ' SK IP PE D C R AC K IN W AL L - # 28 14 08 -3 0- 24 - #2 81 5 FU LL D EP TH 4 07 ' 08 -3 0- 24 - #2 81 6 FU LL D EP TH 4 14 ' 08 -3 0- 24 - #2 81 7 FU LL D EP TH 4 11 ' Aug 24 U. Banner 1 Sept 24 U. Banner 1 C-32 S-2 C-6 C-30 S-3 C-6 C-32 S-1 C-6 S-1 C-40 S-2 C-40 S-2 C-40 S-1 C-39 S-2 C-38 S-1 C-39 S-2 C-36 S-2 C-38 S-2 C-38 S-2 C-36 S-2 C-36 S-2 C-36 S-2 C-35 S-2 C-36 S-2 C-34 S-2 C-34 S-2 C-34 S-2 C-34 S-2 C-33 S-2 C-31 FU LL D EP TH 3 25 ' (#2 867 - 0 9/1 1/2 4) (ROLLED OUT 65') (# 2868 - 09/1 1/2 4) (P RESSURED O UT 545') (# 2871 - 09/1 1/2 4) (F ULL D EPTH 554') (# 2869 - SKIP PED B AD R OLL IN W ALL) (# 28 70 - SKIP PED B AD R OLL IN W ALL ) (# 28 72 - 09 /1 2/ 24 ) (F ULL D EPTH 5 47 ') (# 28 73 - 09 /1 2/ 24 ) (F ULL D EPTH 536') (# 28 74 - 09 /1 3/ 24 ) (F ULL D EPTH 5 26 ') (# 28 75 - 09 /1 3/ 24 ) (F ULL D EPTH 5 17 ') (# 2876 - 09/1 5/2 4) (F ULL D EPTH 5 11 ') (# 28 77 - 09 /1 6/ 24 ) (F ULL D EPTH 5 10 ') (# 28 78 - 09 /1 6/ 24 ) (F ULL D EPTH 5 12 ') (# 2879 - 09/1 6/2 4) (F ULL D EPTH 517') (# 2880 - 09/1 7/2 4) (F ULL D EPTH 5 22 ') (# 2881 - 09/1 7/2 4) (F ULL D EPTH 5 24 ') (# 28 82 - 09 /1 8/ 24 ) (F ULL D EPTH 5 28 ') (# 2883 - 09/1 8/2 4) (F ULL D EPTH 540') (# 28 84 - 09 /1 9/ 24 ) (F ULL D EPTH 5 45 ') (# 28 85 - 09 /1 9/ 24 ) (F ULL D EPTH 5 51 ') (# 2886 - 09/2 0/2 4) (# 2887 - 09/2 1/2 4) (F ULL D EPTH 556') (F ULL D EPTH 5 68 ') (# 2888 - 09/2 4/2 4) (F ULL D EPTH 573') (# 28 89 - 09 /2 4/ 24 ) (F ULL D EPTH 578') (# 28 90 - 09 /2 5/ 24 ) (F ULL D EPTH 5 80 ') (# 28 91 - 09 /2 5/ 24 ) (F ULL D EPTH 582') (# 28 92 - 09 /2 6/ 24 ) (F ULL D EPTH 5 82 ') (# 28 93 - 09 /2 6/ 24 ) (F ULL D EPTH 583') (# 28 94 - 09 /2 6/ 24 ) (F ULL D EPTH 585') (# 2895 - 09/3 0/2 4) (F ULL D EPTH 5 87 ') C-24 S-2 C-5 C-24 S-2 C-5 C-24 S-2 C-5 C-24 S-2 C-5 C-24 S-2 C-5 (# 2896 - 10/0 1/2 4) (F ULL D EPTH 588') (# 28 97 - 10 /0 1/ 24 ) (F ULL D EPTH 5 81 ') (# 2898 - 10/0 2/2 4) (F ULL D EPTH 5 74 ') (# 28 99 - 10 /0 3/ 24 ) (F ULL D EPTH 5 71 ') (# 2900 - 10/0 3/2 4) (F ULL D EPTH 569') (# 2901 - 10/0 8/2 4) (# 2902 - 10/0 8/2 4) (F ULL D EPTH 562') (F ULL D EPTH 558') (# 2903 - 10/0 9/2 4) (F ULL D EPTH 554') (# 2904 - 10/0 9/2 4) (F ULL D EPTH 5 52 ') (# 2905 - 10/1 0/2 4) (F ULL D EPTH 5 51 ') (# 2906 - 10/1 0/2 4) (F ULL D EPTH 5 53 ') 10 -1 1- 24 - #2 82 5 10 -1 4- 24 - #2 82 6 10 -1 4- 24 - #2 82 7 10 -1 5- 24 - #2 82 8 10 -1 5- 24 - #2 82 9 10 -1 6- 24 - #2 83 0 10 -1 6- 24 - #2 83 0A 10 -1 6- 24 - #2 83 1 10 -1 6- 24 - #2 83 2 10 -1 7- 24 - #2 83 3 10 -1 7- 24 - #2 83 4 10 -1 7- 24 - #2 83 5 10 -2 2- 24 - #2 83 6 10 -2 2- 24 - #2 83 7 10 -2 2- 24 - #2 83 8 10 -2 3- 24 - #2 83 9 10 -2 3- 24 - #2 84 0 10 -2 3- 24 - #2 84 1 10 -2 4- 24 - #2 84 2 10 -2 4- 24 - #2 84 3 10 -2 4- 24 - #2 84 4 10 -2 5- 24 - #2 84 5 10 -2 5- 24 - #2 84 6 10 -2 5- 24 - #2 84 7 10 -2 8- 24 - #2 84 8 10 -2 8- 24 - #2 84 9 10 -2 8- 24 - #2 85 0 10 -2 9- 24 - #2 85 1 10 -2 9- 24 - #2 85 2 10 -2 9- 24 - #2 85 3 10 -3 0- 24 - #2 85 4 10 -3 0- 24 - #2 85 5 10 -3 1- 24 - #2 85 6 10 -3 1- 24 - #2 85 7 10 -3 1- 24 - #2 85 8 10 -3 1- 24 - #2 85 9 09 -0 4- 24 - #2 81 8 09 -0 4- 24 - #2 81 9 FU LL D EP TH 3 90 ' 09 -0 4- 24 - #2 82 0 FU LL D EP TH 3 80 ' 09 -0 5- 24 - #2 82 1 FU LL D EP TH 3 70 ' 09 -0 5- 24 - #2 82 2 FU LL D EP TH 3 61 ' 09 -0 5- 24 - #2 82 3 FU LL D EP TH 3 52 ' 09 -0 5- 24 - #2 82 4 FU LL D EP TH 3 42 ' FU LL D EP TH 5 61 ' FU LL D EP TH 5 59 ' FU LL D EP TH 3 86 ' FU LL D EP TH 3 80 ' BA D TO P 21 0' FU LL D EP TH 3 73 ' FU LL D EP TH 3 71 ' FU LL D EP TH 3 75 ' FU LL D EP TH 3 77 ' FU LL D EP TH 3 78 ' FU LL D EP TH 3 79 ' FU LL D EP TH 3 83 ' FU LL D EP TH 3 83 ' FU LL D EP TH 3 85 ' FU LL D EP TH 3 90 ' FU LL D EP TH 3 92 ' FU LL D EP TH 3 93 ' FU LL D EP TH 3 95 ' FU LL D EP TH 3 99 ' FU LL D EP TH 4 05 ' FU LL D EP TH 4 11 ' FU LL D EP TH 4 17 ' FU LL D EP TH 4 22 ' FU LL D EP TH 4 24 ' FU LL D EP TH 4 24 ' FU LL D EP TH 4 37 ' FU LL D EP TH 4 38 ' FU LL D EP TH 4 40 ' FU LL D EP TH 4 40 ' FU LL D EP TH 4 40 ' FU LL D EP TH 4 40 ' FU LL D EP TH 4 41 ' FU LL D EP TH 4 40 ' FU LL D EP TH 4 36 ' FU LL D EP TH 4 35 ' FU LL D EP TH 4 33 ' Oct 24U. Banner 1 Oct 24 U. Banner 1 C-17 C-17 Nov 24 U. Banner 1 11 -0 5- 24 - #2 86 0 FU LL D EP TH 4 34 ' 11 -0 5- 24 - #2 86 1 FU LL D EP TH 4 35 ' 11 -0 6- 24 - #2 86 2 FU LL D EP TH 4 37 ' (# 2 8 6 3 - 1 1 /0 6 /2 4 ) (F U LL D E P T H 462') (# 2 8 6 4 - 1 1 /0 6 /2 4 ) (F U LL D E P T H 462') (# 2 8 6 4 A - 1 1 /0 7 /2 4 ) (F U LL D E P T H 464') C-17 C-17 S-1 C-35 S-1 C-35 S-1 C-35 Dec 24 U. Banner 1 C-26 S-2 C-4 C-25 S-2 C-6 C-2 S-1 C-21 C-26 C-26 N Alpha Metallurgical Resources, LLC Map UB-1 Virginia Properties Bear Ridge - Upper Banner (4650) Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83 2000 Scale In Feet 0 Data Point Location ko 1/26Bluefield, VAAMR132 VA-Prop-UB.dwg Previous Underground Mining Controlled Underground Reserve / Resource as of 12/31/25 Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve XX XX XX XXX X XX X X X X X X X XX X X X X X X X X X X X X X XX X X X X X X X X X X XX XX X X X X X X X X XX XX X XXX XX XX X X X X X X X X X X X X X 19 15 .3 19 15 .6 18 99 .4 18 99 .1 19 14 .8 19 14 .6 19 00 .0 19 00 .0 18 99 .9 18 98 .1 H2O H2O 18 99 .9 18 99 .7 19 01 .3 19 03 .4 19 06 .7 19 08 .6 19 11 .7 19 12 .3 19 14 .7 18 99 .0 18 99 .4 18 98 .3 19 00 .5 19 04 .1 19 04 .0 19 06 .5 19 08 .6 19 10 .6 19 13 .2 19 14 .9 18 99 .9 9 19 12 .6 19 10 .8 19 08 .9 5 19 06 .9 19 06 .1 19 07 .7 19 03 .9 19 03 .9 6 19 01 .3 19 01 .2 18 99 .1 19 0 1905 1910 19 05 .6 1916.9 1916.3 1918.1 1920.3 1919.9 1918.0 1917.8 1915.4 1897.7 1896.1 1898.2 1896.7 1894.9 1896.4W AT ER 19 04 .8 1915 1895 19 20 .3 19 18 .6 19 40 .6 19 40 .1 19 43 .7 19 21 .1 19 24 .2 19 23 .1 19 22 .6 19 22 .8 19 21 .8 19 36 .7 19 36 .5 19 38 .3 19 35 .0 19 32 .6 19 31 .7 19 29 .0 19 26 .8 19 26 .5 19 24 .2 19 23 .6 19 21 .4 19 38 .1 19 37 .5 1920 1925 1930 1935 1941.8 (#447 - 06/18/19) (PINCHED OFF 60') (#446 - 06/18/19) (FULL DEPTH 224') (#445 - 06/18/19) (FULL DEPTH 272') (#444 - 06/18/19) (#443 - 06/18/19) (FULL DEPTH 272')(FULL DEPTH 267') (#442 - 06/19/19) (FULL DEPTH 264') (#441 - 06/19/19) (FULL DEPTH 260') (#440 - 06/19/19) (FULL DEPTH 255') (#439 - 06/19/19) (FULL DEPTH 250') (#438 - 06/20/19) (FULL DEPTH 247') (#437 - 06/20/19) (FULL DEPTH 238') (#436 - 06/20/19) (FULL DEPTH 228') (#494 - 06/21/19) (#493 - 06/22/19) (PRESSURED OUT 880') (#492 - 06/22/19)(#491 - 06/24/19) (CROSSED HOLES 460') (#490 - 06/25/19)(#489 - 06/26/19)(#488 - 06/26/19) (CROSSED HOLES 720') (#487 - 06/27/19) (#486 - 06/28/19) (#485 - 06/29/19)(#484 - 06/29/19) (CROSSED HOLES 410') S-3 C-33 S-6 C-30 S-4 C-32 S-4 C-34 S-2 C-33 S-2 C-33 S-3 C-32 S-3C 2 (#483 - 07/02/19) (#482 - 07/03/ (#481 - 07/08/19) (CROSSED HOLES 515') (#480 - 07/08/19) (CROSSED HOLES 540') (#479 - 07/09/19)(#478 - 07/09/19) (CROSSED HOLES 715') (#477 - 07/10/19) (PRESSURED OUT 790') (#476 - 07/11/19)(#475 - 07/11/19) (PRESSURED OUT 745') (#474 - 07/15/19)(#473 - 07/15/19) (PRESSURED OUT 900') (BAD TOP 205')(#472 - 07/16/19) (CROSSED HOLES 665') (#471 - 07/16/19) (PRESSURED OUT 565') (#470 - 07/17/ (PRESSURED OUT 505') (#469 - 07/18/19) (PRESSURED OUT 700') (#468 - 07/18/19) (PRESSURED OUT 360') (#467 - 07/19/19) (PRESSURED OUT 725') (#466 - 07/20/19) (PRESSURED OUT 740') (#465 - 07/20/19) (PRESSURED OUT 870') (#464 - 07/22/19) (PRESSURED OUT 765') (#463 - 07/23/19) (PRESSURED OUT 715') (#462 - 07/24/19) (PRESSURED OUT 745') (#461 - 07/24/19) (PRESSURED OUT / BAD TOP 425') (#460 - 07/24/19) (FULL DEPTH 282') (#459 - 07/24/19) (FULL DEPTH 246') (#458 - 07/25/ (FULL DEPTH 225') (#457 - 07/25/19)(FULL DEPTH 207')(#456 - 07/25/19)(FULL DEPTH 142') (#455 - 07/2 / ) (FULL DEPTH 128') (#454 - 07/25/19) (FULL DEPTH 118') (#453 - 07/25/19) (#452 - 07/25/19) (#451 - 07/25/19) (FULL DEPTH 110')(FULL DEPTH 110') (FULL DEPTH 122') (#450 - 07/26/19)(FULL DEPTH 136') (#449 - 07/26/19) (#449 - 07/26/19) (FULL DEPTH 151')(FULL DEPTH 161') S-3 C-33 S-2 C-33 S-2 C-33 S-2C 33 S-2 C-33 S-2 C-33 S-2 C-33 S-2 C-33 S-2 C-33 S-2 C-33 S-2 C-33 Aily Middle Clure M c Wolfpen Br an ch Br an ch Ca bi n Fork Branch LaurelBu ffa lo 604 670 660 681 N Alpha Metallurgical Resources, LLC Map LB-3 Virginia Properties Ball Ridge - Lower Banner (4900) Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83 2000 Scale In Feet 0 Data Point Location ko 1/26Bluefield, VAAMR132 VA Prop-LB.dwg Previous Underground Mining Controlled Underground Reserve / Resource as of 12/31/25 Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve

Nora
Leck
Flat Top
Rush Branch
Spring Fork
Open Fork
Little Rockhouse Branch
Bad Branch
Mill Branch
Big Branch
Short Branch

AMR128 Bluefield, VA 1/25 VA Prop-LB.dwg ko	● Data Point Location Previous Surface and Underground Mining Controlled Underground Reserve / Resource as of 12/31/24 Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve 0 — 3000 Scale In Feet	Map LB-4 Virginia Properties DM44 Rush Branch - Lower Banner (4900) Alpha Metallurgical Resources, LLC Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83


Frying Pan
Branch
Rush Branch
Lick Creek
Cabin
Right Fork
Creek
MINE PORTAL

AMR128 Bluefield, VA 1/25 VA Prop-LB.dwg ko	● Data Point Location Previous Surface, Highwall Miner and Underground Mining Controlled Underground Reserve / Resource as of 12/31/24 Resource Inclusive of Reserve / Converted to Reserve 0 — 2000 Scale In Feet	Map LB-5 Virginia Properties Long Branch DM45 Mine - Lower Banner (4900) Alpha Metallurgical Resources, LLC Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83

N Alpha Metallurgical Resources, LLC Map JBR-6 Virginia Properties DM43 Jawbone Rider (5950) Dickenson and Buchanan Counties, Virginia Coordinate System: Virginia South State Plane NAD 83 8000 Scale In Feet 0 Data Point Location Controlled Underground Reserve / Resource as of 12/31/24 Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve STOPPED 11 -1 3- 23 STOPPED 12-8-23 STOPPED 12-8-23 STOPPED 11-29-23 11-29-23 12-6-23 12-11-23 12-15-23 12-29-23 12 -2 7- 23 11-11-23 11-27-23 12-1-23 12-6-23 12-11-23 12-18-23 12-29-23 STOPPED 11-11-23 STO PPED 1-25-23 1-27-23 1-25-23 2-6-23 2-13-23 STOPPED 8-9-238-10-23 8-11-23 8-14-23 STOPPED 12 -1 0- 22 12-19-22 12-12-22 STOPPED 7- 29 -2 3 7-31-23 8-11-23 8-22-23 8 DEGREE SLOPE ENTRY INTO JAWBONE SEAM 11-27-18 11-29-18 3-13-17 EVENING 3-22-17 4-6-17 EVENING 1-16-17 2-22-17 11 -1 8- 16 4-18-17 11-8-16 10-1-16 1- 8- 17 2-3-17 1-20-17 5-22-17 6- 29 -1 7 7- 5- 17 7-29-17 8-15-17 9-5-17 9-13-17 9-18-17 9-25-17 9-23-17 10-1-17 10-13-17 11-18-17 12 -7 -1 7 12-29-17 1-5-18 1- 30 -1 7 3-26-18 3-29-18 3-5-18 4-20-18 5- 12 -1 8 5-17-18 5-31-18 6- 12 -1 8 6-13-18 6-29-18 5-31-18 5-31-18 7-6-18 7-9-18 7-30-18 8-4-18 8-13-18 8-24-18 8-31-18 9-8-18 10-15-18 9-17-18 10-19-18 11-1-18 11-1-18 10-29-18 11-14-18 11-24-18 11-24-18 11-29-18 11 -1 3- 18 12-13-18 12 -1 3- 18 12-28-18 12-19-18 1-12-19 3-29-19 eve 4-12-19 4-16-19 4-22-19 4-30-19 4- 26 -1 9 5-14-19 5-28-19 5-30-19 6-6-19 6-27-19 7- 16 -1 9 9-12-19 9-25-19 9-30-19 10-3-19 10 -4 -1 9 10 -2 4- 19 10-31-19 12 -1 2- 19 12 -1 8- 19 12-19-19 evening 12-31-19 12-30-19 12-30-19 1-10-20 1- 10 -2 0 1-10-20 1-13-20 1-20-20 1-20-20 1- 20 -2 0 1- 20 -2 0 1-21-20 1-27-20 1-27-20 2-4-20 1-24-20 1-30-20 3- 11 -2 0 3-30-20 4- 3- 20 5-18-20 6-4-20 5-21-20 5-28-20 5-28-20 6- 4- 20 6- 9- 20 6-9-20 6-18-20 6- 29 -2 0 7- 8- 20 8-26-20 8- 16 -2 0 8- 27 -2 0 8-29-20 9-10-20 9- 10 -2 0 9- 16 -2 0 9-16-20 9-29-20 9- 29 -2 0 10 -1 -2 0 McClure No.1 Inactive SLOP 9- 29 -2 1 9-29-21 9- 3- 21 STOPPED 10-9-20 STOPPED 2-16-21 2-18-21 STOPPED 3- 3- 21 3-1-21 3-8-21 3- 4- 21 3- 23 -2 1 STOPPED 3-29-21 3-15-21 4-16-21 4-20-21 4-20-21 4- 26 -2 1 STOPPED 4-21-21 4-29-21 4-29-21 5-10-21 5- 14 -2 1 5-21-21 STOPPED 6-17-21 STO PPED 6-29-21 7-1-21 7-19-21 7-31-21 7- 16 -2 1 STOPPED 8- 23 -2 1 STOPPED 9 -3 -2 1 9-15-21 NO W ALL CUTS STOPPED 9-14-21 9- 20 -2 1 9-20-21 9- 27 -2 1 9-27-21 10 -1 1- 21 10 -1 1- 21 STO PPED 10-12-21 10-13-21 10 -2 5- 21 10 -1 4- 21 10-29-21 STOPPED 7- 15 -2 1 STOPPED 12-22-21 3-18-22 3-24-22 4-1-22 4-7-22 4-12-22 4-25-22 9-12-22 9-14-22 9-17-22 9-26-22 5- 26 -2 2 5- 30 -2 2 6- 13 -2 2 6- 27 -2 2 8-30-22 8-29-22 9-3-22 10-7-20 3-17-22 4-8-22 5-25-22 8-1-22 8-8-22 3-28-22 8-13-22 8-18-22 8-28-22 9-12-22 9-14-22 9-9-22 9-14-22 9-17-22 9-23-22 1-31-22 1-15-22 6-8-22 6-13-22 6-17-22 1- 15 -2 2 12-27-21 1-1-22 1- 31 -2 2 2-7-22 REVISED 2-8-22 STOPPED 4-1-22 STOPPED 4-1-22 STOPPED 9-10-22 STOPPED 1- 29 -1 6 STOPPED 3-17-22 STOPPED 4 -7 -2 2 STOPPED 4-22-22 STOPPED 7 -15-22 STOPPED 9-9-22 Mine No.4 1-18-24 STOPPED 5- 16 -2 4 5-31-24 5-17-24 STOPPED 6-26-24 6-27-24 6-11-24 6-28-24 STO PPED - 2-20-24 STOPPED 3-16-24 12 -2 2- 21 11-25-24 STO PPED 11-25-24 6-28-24 STO PPED 8 -2 0- 24 8- 24 7-9-24 7-12-24 7-26-24 STOPPED - 9-13-24 STOPPED 7-23-24 7-23-24 7-31-24 STOPPED 7- 22 -2 4 7-9-24 7-12-24 7-15-24 7-24-24 11 -2 3- 24 STOPPED 11-22-24 11 -2 7- 24 12-6-24 12 -1 2- 24 12 -2 7- 24 STOPPED 10-24-24 10-25-24 10-31-24 N Alpha Metallurgical Resources, LLC Map JB-7 Virginia Properties DM41 Mine Area - Jawbone (6000) Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83 7000 Scale In Feet 0 Data Point Location Previous Underground Mining Controlled Underground Reserve / Resource as of 12/31/24 Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve

STOPPED 12-8 -2 3 STOPPED 11 -2 9- 23 11-29-23 12-6-23 12 -1 1- 23 12-15-23 12-29-23 12-27-23 11-11-23 11-27-23 12-1-23 12-6-23 12-11-23 12-18-23 12-29-23 STO PPED 11-11-23 STO PPED 1-25-23 1-27-23 1-25-23 2-6-23 2-13-23 STO PPED 8-9-238-10-23 8-11-23 8-14-23 STOPPED 12 -1 0- 22 12-19-22 12-12-22 STOPPED 7-2 9-2 3 7-31-23 8-11-23 8-22-23 8 DEGREE SLOPE ENTRY INTO JAWBONE SEAM 11-27-18 11-29-18 3-13-17 EVENING 3-22-17 4-6-17 EVENING 1- 16 -1 7 2-22-17 11-18-16 4-18-17 11 -8 -1 6 10 -1 -1 6 1-8-17 2- 3- 17 1-20-17 5- 22 -1 7 6-29-17 7- 5- 17 7- 29 -1 7 8-15-17 9-5-17 9-13-17 9-18-17 9-25-17 9-23-17 10-1-17 10-13-17 11-18-17 12 -7 -1 7 12 -2 9- 17 1-5-18 1-30-17 3-26-18 3-29-18 3-5-18 4-20-18 5-12-18 5-17-18 5-31-18 6- 12 -1 8 6-13-18 6-29-18 5-31-18 5-31-18 7-6-18 7-9-18 7-30-18 8-4-18 8-13-18 8-24-18 8-31-18 9-8-18 10-15-18 9- 17 -1 8 10-19-18 11-1-18 11-1-18 10-29-18 11-14-18 11-24-18 11-24-18 11 -2 9- 18 11-13-18 12-13-18 12-13-18 12-28-18 12 -1 9- 18 1-12-19 3-29-19 eve 4-12-19 4-16-19 4-22-19 4-30-19 4- 26 -1 9 5-14-19 5-28-19 5-30-19 6-6-19 6- 27 -1 9 7-16-19 9-12-19 9-25-19 9-30-19 10-3-19 10 -4 -1 9 10-24-19 10-31-19 12 -1 2- 19 12-18-19 12-19-19 ev en in g 12-31-19 12-30-19 12-30-19 1-10-20 1-10-20 1-10-20 1-13-20 1-20-20 1-20-20 1- 20 -2 0 1-20-20 1-21-20 1- 27 -2 0 1-27-20 2-4-20 1-24-20 1-30-20 3-11-20 3- 30 -2 0 4- 3- 20 5-18-20 6-4-20 5-21-20 5-28-20 5-28-20 6-4-20 6- 9- 20 6-9-20 6-18-20 6-29-20 7- 8- 20 8- 26 -2 0 8- 16 -2 0 8-27-20 8-29-20 9-10-20 9- 10 -2 0 9-16-20 9-16-20 9-29-20 9- 29 -2 0 10-1-20 SLOP 9-29-21 9-29-21 9- 3- 21 STO PPED 10-9-20 STO PPED 2-16-21 2-18-21 STOPPED 3-3 -2 1 3-1-21 3-8-21 3- 4- 21 3- 23 -2 1 STO PPED 3-29-21 3-15-21 4-16-21 4-20-21 4-20-21 4- 26 -2 1 STOPPED 4- 21 -2 1 4- 29 -2 1 4-29-21 5-10-21 5-14-21 5-21-21 STOPPED 6-1 7-2 1 STO PPED 6-29-21 7-1-21 7-19-21 7-31-21 7-16-21 STOPPED 8-2 3-2 1 STOPPED 9-3 -2 1 9-15-21 NO W ALL CUTS STO PPED 9-14-21 9- 20 -2 1 9- 20 -2 1 9-27-21 9- 27 -2 1 10-11-21 10 -1 1- 21 STO PPED 10-12-21 10-13-21 10-25-21 10-14-21 10-29-21 STOPPED 7-1 5-2 1 STOPPED 12 -2 2- 21 Black Dog Mine Mine No.42 3-18-22 3-24-22 4-1-22 4-7-22 4-12-22 4-25-22 9-12-22 9-14-22 9-17-22 9-26-22 5- 26 -2 2 5- 30 -2 2 6- 13 -2 2 6- 27 -2 2 8-30-22 8-29-22 9-3-22 -20 10-7-20 3-17-22 4-8-22 5-25-22 8-1-22 8-8-22 3-28-22 8-13-22 8-18-22 8-28-22 9-12-22 9-14-22 9-9-22 9-14-22 9-17-22 9-23-22 1-31-22 1-15-22 6-8-22 6-13-22 6-17-22 -2 2- 21 1-15-22 12-27-21 1- 1- 22 1- 31 -2 2 2-7-22 REVISED 2-8-22 STOPPED 4-1-22 STOPPED 4-1 -2 2 STO PPED 9-10-22 STOPPED 1-29-16 STOPPED 3-17-22 STOPPED 4- 7- 22 STOPPED 4-22-22 STOPPED 7 -1 5-2 2 STO PPED 9-9-22 1-18-24 STO PPED - 2-20-24 STOPPED 3-16-24 D 12-22-21 11-25-24 STO PPED 11-25-24 6-28-24 STO PPED 8 -2 0- 24 7-9-24 7-12-24 7-26-24 STO PPED - 9-13-24 STOPPED 7-2 3-2 4 7- 23 -2 4 7- 31 -2 4 STOPPED 7-2 2-2 4 7-9-24 7-12-24 7-15-24 7-24-24 STOPPED 10 -2 4- 24 10-25-24 10-31-24 N Alpha Metallurgical Resources, LLC Map JB-8 Virginia Properties DM42 Mine Area - Jawbone (6000) Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83 5000 Scale In Feet 0 Data Point Location Previous Underground Mining Controlled Underground Reserve / Resource as of 12/31/24 Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve OLD WORKS MOSS 3 MINE FA LL FALL X X X X X10-2 9-9 6 FALLL X X XX X X XX X X FALL 3 -3 -9 7 X X X X X X FALL X XX X X X X X 1-LEFT 2-LEFT 3-LEFT No. 4 M AIN S No. 3 M AINS OLD WORKS No. 6 M AINS No. 7 M AIN S N o. 8 MAINS No. 9 N o. 10 M AIN S 1-LEFT 1- RT 2-R T. 2-R T. 1-R T. SUB-M AINS 1-LT. 2-LT. X X X X X X X X MOSS 3 MINE OLD WORKS L L L L L L L L L L FALL XX X X X X MAINS LEAVE SEALS NORTHEAST MAINS 1-LEFT No. 1 M AIN S No. 2 M AIN S SEALS SEALS NORTHW EST M AINS FALL L L L L L L L L L L L L L L L L L L L RIGHT ROOMS 1-RT. O FF NO RTHEAST M AINS PANEL 1 B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B PANEL 2 SOUTHWEST MAINS 1-LEFT B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B L L B 2-LEFT PANEL A PANEL B 3-TAIL 2-T AIL X X XX SOUTHWEST MAINS L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L B B B B B B B B B B B B B B B B B B B X X XX L L L L L L L L L L OLD WORKS MOSS 3 MINE PANEL 1 PANEL 2 3 NORTHW EST M AINS L L L 2 NORTHW EST M AINS L B B B L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L LL 2 SOUTHWEST M AINS PAN EL 3 PAN EL 4 FALL X FALL X X X X X X X X X X X X X X X X X X FALL X X FALL XX X XX L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L L B B B B B B B B B B B 3-LEFT B B B B B B B B B B B B B B B B B B B B L L L L L L B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B B L L MOSS 3 MINE OLD WORKS B B B B B B (JAWBONE & TILLER SEAMS) MOSS NO. 3 MINE (ABANDONED) 660 699 600 600 Breeden Bran ch Big Yellow ranchB Pine Lick Branch Little Spruce Pine nchBra Spruce Big Br an ch H ar di n Rush Branch F ryin g pan Branch Lic kBranch Cabin Ri gh t Fork C reek Rush Branch Bucu Wakenva Aily Middle Fork Br an ch BranchFat Call Gibson Branch Ru sh Branch Hatchet Bran ch Wolfpen Lo ng Br an ch Branch Creek LickBr an ch C ab in Fork Branch Rush Branch Laurel Branch Lynn Creek Josh Branch Breeden Branch 656 604 604 670 660 660 655 P M U N Alpha Metallurgical Resources, LLC Map JB-9 Virginia Properties Black Dog Mine - Jawbone (6000) Dickenson County, Virginia Coordinate System: Virginia South State Plane NAD 83 4000 Scale In Feet 0 Data Point Location Controlled Underground Reserve / Resource as of 12/31/25 Resource Inclusive of Reserve / Converted to Reserve Resource Exclusive of Reserve / Not Converted to Reserve ko 1/26Bluefield, VAAMR132 VA Prop-JB.dwg Previous Underground Mining